Execution Version THIRD AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT THIS THIRD AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 25, 2026 (this “Amendment”), is entered into by and among NEW MOUNTAIN PRIVATE CREDIT FUND SPV I, L.L.C., a Delaware limited liability company, as Borrower (the “Borrower”), NEW MOUNTAIN PRIVATE CREDIT FUND, a Maryland statutory trust, as the equityholder (in such capacity, the “Equityholder”) and as the collateral manager (in such capacity, the “Collateral Manager”), the LENDERS from time to time party hereto, GS ASL LLC, as administrative agent (in such capacity, the “Administrative Agent”), GOLDMAN SACHS BANK USA as syndication agent (in such capacity, the “Syndication Agent”) and WESTERN ALLIANCE TRUST COMPANY, N.A. (“WATCNA”) as collateral administrator (in such capacity, the “Collateral Administrator”), collateral agent (in such capacity, the “Collateral Agent”) and collateral custodian (in such capacity, the “Custodian”). R E C I T A L S WHEREAS, the Borrower, the Lenders, the Administrative Agent, the Syndication Agent and WATCNA have entered into that certain First Amended and Restated Credit Agreement dated as of December 17, 2024 (as amended by the First Amendment to First Amended and Restated Credit Agreement dated as of April 29, 2025 and the Second Amendment to First Amended and Restated Credit Agreement dated as of December 17, 2025, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by this Amendment and as may be further amended, supplemented or otherwise modified and in effect from time to time, the “Amended Credit Agreement”); WHEREAS, pursuant to and in accordance with Section 11.5 of the Existing Credit Agreement, the parties hereto desire to amend the Existing Credit Agreement (including the schedules and exhibits thereto) in certain respects as provided herein; NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows: SECTION 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Amended Credit Agreement are used herein as defined therein. SECTION 2. Amendments to the Existing Credit Agreement. From and after the Amendment Effective Date (as defined below), the Existing Credit Agreement (including the schedules and exhibits thereto) shall be amended to delete the bold, stricken text (indicated textually in the same manner as the following example: stricken text) and to add the bold, underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto. SECTION 3. Existing Credit Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all provisions of the Existing Credit Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Existing Credit Agreement other than as expressly set forth herein and shall not constitute a novation of the Existing Credit Agreement. 2 The Borrower and Equityholder hereby confirm, acknowledge and agree that the existing security shall continue in full force and effect as a continuing security for all indebtedness, Obligations and liabilities the payment, observance, performance and/or discharge of which is thereby and hereby expressed to be guaranteed and/or secured. The Equityholder hereby acknowledges and consents to the Amended Credit Agreement as set forth herein and confirms that its Limited Guaranty, and all obligations of the undersigned thereunder, remains in full force and effect. The Equityholder acknowledges that the Administrative Agent, the Lenders and the Collateral Agent are relying on the assurances provided herein in entering into this Amendment. The Collateral Manager hereby acknowledges and consents to the Amended Credit Agreement as set forth herein. SECTION 4. Representations and Warranties. The Borrower hereby represents and warrants as of the Amendment Effective Date as follows: (a) this Amendment and each other Transaction Document or other documentation entered into on the date hereof has been duly executed and delivered by it; (b) this Amendment and each other Transaction Document entered into on the date hereof constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and (c) there is no Event of Default or Default that is continuing or would result from entering into this Amendment. SECTION 5. Conditions to Effectiveness. The amendments to the Existing Credit Agreement set forth in Section 2 above shall become effective as of the date (the “Amendment Effective Date”) upon which each of the following conditions precedent shall be satisfied or waived: (a) Execution. The Administrative Agent shall have received executed counterparts of this Amendment. (b) Costs and Expenses. The Borrower shall have paid all reasonable and documented out-of- pocket costs and expenses of the Administrative Agent and WATCNA incurred in connection with this Amendment payable pursuant to Section 11.2 of the Amended Credit Agreement, including without limitation all reasonable and documented fees and out-of-pocket expenses of counsel to the Administrative Agent and counsel to WATCNA incurred in connection with the closing of the transactions contemplated by this Amendment. (c) Certain Documents. The Administrative Agent shall have received such instruments, certificates and documents from the Credit Parties as the Administrative Agent and the Lenders shall have reasonably requested. SECTION 6. Miscellaneous. (a) This Amendment is a Transaction Document for all purposes of the Amended Credit Agreement. This Amendment may be executed in any number of counterparts (including by facsimile or electronic mail), and by the different parties hereto on the same or separate counterparts, each of which 3 shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. (b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. (c) This Amendment may not be amended or otherwise modified except as provided in the Amended Credit Agreement. (d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. (e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine. (f) This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties. (g) Each of the Collateral Administrator, the Collateral Custodian and the Collateral Agent are hereby authorized and directed to execute and deliver this Amendment. (h) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. [Remainder of Page Intentionally Left Blank] [Signature Page to Third Amendment to First Amended and Restated Credit Agreement] IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above. NEW MOUNTAIN PRIVATE CREDIT FUND SPV I, L.L.C., as Borrower By: Name: Title: NEW MOUNTAIN PRIVATE CREDIT FUND, as Equityholder and Collateral Manager By: _________________________________________ Name: Title: Docusign Envelope ID: 9D4F654B-9306-4E34-AC6A-C16B3856C337 Chief Operating Officer Laura Holson Chief Operating Officer Laura Holson

[Signature Page to Third Amendment to First Amended and Restated Credit Agreement] GS ASL LLC, as Administrative Agent By: _________________________________________ Name: Title: GOLDMAN SACHS BANK USA, as Syndication Agent By: _________________________________________ Name: Title: GOLDMAN SACHS BANK USA, as Lender By: _________________________________________ Name: Title: Ted Moscoso Vice President Ted Moscoso Vice President Ted Moscoso Vice President [Signature Page to Third Amendment to First Amended and Restated Credit Agreement] EMPLOYERS REASSURANCE CORPORATION, as Lender By: Goldman Sachs Asset Management, L.P., as Investment Manager By: _________________________________________ Name: Title: PROTECTIVE LIFE INSURANCE COMPANY, as Lender By: Goldman Sachs Asset Management, L.P., as Investment Manager By: _________________________________________ Name: Title: MIDLAND NATIONAL LIFE INSURANCE COMPANY, as Lender By: Goldman Sachs Asset Management, L.P., as Investment Manager By: _________________________________________ Name: Title: INSURANCE COMPANY OF THE WEST, as Lender By: Goldman Sachs Asset Management, L.P., as Investment Manager By: _________________________________________ Name: Title: Benjamin Case Managing Director Benjamin Case Managing Director Benjamin Case Managing Director Benjamin Case Managing Director [Signature Page to Third Amendment to First Amended and Restated Credit Agreement] WESTERN ALLIANCE TRUST COMPANY, N.A., not in its individual capacity, but solely as Collateral Agent, Custodian and Collateral Administrator By: _________________________________________ Name: Title: Michael J. Baker Vice President Exhibit A [see attached]

Conformed through SecondThird Amendment dated as of December 17March 25, 20252026 FIRST AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 17, 2024 by and among NEW MOUNTAIN PRIVATE CREDIT FUND SPV I, L.L.C., as Borrower, VARIOUS LENDERS, GOLDMAN SACHS BANK USA, as Syndication Agent GOLDMAN SACHS BANK USA, as Calculation Agent GS ASL LLC, as Administrative Agent WESTERN ALLIANCE TRUST COMPANY, N.A. as Collateral Agent, Collateral Custodian and Collateral Administrator TABLE OF CONTENTS Page SECTION 1. DEFINITIONS AND INTERPRETATION 2 1.1. Definitions. 2 1.2. Accounting Terms. 56 1.3. Interpretation, Etc. 56 1.4. Assumptions as to Collateral Obligations, Etc. 57 SECTION 2. LOANS AND COMMITMENTS 58 2.1. Loans and Commitments. 58 2.2. Pro Rata Shares; Availability of Funds 60 2.3. Use of Proceeds. 60 2.4. Evidence of Debt; Register; Lenders’ Books and Records; Notes. 61 2.5. Interest on Loans. 61 2.6. Default Interest. 62 2.7. Ancillary Amounts; Etc. 63 2.8. Prepayments; Voluntary Commitment Reductions. 63 2.9. Required Principal Payments. 64 2.10. [Reserved] 65 2.11. General Provisions Regarding Payments. 65 2.12. Ratable Sharing. 65 2.13. Making or Maintaining Loans. 66 2.14. Increased Costs; Capital Adequacy. 67 2.15. Taxes; Withholding, Etc. 68 2.16. Obligation to Mitigate. 71 2.17. Defaulting Lenders. 71 2.18. Removal or Replacement of a Lender. 72 2.19. Obligations Absolute. 73 2.20. Benchmark Replacement. 73 2.21. Disputes. 74 SECTION 3. CONDITIONS PRECEDENT 75 3.1. Initial Credit Date. 75 3.2. Conditions to Each Credit Extension. 78 3.3. First Amendment Date. 79 SECTION 4. REPRESENTATIONS AND WARRANTIES 80 4.1. Organization; Requisite Power and Authority; Qualification. 80 4.2. Equity Interests; Ownership; Collateral Obligations 80 4.3. Due Authorization 80 4.4. No Conflict 81 4.5. Governmental Consents 81 i 4.6. Binding Obligation 81 4.7. Adverse Proceedings, Etc. 81 4.8. Payment of Taxes. 81 4.9. Properties 82 4.10. No Defaults 82 4.11. Material Contracts 82 4.12. Governmental Regulation 82 4.13. Federal Reserve Regulations; Exchange Act 82 4.14. Employee Benefit Plans 82 4.15. Solvency 82 4.16. Compliance with Statutes, Etc. 83 4.17. Disclosure 83 4.18. Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act 83 4.19. Special Purpose Entity Requirements 84 SECTION 5. COVENANTS 84 5.1. Compliance with Laws, Etc. 84 5.2. Maintenance of Books and Records. 84 5.3. Existence of Borrower, Etc. 84 5.4. Protection of Collateral. 85 5.5. Opinions as to Collateral. 87 5.6. Performance of Obligations. 87 5.7. Negative Covenants. 87 5.8. No Consolidation. 89 5.9. No Other Business; Etc. 89 5.10. Compliance with Collateral Management Agreement. 90 5.11. Certain Tax Matters. 90 5.12. Certain Regulations. 90 5.13. Transaction Data Room 91 5.14. Financial and Other Information; Notices. 91 5.15. Inspections, Etc. 91 5.16. [Reserved] 92 5.17. Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations. 92 SECTION 6. ACCOUNTS; ACCOUNTINGS AND RELEASES. 92 6.1. Collection of Money. 92 6.2. Collection Accounts. 95 6.3. Other Transaction Accounts. 97 6.4. Reports by Collateral Agent. 99 6.5. Accountings. 99 6.6. Additional Reports. 104 ii 6.7. Delivery of Pledged Obligations; Custody Documents; Etc. 104 6.8. Custodianship and Release of Collateral. 106 6.9. Procedures Relating to the Establishment of Transaction Accounts Controlled by the Collateral Agent. 107 SECTION 7. APPLICATION OF MONIES 108 SECTION 8. SALE OF COLLATERAL OBLIGATIONS; SUBSTITUTION; AMENDMENTS 112 8.1. Sales of Collateral Obligations. 113 8.2. Trading Restrictions. 114 8.3. Affiliate Transactions. 116 8.4. Purchase and Delivery of Collateral Obligations and Other Actions. 117 8.5. Amendments to Underlying Instruments. 117 8.6. One-Time Portfolio Transfer. 118 SECTION 9. EVENTS OF DEFAULT 118 SECTION 10. THE AGENTS 121 10.1. Appointment of Agents. 121 10.2. Powers and Duties. 122 10.3. General Immunity. 123 10.4. Agents Entitled to Act as Lender. 127 10.5. Lenders’ Representations, Warranties and Acknowledgment. 128 10.6. Right to Indemnity. 128 10.7. Successor Calculation Agent, Administrative Agent and Collateral Agent. 128 10.8. Collateral Documents. 130 10.9. Withholding Taxes. 131 10.10. Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. 132 SECTION 11. MISCELLANEOUS 132 11.1. Notices. 132 11.2. Expenses. 134 11.3. Indemnity. 134 11.4. Set-Off. 135 11.5. Amendments and Waivers. 136 11.6. Successors and Assigns; Participations. 137 11.7. Independence of Covenants. 140 11.8. Survival of Representations, Warranties and Agreements. 140 11.9. No Waiver; Remedies Cumulative. 141 11.10. Marshalling; Payments Set Aside. 141 11.11. Severability. 141 11.12. Obligations Several; Independent Nature of Lenders’ Rights. 141 11.13. Headings. 141 11.14. APPLICABLE LAW. 142 iii

11.15. CONSENT TO JURISDICTION. 142
11.16. WAIVER OF JURY TRIAL. 142
11.17. Usury Savings Clause. 143
11.18. Effectiveness; Counterparts. 143
11.19. PATRIOT Act. 143
11.20. Electronic Execution of Assignments. 143
11.21. No Fiduciary Duty. 144
11.22. Judgment Currency. 144
11.23. Confidentiality 145
11.24. Effect of Amendment and Restatement 146
11.25. Administrative Agent and Calculation Agent 146
SECTION 12. SUBORDINATION 147
SECTION 13. ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT 147
SECTION 14. COLLATERAL CUSTODIAN 149

APPENDICES:	A	Commitments
	B	Notice Addresses
	C-1	Borrower Subsidiaries
	C-2	Collateral Obligations (Closing Date)
	C-3	Collateral Obligations (First Amendment Date)
	D	Certain Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations
SCHEDULES:	A	Financial and Other Information
	B	GICS Classifications
EXHIBITS:	A	Form of Funding Notice
	B-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders that are not Partnerships)
	B-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants that are not Partnerships)
	B-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants that are Partnerships)
	B-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders that are Partnerships)
	C	Form of Assignment Agreement
	D	Form of Request for Release of Custody Documents
	E	Form of Promissory Note
	F	Form of Compliance Certificate
	G	Form of Payoff Letter

iv

FIRST AMENDED AND RESTATED CREDIT AGREEMENT

This **FIRST AMENDED AND RESTATED CREDIT AGREEMENT**, dated as of December 17, 2024 is entered into by and among:

(a) NEW MOUNTAIN PRIVATE CREDIT FUND SPV I, L.L.C., a Delaware limited liability company (f/k/a NEW MOUNTAIN GUARDIAN III SPV, L.L.C., the "**Borrower**");

(b) the Lenders party hereto from time to time;

(c) GOLDMAN SACHS BANK USA ("**Goldman Sachs**"), as syndication agent (in such capacity, the "**Syndication Agent**");

(d) GOLDMAN SACHS, as calculation agent (in such capacity, the "**Calculation Agent**");

(e) GS ASL LLC, in its capacity as Administrative Agent (in such capacity, the "**Administrative Agent**");

(f) WESTERN ALLIANCE TRUST COMPANY, N.A., a national banking association, organized and existing under the laws of United States of America, in its capacity as Collateral Agent ("**Bank**" and, in such capacity, the "**Collateral Agent**");

(g) WESTERN ALLIANCE TRUST COMPANY, N.A., a national banking association, organized and existing under the laws of United States of America, in its capacity as Collateral Custodian (in such capacity, the "**Collateral Custodian**"); and

(h) WESTERN ALLIANCE TRUST COMPANY, N.A., in its capacity as Collateral Administrator (in such capacity, the "**Collateral Administrator**").

RECITALS

Capitalized terms used in these recitals and in the preamble shall have the respective meanings given to such terms in Section 1.1 hereof.

The Borrower, the Lenders party thereto, the Syndication Agent, Goldman Sachs as Administrative Agent, the Collateral Administrator, the Collateral Agent and the Collateral Custodian were parties to a Credit Agreement dated as of the Closing Date (as amended or otherwise modified prior to the First Amendment Date, the "**Existing Credit Agreement**"). The parties hereto desire to amend and restate the Existing Credit Agreement in its entirety, effective as of the First Amendment Date.

The Borrower has requested the Lenders to make available to it a revolving credit facility hereunder in an aggregate principal amount not to exceed the Adjusted Maximum Facility Amount as in effect from time to time, the proceeds of which will be used by the Borrower to Acquire certain Collateral Obligations, to pay certain fees and expenses and for the other limited purposes set forth in Section 2.3 hereof.

The Borrower has agreed to secure all of the Obligations by granting to the Collateral Agent, for the benefit of Secured Parties, a Lien on all of its assets, all on the terms and subject to the conditions set forth herein and in the other Transaction Documents.

The Borrower and the other Credit Parties form an affiliated group of Persons, and each Credit Party will derive substantial direct and indirect benefits from the making of the Loans to the Borrower hereunder (which benefits are hereby acknowledged by each Credit Party hereto).

1

Accordingly, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1. Definitions.

The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

"**Accounts Securities Intermediary**" means the person acting as Securities Intermediary under the Securities Account Control Agreement.

"**Accredited Investor**" means an "accredited investor" as such term is defined in Regulation D under the Securities Act.

"**Acquire**" means to purchase, enter into, originate, receive by contribution or otherwise acquire. The terms "**Acquired,**" "**Acquiring**" and "**Acquisition**" have correlative meanings.

"**Additional Documentation**" means, for each Collateral Obligation, all Underlying Instruments for such Collateral Obligation required to be delivered to the Collateral Custodian in accordance with the Transaction Documents that do not constitute part of the Preliminary Documentation Package for such Collateral Obligation.

"**Additional Information Request**" is defined in Section 3.2(a).

"**Additional Reports**" is defined in Section 6.6.

"**Additional Value Adjustment Events**" means, with respect to any Collateral Obligation, such events or circumstances (if any) as may be agreed in writing between the Borrower and the Administrative Agent as "Additional Value Adjustment Events" with respect to such Collateral Obligation at the time a Borrower Entity first Acquires such Collateral Obligation.

"**Adjusted Balance**" means, for any Collateral Obligation at any time, the product of:

(a) the Collateral Obligation Notional Amount of such Collateral Obligation at such time;

(b) the Asset Current Price of such Collateral Obligation, and

(c) the Current FX Rate for such Collateral Obligation as of such date;

provided that:

(1) unless otherwise waived by the Calculation Agent, the Adjusted Balance of any Collateral Obligation that does not satisfy the Collateral Obligation Criteria (as determined by the Administrative Agent) at such time (or did not satisfy any such criteria at the time of the Acquisition of the Collateral Obligation, in the case of those evaluated as of the time of Acquisition, as set forth in the definition of Collateral Obligation Criteria) shall be zero; and

(2) the Adjusted Balance of each Collateral Obligation for which the Unapproved Originated Collateral Obligation Condition applies (as determined by the Administrative Agent) shall be zero, or such other amount determined by the Calculation Agent in its sole discretion; and

2

(3) the Adjusted Balance of any Collateral Obligation may be changed from time to time pursuant to Section 8.5; and

(4) the Adjusted Balance of any Unsettled Purchase Asset shall be zero.

"**Adjusted Maximum Facility Amount**" means, at any time, the Maximum Facility Amount at such time *minus* the aggregate amount of Voluntary Commitment Reductions effected prior to such time.

"**Administrative Agent**" is defined in the preamble.

"**Administrative Agent Cooperation Agreement**" means an executed administrative agent cooperation agreement in a form reasonably acceptable to the Administrative Agent, as may be amended from time to time.

"**Administrative Agent Fees**" means the fees due or accrued with respect to any Payment Date and payable to the Administrative Agent pursuant to the Administrative Agent Fee Letter.

"**Administrative Agent Fee Letter**" means the Administrative Agent Fee Letter dated on or around the First Amendment Date between GS ASL LLC, as Administrative Agent, and the Borrower with respect to certain fees to be paid from time to time to the Administrative Agent, as may be amended from time to time.

"**Administrative Expense Cap**" means, for any Payment Date, an amount in the Specified Currencies having a Dollar Equivalent as of such Payment Date equal to $100,000.

"**Administrative Expenses**" means amounts (other than any Reserved Expenses) due or accrued with respect to any Payment Date (including all fees, expenses and indemnities) and payable in the following order to:

(a) the Bank Parties and the Collateral Administrator under the Bank Party Fee Letter, this Agreement and the other Transaction Documents;

(b) the Administrative Agent under this Agreement and the other Transaction Documents; provided that only customary, reasonable and documented amounts shall be payable hereunder, and such amounts shall not in any event include compensation expenses or meal or travel reimbursements;

(c) the Collateral Manager (other than any Collateral Management Fee or Successor Management Fees) under the Collateral Management Agreement, including legal fees and expenses of counsel to the Collateral Manager;

(d) the Independent Manager pursuant to the Constitutive Documents in respect of services provided to the Borrower thereunder;

(e) the agents and counsel of the Borrower Entities for fees, including retainers, and expenses (including the expenses associated with complying with FATCA and any other tax compliance regulations); and

(f) without duplication, any Person in respect of any other reasonable fees or expenses of the Borrower Entities (including in respect of any indemnity obligations, if applicable) not prohibited under this Agreement and any reports and documents delivered pursuant to or in connection with this Agreement and the other Transaction Documents.

3

“Advance Rate” means, (1) each Collateral Obligation held by the Borrower on the First Amendment Date, the advance rate set forth on Appendix C-3 (each of which, for the avoidance of doubt, shall be subject to the provisions (A) – (G) below) and (2) for each other Collateral Obligation, the advance rate determined by the Administrative Agent in its sole discretion in connection with its approval of such Collateral Obligation and review of the relevant Diligence Information, but with the Administrative Agent to refer to the following indicative advance rates (the “Indicative Advance Rates”) (and unless in each case otherwise agreed between the Borrower and the Administrative Agent): (a) if such Collateral Obligation is both a First Lien Collateral Obligation and a Syndicated Collateral Obligation, 75%; (b) if such Collateral Obligation is a Senior Unitranche Loan or First Lien Collateral Obligation but not a Syndicated Collateral Obligation, a percentage equal to the weighted average of (i) the portion of such Collateral Obligation with a Total Net Leverage Ratio equal to or greater than 7.0x × 0%, (ii) the portion of such Collateral Obligation with a Total Net Leverage Ratio equal to or greater than 5.5x but less than 7.0x × 45% and (iii) the portion of such Collateral Obligation with a Total Net Leverage Ratio less than 5.5x × 67.5%; (c) if such Collateral Obligation is a Recurring Revenue Loan, 50%; and (d) if such Collateral Obligation is a Second Lien Collateral Obligation, 40%; provided in each case that, (A) at any time, unless otherwise agreed by the Administrative Agent in its sole discretion, on any date of determination, the Advance Rate for (1) any Defaulted Obligation described in clause (x) or (y) of the definition thereof or (2) any Collateral Obligation for which a Material Modification described in clauses (d), (e) or (h) of the definition thereof has occurred, shall be zero; (B) the Advance Rate may be adjusted by the Administrative Agent, in consultation with the Collateral Manager, for any Defaulted Obligation described in clause (z) of the definition thereof; (C) the Advance Rate may be adjusted by the Administrative Agent, in consultation with the Collateral Manager, for any Collateral Obligation with respect to which (1) the Borrower has failed to deliver to the Administrative Agent any quarterly or annual financial statements made available or received by or on behalf of the related obligors or any administrative agents or servicers (or analogous representatives) under the related Underlying Instruments in the manner and to the extent required under subparagraphs (4) or (5) set forth on Schedule A for 5 days longer than the period for delivery set forth in Schedule A or (2) the obligor has failed to deliver any quarterly or annual financial statements required to be delivered pursuant to the related Underlying Instruments within 30 days after the due date thereof (for the avoidance of doubt, after giving effect to any relevant grace period; provided that, for the purposes of this proviso (B), such grace period may not extend such due date for more than 15 days); (D) for the avoidance of doubt, the Advance Rate for any Collateral Obligation with a Total Net Leverage Ratio greater than 7.5x, shall include such additional reductions to the Advance Rate as determined by the Administrative Agent in its sole discretion in connection with its approval of such Collateral Obligation; (E) on any date of determination, if the Asset Current Price is less than 70%, the Advance Rate shall be the lower of (1) 40% and (2) the product of (a) the “Advance Rate” as would be calculated without regard to this provision (E) multiplied by (b) 70% (which, for the avoidance of doubt, in each case shall be subject to the provisions (A) – (D) above and (F) – (G) below) 4 (F) in the event the applicable Borrower has owned any Participation for more than 90 days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) and such Participation has not been elevated to a full assignment, then until the date on which such Participation is elevated to assignment, the Advance Rate for such unelevated Participation shall be zero; and (G) on any date of determination, if the N-Value is less than or equal to 25, the Advance Rate for each Collateral Obligation shall be the Advance Rate otherwise applicable under this definition minus 5 percentage points. “Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any environmental claims), whether pending or, to the knowledge of the Borrower, threatened against or affecting any Credit Party or any property of any Credit Party. “Affected Lender” and “Affected Loans” are defined in Section 2.13(b). “Affiliate” or “Affiliated” means, with respect to a Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, officer or employee (1) of such Person, (2) of any Subsidiary or parent company of such Person or (3) of any Person described in subclause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided that the term Affiliate shall not include any Affiliate relationship that may exist solely as a result of the direct or indirect ownership of, or control by, a common financial sponsor. With respect to the Borrower, this definition shall exclude the Independent Manager, its Affiliates and any other special purpose vehicle to which the Independent Manager is or will be providing administrative services, as a result solely of the Independent Manager acting in such capacity or capacities. “Agent” means each of (a) the Administrative Agent, (b) the Calculation Agent, (c) the Syndication Agent, (d) the Collateral Agent, (e) the Collateral Custodian, (f) the Collateral Administrator, (g) the Accounts Securities Intermediary, (h) the other Bank Parties and (j) any other Person appointed under and in accordance with the Transaction Documents to serve in an agent or similar capacity (including, in each of the foregoing cases (a) through (j), any of their respective receivers or delegates permitted under the Transaction Documents). For the purposes hereof and the other Transaction Documents, the Collateral Manager shall not constitute an “Agent”. “Agent Affiliates” is defined in Section 11.1(b)(3). “Agent Fee Letters” means the Bank Party Fee Letter and the Administrative Agent Fee Letter. “Agent Fees” is defined in Section 2.7(a). “Aggregate Amounts Due” is defined in Section 2.12. “Aggregate Principal Amount” means, when used with respect to any or all of the Collateral Obligations, Eligible Investments or Cash, the aggregate of the Principal Balances of such Collateral Obligations, Eligible Investments or Cash on the date of determination. “Aggregate Realization Application Amount” means, for each Payment Date, an amount equal to the sum of the Individual Realization Application Amounts for all Collateral Obligations 5 that were the subject of a Disposition or other realization or collections of Principal Proceeds (in whole or in part) during the related Due Period. “Agreement” means this First Amended and Restated Credit Agreement. “Amendment” is defined in Section 8.5. “Amortization Period” means the period commencing on the last day of the Reinvestment Period and ending on the earlier of the Maturity Date and the date as of which the Commitments have been terminated and all Obligations have been paid in full. “Ancillary Amounts” means all Administrative Agent Fees, Non-Utilization Fees and Make-Whole Amounts payable hereunder. “Anti-Corruption Laws” is defined in Section 4.18. “Applicable Integral Multiples” means, for each borrowing and Voluntary Prepayment, $1. “Applicable Minimum Amounts” means, for each borrowing and Voluntary Prepayment, $500,000 (or, if such borrowing is in connection with the funding of a Delayed Drawdown Collateral Obligation or a Revolving Collateral Obligation, $1). “Approved Broker Dealer” means any of Banco Santander; Bank of America/Merrill Lynch; The Bank of Montreal; Barclays Bank plc; BMO Capital Markets Corp, BNP Paribas; CIT Bank, N.A.; Citibank, N.A.; Citizens Bank N.A.; Credit Suisse; Deutsche Bank AG; Fifth Third Bank; Goldman Sachs & Co. LLC; HSBC; Jefferies LLC; JPMorgan Chase Bank, N.A.; KeyBank Capital Markets; Macquarie Group Limited; Morgan Stanley & Co. LLC; MUFG; Natixis; Nomura Securities Co., Ltd.; PNC Bank; Raymond James Financial; RBC Capital Markets LLC; Royal Bank of Canada; The Royal Bank of Scotland; Scotiabank; Société Générale; TD Bank; Truist Bank; UBS AG; and Wells Fargo Bank, National Association; and any other nationally recognized broker-dealer or nationally recognized quotation service approved by the Collateral Manager and the Administrative Agent from time to time in their reasonable discretion. “Approved Creditworthy Third Party” means any of Capital One and Guggenheim. “Approved Electronic Communications” means any notice, demand, communication, information, document or other material that is distributed by means of electronic communications pursuant to Section 11.1(b). “Asset Based Loan” means a Collateral Obligation underwritten on the basis of the market value or overcollateralization of specific collateral, as determined by the Calculation Agent in its discretion. “Asset Current Price” means, on any date of determination, the lesser of (I) 100% or (II) (a) in respect of a Collateral Obligation (other than a Syndicated Collateral Obligation) for which no Value Adjustment Event has occurred, the Assigned Price thereof; (b) in respect of a Syndicated Collateral Obligation, the bid side market value of that Collateral Obligation quoted by Loan Pricing Corporation, Mark-it Partners or Interactive Data Corporation or quoted by another nationally recognized broker-dealer or nationally recognized quotation service approved by the Calculation Agent (expressed as a percentage of par of the related Collateral 6 Obligation Notional Amount but excluding any accrued interest), as determined by the Calculation Agent; and (c) in respect of a Collateral Obligation (other than a Syndicated Collateral Obligation) for which a Value Adjustment Event has occurred, the market value of that Collateral Obligation (expressed as a percentage of par of the related Collateral Obligation Notional Amount but excluding any accrued interest), as determined by the Calculation Agent in good faith, in each case subject to the provisions for a Dispute of such price set forth in Section 2.21; provided that, if such Collateral Obligation is an Unsettled Sale Asset for which the sale thereof remains unsettled for more than 60 calendar days on such date, then the “Asset Current Price” for such Collateral Obligation shall be determined from time to time by the Calculation Agent on any such date, except for the purposes of calculating the Collateral Portfolio Calculation Base, the Collateral Portfolio Requirement or any Excess Concentration Amount. “Assignable Loan” means a Loan Obligation that is capable of being assigned or novated to, at a minimum, commercial banks or financial institutions (irrespective of their jurisdiction of organization) that are not then a lender or a member of the relevant lending syndicate, without the consent of the borrower or the guarantor, if any, of such Loan Obligation or any agent. “Assigned Price” means, in respect of a Collateral Obligation, the lower of (I) 100%, (II) (A) in respect of a Syndicated Collateral Obligations, the Asset Current Price as of the date such Collateral Obligation is Committed to be Acquired and (B) in the case of all other Collateral Obligations, the aggregate principal amount to be advanced or cash purchase price expended by the Borrower Entities in origination or acquisition (and reflected as its cost on the books and records of the Borrower Entities) of the Collateral Obligation or, in the case of a Collateral Obligation Acquired from the Equity Holder and contributed to a Borrower Entity, the price of such Collateral Obligation on the books and records of the Equity Holder and (III) the par amount of such Collateral Obligation net of original issue discount thereon (determined taking into account all fees, deductions and other offsets received by the Borrower Entities, and all other property received by the Borrower Entities, in connection with such Collateral Obligation) (expressed as a percentage of par but excluding any accrued interest); provided that the Assigned Price of each Collateral Obligation held by the Borrower on the Closing Date shall be the price set forth on Appendix C-2. If a Borrower Entity has Committed to Acquire a Collateral Obligation in more than one lot and/or a Collateral Obligation has been added to the Underlying Portfolio in more than one lot (for example, by Commitments or Acquisitions on separate days), then each lot of such a Collateral Obligation shall be treated as separate Collateral Obligations for purposes of determining the Assigned Prices therefor. “Assignment Agreement” means: (a) with respect to the Loans and the Commitments, an Assignment and Assumption Agreement substantially in the form of Exhibit C, with such amendments or modifications as may be approved by the Administrative Agent and the Borrower; and (b) with respect to any Collateral Obligation, an assignment and assumption agreement in the form required, pursuant to the related Underlying Instruments, for the transfer by the applicable Borrower Entity of all or a portion of the legal and beneficial interest in such Collateral Obligation. If no form of assignment and assumption agreement is required, pursuant to the related Underlying Instruments, for the transfer of all or a portion of the for the transfer by such Borrower Entity of all or a portion of the legal and beneficial interest in such Collateral Obligation, then the “Assignment Agreement” for such Collateral Obligation shall be a reference to the form of assignment and assumption agreement, and any related documents, that are 7 customary in the relevant market for the transfer of the legal and beneficial interest in such Collateral Obligation. “Assignment Effective Date” is defined in Section 11.6(b). “Authorized Officer” means: (a) With respect to each Borrower Entity, any Officer of such Person or any other Person who is authorized to act for such Person in matters relating to, and binding upon, such Person (which, in the case of the Collateral Manager, shall be an Authorized Officer of the Collateral Manager). (b) With respect to the Collateral Manager, any officer, employee or agent of the Collateral Manager who is authorized to act for the Collateral Manager in matters relating to, and binding upon, the Collateral Manager with respect to the subject matter of the request, certificate or order in question. (c) With respect to the Collateral Administrator or the Collateral Custodian, any officer, employee or agent of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request, certificate or order in question. (d) With respect to the Collateral Custodian, any officer, employee or agent of such Person who is authorized to act for such Person in matters relating to, and binding upon, such Person respect to the subject matter of the request, certificate or order in question. (e) With respect to the Collateral Agent or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. (f) With respect to the Administrative Agent, any officer thereof who has responsibility with respect to the administration of this Agreement. Each party may receive and accept a certification (which shall include contact information and email addresses) of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary. “Availability Period” means the period from and including the Initial Credit Date to but excluding the earlier of (a) the last day of the Reinvestment Period and (b) the date of the termination of the Commitments in full pursuant to Section 2.8(b) or Section 9. “Balance” means on any date, with respect to Cash or Eligible Investments in any account, the aggregate of (1) the current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (2) the principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (3) the purchase price or the accreted value, as applicable, (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper. “Bank” means Western Alliance Trust Company, N.A., in its individual capacity and not as Agent, and any successor thereto. “Bank Parties” means the Bank, in its capacities as Collateral Agent, Collateral Custodian, Collateral Administrator and Accounts Securities Intermediary, and in its other capacities hereunder and under the other Transaction Documents. 8 “Bank Party Fee Letter” means the fee letter(s) dated on or around the Closing Date among the Bank Parties and the Borrower with respect to certain fees to be paid from time to time to the Bank Parties and its Affiliates in connection with the transactions contemplated by the Transaction Documents. “Bankruptcy Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, an administrator, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing. “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”. “Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (iii) to the extent a Benchmark Replacement Date has not occurred with respect to the Term SOFR Rate, the Term SOFR Rate for a three month period plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The Agents or Lenders may make commercial loans or other loans at rates of interest at, above or below the Base Rate or any rate referred to in the definition thereof. “Basel III” means, collectively, those certain agreements on capital and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems”, “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring”, and “Guidance for National Authorities Operating the Countercyclical Capital Buffer”, each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and “Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools”, as published by the Basel Committee on Banking Supervision in January 2013 (as revised from time to time), and, in each case, as implemented by such Lender’s primary U.S. bank regulatory authority. “BDC Condition” means a condition that is satisfied on any date of determination if the Equity Holder maintains its status as a business development company under the Investment Company Act. “Benchmark” means Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect the then-current Benchmark, then “Benchmark” means the applicable alternate Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to Section 2.20. “Benchmark Administrator” means (a) in the case of Term SOFR, CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion) and (b) in the case of any successor Benchmark, the body identified by the Administrative Agent as the administrator of such Benchmark. 9 “Benchmark Replacement” means the sum of (a) an alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (1) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (2) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the existing Benchmark for syndicated credit facilities denominated in the relevant Specified Currency and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than 0.00%, such Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Transaction Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (1) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of a Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (2) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the relevant Specified Currency at such time. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Benchmark”, “Base Rate”, the definition of “Business Day”, the definition of “Payment Date”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicable of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents). “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the Benchmark Administrator permanently or indefinitely ceases to provide such Benchmark; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to the then-current Benchmark. 10 “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the Benchmark Administrator announcing that such administrator has ceased or will cease to provide a Benchmark, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark; (2) a public statement or publication of information by the regulatory supervisor for the Benchmark Administrator, the United States Federal Reserve System, an insolvency official with jurisdiction over the Benchmark Administrator, a resolution authority with jurisdiction over the Benchmark Administrator or a court or an entity with similar insolvency or resolution authority over the Benchmark Administrator, which states that the Benchmark Administrator has ceased or will cease to provide a Benchmark permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark; or (4) a public statement or publication of information by the regulatory supervisor for the Benchmark Administrator announcing that a Benchmark is no longer representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to the then-current Benchmark. “Benchmark Transition Start Date” means the earlier of (1) the applicable Benchmark Replacement Date and (2) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication). “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to a Benchmark and solely to the extent that such Benchmark has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder in accordance with Section 2.20 and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder pursuant to Section 2.20. “Bid Disqualification Condition” means, with respect to any bid submitted by any third party on any date, in the Calculation Agent’s commercially reasonable judgment: (a) either (x) such third party is ineligible to accept assignment or transfer of the relevant Collateral Obligation or any portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for such relevant Collateral Obligation, as reasonably determined by the Calculation Agent, or (y) such third party would not, through the exercise of its commercially reasonable efforts, be able to obtain any consent required under any agreement or instrument governing or otherwise relating to such Collateral Obligation to the assignment or transfer of such Collateral Obligation or such portion thereof, as applicable, to it; (b) such bid is not bona fide, including due to (x) the insolvency of the bidder, (y) the inability, failure or refusal of the bidder to settle the purchase of such Collateral Obligation or any portion thereof, as applicable, or otherwise settle transactions in the relevant market or perform 11 its obligations generally or (z) such bid not accurately reflecting the transfer of the credit risk of such Collateral Obligation through its maturity; or (c) with respect to bids of an Approved Creditworthy Third Party, such bid is subject to any contingency, condition or consideration impacting the value of such bid. “Board of Directors” means, with respect to each Borrower Entity, the directors or managers of such Borrower Entity duly appointed by the members of such Borrower Entity. “Board of Governors” means the Board of Governors of the United States Federal Reserve System. “Bond” means any debt security or other obligation that is not a loan. “Borrower” is defined in the preamble. “Borrower Entity” means each of the Borrower and each Permitted Additional Subsidiary. “Borrower Order” and “Borrower Request” mean a written order or request (which may be a standing order) dated and signed in the name of the Borrower by an Authorized Officer of the Borrower or by an Authorized Officer of the Collateral Manager, as the context may require or permit. An order or request provided in an email or other electronic communication by an Authorized Officer of the Borrower or by an Authorized Officer of the Collateral Manager shall constitute a Borrower Order, except in each case to the extent the Collateral Agent requests otherwise in writing. “Borrower Sale and Contribution Agreement” means Amended and Restated Sale and Contribution Agreement dated on or around the Closing Date between the Seller and the Borrower. “Borrowing Base Amount” means, on any date, an amount equal to: (a) the lesser of (x) the sum, for each Collateral Obligation, of the product of (1) the Advance Rate for such Collateral Obligation as of such date and (2) the Adjusted Balance of such Collateral Obligation as of such date and (y) the product of (1) the Maximum Portfolio Advance Rate and (2) the aggregated Adjusted Balance of all Collateral Obligation as of such date; minus (b) the sum for each Collateral Obligation having an Excess Concentration Amount of the product of (1) the Advance Rate for such Collateral Obligation as of such date; and (2) such Excess Concentration Amount; plus (c) the Dollar Equivalent of the amount on deposit in the Principal Collection Account and in the Margin Account as of such date; minus (d) the greater of (i) the Unfunded Reserve Required Amount (net of the Dollar Equivalent of the amount on deposit in the Unfunded Reserve Account) and (ii) zero. “Borrowing Base Deficiency” means, at any time, the excess (if any) of: (a) the Loan Amount at such time; over 12 (b) the Borrowing Base Amount at such time. “Breakage Event” is defined in Section 2.13(c). “Business Day” means (a) for all purposes other than as covered by clause (b) below, any day except Saturday, Sunday and any day which shall be in New York, New York a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close; and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on or with respect to, Loans, any day that is a Business Day described in clause (a) above and that is also a U.S. Government Securities Business Day. “Calculation Agent” means Goldman Sachs in its capacity as “Calculation Agent” under the Margining Agreement and the other Transaction Documents. Unless otherwise expressly stated herein, all determinations by the Calculation Agent hereunder shall be made in its sole and absolute discretion. “Cash” means (a) such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts and (b) funds denominated in any other Specified Currencies. “Cause Event” is defined in Section 13(g). “Certificated Security” is defined in Section 8-102(a)(4) of the UCC. “Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Clean-Up Call Event” means an event that will be deemed to occur upon the written election (including by email) of the Administrative Agent and the Requisite Lenders to the Borrower, each in their respective sole discretion, after the occurrence of any of the following: (a) the Loan Amount is less than USD 50,000,000, (b) the number of unique GICS Sectors (as determined by the Administrative Agent in consultation with the Collateral Manager) represented by obligors of Collateral Obligations is less than 3, (c) the number of unique unaffiliated obligors of Collateral Obligations is less than 10 or (d) the N-Value is 11 or less. “Clean-Up Call Prepayment” is defined in Section 2.9(b). “Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. “Closing Date” means November 28, 2023. 13 “Code” means the United States Internal Revenue Code of 1986. “Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted to the Collateral Agent pursuant to the Transaction Documents as security for the Obligations. “Collateral Account” means the segregated trust account or accounts maintained pursuant to Section 6.3(e). “Collateral Administration Agreement” means a collateral administration agreement dated on or around the Closing Date among the Borrower Entities, the Collateral Manager and the Collateral Administrator. “Collateral Administrator” means Bank, solely in its capacity as Collateral Administrator under the Collateral Administration Agreement, until a successor Person shall have become the Collateral Administrator pursuant to the applicable provisions of the Collateral Administration Agreement, and thereafter “Collateral Administrator” shall mean such successor Person. “Collateral Agent” is defined in the preamble. “Collateral Custodian” is defined in the preamble. “Collateral Custodian Termination Notice” is defined in Section 14. “Collateral Deficit” and “Collateral Excess” are defined in the Margining Agreement. “Collateral Documents” means the Pledge and Security Agreement, the Equity Pledge Agreement, the Securities Account Control Agreement, the Power of Attorney and all other instruments, documents and agreements delivered by or on behalf of any Credit Party pursuant to this Agreement or any of the other Transaction Documents in order to grant to, or perfect in favor of, the Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations. “Collateral Management Agreement” means a collateral management agreement dated on or around the Closing Date between the Borrower Entities and the Collateral Manager relating to the Collateral Manager’s performance on behalf of the Borrower Entities of certain collateral management duties with respect to the Collateral. “Collateral Management Fee” means the fees payable to the Collateral Manager under the Collateral Management Agreement. “Collateral Manager” means New Mountain Private Credit Fund (as successor to New Mountain Guardian III BDC, L.L.C.), in its capacity as “Collateral Manager” under the Collateral Management Agreement. Each reference herein to the Collateral Manager shall be deemed to constitute a reference as well to (a) any agent of the Collateral Manager and to any other Person to whom the Collateral Manager has delegated any of its duties hereunder in accordance with the terms of the Collateral Management Agreement, in each case during such time as and to the extent that such agent or other Person is performing such duties and (b) to a successor collateral manager appointed in accordance with the Collateral Management Agreement. “Collateral Obligation” means any Loan Obligation owned by the Borrower on the Closing Date or which the Borrower made a Commitment to Acquire (including, without limitation, any Unsettled Sale Asset and any Unsettled Purchase Asset), that, on the Closing Date or at such later time a Commitment is made to Acquire such obligation by a Borrower Entity, and at all times thereafter, satisfies each of the Collateral Obligation Criteria (except in each case to the extent any one or more of 14 such criteria are expressly waived in writing in the manner and to the extent expressly set forth in this Agreement), as determined from time to time by the Administrative Agent. For the avoidance of doubt, each Collateral Obligation Criteria that is not satisfied by a Loan Obligation owned by the Borrower on the Closing Date or which the Borrower made a Commitment to Acquire on the Closing Date which is listed in Appendix C-2 shall be deemed to be waived by the Administrative Agent in the manner set forth in this definition. “Collateral Obligation Criteria” means, with respect to any obligation, each of the following (unless otherwise waived in writing by the Administrative Agent in its sole discretion): (a) such obligation is a First Lien Collateral Obligation, Second Lien Collateral Obligation or Senior Unitranche Loan; (b) such obligation has been approved by the Administrative Agent in accordance with the procedures set forth in Section 8; (c) the required Documentation Package has been delivered to the Collateral Custodian; (d) at the time of its Acquisition, neither the Borrower nor the Collateral Manager has knowledge of any Value Adjustment Event that has been proposed or is likely to occur as to such obligation; (e) on and at all times after the time of its Acquisition, such obligation is one as to which the Borrower has good and marketable title, free and clear of all Liens other than Permitted Liens; (f) such obligation is denominated in USD and is neither convertible by the obligor thereof into, nor payable in, any currency other than USD; (g) at the time of its Acquisition, it is not a Defaulted Obligation; (h) no portion of such obligation has been originated, documented, sold or contributed to a Borrower Entity or charged-off, in each case other than in accordance with all applicable policies and procedures of the Collateral Manager; (i) such obligation is not subject to a proposal or offer by the obligor of such obligation for a Restructuring in which all or a portion of the principal balance due would be reduced or forgiven; (j) such obligation does not mature more than 8 years after the date on which it was Acquired by the Borrower; (k) such obligation is governed by the laws of England, the United States or of the State of New York or Delaware; (l) such obligation is issued by an obligor that is Domiciled in the United States, the United Kingdom or Canada; (m) at the time of its Acquisition, such obligation has, (1) if it is not a Syndicated Collateral Obligation, an Assigned Price of at least 95% of par, or (2) if it is a Syndicated Collateral Obligation, an Assigned Price of at least 85% of par; 15

(n) its Acquisition will not result in the imposition of stamp duty or stamp duty reserve tax payable by any Borrower Entity, unless such stamp duty or stamp duty reserve tax has been included in the purchase price of such obligation; (o) such obligation is capable of being, and will be, the subject of a first fixed charge, a First Priority security interest or other arrangement having a similar commercial effect in favor of the Collateral Agent for the benefit of the Secured Parties (subject to Permitted Liens); (p) it is capable of being sold or assigned to or held by such Borrower Entity, together with any associated security, without any breach of applicable selling restrictions or of any contractual provisions; (q) the terms of such Collateral Obligation must require the consent of each affected lender with respect to any amendment, modification or waiver that would (i) alter the timing or amount of the entitlement of such lender to principal, interest or other payments, (ii) release all or substantially all of the collateral securing such Collateral Obligation, (iii) subordinate such Collateral Obligation or (iv) change the required percentage vote of lenders required to approve any amendment, modification or waiver to the terms of such Collateral Obligation; (r) such obligation is an Assignable Loan or a Consent Required Loan and, in each case, no rights of first refusal, rights of first offer, last looks, drag along rights or tag along rights (in each case however designated or defined, and whether in the underlying instruments governing such obligation, in any intercreditor agreement or agreement among lenders relating to such obligation or otherwise) exist in favor of any other holder of such obligation or any other Person; (s) if interest on such obligation is from U.S. sources for U.S. federal income tax purposes, such obligation is Registered; (t) such obligation is an obligation with respect to which the relevant Borrower Entity will (whether under the terms of the relevant obligation or by virtue of the respective tax jurisdictions of the obligor and the Borrower) receive payments due under the terms of such obligation and proceeds from disposing of such asset free and clear of withholding tax, other than (A) withholding tax (including withholding tax resulting from a change in law) as to which the obligor or issuer must make additional payments so that the net amount received by such Borrower Entity after satisfaction of such tax is the amount due to such Borrower Entity before the imposition of any withholding tax and (B) withholding tax on (x) late payment fees, prepayment fees or other similar fees and (y) amendment, waiver, consent and extension fees; (u) such obligation is not an obligation of Goldman Sachs & Co. LLC or any of its Affiliates; (v) no Credit Party nor any of their respective Affiliates is, or is an Affiliate of, any obligor on such obligation; (w) at the time of its Acquisition, such obligation is not a Credit Risk Obligation; (x) such obligation is not a lease (including a finance lease); (y) such obligation is either an Originated Collateral Obligation or Acquired by a Borrower Entity pursuant to a Sale and Contribution Agreement, and, in each case, such obligation is not a Participation, provided, however, that an obligation may be a Participation solely (i) if it is a Qualifying Participation, (ii) the Borrower is seeking in good faith to elevate such Participation to an outright assignment and (iii) for up to 90 days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after the date of its Acquisition by the 16 Borrower (and after such period shall be deemed to fail to comply with this subparagraph unless it has been elevated in accordance with the terms of the underlying loan); (z) such obligation (if acquired from the Seller) has been Acquired by the related Borrower Entity pursuant to the terms of the Sale and Contribution Agreement (or other agreements between such Borrower Entity and the Seller satisfactory to the Agent in its sole and absolute discretion); (aa) such obligation is not an Interest Only Security; (bb) unless such obligation is a Partial PIK Obligation, such obligation (1) pays scheduled Cash interest at least quarterly and (2) does not by its terms permit “payment in kind” or the deferral or capitalization of payment of accrued, unpaid interest; (cc) such obligation provides for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par; (dd) such obligation does not constitute Margin Stock, and the Borrower and the Administrative Agent determine that the value of the Assigned Price would not depend on the value of any Margin Stock directly or indirectly securing such obligation; (ee) the Acquisition of such obligation will not require any Borrower Entity or the pool of Collateral to be registered as an investment company under the Investment Company Act; (ff) such obligation is not, by its terms, convertible into or exchangeable for an Ineligible Asset at any time over its life; (gg) such obligation is not a Structured Finance Obligation; (hh) such obligation is not a Synthetic Security; (ii) such obligation does not include or support a letter of credit; (jj) such obligation is not an interest in a grantor trust; (kk) such obligation is not issued by an issuer (primary obligor) located in a country, which country on the date on which the obligation is Acquired by the relevant Borrower Entity imposed foreign exchange controls that effectively limit the availability or use of the Specified Currency in which such obligation is denominated to make when due the scheduled payments of principal thereof and interest thereon; (ll) such obligation is not a DIP Loan; (mm) if such obligation is a Recurring Revenue Loan (1) it is a First Lien Collateral Obligation or Senior Unitranche Loan, (2) it has a loan to value ratio for the Financial Ratio Test Period of not greater than 40%, (3) it is a technology-related loan, (4) it is subject to at least one financial covenant, (5) the Revenue of the underlying obligor for the prior twelve (12) calendar months is greater than or equal to $50,000,000 and (6) it has an EBITDA that is greater than zero; (nn) such obligation is not a zero coupon obligation; (oo) [reserved]; 17 (pp) at the time of its Acquisition, unless it is a Recurring Revenue Loan, the EBITDA for the related obligor is at least equal to $15,000,000; (qq) if such obligation is a Syndicated Collateral Obligation, at the time of its Acquisition it has (1) an S&P rating higher than or equal to “CCC” and (2) a Moody’s rating higher than or equal to “Caa” (rr) such obligation is not underwritten as (i) a real estate loan or principally secured by real property, (ii) a construction project loan, (iii) a project finance loan or (iv) an Asset Based Loan; (ss) at the time of its Acquisition, such obligation is not subject to material non-credit related risk (such as the occurrence of a catastrophe), as reasonably determined by the Collateral Manager; (tt) if such obligation is a Fixed Rate Collateral Obligation, such obligation bears Cash interest at a rate of at least 5%; (uu) none of the Borrower, the Equity Holder, the Limited Guarantor, nor any affiliate thereof, serves as agent with respect to the obligation unless such agent is a party to an Administrative Agent Cooperation Agreement as consenting party; (vv) such obligation is not a Bond; (ww) if such obligation is a Low Cash Spread Partial PIK Obligation, no more than 7.510% of the Collateral Portfolio Calculation Base (as determined as of the date of Acquisition and after giving effect to such proposed Acquisition and as measured by Adjusted Balance) will have been Acquired as Low Cash Spread Partial PIK Obligations; and (xx) such Collateral Obligation has a Total Net Leverage Ratio equal to or less than 7.5x for the Financial Ratio Test Period most recently ended prior to the date of Acquisition. “Collateral Obligation Notional Amount” means, in respect of any Collateral Obligation, the full funded principal amount of the Collateral Obligation owned by the Borrower Entities or Committed to be owned by the Borrower Entities, as the case may be. “Collateral Portfolio” means on any date of determination, all Collateral Obligations then owned by the Borrower Entities and all Collateral Obligations then Committed to be Acquired by the Borrower Entities. “Collateral Portfolio Calculation Base” means an amount (in USD) equal to the sum, for all Collateral Obligations included in the Collateral Portfolio on such date, of the Adjusted Balance for each such Collateral Obligation. “Collateral Portfolio Requirements” means, at any time, requirements that are in compliance at such time if and only if (except in each case to the extent any one or more of such criteria are expressly waived in writing or are deemed to have been waived in the manner and to the extent expressly set forth in Section 8), all as calculated by the Calculation Agent: (a) the sum of the Adjusted Balances of all Collateral Obligations that are Second Lien Collateral Obligations does not exceed 15% of the Collateral Portfolio Calculation Base; (b) the sum of the Adjusted Balances of all Recurring Revenue Loans does not exceed 15% of the Collateral Portfolio Calculation Base; 18 (c) the sum of the Adjusted Balances of all Fixed Rate Collateral Obligations does not exceed 15% of the Collateral Portfolio Calculation Base; (d) the sum of the Adjusted Balances of all Collateral Obligations which are Participations does not exceed 20% of the Collateral Portfolio Calculation Base; (e) the sum of the Adjusted Balances of all Collateral Obligations issued by any single issuer and its Affiliates does not exceed 7% of the Collateral Portfolio Calculation Base, except that (x) with respect to one other issuers and its Affiliates the sum of the Adjusted Balances of all Collateral Obligations issued by such issuer and its Affiliates may be up to 10% of the Collateral Portfolio Calculation Base and (y) with respect to one other issuer and its Affiliates the sum of the Adjusted Balances of all Collateral Obligations issued by such issuer and its Affiliates may be up to 8.5% of the Collateral Portfolio Calculation Base; (f) the sum of the Adjusted Balances of all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations does not exceed 20% of the Collateral Portfolio Calculation Base (provided that for such purpose the Adjusted Balance shall be determined based on the sum of the actual outstanding principal amount and the remaining unfunded commitment); (g) the sum of the Adjusted Balances of all Partial PIK Obligations (other than Low Cash Spread Partial PIK Obligations) with respect to which the terms of the applicable Underlying Instruments provide for a minimum cash spread of less than or equal to the applicable benchmark plus 4% does not exceed 2030% of the Collateral Portfolio Calculation Base; (h) the sum of the Adjusted Balances of all Low Cash Spread Partial PIK Obligations does not exceed 7.510% of the Collateral Portfolio Calculation Base; (i) the sum of the Adjusted Balances of all Partial PIK Obligations with respect to which the terms of the applicable Underlying Instruments provide for a minimum cash spread of greater than the applicable benchmark plus 4% does not exceed 2010% of the Collateral Portfolio Calculation Base; (j) the sum of the Adjusted Balances of all Collateral Obligations (i) in any single GICS Industry does not exceed 10% of the Collateral Portfolio Calculation Base; provided that (x) with respect to one GICS Industry the sum of the Adjusted Balances of all Collateral Obligations in the GICS Industry “Software” may be up to 40% of the Collateral Portfolio Calculation Base, (y) with respect to one other GICS Industry the sum of the Adjusted Balances of all Collateral Obligations in such GICS Industry may be up to 20% of the Collateral Portfolio Calculation Base and (z) with respect to three other GICS Industries the sum of the Adjusted Balances of all Collateral Obligations in any such GICS Industry may be up to 15% of the Collateral Portfolio Calculation Base, (ii) in any three GICS Industries does not exceed 70% of the Collateral Portfolio Calculation Base and (iii) in any five GICS Industries does not exceed 90% of the Collateral Portfolio Calculation Base; and (k) the sum of the Adjusted Balances of all Collateral Obligations in either the GICS Industry “Energy Equipment & Services” or the GICS Industry “Oil, Gas & Consumable Fuels” does not exceed 5% of the Collateral Portfolio Calculation Base. “Collection Account” means each of the Interest Collection Account and the Principal Collection Account. “Commitment” means: 19

(a) With respect to the lending facility under this Agreement, the commitment of a Lender to make or otherwise fund a Loan, and “Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Commitment is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. (b) With respect to Collateral Obligations, a binding commitment pursuant to the Collateral Manager’s then current policies and procedures to purchase or sell a loan between the buyer and seller of such loan entered into pursuant to customary documents in the relevant market. The terms “Commit” and “Committed” have correlative meanings. With respect to Collateral Obligations contributed to a Borrower Entity, such Borrower Entity will be deemed to have Committed to Acquire such Collateral Obligation on the date on which such contribution occurs. With respect to Collateral Obligations originated by a Borrower Entity, such Borrower Entity will be deemed to have Committed to Acquire such Collateral Obligation on the date on which such Borrower Entity becomes obligated to, or if earlier in fact does, make or fund such Collateral Obligation. “Compliance Certificate” means, with respect to the last date of each fiscal quarter (the “Compliance Certificate Calculation Date”), an Officer’s Certificate of the Borrower in the form of Exhibit F: (a) certifying that with respect to each Collateral Obligation, except as identified in such certificate, as at such Compliance Certificate Calculation Date and the date of such certificate no Value Adjustment Events have occurred with respect to such Collateral Obligation; and (b) setting forth, for each Collateral Obligation as to which any one or more Value Adjustment Events have occurred, a description of each such Value Adjustment Event and the steps that the Borrower Entities and the Collateral Manager have taken and expect to take with respect thereto, all in form and detail satisfactory to the Administrative Agent. “Confidential Information” is defined in Section 11.23. “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consent Required Loan” means a Loan Obligation that is capable of being assigned or novated with the consent of the borrower or the guarantor, if any, of such Loan Obligation or any agent, but only if the related Underlying Instruments require such consent to not be unreasonably withheld (subject to customary and market restrictions on assignment, including a prohibition on assignment to disqualified institutions and competitors of the related borrower or any direct or indirect equity owner of the borrower). “Constitutive Documents” means, with respect to: (a) the Borrower, its Second Amended and Restated Limited Liability Company Agreement dated November 28, 2023; (b) the Equity Holder, its Fourth Amended and Restated Limited Liability Company Agreement dated June 28, 2023; and (c) for each Permitted Additional Subsidiary, organizational documents in form and substance satisfactory to the Lenders in their sole and absolute discretion. 20 “Corporate Trust Office” means, with respect to the Collateral Agent, the designated corporate trust office of the Collateral Agent at One East Washington Street, Ste 1400, Phoenix, AZ 85004, Attention: Corporate Trust – New Mountain Guardian III, or such other address as the Collateral Agent may designate from time to time by notice to the Lenders, the other Agents, the Borrower and the Collateral Manager, or the principal corporate trust office of any successor Collateral Agent. “Credit Date” means the date of a Credit Extension. “Credit Extension” means the making of a Loan. “Credit Party” means each Borrower Entity, the Equity Holder and the Limited Guarantor. “Credit Related Default” means the occurrence of an “Event of Default” (as defined in the applicable Underlying Instruments (or, if no such term exists, the equivalent thereof)) with respect to (i) a financial covenant (including a borrowing base maintenance, margining or similar provision), if any, (ii) a cross-default or cross-acceleration provision, (iii) a merger, change of control or key person restriction, (iv) a withdrawal, termination or invalidity of a guarantee or similar credit enhancement, or (v) financial statements of the underlying obligor including a going concern qualification. “Credit Risk Obligation” means any Collateral Obligation that, in the Collateral Manager’s judgment exercised in accordance with the Collateral Management Agreement, has a significant risk of declining in credit quality or price. “Current FX Rate” means: (a) with respect to a Specified Currency as of any date, the spot rate of exchange between the Specified Currency and USD as of such date, determined by the Calculation Agent in a commercially reasonable manner; provided that if the Specified Currency is USD, the Current FX Rate will be equal to 1. (b) with respect to a Collateral Obligation at any time, the Current FX Rate for the Specified Currency in which such Collateral Obligation is denominated and payable. “Custodial Office” is defined in Section 14. “Custody Documents” means, for each Collateral Obligation, all Escrowed Assignment Agreement Documents and Underlying Instruments in relation to such Collateral Obligation and other Diligence Information delivered to the Collateral Custodian pursuant to Section 6.7(e) and (f) and Section 8.2(a) and (b) (in each case, except as otherwise provided in such sections). “Daily Report” means the daily report provided to the Collateral Agent pursuant to Section 6.5(a). “Debt-to-Recurring Revenue Ratio” means, with respect to any Collateral Obligation that is a Recurring Revenue Loan for any Financial Ratio Test Period, either (a) the meaning of “Debt-to-Recurring Revenue Ratio” or any comparable definition in the Underlying Instruments for such Collateral Obligation, or (b) in any case that "Debt-to-Recurring Revenue Ratio" or such comparable definition is not defined in such Underlying Instruments, the ratio of (i) indebtedness of the related obligor less Unrestricted Cash, to (ii) recurring revenue (as calculated pursuant to the definition of “Revenue” herein), as calculated by the Calculation Agent using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant obligor as per the requirements of the related Underlying Instruments; provided that, in the event of a lack of any 21 such information necessary to calculate the Debt-to-Recurring Revenue Ratio, the Debt-to-Recurring Revenue Ratio shall be a ratio calculated by the Calculation Agent. “Debtor Relief Laws” means, collectively: (a) the Bankruptcy Code; and (b) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, any state thereof or any other applicable jurisdictions from time to time in effect. “Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default. “Defaulted Asset Sale Failure” means the failure by a Borrower Entity to Commit to sell any Defaulted Obligation within 90 days of such Collateral Obligation becoming a Defaulted Obligation (unless such Defaulted Obligation has ceased to be a Defaulted Obligation as set forth in the definition thereof, in which case no Defaulted Asset Sale Failure shall occur with respect to such Collateral Obligation), provided that: (1) the failure to Commit to sell any Defaulted Obligation shall not result in a Defaulted Asset Sale Failure for so long as the relevant Borrower Entity continues to use commercially reasonable efforts to continue to sell such Defaulted Obligation after such 60 day period; and (2)a Commitment to sell a Defaulted Obligation to an affiliate of a Borrower Entity shall not constitute a failure by a Borrower Entity to Commit to sell such Defaulted Obligation. “Defaulted Obligation” means any Collateral Obligation as to which either (x) a Bankruptcy Event or Insolvency Event shall have occurred with respect to any related underlying obligor, (y) a Failure to Pay or other Monetary Default shall have occurred with respect to the Collateral Obligation or a Pari-Passu Obligation thereof (provided that such Failure to Pay or Monetary Default remains uncured beyond any cure period allowed in the Underlying Instrument, not to exceed five (5) days) or (z) a Credit Related Default has occurred under the Underlying Instruments for a Collateral Obligation, for which any required notice of such Credit Related Default has been given to the related obligor (in accordance with such Underlying Instruments), such Credit Related Default has not been cured and, under the term of the relevant Underlying Instruments, the Collateral Obligation is subject to acceleration. “Defaulting Lender” means, subject to Section 2.17(b), any Lender that: (a) during the Availability Period, has failed to (1) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied or waived, or (2) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due; or (b) the Administrative Agent has received notification during the Availability Period that such Lender is (1) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment 22 for the benefit of its creditors or (2) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender, or such Lender has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender under this clause (b) solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. “Delayed Drawdown Collateral Obligation” means a Collateral Obligation that (a) requires the Borrower to make one or more future advances to the obligor under the Underlying Instruments (subject only to the satisfaction of customary conditions to borrowing for delayed draw term loan facilities including accuracy of representations and warranties made by the related obligor and the absence of any default or event of default under the Underlying Instruments), (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates and (c) does not permit the re-borrowing of any amount previously repaid by the obligor thereunder; provided that (i) any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only to the extent of unfunded commitments and (ii) after the date on which all commitments by the Borrower to make advances on such Collateral Obligation to the obligor under the Underlying Instruments expire or are terminated or are reduced to zero, such Collateral Obligation shall cease to be a Delayed Drawdown Collateral Obligation. “Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit. “Deposit Placement Program” means a network of FDIC-insured depository institutions and/or their affiliates who are FDIC-insured depository institutions (as defined in Section 3 of the Federal Deposit Insurance Act), that have entered into agreements with IntraFi Network LLC and/or its successors or assigns to collect and/or place deposits with the purpose of providing each participating institution’s depositors increased access to FDIC deposit insurance. “Designated Principal Proceeds” is defined in the proviso to the definition of “Interest Proceeds” herein. “Determination Date” means, with respect to a Payment Date, the last Business Day of the immediately preceding Due Period. “Diligence Information” is defined in Section 8.2(a)(iii). “DIP Loan” means a loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code. “Disposition” means the sale, transfer, assignment or other disposition of an asset. “Dispose” has a corresponding meaning. “Dispute” and “Disputed Collateral Obligation” are defined in Section 2.21. “Distribution” means any payment of principal or interest or any dividend, premium or fee payment made on, or any other distribution in respect of, a security or obligation. “Document Checklist” means, for any Collateral Obligation, an electronic or hard copy list delivered by the Borrower to the Collateral Agent and the Collateral Custodian that identifies such 23

Collateral Obligation, the applicable obligor and each of the documents that shall be delivered to the Collateral Custodian by the Borrower hereunder (including the identification of each item of Diligence Information and Financial and Other Information to be delivered), and whether each such document is an original or a copy and whether a hard copy or electronic copy will be delivered to the Collateral Custodian. “Documentation Package” means, for each Collateral Obligation, the Document Checklist, the Preliminary Documentation Package and the Additional Documentation for such Collateral Obligation, collectively. “Dollar Equivalent” means, as to any amount in any Specified Currency at any time, such amount converted to USD at the Current FX Rate for such Specified Currency at such time. “Dollars”, “USD” and the sign “$” mean the lawful money of the United States of America. “Domicile” means, with respect to any issuer of, or obligor with respect to, a Collateral Obligation: (a) except as provided in clause (b) below, its country of organization; or (b) if it is organized in a Tax Jurisdiction, each of such jurisdiction and the country in which, in the Collateral Manager’s good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue or value is derived, in each case directly or through Subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Collateral Manager to be the source of the majority of revenues, if any, of such issuer or obligor). The term “Domiciled” has a correlative meaning to the term “Domicile”. “Draft Amendment Package” is defined in Section 8.5(a)(3). “Draft Instrument” means, with respect to any Originated Collateral Obligation, a substantially final draft of (1) the related loan agreement (or other principal document under which such Originated Collateral Obligation will be made) and (2) any intercreditor agreement or other agreement among lenders. “Due Period” means, with respect to any Payment Date, the period commencing on the first calendar day of the calendar month in which the preceding Payment Date occurred (or in the case of the Due Period relating to the first Payment Date, beginning on the Closing Date) and ending on (and including) the last calendar day of the calendar month immediately prior to such Payment Date (or, in the case of a Due Period that is applicable to the Payment Date relating to the Maturity Date, ending on (and including) the Business Day immediately preceding such Payment Date). “Early Prepayment Date” means each of: (1) if the Borrower does not notify the Administrative Agent in writing on or prior to April 15, 2025 of the Equity Holder’s plan to repay or refinance the Equity Holder Notes Facility (an “Initial Notification of Repayment Plan”), the thirtieth calendar day following the written notice (including by email) from the Administrative Agent to the Borrower (in the Administration Agent’s sole discretion) that the Administrative Agent has elected to designate an Early Prepayment Date; (2) if (a) an Initial Notification of Repayment Plan was provided by the Borrower in compliance with the foregoing clause (1), (b) the Administrative Agent provides written notice (including by email) to the Borrower within ten Business Days of its receipt of such Initial Notification of Repayment 24 Plan that such plan is unsatisfactory to the Administrative Agent in its commercially reasonable discretion, (c) the Borrower or Equity Holder does not notify the Administrative Agent in writing on or prior to June 15, 2025 of the Equity Holder’s updated plan to repay or refinance the Equity Holder Notes Facility (an “Second Notification of Repayment Plan”) and (d) the Administrative Agent provides written notice (including by email) to the Borrower (in the Administration Agent’s sole discretion) that the Administrative Agent has elected to designate an Early Prepayment Date, July 10, 2025; and (3) if (a) the Administrative Agent provides written notice (including by email) to the Borrower within five calendar days of its receipt of such Second Notification of Repayment Plan that such plan is unsatisfactory to the Administrative Agent in its commercially reasonable discretion and (b) the Administrative Agent provides written notice (including by email) to the Borrower (in the Administration Agent’s sole discretion) that the Administrative Agent has elected to designate an Early Prepayment Date, July 10, 2025. “EBITDA" means, with respect to any Collateral Obligation and the related obligor for any Financial Ratio Test Period, either (a) the meaning of the term “Adjusted EBITDA”, the term “EBITDA” or any comparable term in the Underlying Instruments for such Collateral Obligation (or, in the case of a Syndicated Collateral Obligation for which the Underlying Instruments have not been executed, as set forth in the relevant marketing materials or financial model in respect of such Syndicated Collateral Obligation, until the first testing period after the Underlying Instruments have been executed), or (b) in the case of any Collateral Obligation with respect to which the Underlying Instruments or marketing materials or financial model (as applicable) do not include a definition of “Adjusted EBITDA”, “EBITDA” or such comparable term, an amount, for the principal obligor thereunder and any of its parents that are obligated as guarantor or co-borrower pursuant to the Underlying Instruments for such Collateral Obligation (determined on a consolidated basis without duplication in accordance with GAAP (and also on a pro forma basis in case of any acquisitions)) equal to earnings from continuing operations for such period plus, in each case to the extent deducted in determining earnings from continuing operations for such period, interest expense, income taxes, depreciation and amortization for such period, other non-cash charges and organization costs, extraordinary, one-time and/or non-recurring losses or charges, any other customary add-backs for similarly situated obligors the Calculation Agent deems to be appropriate and any other add-back or subtraction item(s) the Calculation Agent deems to be appropriate and (in the case of a Syndicated Collateral Obligation) any other item the Collateral Manager and the Administrative Agent mutually deem to be appropriate. “Eligible Assignee” means any Person other than a Natural Person that is both an Accredited Investor and a Qualified Purchaser and is either (a) a Lender or an Affiliate of such Lender, or (b) a commercial bank or insurance company (as defined in Regulation D under the Securities Act) or other entity that extends credit or buys loans in the ordinary course of business; provided that no Defaulting Lender, Credit Party or Affiliate of a Credit Party shall be an Eligible Assignee; provided further that no Ineligible Assignee shall be an Eligible Assignee other than following the occurrence and during the continuance of an Event of Default. “Eligible Investment” means any investment that, at the time it, or evidence of it, is acquired by a Borrower Entity (directly or through an intermediary or bailee), is either cash or one or more of the following obligations or securities (in each case denominated in a Specified Currency): (a) direct debt obligations of, and debt obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or Canada or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America that satisfies the Eligible Investment Required Ratings at the time of such investment or contractual commitment providing for such investment; (b) demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank) or any 25 state thereof and subject to supervision and examination by federal and/or state banking authorities payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings; (c) money market funds which funds have, at all times, credit ratings “AAAm” by S&P; subject, in each case, to such obligations or securities having a maturity date not later than the earlier of (A) the date that is 60 days after the date of delivery thereof and (B) the Business Day immediately preceding the Payment Date immediately following the date of delivery thereof; provided that Eligible Investments shall not include (1) any interest-only security, any security purchased at a price in excess of 100% of the par value thereof or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Collateral Manager, (2) any security whose rating assigned by S&P includes the subscript “f”, “p”, “q”, “pi”, “r”, “sf” or “t” (3) any security that is subject to an Offer or (4) any security secured by real property. Eligible Investments may include those investments with respect to which the Bank or an Affiliate of the Bank is an obligor or provides services; or (d) so long as the Accounts Securities Intermediary is the Bank, interest bearing deposits in United States Dollars held at the Bank or in a Deposit Placement Program. Eligible Investments may include those investments with respect to which the Bank or an Affiliate of the Bank is an obligor or provides services. “Eligible Investment Required Ratings” means a long-term senior unsecured debt rating of at least “A” and a short-term credit rating of at least “A-1” by S&P (or, if such institution has no short-term credit rating, a long-term senior unsecured debt rating of at least “A+” by S&P). “Enforcement Priority of Payments” is defined in Section 7(c). “Entitlement Order” is defined in Section 8 102(a)(8) of the UCC. "Equity Distribution" means any dividend or other distribution, direct or indirect, on account of any Equity Interests of a Borrower now or hereafter outstanding. “Equity Distribution Test” means, with respect to (a) any Equity Distribution (other than a Permitted RIC Distribution) at any time pursuant to the terms set forth herein, (b) any deferred purchase price payments to the Sellers in respect of Collateral Obligations previously contributed by the Seller to the Borrowers or (c) any application under any clause of the Interest Priority of Payments or Principal Priority of Payments on any Payment Date, a test satisfied if, on a pro forma basis after giving effect thereto, no Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing or would result or increase therefrom; provided that: (1) to the extent such Equity Distribution or payment would otherwise be made out of proceeds of Loans made hereunder, and at such time the Borrower is Committed to Acquire one or more Collateral Obligations but such Collateral Obligations have not yet settled, then such Equity Distribution or payment shall be deferred until the settlement of such Collateral Obligations or such Equity Distribution or payment is otherwise agreed to in writing between the Borrower and the Administrative Agent; (2) the Borrower shall have delivered to the Administrative Agent evidence (in the related Valuation Report or another form mutually agreeable to the Administrative Agent and the Borrower) of compliance with such Equity Distribution Test; and 26 (3) upon the Administrative Agent’s receipt of such evidence, the Administrative Agent shall confirm in its reasonable judgment whether the Borrower has satisfied the Equity Distribution Test and communicate confirmation or non-confirmation regarding satisfaction of such Equity Distribution Test to the Collateral Agent and the Borrower within two Business Days after the Administrative Agent’s receipt of such evidence; provided that if the Administrative Agent shall have not communicated its confirmation or non-confirmation regarding the Borrower’s satisfaction of the Equity Distribution Test to the Collateral Agent and the Borrower within two Business Days after its receipt of such evidence, then the Administrative Agent shall be deemed to have confirmed that the Borrower has satisfied such Equity Distribution Test. For the avoidance of doubt, acquiescence by the Administrative Agent (whether deemed or otherwise) to an Equity Distribution hereunder shall not be deemed a waiver of any Default or Event of Default that may arise with respect to such Equity Distribution or otherwise. “Equity Holder” means New Mountain Private Credit Fund (as successor to New Mountain Guardian III BDC, L.L.C.). “Equity Holder Collateral Obligations” means, each Collateral Obligation sold and/or contributed by the Equity Holder to the Borrower pursuant to the Borrower Sale and Contribution Agreement. “Equity Holder Conflicts Policy” means the publicly-filed Form ADV of New Mountain Finance Advisers, L.L.C. in relation to conflicts of interest, as referenced in the Organizational Documents of the Equity Holder. “Equity Holder Notes Facility” means that certain Master Note Purchase Agreement dated as of August 4, 2021 among the Equity Holder and the Purchasers listed on the Purchaser Schedule thereto, as amended, modified, supplemented, waived, restated, amended and restated, replaced or otherwise modified from time to time, and any notes issued pursuant thereto. “Equity Holder Purchased Loan Balance” means, as of any date of determination, an amount equal to the Dollar Equivalent of the Aggregate Principal Amount of all Equity Holder Collateral Obligations Acquired by the Borrower Entities prior to such date. “Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing. “Equity Pledge Agreement” means the Equity Pledge Agreement dated on or around the Closing Date between the Equity Holder, Goldman Sachs, in its capacity as Administrative Agent and Lender, and the Collateral Agent. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of any Person shall continue to be considered an ERISA Affiliate of such Person within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person and with respect to liabilities arising after such period for which such Person could be liable under the Code or ERISA. 27

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the imposition on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Pension Plan; (i) the assertion of a material claim (other than routine claims for benefits) against any Pension Plan other than a Multiemployer Plan or the assets thereof, or against the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Pension Plan; (j) receipt from the IRS of notice of the failure of any Pension Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (k) with respect to any Pension Plan the imposition of a Lien pursuant to Section 430(k) of the Code or ERISA or a violation of Section 436 of the Code. "Escrowed Assignment Agreement Documents" means, with respect to each Collateral Obligation, one Assignment Agreement, executed in blank by (a) the relevant Borrower Entity, as assignor, and (b) if the consent or signature of any affiliate of a Borrower Entity (whether as administrative agent, servicer, registrar or in any other capacity) is or could be required for the transfer of all or any portion of such Collateral Obligation by such Borrower Entity, each such affiliate. “Event of Default” is defined in Section 9. “Excess Concentration Amount” shall mean, with respect to any Collateral Obligation, the portion of the Adjusted Balance by which such Collateral Obligation causes any Collateral Portfolio Requirement to be out of compliance, as determined by the Calculation Agent; provided that any such portion expressly approved by the Calculation Agent for inclusion in the Borrowing Base Amount shall not constitute part of the Excess Concentration Amount. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the U.S. Securities and Exchange Commission. “Excluded Payments” means all Administrative Expenses payable to a Bank Party constituting indemnities, but only to the extent such indemnities became payable to such Person as a result of or arising out of such Person’s gross negligence or willful misconduct in the performance of its obligations under the Transaction Documents to which it is a party. “Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each 28 case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which: (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15(b), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(c); and (d) any U.S. withholding Taxes imposed pursuant to FATCA. "Existing Credit Agreement" is defined in the recitals. "Existing Loans" means the Loans (as defined in the Existing Credit Agreement) made under the Existing Credit Agreement and outstanding as of the First Amendment Date and, for the avoidance of doubt, with a Loan Amount as set forth in Appendix A. “Existing Margining Agreement” means the Margining Agreement dated as of the Closing Date among the Borrower and Goldman Sachs Bank USA. “Existing Wells Facility” means that certain Loan and Security Agreement dated as of August 30, 2019, by and among the Borrower, as borrower, the lenders party thereto, New Mountain Finance Advisers, L.L.C., as collateral manager, and Wells Fargo Bank, National Association, as collateral custodian and administrative agent, as amended by that Sixth Amendment to the Loan and Security Agreement, dated as of August 30, 2019, and as further amended, restated or supplemented or otherwise modified or extended or replaced from time to time, as in effect on the Closing Date immediately prior to giving effect to this Agreement and the other Transaction Documents and the transactions contemplated hereunder and thereunder. “Extraordinary Event” means an event that will occur if (for any reason due to the structure and activities of the Credit Parties and the affiliates thereof involved in the transactions under the Transaction Documents): (a) any portion of any payment due from any obligor under any Collateral Obligation that contributes any amount to the calculation of the Borrowing Base Amount at such time becoming properly subject to the imposition of U.S., U.K. or other withholding tax, which withholding tax is not compensated for by a provision under the terms of such Collateral Obligation that would result in the net amount actually received by the Borrower Entities (free and clear of taxes, whether assessed against the obligor thereof or a Borrower Entity) being equal to the full amount that the Borrower Entities would have received had no such deduction or withholding been required, in each case, except to the extent the Administrative Agent shall have waived clause (t) of the Collateral Obligation Criteria with respect to such Collateral Obligation (unless the amount of withholding tax is greater than amounts due when the Administrative Agent had waived clause (t) of the Collateral Obligation Criteria (the “Withholding Excess”), in which case an Extraordinary Event shall be deemed to occur solely with respect to such Withholding Excess); or (b) any jurisdiction’s properly imposing a corporate income tax, municipal business tax, net income, profits, net worth or similar tax on a Borrower Entity; or (c) any jurisdiction’s properly imposing a withholding tax on payments by a Subsidiary of the Borrower to the Borrower; or 29 (d) any Borrower Entity incurs or pays any employee-related liabilities of any Person, provided that either: (x) (1) the Dollar Equivalent of an amount equal to (A) the sum of all Extraordinary Expense Amounts (and, for the avoidance of doubt, whether withheld, paid, incurred or outstanding), minus (B) the sum of (x) all amounts applied to the payment thereof under the Specified Payment Waterfall Provisions and (y) the aggregate amount of all cash contributions received by the Borrower after the Closing Date that are applied to the payment of such amounts, exceeds (2) $10,000,000 (or such larger amount as the Requisite Lenders may consent to in their sole and absolute discretion); or (y) the Dollar Equivalent of the sum of all Extraordinary Expense Amounts that are outstanding at any time exceeds $10,000,000 (or such larger amount as the Requisite Lenders may consent to in their sole and absolute discretion) in the aggregate. “Extraordinary Expense Amounts” means each of the following: (a) amounts withheld (or required to be withheld) from payments to the Borrower Entities that is not compensated for by a “gross-up” provision as described in clause (a) of the definition of “Extraordinary Event”; (b) the amount of taxes imposed on a Borrower Entity as described in clause (b) of the definition of “Extraordinary Event”; (c) amounts withheld (or required to be withheld) from payments to the Borrower by a Subsidiary of the Borrower as described in clause (c) of the definition of “Extraordinary Event”; and (d) the amounts payable in respect of employees as described in clause (d) of the definition of “Extraordinary Event”. “Failure to Pay” with respect to a Collateral Obligation shall mean, after the expiration of any applicable grace period (however defined under the terms of the Collateral Obligation), the occurrence of a non-payment of a payment of interest Scheduled to be Due or principal on the Collateral Obligation when due, in accordance with the terms of the Collateral Obligation at the time of such failure. As used herein, “Scheduled to be Due” means, in the case of an interest payment, that such interest payment would be due and payable during the related calculation period for the Collateral Obligation. “FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement, treaty or convention entered into among Governmental Authorities in connection with the implementation of such Sections of the Code, and any legislation, regulation or guidance giving effect to any such intergovernmental agreement, treaty or convention. “Federal Funds Effective Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for 30 such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent. “Fee Letter” means each of (a) the Agent Fee Letters, (b) the GS Fee Letter and (c) the Lender Fee Letter. “Financial and Other Information” means, with respect to each Collateral Obligation, all reports, written financial information, requests for amendments, waivers, supplements or other similar requests and other written information made available by or on behalf of the related obligors or any administrative agents or servicers (or analogous representatives) to lenders under the related Underlying Instruments. “Financial Asset” is defined in Section 8-102(a)(9) of the UCC. “Financial Ratio Test Period” means, with respect to any Collateral Obligation, (i) for purposes of the calculation of Value Adjustment Events, the period in which such Collateral Obligation has been in the Underlying Portfolio and (ii) the relevant test period for the calculation of the applicable financial ratio for such Collateral Obligation in the applicable Underlying Instruments or, if no such period is provided for therein, for obligors delivering monthly financial statements, each period of the last twelve consecutive reported calendar months, and for obligors delivering quarterly financial statements, each period of the last four consecutive reported fiscal quarters of the principal obligor on such Collateral Obligation (provided that, with respect to any Collateral Obligation for which the relevant test period is not provided for in the applicable Underlying Instruments, if an obligor is a newly-formed entity as to which twelve consecutive calendar months have not yet elapsed (such date of formation a “Start Date”), the “Financial Ratio Test Period” shall initially include the period from the Start Date to the date of Acquisition, determined on an annualized basis, and shall subsequently include each period of the last 12 consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such obligor. “Financing Statements” is defined in Section 9-102(a)(39) of the UCC. “Firm Bid” means, as to any Collateral Obligation, a good, irrevocable and actionable bid for value given by a creditworthy purchaser to purchase the Collateral Obligation Notional Amount of such Collateral Obligation for cash, expressed as a percentage of such Collateral Obligation Notional Amount, and exclusive of accrued interest, for scheduled settlement substantially in accordance with the then-current market practice in the principal market for such Collateral Obligation, provided that: (a) such bid is accompanied by appropriate contact information for the provider of such bid, including the name of the individual responsible for such bid together with his or her telephone number, email address or other analogous contact details; (b) such bid is not subject to any Bid Disqualification Condition (and, if any such bid is subject to any Bid Disqualification Condition, the Calculation Agent shall be entitled to disregard such bid as invalid); (c) such bid is not submitted by an Affiliate of the Borrower, the Equity Holder or the Collateral Manager; and (d) a bid from any Approved Broker Dealer or Approved Creditworthy Third Party shall be presumed to be a Firm Bid unless the Borrower is notified by the Calculation Agent that such bid does not satisfy the conditions set forth in (a) through (d) above. All determinations of whether a bid constitutes a Firm Bid shall be made by the Calculation Agent. No Lender or Agent shall have any obligation to provide a Firm Bid at any time. Neither the Borrower nor 31 any of the Borrower’s Affiliates may provide Firm Bids at any time, unless the Administrative Agent shall otherwise expressly agree. “First Amendment Date” means December 17, 2024. “First Lien Collateral Obligation” means a Collateral Obligation (including a unitranche obligation) that is a senior secured Loan Obligation, in each case secured by a first lien (subject to permitted liens under the applicable Underlying Instruments that are reasonable and customary for similar loans as determined by the Administrative Agent in its reasonable discretion) on substantially all of the collateral of the underlying obligors, including unitranche loans, but in each case excluding First-Lien Last-Out Collateral Obligations, as determined by the Administrative Agent. “First-Lien Last-Out Collateral Obligation” means a Collateral Obligation that, although it is secured by a first lien, is an obligation for which the first-in-first out portion (or any analogous arrangement among lenders that creates a contractual subordination) comprises more than 25% of the aggregate principal amount of such obligation as of its issue date (or at any time thereafter), all as determined by the Administrative Agent. “First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Collateral is subject to no equal or prior Lien and is not subject to any other Liens, except in each case for Permitted Liens. “Fixed Rate Collateral Obligation” means an obligation that bears interest at a fixed rate. “Foreign Lender” is defined in Section 2.15(c). “FRBNY” means the Federal Reserve Bank of New York. “Funding Notice” means a notice substantially in the form of Exhibit A. “GAAP” means, subject to the provisions of Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof. “general intangibles” is defined in the UCC. “GICS Classification” means each of the GICS Industry and GICS Sector. "GICS Industry" means the “Level 3” industry classifications set forth in Schedule B, as such sector classifications may be updated in the discretion of the Administrative Agent, with the consent of the Collateral Manager, with more recent sector classifications published by MSCI Inc. "GICS Sector" means the sector classifications set forth in Schedule B, as such sector classifications may be updated in the discretion of the Administrative Agent, with the consent of the Collateral Manager, with more recent sector classifications published by MSCI Inc. “Goldman Sachs” is defined in the preamble. “Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, the United Kingdom, the 32 European Union or any other foreign entity or government (including any successor to any of the foregoing). “Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority. “Grant” means to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over or confirm. A Grant of the Collateral, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto. The term “Granted” has a correlative meaning. “Grantor” is defined in the Pledge and Security Agreement or the Equity Pledge Agreement, as applicable. “GS Fee Letter” means the Fee Letter dated on or around the Closing Date between Goldman Sachs and the Borrower with respect to certain fees to be paid from time to time to Goldman Sachs. “Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. “IC Memorandum” means, with respect to any Originated Collateral Obligation, the investment committee memorandum (or similar document) prepared by or on behalf of the Collateral Manager that supports the applicable Borrower Entity’s investment decision to originate such Originated Collateral Obligation. “Increased-Cost Lenders” is defined in Section 2.18. “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, fees, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and out-of-pocket disbursements of outside counsel for Indemnitees, including in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable and documented out-of-pocket fees or expenses incurred by Indemnitees in enforcing this indemnity), whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof), the performance of the Indemnitees of their respective obligations hereunder or thereunder or the consummation of any transactions contemplated hereby or thereby, any enforcement of any of the Transaction Documents (including any sale of, collection from, or other realization upon any of the Collateral) and any reasonable and documented out-of-pocket attorneys’ fees and expenses of outside counsel for the Indemnitees and reasonable and documented court costs and any losses incurred directly as a result of a successful defense, in whole or in part, of any claim that an Agent breached its 33 standard of care; or (b) any Fee Letter or any other fee letter delivered by any Agent or any Lender to the Borrowers with respect to the transactions contemplated by this Agreement or any other Transaction Document; provided that “Indemnified Liabilities” shall not include (i) special, punitive, indirect, incidental, exemplary or consequential damages (including lost profits), even if the Borrowers have been advised of the possibility of such damages and regardless of the form of action unless actually incurred or payable by the Indemnitee, (ii) any liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, fees, costs, expenses or disbursements to the extent the same have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (iii) fees and out-of-pocket disbursements for more than one local outside counsel for each relevant jurisdiction for each Indemnitee as to any matter for which indemnification is sought. “Indemnified Taxes” means: (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Transaction Document; and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitee” is defined in Section 11.3(a). “Independent” means as to any Person, any other Person (including a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (a) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, (b) is not connected with such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions and (c) is not Affiliated with a firm that fails to satisfy the criteria set forth in clauses (a) and (b). “Independent” when used with respect to any accountant may include an accountant who audits the books of any Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants. “Independent Manager” means a natural person who, has prior experience as an independent director, independent manager or independent member with at least three years of employment experience in such capacity, and which individual is duly appointed as an independent manager and is not, and has never been, and will not while serving as independent manager be, any of the following: (a) a member (other than a special member or springing member), partner, equityholder, manager (other than an independent manager), director, officer or employee of the Borrower or any of its equityholders, the Collateral Manager or Affiliates (other than as an independent manager of an Affiliate of the Borrower that is not in the direct chain of ownership of the Borrower and that is required by a creditor to be a special purpose bankruptcy-remote entity); (b) a creditor, supplier or service provider (including provider of professional services) to the Borrower, the Collateral Manager or any of its equityholders or Affiliates (other than a company that routinely provides professional independent managers and other corporate services to the Borrower, the Collateral Manager or any of its equityholders or Affiliates in the ordinary course of business); (c) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or (d) a person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above. A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (a) by reason of being the independent manager of a "special purpose entity" affiliated with the Borrower shall be qualified to serve as an independent manager of the Borrower, provided that the fees that such individual earns from serving as independent manager of Affiliates of the Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual's annual income for that year. “Individual Realization Application Amounts” means, for each Collateral Obligation that is the subject of a Disposition or other realization of Principal Proceeds (in whole or in part), an amount (in U.S. Dollars, calculated using the applicable Initial FX Rate) equal to the product of: (a) the Borrowing Base Amount calculated for such Collateral Obligation; and 34 (b) the percentage of the Original Asset Amount for such Collateral Obligation that was Disposed of or realized. “Ineligible Asset” means (a) any equity security or any other interest or security that is not eligible for purchase by a Borrower Entity under the Transaction Documents, whether or not received with respect to a Collateral Obligation, or (b) any interest or security purchased as part of a “unit” with a Collateral Obligation and that itself is not eligible for purchase by a Borrower Entity under the Transaction Documents. "Ineligible Assignee" means, as of any date, any investment platform that devotes a significant portion of its business resources to credit lending or direct lending in middle market loans as of such date, provided that in no event shall Ineligible Assignee include (x) any commercial bank, investment bank, insurance company (including any investment account or fund managed by such insurance company’s adviser on behalf of such insurance company) or (y) any Affiliate of any Lender or any investment account or fund that is managed by any Lender or Affiliate thereof. “Initial Credit Date” means the Closing Date or such other date as may be agreed by the Administrative Agent and the Borrower. “Initial FX Rate” means, with respect to any Collateral Obligation, the Current FX Rate for such Collateral Obligation as at the date on which the Acquisition of such Collateral Obligation has been approved pursuant to the provisions set forth in the Transaction Documents. If a Borrower Entity has Committed to Acquire a Collateral Obligation in more than one lot and/or a Collateral Obligation has been added to the Underlying Portfolio in more than one lot (for example, by Commitments or Acquisitions on separate days), then each lot of such a Collateral Obligation shall be treated as separate Collateral Obligations for purposes of determining the Initial FX Rates therefor. “Insolvency Event” means, with respect to a specified Person, such Person becomes insolvent or is unable to pay its debts or fails or admits in writing in a judicial, regulatory or administrative proceeding or filing its inability generally to pay its debts as they become due. “instruments” is defined in the UCC. “Interest Collection Account” the trust account maintained pursuant to Section 6.2(a). "Interest Coverage Ratio" means, with respect to any Collateral Obligation and the related obligor for any Financial Ratio Test Period, either (a) the meaning of "Interest Coverage Ratio" or any comparable definition in the Underlying Instruments for such Collateral Obligation, or (b) in the case of any Collateral Obligation with respect to which the Underlying Instruments do not include a definition of "Interest Coverage Ratio" or such comparable definition, the ratio of (a) EBITDA for the applicable test period, to (b) cash interest for the applicable test period. “Interest Only Security” means any obligation or security that does not provide in the related Underlying Instruments for the payment or repayment of a stated principal amount in one or more installments on or prior to its Stated Maturity. “Interest Period” means, with respect to each Credit Extension: (a) the period from (and including) the related Credit Date to and including the last calendar day of the calendar month immediately prior to the immediately following Payment Date, and 35

(b) each successive period from and including the first calendar day of the calendar month in which the Payment Date described in clause (a) occurred to and including the last calendar day of the calendar month immediately prior to the immediately following Payment Date until the Obligations (other than contingent obligations for which no claim has been asserted) are repaid in full (or, in the case of an Interest Period that is applicable to the Payment Date relating to the Maturity Date, ending on (and including) the calendar day immediately preceding such Payment Date). “Interest Priority of Payments” is defined in Section 7(a). “Interest Proceeds” means, with respect to any Payment Date, without duplication: (a) all payments of interest and dividends, commitment fees and facility fees received during the related Due Period on the Pledged Obligations (including any Reinvestment Income) and any compensation on account of delayed settlement of any Pledged Obligation, other than (x) any payment of interest received on any Defaulted Obligation if the outstanding principal amount thereof then due and payable has not been received by the Borrower Entities after giving effect to the receipt of such payments of interest and (y) the amounts as specified in clause (f) of the definition of Principal Proceeds; (b) to the extent not included in the definition of “Sale Proceeds”, if so designated by the Collateral Manager and notice thereof is conveyed in writing to the Collateral Agent, the Administrative Agent and the Collateral Administrator, any portion of the accrued interest received during the related Due Period in connection with the sale of any Pledged Obligations (excluding accrued interest received in connection with the sale of (x) Defaulted Obligations if the outstanding principal amount thereof has not been received by the Borrower after giving effect to such sale or (y) an asset that was Acquired with Principal Proceeds); (c) unless otherwise designated by the Collateral Manager as Principal Proceeds and notice thereof is conveyed in writing to the Collateral Agent, the Administrative Agent and the Collateral Administrator, all amendment and waiver fees, all late payment fees and all other fees received during such Due Period in connection with the Pledged Obligations, excluding (A) fees received in connection with Defaulted Obligations (but only to the extent that the outstanding principal amount thereof has not been received by the Borrower Entities); (B) premiums (including prepayment premiums) constituting Principal Proceeds in accordance with subclause (c) of the definition thereof; and (C) fees received in connection with the lengthening of the maturity of the related Collateral Obligation or the reduction of the par of the related Collateral Obligation, in each case, as determined by the Collateral Manager with notice to the Collateral Agent, the Administrative Agent and the Collateral Administrator; (d) any recoveries on Defaulted Obligations during the related Due Period in excess of the outstanding principal amount thereof; (e) (x) any amounts remaining on deposit in the Interest Collection Account from the immediately preceding Payment Date and (y) any Principal Proceeds transferred to the Interest Collection Account for application as Interest Proceeds as expressly provided for herein; and (f) all payments of principal and interest on Eligible Investments purchased with the proceeds of any of subclauses (a) through (e) of this definition (without duplication), provided that: (1) in connection with the final Payment Date, Interest Proceeds shall include any amount referred to in subclauses (a) through (f) above that is received from 36 the sale of Collateral Obligations on or prior to the day immediately preceding the final Payment Date; and (2) the Collateral Manager, by written notice to the Collateral Agent and the Administrative Agent, may from time to time designate amounts that would otherwise constitute “Interest Proceeds” hereunder to, instead, constitute Principal Proceeds hereunder (“Designated Principal Proceeds”), provided that, at the time of such designation and after giving effect thereto, sufficient Interest Proceeds are then on deposit in the Interest Collection Account in the relevant currencies to cover (x) the full amount of interest that will have accrued on and be payable hereunder in respect of the Loans on the next succeeding Payment Date in accordance with the Priority of Payments and (y) the aggregate amount of Administrative Expenses will have accrued on and be payable hereunder on the next succeeding Payment Date in accordance with the Priority of Payments. “Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period. “Interest Reference Amount” means on any date the greater of (i) the Loan Amount and (ii) the Minimum Utilization Amount. “Intermediary” is defined in Section 6.1. “Investment Company Act” means the U.S. Investment Company Act of 1940. “investments” is defined in the UCC. “investment property” is defined in the UCC. “ISDA Definitions” means the 2014 ISDA Credit Derivatives Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for credit rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “Judgment Currency” and “Judgment Currency Conversion Date” are defined in Section 11.22. “knowledge” of a Person means the actual knowledge of an Authorized Officer of such Person. “Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement. “Legal Maturity Date” means the earlier of (a) the Scheduled Legal Maturity Date and (b) the date on which all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise. “Lender Fee Letter” means each of (1) the Lender Fee Letter dated on or around the First Amendment Date between the lenders party hereto as of the First Amendment Date and the Borrower with respect to certain fees to be paid from time to time to the Lenders (the “First Amendment Lender Fee Letter”) and (2) the Lender Fee Letter dated on or around the Second Amendment Date between the lenders party hereto as of the Second Amendment Date and the Borrower with respect to certain fees to be paid from time to time to the Lenders (the “Second Amendment Lender Fee Letter”). 37 “Lien” means (a) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities. “Limited Guarantor” means New Mountain Private Credit Fund (as successor to New Mountain Guardian III BDC, L.L.C.). “Limited Guaranty” means the Non-Recourse Carveout Guaranty Agreement dated on or around the Closing Date between the Limited Guarantor, Goldman Sachs, in its capacity as Administrative Agent, Calculation Agent and Lender, and the Collateral Agent. “Loan” is defined in Section 2.1(a). “Loan Amount” means, as at any time, the aggregate principal amount of the Loans outstanding at such time. “Loan Obligation” means a commercial loan. “Low Cash Spread Partial PIK Obligations” means Partial PIK Obligations where the terms of the applicable Underlying Instruments provide for a minimum cash spread of the applicable benchmark plus 0% through, but not including, the applicable benchmark plus 2.502.15%. “Make-Whole Amount” means the product of, (a) in connection with (1) a Voluntary Commitment Reduction, the amount of the relevant a Voluntary Commitment Reduction or (2) in connection with the acceleration of the Loans and other Obligations, the aggregate principal amount of the Loans outstanding as at the time of acceleration and (b) the Make-Whole Percentage. “Make-Whole Event” means each of: (1) a Voluntary Commitment Reduction and (2) acceleration of the Loans and other Obligations pursuant to Section 9 in connection with a Make-Whole Event of Default. For the avoidance of doubt, no Make Whole Amount shall become due (1) after the Make-Whole Period, (2) during the continuance of a Rejection-Related Prepayment (in each case to the extent of the related Rejection-Related Prepayment Amount), (3) following the imposition of increased costs or other amounts by any Lender or the occurrence any event described in Section 2.13, or (4) at any time that Goldman Sachs or its Affiliates is not Administrative Agent hereunder. “Make-Whole Event of Default” means the occurrence of an Event of Default set forth in clauses (a), (b)(1), (e) (solely to the extent such proceedings are commenced either (A) by any Credit Party or an Affiliate thereof or (B) by any other Person, but, in the case of this clause (B), only if (i) the Credit Party fails to use commercially reasonable efforts to dismiss such proceeding where reasonable grounds to dismiss exist or (ii) any Credit Party colluded with any party to cause the filing of such proceeding) or (f) of the definition thereof or any other Event of Default arising from the intentional failure of the Borrower (or the Collateral Manager on its behalf) to perform its obligations under this Agreement. “Make-Whole Percentage” means, for any Make-Whole Event occurring (1) on or prior to the two-year anniversary of the First Amendment Date, 2.00% and (2) after the two-year anniversary of the First Amendment Date and on or prior to the three-year anniversary of the First Amendment Date, 1.00%. “Make-Whole Period” means the period from the Closing Date to and including the three-year anniversary of the First Amendment Date. 38 “Margin Account” means the trust account maintained pursuant to Section 6.3(c). “Margin Stock” means Margin stock as defined under Regulation U, including any debt security which is by its terms convertible into “Margin Stock”. “Margining Agreement” means the First Amended and Restated Margining Agreement dated as of the First Amendment Date among the Borrower, the Administrative Agent and the Calculation Agent. “Material Action” means to: (a) file or consent to the filing of any bankruptcy, insolvency or reorganization petition under any applicable federal, state or other law relating to a bankruptcy naming a Borrower Entity as debtor or other initiation of bankruptcy or insolvency proceedings by or against a Borrower Entity, or otherwise seek, with respect to a Borrower Entity, relief under any laws relating to the relief from debts or the protection of debtors generally; (b) seek or consent to the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for a Borrower Entity or all or any portion of its properties; (c) make or consent to any assignment for the benefit of a Borrower Entity’s creditors generally; (d) admit in writing the inability of a Borrower Entity to pay its debts generally as they become due; (e) petition for or consent to substantive consolidation of a Borrower Entity with any other person; (f) amend or alter or otherwise modify or remove all or any part of Sections 4 or 5 of the Constitutive Documents of the Borrower or any similar provision of the Constitutive Documents of any other Borrower Entity; or (g) amend, alter or otherwise modify or remove all or any part of the definition of “Independent Manager” or the definition of “Material Action” (or any similar or analogous term or provision) in the Constitutive Documents of any Borrower Entity. “Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (a) the business, operations, properties, assets or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) the ability of any Credit Party to fully and timely perform its Obligations; (c) the legality, validity, binding effect or enforceability against a Credit Party of a Transaction Document to which it is a party; or (d) the rights, remedies and benefits available to, or conferred upon, any Agent, any Lender or any other Secured Party under any Transaction Document. “Material Amendment Information” means, with respect to each Collateral Obligation: (a) all written information describing the terms of amendments, waivers, modifications or supplements to any Underlying Instrument governing such Collateral Obligation (including with respect to the imposition of a replacement index for the London interbank offered rate), including any written requests or written communications related thereto; provided that requests or communications relating thereto will not constitute “Material Amendment Information” to the extent that such request or communication consists solely of informal discussions relating to amendments, waivers, modifications or supplements or of administrative matters in connection therewith; and (b) copies of each executed or agreed amendment, waiver, modification and supplement to such Underlying Instruments. “Material Contract” means any contract or other arrangement to which any Borrower Entity is a party (other than the Transaction Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect. “Material Modification” means any Amendment with respect to a Collateral Obligation that, in the determination of the Calculation Agent, has the effect of: (a) waiving the payment of cash interest or permitting any cash interest to be deferred or capitalized and added to the principal amount of such Collateral Obligation (other than deferral or capitalization of accrued interest of a Collateral Obligation that was previously 39 and will continue to be a Partial PIK Obligation in accordance with the definition thereof and the terms of the applicable Underlying Instruments as of such date); (b) delaying or extending the maturity date or the date of any scheduled principal payment or amortization schedule; (c) modifying the interest rate thereon (excluding any modification of an interest rate arising (i) by operation of a default or penalty interest clause in the related Underlying Instruments for such Collateral Obligation, (ii) pursuant to a contractual pricing grid set forth in the related Underlying Instruments, or (iii) due to the imposition of any of SOFR, Euribor, BBSW, BBSY or SONIA as a replacement index for the London interbank offered rate occurring on or prior to June 30, 2023); (d) contractually or structurally subordinating such Collateral Obligation by operation of a payment waterfall; (e) substituting, altering or releasing any or all of the underlying assets securing such Collateral Obligation, and such substitution, alteration or release materially and adversely affects the value of such Collateral Obligation, as determined in the sole discretion of the Administrative Agent; (f) reducing or forgiving any or all of the principal thereof; (g) amending, waiving, forbearing, supplementing or otherwise modifying in any way any definitions relating to leverage or permitted liens; (h) amending, supplementing, or otherwise modifying any default provision under any Underlying Instrument with respect to the Collateral Obligation; (i) resulting in any less financial information in respect of reporting frequency, scope or otherwise being provided with respect to the related obligor or reduces the frequency or total number of any appraisals required thereunder, unless approved by the Administrative Agent; or (j) waiving or forbearing a default or an event of default or a covenant breach under the Underlying Instruments governing such Collateral Obligation. "Material Modification Draft Amendment Package" is defined in Section 8.5(a)(2)(A). “maturity” means, with respect to any Collateral Obligation, the date on which such obligation shall be deemed to mature (or its maturity date), which shall be the earlier of (a) the Stated Maturity of such obligation and (b) if a Borrower Entity has a right to require the issuer or obligor of such Collateral Obligation to purchase, redeem or retire such Collateral Obligation (at par) on any one or more dates prior to its Stated Maturity (a “put right”) and the Collateral Manager determines that it shall exercise such put right on any such date, the maturity date shall be the date specified in a certification provided to the Collateral Agent, the Administrative Agent and Collateral Administrator. “Maturity Date” means the earlier of (a) the Scheduled Maturity Date, (b) the date forty-five (45) days prior to the maturity date of the Equity Holder, (c) an Early Prepayment Date; provided that if, notwithstanding the occurrence of an Early Prepayment Date, (1) the Borrower (or the Collateral Manager on its behalf) provides evidence reasonably satisfactory to the Administrative Agent on or prior to July 16, 2025 that the Equity Holder Notes Facility is repaid or refinanced pursuant to the terms thereof on or prior to July 15, 2025 (and, if refinanced, the maturity of such refinancing is scheduled for a date that occurs after the Scheduled Maturity Date) and, (2) (x) if the Loans were accelerated pursuant to Section 9 and (y) the Rescission Condition is satisfied as determined by the Administrative Agent in its reasonable discretion, the occurrence of an Early Prepayment Date and related Maturity Date shall be 40 rescinded and no Maturity Date shall have occurred under this clause (c) (such rescission, an “Early Payment Date Rescission”), and (d) the date on which all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise. “Maximum Facility Amount” means, at any date, $650,000,000. “Maximum Portfolio Advance Rate” means 68.75%. “Minimum Utilization Amount” means on any date (1) during the Reinvestment Period, an amount equal to (x) the Commitments times (y) 65.0% and (2) during the Amortization Period, zero. “Monetary Default” means, with respect to any Collateral Obligation and the related obligor, an “Event of Default” as defined under the Underlying Instrument for such Collateral Obligation (or, if no such term exists, the equivalent thereof) relating to a default by a party in the payment of money (other than ordinary course expense reimbursements) when due under a contractual arrangement (after giving effect to any applicable grace period otherwise specified), or a default by such party in the performance or observance of any other obligation thereunder (after giving effect to any applicable grace period otherwise specified) that by its terms can be cured solely by the payment of money. “money” is defined in the UCC. “Monthly Interim Payment Date” means, with respect to each calendar month (other than in a month in which a Payment Date falls), commencing in December 2023, (a) any Business Day in such calendar month designated by the Borrower in compliance with Section 7(e); provided that there may be no more than one Monthly Interim Payment Date in each calendar month; provided further that a Monthly Interim Payment Date may not occur during a month in which a Payment Date falls. “Monthly Report” means the monthly report provided to the Collateral Agent pursuant to Section 6.5(b). “Moody’s” means Moody’s Investors Service, Inc. “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “N-Value” means, as of any date of determination, the quotient of (a) the aggregate Adjusted Balance of all Collateral Obligations in the Collateral Portfolio, squared, divided by (b) the sum of the Squared Adjusted Balances in respect of each unique, unaffiliated obligor in the Collateral Portfolio. For purposes of this formula, "Squared Adjusted Balance" shall mean, with respect to any unique, unaffiliated obligor, the aggregate Adjusted Balance of all Collateral Obligations of such obligor as of such time, squared. “Natural Person” means a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person. “Non-Consenting Lender” is defined in Section 2.18. “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Non-Private Asset” means a Collateral Obligation designated as such pursuant to Section 8.2(a). 41 "Non-Material Modification Draft Amendment Package" is defined in Section 8.5(a)(3). “Non-Utilization Fees” is defined in Section 2.7(b). “Note” means a promissory note substantially in the form of Exhibit E, or otherwise in substance satisfactory to the Borrower, the Administrative Agent and the Requisite Lenders. “Obligation Currency” is defined in Section 11.22. “Obligations” means all obligations (whether now existing or hereafter arising, absolute or contingent, joint, several or independent) of every nature of each Credit Party, including obligations from time to time owed to the Agents (including former Agents), the Bank Parties, the Lenders or any of them, under any Transaction Document, whether for principal (including all obligations to pay Required Principal Amortization Amounts), interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), Ancillary Amounts, Agent Fees, other fees, expenses, indemnification or otherwise. “Offer” means, with respect to any Collateral Obligation or Eligible Investment, any offer by the issuer or borrower thereof or by any other Person made to all of the holders thereof to purchase or otherwise Acquire such Collateral Obligation or Eligible Investment; to exchange such Collateral Obligation or Eligible Investment for any other security, debt obligation, Cash or other property (other than, in any case, pursuant to any redemption in accordance with the terms of any related Underlying Instrument or for the purpose of registering the security or debt obligation). “Officer” means, (a) with respect to a Borrower Entity, any member of such Borrower Entity or any other Person authorized thereby to take any and all actions necessary to consummate the transactions contemplated by the Transaction Documents; (b) with respect to any other entity that is a partnership, any general partner thereof or any Person authorized by such entity; (c) with respect to any other entity that is a limited liability company, any member thereof or any Person authorized by such entity; and (d) with respect to the Collateral Agent and any bank or trust company acting as trustee of an express trust or as custodian or agent, any vice president or assistant vice president of such entity or any officer customarily performing functions similar to those performed by a vice president or assistant vice president of such entity. “Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person. “Opinion of Counsel” means a written opinion addressed to the Administrative Agent and the Collateral Agent, in form and substance reasonably satisfactory to the Administrative Agent, of a nationally or internationally recognized law firm or an attorney admitted to practice (or law firm, one or more of the partners of which are admitted to practice) before the highest court of any State of the United States or the District of Columbia (or of any other relevant jurisdiction, in the case of an opinion relating to the laws of such other jurisdiction) in the relevant jurisdiction, which attorney may, except as otherwise expressly provided in this Agreement, be counsel for the Borrower or the Collateral Manager and which attorney or firm shall be reasonably satisfactory to the Administrative Agent. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and otherwise satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Administrative Agent and Collateral Agent (or shall state that the Administrative Agent and the Collateral Agent shall be entitled to rely thereon). “Organizational Documents” means (a) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association and its by-laws; (b) with respect to any limited partnership, its certificate or declaration of limited partnership and its partnership 42 agreement; (c) with respect to any general partnership, its partnership agreement and (d) with respect to any limited liability company, its articles of organization and its operating agreement. If any term or condition of this Agreement or any other Transaction Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such Organizational Document shall only be to a document of a type customarily certified by such governmental official. Without limiting the foregoing, the Constitutive Documents of any Person shall constitute Organizational Documents for such Person. “Original Asset Amount” means, for any Collateral Obligation, the par amount of such Collateral Obligation Acquired by the Borrower Entities (stated in the Specified Currency in which such Collateral Obligation is denominated). The Original Asset Amount for a Collateral Obligation shall be a static number that shall not change during the term of this Agreement, regardless of any Dispositions (in whole or in part) of or other realization or recoveries on such Collateral Obligation. “Originated Collateral Obligation” means a Collateral Obligation that a Borrower Entity or an agent or affiliate thereof Commits to originate. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document). “Other Taxes” means any and all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar Taxes arising from any payment made hereunder, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Transaction Document. “Pari-Passu Obligation” means other indebtedness for borrowed money owing by the obligor on a Collateral Obligation to the extent that such Collateral Obligation is pari passu or subordinated to such other indebtedness. “Partial PIK Obligation” means, as of any date of determination, a Collateral Obligation that permits the obligor thereon to defer or capitalize any portion of the accrued interest thereon in accordance with the terms of the applicable Underlying Instruments as of such date; provided that (x) the amount of interest permitted to be paid in-kind is not greater than 50% of the applicable margin (excluding any applicable benchmark), (y) the terms of the applicable Underlying Documents do not permit any accrued and unpaid interest to be deferred for more than 36 months or paid later than the date that is 36 months after the initial due date for such interest and (z) unless it is a Low Cash Spread Partial PIK Obligation, the terms of the applicable Underlying Instruments provide for a minimum cash spread of not less than the applicable benchmark plus 2.502.15%. “Participant Register” is defined in Section 11.6(g)(1). “Participation” means an interest in a loan or other debt obligation Acquired indirectly by way of participation from a Selling Institution. “PATRIOT Act” is defined in Section 3.1. “Payment Account” the trust account maintained pursuant to Section 6.3(a). 43

“Payment Date” means (a) the 15th of each of January, April, July and October or, if such day is not a Business Day, the next succeeding Business Day, commencing in January 2024, (b) the Legal Maturity Date and (c) the Maturity Date. “Payment Period” means each period from, and including, a Payment Date (or in the case of the first Payment Period, the Closing Date) to but excluding the immediately succeeding Payment Date. “PBGC” means the Pension Benefit Guaranty Corporation. “Pension Plan” means any employee pension benefit plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA and in respect of which the Borrower or any ERISA Affiliate thereof (and, solely with respect to the definition of “ERISA Event”, in respect of which any Credit Party or any ERISA Affiliate thereof) is an “employer” as defined in Section 3(5) of ERISA. “Permitted Additional Subsidiary” means a direct wholly owned Subsidiary of the Borrower that is formed with the express consent of the Administrative Agent (which consent the Administrative Agent may give, withhold or condition in its sole and absolute discretion). “Permitted Lien” means, with respect to the Collateral: (a) security interests, liens and other encumbrances created pursuant to the Transaction Documents; (b) with respect to agented Collateral Obligations, customary security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such obligor under the related facility; (c) Liens for Taxes if such Taxes shall not at the time be due and payable, a Person is contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person or the failure to pay such Taxes would not reasonably be expected to result in a Material Adverse Effect; (d) Liens imposed by law, such as bank’s, securities intermediary’s, materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith and (e) the restrictions on transferability (if any) imposed by any Underlying Instruments at the time of Acquisition or the Closing Date, as the case may be. “Permitted Repurchases” is defined in Section 8.3. “Permitted RIC Distribution” means an Equity Distribution to the Equity Holder (from the Collection Account or otherwise) to the extent required to allow the Equity Holder to make sufficient distributions to allow the Equity Holder to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Equity Holder in or with respect to any taxable year of the Equity Holder (or any calendar year, as relevant), in each case as evidenced by the Borrower to the Administrative Agent in a manner reasonably acceptable to the Administrative Agent; provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equity Holder shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Equity Holder to: (i) allow the Equity Holder to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Equity Holder’s liability for federal income taxes in relation to the Borrower imposed on (x) its investment company taxable income in relation to the Borrower pursuant to Section 852(b)(1) of the Code (or any successor thereto) and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code, (B) after the occurrence and during the continuance of a Default or an Event of Default, all such distributions shall be prohibited unless otherwise consented to by the Administrative Agent in writing (including via email) in its 44 reasonable discretion, (C) after the occurrence and during the continuance of a Borrowing Base Deficiency or to the extent such Permitted RIC Distribution would result in a Borrowing Base Deficiency, all such distributions shall be prohibited unless otherwise consented to by the Administrative Agent in writing (including via email) in its reasonable discretion and (D) amounts may be distributed pursuant to this definition only on (x) a date that is a Payment Date or (y) any additional date selected by the Borrower pursuant to Section 7(e). For the avoidance of doubt, a Permitted RIC Distribution may not occur hereunder if the BDC Condition is not satisfied. “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities. “PIK Event” has the meaning specified in “Value Adjustment Event”. “Platform” means Debt Domain, Intralinks, SyndTrak or another relevant website or other information platform. “Pledge and Security Agreement” means the Pledge and Security Agreement dated on or around the Closing Date between the Borrower, the other Grantors (if any), Goldman Sachs, in its capacity as Administrative Agent and Lender, and the Collateral Agent. “Pledged Obligations” means, on any date of determination, the Collateral Obligations and the Eligible Investments owned by the Borrower Entities that have been Granted to the Collateral Agent under the Transaction Documents. “Portfolio LTV Prepayment” is defined in the Margining Agreement. “Power of Attorney” means the power of attorney dated on or around the Closing Date by the Borrower Entities in favor of the Collateral Agent for the benefit of the Secured Parties. “Preliminary Documentation Package” means, for each Collateral Obligation, (a) the original executed note (if any) or a faxed copy thereof along with a certificate from the closing attorney certifying possession of the required loan documents for Collateral Obligations closed in escrow; (b) in the case of Collateral Obligations acquired by assignment, a copy of each executed document or instrument evidencing the assignment of such Collateral Obligation to the Borrower; (c) in the case of Originated Collateral Obligations by the Borrower, a copy of the principal loan agreement governing such Collateral Obligation; and (d) any applicable Administrative Agent Cooperation Agreements. “Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. “Principal Balance” means as of any date of determination, with respect to (a) any Collateral Obligation, the Collateral Obligation Notional Amount (excluding any deferred or capitalized interest thereon) of such Collateral Obligation on such date; and (b) any Eligible Investment or Cash, the Balance of such Eligible Investment or Cash. “Principal Collection Account” means the trust account maintained pursuant to Section 6.2(b). 45 “Principal Office” means, for each Agent, such Person’s office as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to the Borrower, the Administrative Agent, the Collateral Agent and each Lender. “Principal Payments” means, with respect to any Payment Date, an amount equal to the sum of any cash payments of principal (including optional or mandatory redemptions or prepayments) received on the Pledged Obligations during the related Due Period, including payments of principal received in respect of exchange offers and tender offers and recoveries on Defaulted Obligations up to the outstanding principal amount thereof, but not including Sale Proceeds. “Principal Priority of Payments” is defined in Section 7(b). “Principal Proceeds” means, with respect to any Payment Date, without duplication: (a) all Principal Payments received during the related Due Period on the Pledged Obligations; (b) any amounts, distributions or proceeds (including resulting from any sale) received in cash on any Defaulted Obligations (other than proceeds that constitute Interest Proceeds under subclause (b) or (e) of the definition thereof) during the related Due Period to the extent the outstanding principal amount thereof then at the time such obligation became a Defaulted Obligation has not been received by a Borrower Entity after giving effect to the receipt of such amounts, distributions or proceeds, as the case may be; (c) all premiums (including prepayment premiums) received during the related Due Period on the Collateral Obligations; (d) any Principal Proceeds and unused proceeds designated for application as Principal Proceeds as expressly provided for herein; (e) Sale Proceeds received during the related Due Period; (f) any accrued interest purchased after the Closing Date with Principal Proceeds that is received after the first Payment Date; (g) all other payments received during the related Due Period on the Collateral not included in Interest Proceeds; (h) all Designated Principal Proceeds; and (i) all proceeds of any Loan not immediately applied to one of the purposes described in Section 2.3(a), (b) or (c). “Priority of Payments” is defined in Section 7. “Private Asset” means a Collateral Obligation designated as such pursuant to Section 8.2(a). “Pro Rata Share” means, with respect to all payments, computations and other matters relating to the Loans of any Lender at any time, the percentage obtained by dividing (a) the outstanding principal amount of the Loans plus the aggregate unused Commitments of that Lender at such time by (b) the aggregate outstanding principal amount of the Loans plus the aggregate unused Commitments of all Lenders at such time. 46 “Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding. “Proceeds” means (a) any property (including but not limited to Cash and securities) received as a Distribution on the Collateral or any portion thereof, (b) any property (including but not limited to Cash and securities) received in connection with the sale, liquidation, exchange or other disposition of the Collateral or any portion thereof and (c) all proceeds (as such term is defined in the UCC) of the Collateral or any portion thereof. “Process Agent” is defined in Section 11.16. “Proposed Collateral Obligation” means a Collateral Obligation that the Collateral Manager has proposed to be Acquired by a Borrower Entity. “Protected Purchaser” is defined in Section 8-303 of the UCC. “Qualified Purchaser” means “qualified purchaser” within the meaning of the Investment Company Act. “Qualifying Participation” means a Participation in a Collateral Obligation that meets each of the following criteria: 1. the Selling Institution is a lender on such Collateral Obligation; 2. the Selling Institution is the Equity Holder; 3. the aggregate participation in such Collateral Obligation granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which such Selling Institution is a lender under such Collateral Obligation; 4. such Participation does not grant, in the aggregate, to the participant in such Participation a greater interest than such Selling Institution holds in the Collateral Obligation that is the subject of the participation; 5. [reserved] 6. the Participation provides the participant all of the economic benefit and risk of the whole or part of the Collateral Obligation that is the subject of the Participation; 7. such participation is documented under a Loan Syndications and Trading Association or similar agreement standard for loan participation transactions among institutional market participants (unless in each case consented to by the Administrative Agent in its sole and absolute discretion); and 8. such Participation is not a sub-participation interest. “Recipient” means Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder. “Recurring Revenue Loan” means a Collateral Obligation the extensions of credit under which, or a maintenance covenant applicable to which, is calculated on the basis of “recurring revenue” for a stated period rather than EBITDA, as determined by the Calculation Agent in its sole discretion. “Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, 5 P.M. (New York City time) on the day that is two U.S. Government 47

Securities Business Days preceding the date of such setting, and (2) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in its reasonable discretion. “Register” is defined in Section 2.4(b). “Registered” means a debt obligation that is issued after July 18, 1984 and that is in registered form within the meaning of Section 881(c)(2)(B)(i) of the Code and the United States Treasury regulations promulgated thereunder. “Regulation A”, “Regulation D”, “Regulation T”, “Regulation U” and “Regulation X” mean Regulations A, D, T, U and X, respectively, of the Board of Governors and all official rulings and interpretations thereunder or thereof. “Reinvestment Income” means any interest or other earnings on unused proceeds deposited in the Principal Collection Account. “Reinvestment Period” means the period from the Initial Credit Date to and including the earlier of (x) December 17, 2028, (y) the date on which an Extraordinary Event occurs and (z) the Maturity Date. “Rejected Acquisition” is defined in Section 8.2(a)(iv). “Rejection-Related Prepayment Amount” means, with respect to any Rejection-Related Prepayment Right, an amount equal to the aggregate Borrowing Base Amount of all Rejected Acquisitions within the immediately preceding twelve (12) months for which no Rejection-Related Prepayment Right has been exercised; provided that the Rejection-Related Prepayment Amount in relation to any Rejection-Related Prepayment Right which the Borrower has not exercised within one year of the date on which such Rejection-Related Prepayment Right arose shall be reduced to zero. A “Rejection-Related Prepayment Right” shall arise if, during any 12-month period, there are at least five (5) unique Rejected Acquisitions (that (x) satisfy the definition of Collateral Obligation Criteria and (y) the Diligence Information with respect to which has been made available to the Administrative Agent to the extent required in accordance with Section 8.2) with respect to Proposed Collateral Obligations issued by different obligors unaffiliated with one another (provided, that different businesses with the same sponsor shall not be deemed affiliated for this purpose solely as a result of having the same sponsor). For the avoidance of doubt, multiple Rejection-Related Prepayment Rights may arise during the term of this Agreement. “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the FRBNY, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or FRBNY, or any successor thereto. “Replacement Lender” is defined in Section 2.18. “Requisite Lenders” means, at any time, Lenders holding more than 50% of the sum of (a) the aggregate principal amount of the Loans outstanding at such time and (b) the aggregate unused Commitments at such time (but, to the extent there is more than one Lender at such time, “Requisite Lenders” will not include any Defaulting Lender); provided that, if there is more than one Lender that is not Defaulting Lender, “Requisite Lenders” in all cases must include at least two Lenders. “Required Notice Time” is defined in Section 2.1(b). “Required Principal Amortization Amount” means, for any Payment Date during the Amortization Period, the percentage set forth in the applicable “Condition” in the table below of the 48 49 At any time during the Amortization Period and prior to December 17, 2028, if the N-Value is greater than 30 Percentage of Principal Proceeds / Aggregate Realization Application Amount 100% of the Aggregate Realization Application Amount (not to exceed the total Principal Proceeds collected during the related Due Period) Aggregate Realization Application Amount for all Dispositions and/or all other realizations and collections of Principal Proceeds on Collateral Obligations, as applicable, that occurred during the related Due Period; provided that the Required Principal Amortization Amount for the final Payment Date shall be equal to the aggregate principal amount of the Loans then outstanding; provided further that if more than one “Condition” applies, the Required Principal Amortization Amount resulting in the largest cash amount shall apply; provided further that Principal Proceeds in respect of Revolving Collateral Obligations to be transferred to the Unfunded Reserve Account pursuant to Section 6.2(b) shall not be included in the Required Principal Amortization Amount. At any time during the Amortization Period and on or after December 17, 2028 85% of all Principal Proceeds At any time during the Amortization Period and prior to December 17, 2028, if the N-Value is less than or equal to 30 If (x) the N-Value is less than 15, (y) the number of unique unaffiliated obligors of Collateral Obligations is less than 12 (the “90% Condition”) or (z) the number of unique GICS Sectors (as determined by the Administrative Agent) represented by obligors of Collateral Obligations is less than 3 75% of all Principal Proceeds 90% of all Principal Proceeds Condition “Rescission Condition” means a condition that is satisfied as of a date of determination if (1) no Event of Default has occurred and is continuing other than the nonpayment of the interest on or principal of the Loans that have become due solely by an Early Repayment Date or a related acceleration hereunder, (2) sufficient amounts are on deposit in the relevant Transaction Accounts to pay all unpaid installments of interest and principal then due on the Loans (other than amounts that have become due solely due to an Early Repayment Date or a related acceleration hereunder) and (3) no judgement or decree for payment has been obtained from a court or other legal authority with respect to amounts due as a result of the Early Repayment Date or a related acceleration. “Reserved Expenses” is defined in Section 6.3(b). “Restructuring” means, with respect to a Collateral Obligation, a “Restructuring” (as defined in Section 4.7 of the ISDA Definitions) has occurred in respect of the Collateral Obligation except that, for such purposes, Section 4.7(a)(iv) of the ISDA Definitions shall be amended to include the following prior to “; or”: “or a release of liens or other credit support for the Obligation; or any other change that materially reduces the level of subordination enhancing the Obligation”. For purposes of this Agreement, the “Multiple Holder Obligation” provisions of the ISDA Definitions will not be applicable in determining whether any such Restructuring occurs. "Revenue" means, with respect to any Collateral Obligation and the related obligor for any Financial Ratio Test Period, either (a) the definition of annualized recurring revenue used in the Underlying Instruments, or any comparable term for “Revenue”, “Recurring Revenue” or “Adjusted Revenue” in the Underlying Instruments or (b) in the case of any Collateral Obligation with respect to which the Underlying Instruments do not include a definition of “Revenue”, “Recurring Revenue” or “Adjusted Revenue” or comparable term, the amount of revenues of such obligor in respect of perpetual licenses, subscription agreements, maintenance streams, service, support, term license, management services, transactional revenues, membership services, hosting or other similar and perpetual cash flow streams identified by the Calculation Agent (including, without limitation, software as a service subscription revenue), of the related obligor and any of its parents or subsidiaries that are obligated with respect to such Collateral Obligation pursuant to the Underlying Instruments. “Revolving Collateral Obligation” means any loan (including revolving loans, funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the related obligor by the Borrower (subject only to the satisfaction of customary conditions to borrowing for revolving credit facilities including accuracy of representations and warranties made by the related obligor and the absence of any default or event of default under the Underlying Instruments); provided that any such obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the obligor expire or are terminated or irrevocably reduced to zero. “Sale and Contribution Agreements” means collectively, the Borrower Sale and Contribution Agreement and other relevant sale and contributions, if any, to be identified. “Sale Proceeds” means all amounts representing: (a) proceeds from the sale or other disposition of any Collateral Obligation or any other property received by a Borrower Entity; (b) at the Collateral Manager’s sole discretion (with notice to the Collateral Agent, the Administrative Agent and the Collateral Administrator), any accrued interest received in connection with any Eligible Investment purchased with any proceeds described in subclause (a) above; and (c) any proceeds of the foregoing, including from the sale of Eligible Investments purchased with any proceeds described in subclause (a) above (including any accrued interest thereon, but only to the extent so provided in subclause (b) above). In the case of each of subclauses (a) through (c), Sale Proceeds shall only include proceeds received on or prior to the last day of the relevant Due Period (or with respect to the final Payment Date, the day immediately preceding the final Payment Date). “Sanctions” and “Sanctions Laws” are defined in Section 4.18. “Scheduled Legal Maturity Date” means December 17, 2036. “Scheduled Maturity Date” means December 17, 2030. “Schedule of Collateral Obligations” means the schedule of Collateral Obligations, which shall list each Collateral Obligation Acquired by the Borrower Entities, delivered pursuant to Section 3 on the Initial Credit Date, or any other schedule substantially in the same form, and supplemented, in either case, by additional information regarding Collateral Obligations Acquired by the Borrower Entities, in each case as amended from time to time to reflect the release of Collateral Obligations and the inclusion of Collateral Obligations pursuant to the terms and conditions hereof. “S&P” means Standard & Poor’s Financial Services LLC. 50 “Second Amendment Date” means December 17, 2025. “Second Lien Collateral Obligation” means (1) a First-Lien Last-Out Collateral Obligation or (2) a Collateral Obligation that is second priority under applicable law to another loan of the same obligor that is secured by assets whose value does not constitute a material portion of the value of all assets of such obligor (subject to liens permitted under the applicable credit agreement that are reasonable and customary for similar loans, and liens accorded priority by law in favor of the United States or any state or agency), all as determined by the Administrative Agent. “Secured Parties” means the Agents and the Lenders and each other Person (if any) identified as a “Secured Party” in any of the Collateral Documents. “Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing. “securities” is defined in the UCC. “Securities Account Control Agreement” means the Securities Account Control Agreement dated on or around the Closing Date between the Borrower and the Bank, as Collateral Agent, the Bank, as Accounts Securities Intermediary, and the Administrative Agent. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the U.S. Securities and Exchange Commission. “Securities Intermediary” is defined in Section 8-102(a)(14) of the UCC. “Security Entitlement” is defined in Section 8-102(a)(17) of the UCC. “Seller” means each of: (a) under the Borrower Sale and Contribution Agreement, the Equity Holder; and (b) under each other Sale and Contribution Agreement, the “Seller” designated therein. “Selling Institution” means an institution from which a Participation would be Acquired. “Senior Unitranche Loan” means a senior unitranche loan with respect to which the Total Net Leverage Ratio is greater than 5.0x, but with no other senior or junior funded term debt in the capital structure, or as determined by the Calculation Agent in its discretion. “SOFR” means, for any day, the secured overnight financing rate published for such day by the FRBNY, as the administrator of the benchmark, (or a successor administrator) on the FRBNY’s website. “Specified Credit Party” means a Credit Party other than the Limited Guarantor. “Specified Currency” means, with respect to (1) any Loan, obligation or payment, U.S. Dollars and (2) any Collateral Obligation, USD or as may be otherwise approved by the Administrative Agent in its sole discretion. 51

“Specified Information” is defined in Section 5.14. “Specified Payment Amounts” means, with respect to any Payment Date, all Extraordinary Expense Amounts that the Collateral Manager has designated in writing to the Collateral Agent and the Administrative Agent, prior to the related Determination Date, as the “Specified Payment Amounts” (if any) for such Payment Date. “Specified Payment Waterfall Provisions” means clause (11) of the Interest Priority of Payments) and clause (9) of the Principal Priority of Payments. “Specified Person” is defined in Section 10.7(b). “Spread” means, on any date of determination (i) prior to the First Amendment Date, 2.95% per annum, (ii) on or after the First Amendment Date and prior to the Second Amendment Date, 2.20% per annum and (iii) on or after the Second Amendment Date, 1.75% per annum. “Stated Maturity” means, with respect to any security or debt obligation, the date specified in such security or debt obligation as the fixed date on which the final payment of principal of such security or debt obligation is due and payable or, if such date is not a Business Day, the next following Business Day. “Structured Finance Obligation” means any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities. “Subordinate Interests” means the rights of the Borrower and the Equity Holder in and to the Collateral. “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. “Successor Management Fees” means any management fees payable to a successor Collateral Manager as agreed between the Borrower, the Administrative Agent and any such successor Collateral Manager. “Successor Collateral Manager” means a replacement Collateral Manager appointed in the manner and to the extent provided in the Collateral Management Agreement. “Syndicated Collateral Obligation” means any Collateral Obligation that (i) is Acquired by the Borrower at a price (calculated as of the date of acquisition or commitment to acquire by the Borrower) equal to or greater than 85.0% (expressed as a percentage of par of the related Collateral Obligation Notional Amount but excluding any accrued interest) and, (ii) (a) at the time of determination, (1) is a broadly syndicated commercial loan; (2) is secured by a pledge of collateral, which security interest is validly perfected and is a First Lien Collateral Obligation or a Second Lien Collateral Obligation; (3) has a collateral value or enterprise value securing such Loan Obligation (as determined in good faith by the Collateral Manager on or about the time of origination) that is equal to or in excess of (i) the outstanding principal balance of such Loan Obligation plus (ii) all other loans of equal or higher 52 seniority secured by the same collateral; (4) has a senior facility size of $200,000,000 or greater and has an EBITDA for the prior twelve (12) calendar months of $50,000,000 or greater (after giving pro forma effect to any acquisition in connection therewith); (5) is rated by either S&P or Moody’s (or the obligor is rated by S&P or Moody’s); and (6) has a LoanX liquidity score of 1-4; or (b) is designated as a Syndicated Collateral Obligation on Appendix C-2 on the Closing Date or is otherwise deemed to be a Syndicated Collateral Obligation by the Administrative Agent, in each case determined as of the Closing Date (or the date of Acquisition if later) by the Administrative Agent, provided that if a Collateral Obligation otherwise qualifies on its date of Acquisition as Syndicated Collateral Obligation except for prong (4) above later becomes in compliance with prong (4), the Administrative Agent, at the written request of the Collateral Manager, may reclassify such Collateral Obligation as Syndicated Collateral Obligation. If a Collateral Obligation no longer meets the requirements to be a Syndicated Collateral Obligation, as determined by the Administrative Agent in its sole discretion, it shall be deemed not to be a Syndicated Collateral Obligation for all purposes hereunder. “Syndication Agent” is defined in the preamble. “Synthetic Security” means a security or swap transaction that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation. “Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (together with interest, penalties and other additions thereto) of any nature and whatever called, imposed, levied, collected, withheld or assessed by any Governmental Authority. “Tax Jurisdiction” means the Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands, the Channel Islands, Curaçao or Ireland. “Term SOFR” means, for any Interest Period, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Benchmark Administrator; provided, however, that if as of the Reference Time on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Benchmark Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Benchmark Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Benchmark Administrator; provided that, notwithstanding the foregoing, Term SOFR shall at no time be less than 0.00% per annum. “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Terminated Lender” is defined in Section 2.18. “Total Net Leverage Ratio” means, with respect to any Collateral Obligation and the related obligor for any Financial Ratio Test Period, either (a) the meaning of “Total Net Leverage Ratio” or comparable term set forth in the Underlying Instruments for such Collateral Obligation, or (b) in the case of any Collateral Obligation with respect to which the Underlying Instruments do not include a definition of “Total Net Leverage Ratio” or comparable term, the ratio obtained by dividing (i) the indebtedness (including the full drawn but not the undrawn amount of any delayed draw or revolving indebtedness) of the related obligor (including indebtedness of such obligor that is junior in terms of payment or lien priority to the Collateral Obligation of such obligor held by the Borrower) as of such date, minus the Unrestricted Cash of such obligor as of such date by (ii) EBITDA of such obligor for the Financial Ratio Test Period. 53 “Transaction Accounts” means (a) the Interest Collection Account, the Payment Account, the Collateral Account, the Principal Collection Account, the Margin Account and the Unfunded Reserve Account; and (b) with respect to each Borrower Entity other than the Borrower, such accounts designated by the Administrative Agent. “Transaction Data Room” means a password-protected electronic data room established by the Borrower or the Collateral Manager on its behalf, access to which shall be available and provided at all times to the Collateral Agent, on behalf of the Secured Parties, and the Administrative Agent. “Transaction Document” means any of this Agreement, the Notes (if any), the Fee Letters, the Collateral Administration Agreement, the Sale and Contribution Agreements and Transfer Supplements, each Administrative Agent Cooperation Agreement, the Limited Guaranty, the Collateral Documents, the Collateral Management Agreement, the Margining Agreement, and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Credit Party for the benefit of any Agent or any Lender in connection herewith on or after the Closing Date. “Transfer Date” means each Subsequent Conveyance Date under (and as defined in) the Sale and Contribution Agreements. “Transfer Supplement” means the supplement to the Schedule of Collateral Obligations, as defined in accordance with the Sale and Contribution Agreements, delivered on each Transfer Date. “Trust Officer” means, when used with respect to the Collateral Agent, any officer within the Corporate Trust Services Division (or any successor group of the Collateral Agent) including any director, managing director, vice president, assistant vice president, associate or officer of the Collateral Agent customarily performing functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Agreement. “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction. “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment. “Unapproved Originated Collateral Obligation Condition” means, with respect to any Originated Collateral Obligation, that the Underlying Instruments for such Originated Collateral Obligation do not at the time of Acquisition by the Borrower (in the Administrative Agent’s sole and absolute judgment) conform substantially to the IC Memorandum and Draft Instruments for such Originated Collateral Obligation delivered by the Borrower, and the Administrative Agent notifies the Borrower within 10 Business Days of the date on which the Underlying Instruments are delivered hereunder. “Underlying Instruments” means, with respect to any Collateral Obligation, (a) the indenture, credit agreement or other agreement pursuant to which such Collateral Obligation has been issued or created, (b) each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries and (c) all related closing documents, including, in each case, any Material Modifications thereto. 54 “Underlying Portfolio” means the portfolio of Collateral Obligations (including Unsettled Sale Assets) or Unsettled Purchase Assets, as applicable, owned by the Borrower Entities or Committed to be owned by the Borrower Entities from time to time. “Unfunded Exposure Amount” means on any date of determination, with respect to any Delayed Drawdown Collateral Obligations or Revolving Collateral Obligation, the aggregate amount (without duplication) of all unfunded commitments (the funding of which is subject only to the satisfaction of customary conditions to borrowing for delayed draw or revolving credit facilities (as applicable) including accuracy of representations and warranties made by the related obligor, satisfaction of certain financial covenants and the absence of any default or event of default under the Underlying Instruments) pursuant to such Collateral Obligations. “Unfunded Reserve Account” means the account maintained pursuant to Section 6.3(d). “Unfunded Reserve Account Shortfall” has the meaning specified in Section 6.3(d). “Unfunded Reserve Required Amount” means, with respect to each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation included in the Collateral, the greater of: (I) the Dollar Equivalent of an amount equal to: (i) the aggregate sum of the Unfunded Exposure Amount in respect of all such Delayed Drawdown Collateral Obligations and Revolving Collateral Obligation, minus (ii) the Unfunded Exposure Amount in respect of each such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation included in the Collateral times the Asset Current Price of such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation (expressed as percentage of par) times the Advance Rate then in effect for such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation; and (II) the excess, if any, of (x) the sum of the Unfunded Exposure Amount and the Loan Amount over (y) the Adjusted Maximum Facility Amount. provided that after the Availability Period or upon the occurrence of an Event of Default, the Unfunded Reserve Required Amount shall equal the Unfunded Exposure Amount. “Unrestricted Cash” means “Unrestricted Cash” or any comparable term in the Underlying Instruments for any Collateral Obligation, and in any case that “Unrestricted Cash” or such comparable term is not defined in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the related obligor that have been delivered to the Borrower. “Unsettled Purchase Asset” means, as of any date, an asset that a Borrower Entity has Committed to Acquire and in respect of which the Acquisition by such Borrower Entity has not yet settled. “Unsettled Sale Asset” means, as of any date, a Collateral Obligation that a Borrower Entity has Committed to sell and in respect of which the sale by such Borrower Entity has not yet settled. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association 55

recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Lender” is defined in Section 2.15(c). “U.S. Person” is defined in Regulation S under the Securities Act. “U.S. Tax Compliance Certificate” is defined in Section 2.15(c). “Valuation Report” is defined in Section 6.5(c). “Value Adjustment Event” means, with respect to a Collateral Obligation or its related obligor, as applicable, the occurrence of any of the following (with each of the financial ratios set forth in clauses (b), (c), (d), (e) and (f) below being referred to herein as a “Financial Ratio”), as determined by the Calculation Agent in its sole discretion): (a) any breach by the related obligor of any periodic financial maintenance covenant pursuant to the Underlying Instruments; (b) in the case of each Collateral Obligation other than a Recurring Revenue Loan, an increase of 0.75 or more turns in the Total Net Leverage Ratio of the related underlying obligors during the related Financial Ratio Test Period; (c) in the case of each Collateral Obligation other than a Recurring Revenue Loan, either (I) a deterioration of 0.5x or more turns in the Interest Coverage Ratio of the related underlying obligors during the related Financial Ratio Test Period or (II) the occurrence of a value of the Interest Coverage Ratio of less than 1.0 in any Financial Ratio Test Period; (d) in the case of each Collateral Obligation other than a Recurring Revenue Loan, a decline of 15% or more in last twelve months EBITDA of the related underlying obligor during the related Financial Ratio Test Period; (e) in the case of each Collateral Obligation that is a Recurring Revenue Loan, a decline of 15% or more in recently reported quarterly Revenue compared to the quarterly Revenue (or if not available, the Revenue calculated on a pro-rated basis using the annual Revenue) projected in the base case scenario as of the related Acquisition date; (f) in the case of each Collateral Obligation that is a Recurring Revenue Loan, an increase of 0.25 or more turns in the Debt-to-Recurring Revenue Ratio during the related Financial Ratio Test Period; (g) the Collateral Obligation is on a non-accrual status or is not collectible; (h) the Collateral Obligation is currently deferring or capitalizing any payment of principal or interest pursuant to any “pay in kind” or capitalization of payments provision (a “PIK Event”); and (i) [Reserved] (j) any Material Modification occurs with respect to such Collateral Obligation unless determined not to be a Value Adjustment Event by the Administrative Agent, or to which the Administrative Agent has consented, pursuant to Section 8.5; 56 (k) there has occurred an “Additional Value Adjustment Event” with respect to such Collateral Obligation that has been specified as such in connection with approval of such Collateral Obligation pursuant to Section 8.2; provided that, solely in the case of a Value Adjustment Event described in clause (h), beginning on the calendar quarter following the time that such Collateral Obligation is no longer subject to such PIK Event, a Value Adjustment Event described in clause (h) of the definition therein shall not be deemed to have occurred with respect to the related Collateral Obligation for all purposes hereunder, and the Assigned Price for such Collateral Obligation shall be the most recent value previously determined pursuant to the definition of “Asset Current Price”. Each Financial Ratio shall be tested quarterly on each Determination Date. For the avoidance of doubt, more than one Value Adjustment Event may occur with respect to any Collateral Obligation. “Warranty Collateral Obligation” is defined in Section 6.1 of the Borrower Sale and Contribution Agreement. “WF Account Permitted Use” means maintenance of the accounts of the Borrower at Wells Fargo Bank, National Association that were maintained in connection with, and pledged under and pursuant to, the Existing Wells Facility (the “WF Accounts”) so long as the following conditions are satisfied: (1) the WF Accounts are closed, and are no longer maintained, within 90 calendar days of the Closing Date, (2) use of the WF Accounts is limited solely to receiving funds and transferring funds to one or more of the Transaction Accounts, (3) Borrower instructs Wells Fargo Bank, National Association to implement, and Wells Fargo Bank, National Association implements, a daily sweep of funds credited to the WF Accounts to one or more of the Transaction Accounts and (4) Borrower shall provide the Administrative Agent such account statements, transaction histories, or other documentation for the WF Accounts as may be requested by the Administrative Agent to ensure the foregoing conditions are satisfied. 1.2. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to Lenders pursuant to Schedule A shall be prepared in accordance with GAAP as in effect at the time of such preparation. 1.3. Interpretation, Etc. (a) Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. (b) References to any statute or code shall, unless otherwise specified, be deemed to refer to such statute or code and all rules and regulations promulgated thereunder, all as amended, 57 modified, supplemented, waived, restated, amended and restated, replaced or otherwise modified from time to time. (c) References to: (1) any agreements herein and in any Transaction Document shall, unless otherwise specified, be deemed to refer to such agreements as amended, modified, supplemented, waived, restated, amended and restated, replaced or otherwise modified from time to time; (2) any Person shall, unless otherwise specified, include references to such Person’s successors and assigns; (3) any Person acting in any particular capacity shall, unless otherwise specified, include references to such Person’s successors and assigns in such capacity, provided that the foregoing is without prejudice to the rights or remedies available to a party herein or in any of the other Transaction Documents that restricts, limits or imposes conditions upon, or provides consequences for, any amendments, successions or assignments; (4) the Existing Credit Agreement in any Transaction Document shall be deemed to refer to this Agreement; and (5) the Existing Margining Agreement in any Transaction Document shall be deemed to refer the Margining Agreement. 1.4. Assumptions as to Collateral Obligations, Etc. (a) In connection with all calculations required to be made pursuant to this Agreement with respect to Distributions on any Pledged Obligations, or any payments on any other assets included in the Collateral, and with respect to the income that can be earned on Distributions on such Pledged Obligations and on any other amounts that may be received for deposit in the Transaction Accounts, the provisions set forth in this Section 1.4 shall be applied. (b) All calculations with respect to Distributions on the Pledged Obligations shall be made by the Borrower (or the Collateral Manager on its behalf) on the basis of information as to the terms of each such Pledged Obligation and upon report of payments, if any, received on such Pledged Obligation that are furnished by or on behalf of the issuer of or borrower with respect to such Pledged Obligation and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations. To the extent they are not manifestly in error, any information or report received by the Borrower or the Collateral Manager (other than those prepared by the Borrower or the Collateral Manager), the Collateral Agent, the Collateral Administrator, the Collateral Custodian or the Administrative Agent with respect to the Collateral Obligations may be conclusively relied upon in making such calculations. (c) For each Due Period, the Distribution on any Pledged Obligation (other than a Defaulted Obligation, which shall be, until any Distribution is actually received by a Borrower Entity from such Defaulted Obligation, assumed to have a Distribution of zero) shall be the minimum amount, including coupon payments, accrued interest, scheduled Principal Payments, if any, by way of sinking fund payments which are assumed to be on a pro rata basis or other scheduled amortization of principal, return of principal, and redemption premium, if any, assuming that any index applicable to any payments on a Pledged Obligation that is subject to change is not changed, that, if paid as scheduled, will be available in the Interest Collection Account or the Principal Collection Account, at the end of the Due Period net of withholding or similar taxes to be withheld from such payments (but taking into account payments made in respect of such taxes that result in the net amount actually received by a Borrower 58 Entity (free and clear of taxes, whether assessed against such obligor thereof, the counterparty with respect thereto, or such Borrower Entity) being equal to the full amount that such Borrower Entity would have received had no such deduction or withholding been required). (d) All calculations under this Agreement shall be in U.S. Dollars unless otherwise specified. For purposes of this Agreement, unless otherwise specified, calculations with respect to all amounts or assets received, held or required to be paid in a currency other than U.S. Dollars shall be made on the basis of the Dollar Equivalent thereof. (e) No Agent warrants, nor accepts responsibility, nor shall have any liability with respect to, the administration, submission or any other matter related to the Benchmark, the Base Rates, the Prime Rate or, in each case, any comparable or successor rate thereto. (f) To the extent of any ambiguity in the interpretation of any definition or term contained in this Agreement or to the extent more than one methodology can be used to make any of the determinations or calculations set forth therein, the Collateral Administrator shall be entitled to request direction from the Borrower (or the Collateral Manager on its behalf) (which shall be subject to confirmation by the Administrative Agent) as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Bank Parties, shall be entitled to conclusively rely thereon without any responsibility or liability therefor. (g) Any direction or Borrower Order required hereunder relating to the Acquisition, sale, disposition or other transfer of Collateral may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol) from the Borrower (or the Collateral Manager on its behalf) on which the Bank Parties may rely. (h) For purposes of (1) the Schedule of Collateral Obligations or a list of Collateral Obligations prepared in accordance with this Agreement, (2) the Daily Reports, (3) the Monthly Reports, (4) the Additional Reports prepared in accordance with this Agreement and (5) preparing any other reports hereunder, Collateral Obligations Committed to be Acquired by a Borrower Entity shall be treated as owned or Acquired by such Borrower Entity (with the Collateral Agent deemed to have a perfected security interest or charge in such Collateral Obligation) and Collateral Obligations Committed to be sold by a Borrower Entity shall be treated as having been sold by such Borrower Entity and shall not be treated as owned by such Borrower Entity. (i) For all purposes hereunder, “Debt-to-Recurring Revenue Ratio,” “Total Net Leverage Ratio,” “Revenue,” “Interest Coverage Ratio” and “EBITDA” shall be determined by the Calculation Agent pursuant to the terms hereof. SECTION 2. LOANS AND COMMITMENTS 2.1. Loans and Commitments. (a) Loans. During the Availability Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving loans to the Borrower (each, a “Loan” and, together with any deemed Loan pursuant to Section 6.3(d), the “Loans”) in an aggregate amount up to but not exceeding such Lender’s Commitment as then in effect; provided that (1) after giving effect to the making of any Loan (determined on a pro forma basis after giving effect to any funding of Delayed Drawdown Collateral Obligation(s) and/or Revolving Collateral Obligation(s) being made in connection therewith), (x) the Loan Amount does not exceed the Adjusted Maximum Facility Amount and (y) the Loan Amount does not exceed the Borrowing Base Amount at such time; and (2) unless otherwise consented to by the Administrative Agent, Loans shall not occur more frequently than 2 times per calendar week. 59

Amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed during the Availability Period. Each Lender’s Commitment shall terminate immediately and without further action at 6:00 p.m. (New York City time) on the last day of the Availability Period. All Existing Loans shall remain outstanding as of the First Amendment Date and shall be Loans for all purposes of this Agreement and the other Transaction Documents. (b) Borrowing Mechanics for Loans. (1) Loans hereunder shall be in USD and in an aggregate minimum amount equal to the Applicable Minimum Amount and, in each case, integral multiples equal to the Applicable Integral Multiple in excess of that amount. (2) Whenever the Borrower desires that Lenders make Credit Extensions, the Borrower shall deliver to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) a fully executed Funding Notice no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed Credit Date (the “Required Notice Time”)), or such period shorter as may be agreed by the Requisite Lenders and the Administrative Agent; provided that, in each case, with respect to any Loan requested in connection with the Borrower funding a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, the Borrower may deliver to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) a fully executed Funding Notice after the Required Notice Time so long as such Funding Notice is delivered no later than the earlier of (x) 10:00 a.m. (New York City time) on the proposed Credit Date and (y) within 1 Business Day of receiving a request by the underlying obligor to fund such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation. (3) [Reserved]. (4) For each Credit Extension, the Administrative Agent shall notify the Borrower, the Collateral Agent, the Collateral Administrator and each Lender of the principal amount of the Loans to be made along with each Lender’s respective Pro Rata Shares thereof (which Pro Rata Shares shall be equal to the Loan amount that each Lender will be obligated to fund to the Borrower on the related Credit Date). Such notice shall be provided by the Administrative Agent with reasonable promptness, but not later than, (i) with respect to any Credit Extension for which the funding notice was provided by the borrower prior to the Required Notice Time, 10:00 a.m. (New York City time) on such Credit Date or (ii) with respect to any Credit Extension for which the funding notice was provided by the borrower on or after the Required Notice Time, 12:00 p.m. (New York City time) on such Credit Date. With respect to any Credit Extension for which the funding notice was provided by the borrower on or after to the Required Notice Time, the Administrative Agent shall be deemed to satisfy its duties under this clause (4) if it makes commercially reasonable efforts to provide such notice by 12:00 p.m. (New York City time) on such Credit Date and, if it has not provided notice by such time, by providing notice reasonably promptly thereafter. (5) For each Credit Extension, each Lender shall make the amount of its Loans available to the Administrative Agent not later than (i) with respect to any Credit Extension for which the funding notice was provided by the borrower prior to the Required Notice Time, 12:00 p.m. (New York City time) on such Credit Date and (ii) with respect to any Credit Extension for which the funding notice was provided by the borrower on or after to the Required Notice Time, 2:00 p.m. (New York City time) on the related Credit Date, in each case by wire transfer of same day funds in USD at the principal office designated by the Administrative Agent. With respect to any Credit 60 Extension for which the funding notice was provided by the borrower on or after to the Required Notice Time, each Lender shall be deemed to satisfy its duties under this clause (5) if it makes commercially reasonable efforts to deposit funds on or by the time set forth in this clause (5) and, if it has not done so by such time, by depositing funds reasonably promptly thereafter. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of the Loans available to the Borrower on such Credit Date by causing an amount of same day funds to be deposited in the Principal Collection Account or as otherwise agreed between the Borrower and the Administrative Agent, in each case for application of such proceeds in accordance with Section 2.3 or as otherwise agreed between the Administrative Agent and the Borrower. (6) If a funding does not occur on any Credit Date because any condition precedent to such requested borrowing herein specified has not been met or not all Lenders have made their respective Loans on such date, then the Administrative Agent shall return any amounts received to the respective Lenders without interest. (c) [Reserved]. (d) Notices. Each Funding Notice shall be executed by an Authorized Officer of the Borrower in a writing delivered to the Administrative Agent. In lieu of delivering a Funding Notice, the Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing; provided that each such notice shall be promptly confirmed in writing by delivery of the applicable Funding Notice to the Administrative Agent on or before the close of business on the date that the telephonic notice is given; provided that a Funding Notice for all Loans made on the Initial Credit Date may, in the Administrative Agent’s sole and absolute discretion, be deemed to have been provided by other documentation satisfactory to the Administrative Agent. In the event of a discrepancy between the telephone notice and the written Funding Notice, the written Funding Notice shall govern. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of the Borrower or for otherwise acting in good faith. 2.2. Pro Rata Shares; Availability of Funds (a) Pro Rata Shares. All Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder. (b) Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on such Credit Date. If the Administrative Agent has made such corresponding amount available to the Borrower but such corresponding amount is not in fact made available to the Administrative Agent by such Lender, then the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall on or prior to the next Payment Date pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the 61 interest rate otherwise payable hereunder. If (1) the Administrative Agent declines to make a requested amount available to the Borrower until such time as all applicable Lenders have made payment to the Administrative Agent, (2) a Lender fails to fund to the Administrative Agent all or any portion of the Loans required to be funded by such Lender hereunder prior to the time specified in this Agreement and (3) such Lender’s failure results in the Administrative Agent failing to make a corresponding amount available to the Borrower on the applicable Credit Date, then such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s Loans for the period commencing with the time specified in this Agreement for receipt of payment by the Borrower through and including the time of the Borrower’s receipt of the requested amount and the Borrower shall have no obligation to pay interest on any amounts not so advanced. Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder. 2.3. Use of Proceeds. The proceeds of the Loans made hereunder shall be used solely: (a) to Acquire Collateral Obligations (and, pending such Acquisitions, to deposit funds into the Principal Collection Account); (b) to fund the Borrower’s payment of the costs and expenses payable hereunder and under the Fee Letters (including the Upfront Fees payable on each Credit Date); (c) to fund the Unfunded Reserve Account and Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations; (d) to the extent of the consideration in the form of additional capital or equity interests paid by the Borrower with respect to an asset contributed under the Borrower Sale and Contribution Agreement, to make Equity Distributions in compliance with the requirements hereunder; (e) with the written consent of the Administrative Agent and subject to satisfaction of the Equity Distribution Test, to otherwise make Equity Distributions to the Equity Holder; and (f) with the written consent of the Administrative Agent, for any other purpose. 2.4. Evidence of Debt; Register; Lenders’ Books and Records; Notes. (a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender, including the amounts and currencies of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that (1) the failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s Obligations in respect of any applicable Loans; and (2) in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern. (b) Register. The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of the Lenders, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Register shall be available for inspection by the Borrower or any Lender (with respect to (1) any entry relating to such Lender’s Loans and (2) the identity of the other Lender’s (but not any information with respect to such other Lenders’ Loans)) at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record, or shall cause to be recorded, in the Register the Loans in accordance with the provisions of Section 11.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest 62 error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or the Borrower’s Obligations in respect of any Loan. The Borrower hereby designates the Administrative Agent to serve as the Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.4, and the Borrower hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees”. (c) Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at least two Business Days prior to the Initial Credit Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 11.6) on the Initial Credit Date (or, if such notice is delivered after the Initial Credit Date, promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loans. If Notes are delivered to any Lender, the Borrower may establish commercially reasonable procedures for replacing lost or stolen Notes. 2.5. Interest on Loans. (a) Interest Accruals. Except as otherwise set forth herein, and subject to Section 2.5(b) below, each Loan shall bear interest on the unpaid principal amount thereof in relation to each Interest Period from the date made through repayment (whether by acceleration or otherwise) thereof at an amount in USD equal to the sum of the daily amounts during such Interest Period obtained by multiplying (A) the Benchmark applicable to such Loan for such Interest Period from time to time plus the Spread and (B) the Loan Amount for such day (in relation to each Loan and each Interest Period the “Base Accrued Interest”). (b) [Reserved]. (c) Interest Rate Determinations and Payments. On each Payment Date, the Borrower shall pay to Collateral Agent for distribution to the Lenders an amount equal to the sum of the Base Accrued Interest amounts determined in relation to each Loan for the related Payment Period (the “Accrued Interest”), in accordance with the Priority of Payments. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rates that shall apply to the Loans for which an interest rate is then being determined for the applicable Interest Period (including the amounts set forth under clauses (a) and (b) above), and shall promptly give notice thereof to the Borrower, the Collateral Agent, the Collateral Administrator and each Lender. (d) Day-Count Fractions, Etc. (1) Interest payable pursuant to Section 2.5(a) shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues, except that any interest accruing at a Base Rate shall be computed on the basis of a 365-day year. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan shall be excluded; provided that, if a Loan is repaid on the same day on which it is made, no interest shall accrue or be paid on that Loan. (2) Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and shall be payable in arrears on each Payment Date, upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the 63 amount being prepaid and at maturity of the Loans, including final maturity of the Loans, in each case in accordance with the Priority of Payments or otherwise as expressly provided herein. (3) All calculations of interest payable pursuant to Section 2.5(a) shall be rounded to the nearest cent. 2.6. Default Interest. Upon written notice from the Administrative Agent following the occurrence and during the continuance of an Event of Default or the failure to repay the Obligations in full by the Maturity Date, the principal amount of all Loans then outstanding and, to the extent permitted by applicable law, any interest thereon, and all Ancillary Amounts owing hereunder, shall bear interest (including post-petition interest in any proceeding under Debtor Relief Laws) payable on demand at a rate that is 2.0% per annum in excess of the interest rate otherwise payable hereunder with respect to the Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.6 is not a permitted alternative to timely payment and shall not in and of itself constitute a waiver of any Event of Default or remedy the failure to repay the Obligations in full by the Maturity Date or otherwise prejudice or limit any rights or remedies of any Secured Party. 2.7. Ancillary Amounts; Etc. (a) Agent Fees. The Borrower has agreed to pay to the Agents such fees (the “Agent Fees”), in the amounts and on the dates, as are set forth in the Agent Fee Letters. (b) Non-Utilization Fees. The Borrower agrees to pay to Lenders non-utilization fees (the “Non-Utilization Fees”) in an amount equal to (i) if the Loan Amount for such day is less than the Minimum Utilization Amount for such day, (A) (1) the Spread multiplied by (2) the excess of (x) the Minimum Utilization Amount for such day over (y) the Loan Amount for such day plus (B) (1) a rate equal to 0.50% per annum multiplied by (2) the excess of (x) the Adjusted Maximum Facility Amount in effect on such day over (y) the Minimum Utilization Amount for such day and (ii) if the Loan Amount for such day is greater than or equal to the Minimum Utilization Amount for such day, (A) a rate equal to 0.50% per annum multiplied by (B) the excess (if any) of (x) the Adjusted Maximum Facility Amount in effect on such day over (y) the Loan Amount on such day. Non-Utilization Fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable in arrears pursuant to the Priority of Payments or as otherwise expressly stated herein. (c) Upfront Fees. The Borrower shall pay to the Lenders, on each of (1) the Initial Credit Date, (2) the First Amendment Date and (3) the Second Amendment Date, a fee (the “Upfront Fee”) in the amount set forth in the GS Fee Letter or the Lender Fee Letter, as applicable, as the “Upfront Fee”. Such Upfront Fee will be in all respects fully earned (1) with respect to amounts due under the GS Fee Letter, the Closing Date, (2) with respect to amounts due under the First Amendment Lender Fee Letter, the First Amendment Date and (3) with respect to amounts due under the Second Amendment Lender Fee Letter, the Second Amendment Date, and in each case will be due and payable on the applicable scheduled date of payment, and non-refundable and non-creditable thereafter. (d) Make-Whole Amounts. On each date on which a Make-Whole Event occurs, the Borrower shall pay to the Lenders the related Make-Whole Amount. Make-Whole Amounts shall be payable pursuant to the Priority of Payments or as otherwise expressly stated herein. 2.8. Prepayments; Voluntary Commitment Reductions. (a) Voluntary Prepayments. 64 (1) Any time and from time to time, the Borrower may prepay any Loans on any Business Day in whole or in part (each, a “Voluntary Prepayment”), in an aggregate minimum amount not less than the Applicable Minimum Amount and integral multiples in excess of that amount equal to the related Applicable Integral Multiple; provided that: (x) unless the Loan will be paid in full as a result of such Voluntary Prepayment, no Default or Event of Default has occurred and is continuing or would result therefrom; and (y) sufficient amounts are on deposit in the Principal Collection Account in the relevant Specified Currencies to pay the principal of the Loans to be prepaid together with the other amounts that will be owing in connection therewith (including any related Make-Whole Amount). (2) All such prepayments shall be made, upon not less than three Business Days (or such shorter time period agreed to by the Administrative Agent in its sole discretion) prior written or telephonic notice in advance of the proposed Voluntary Prepayment date, in each case given to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to the Administrative Agent (and the Administrative Agent will promptly transmit a copy of such written notice to each Lender). Each notice of a Voluntary Prepayment shall specify the principal amount to be prepaid and the related prepayment date (which shall be a Business Day). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. (b) Voluntary Commitment Reductions. (1) The Borrower may, upon not less than three Business Days’ prior written notice to the Administrative Agent (which written notice the Administrative Agent will promptly transmit by electronic means to each applicable Lender), at any time and from time to time, terminate in whole or permanently reduce in part the Commitments in an amount up to the amount by which the Commitments exceed the Loan Amount at the time of such proposed termination or reduction (each, a “Voluntary Commitment Reduction”); provided that (x) any such partial reduction of the Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; (y) unless the Commitments will be terminated in whole, no Default or Event of Default has occurred and is continuing or would result therefrom; and (z) sufficient amounts are on deposit in the Principal Collection Account in the relevant Specified Currencies to pay the other amounts that will be owing in connection therewith (including any related Make-Whole Amount). (2) The Borrower’s notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in the Borrower’s notice and shall reduce the Commitment of each Lender proportionately to its pro rata share thereof. 65 (c) Other Amounts. Each payment of principal of the Loans in connection with a Voluntary Prepayment shall be accompanied by payment of the related Make-Whole Amount and (if such payment is made other than on the last day of an interest period) any related breakage costs payable under Section 2.13(c). Each Voluntary Commitment Reduction shall be accompanied by payment of the related Make-Whole Amount. (d) Non-Waterfall Payments. Voluntary Prepayments and payment of amounts under clause (c) above shall not be subject to the Priority of Payments but instead shall be made solely out of Principal Proceeds or Interest Proceeds then on deposit in the Collection Account; provided that Interest Proceeds shall not be applied to make Voluntary Prepayments or pay amounts under clause (c) above unless, after giving effect to such payment, there shall be sufficient Interest Proceeds available in the Interest Collection Account to make all payments of interest in accordance with the Priority of Payments on the next Payment Date, with any remaining unpaid amounts to be paid out of Principal Proceeds and Interest Proceeds thereafter received in the Transaction Accounts until paid in full, and all amounts that continue to be owing on and after the next Payment Date shall be payable under the Priority of Payments. 2.9. Required Principal Payments. (a) Scheduled Amortization. (1) Principal of the Loans will be repayable on each Payment Date in accordance with the Priority of Payments (including, for each Payment Date, the related Required Principal Amortization Amounts). (2) On the Maturity Date the Borrower shall repay the aggregate principal amount of the Loans that are then outstanding. (b) Clean-Up. Not more than fifteen (15) days following the occurrence of a Clean-Up Call Event, the Borrower shall prepay the Loans in full (a “Clean-Up Call Prepayment”). (c) Non-Waterfall Payments. Neither a Clean-Up Call Prepayment nor a Portfolio LTV Prepayment shall be subject to the Priority of Payments but instead shall be made solely out of Principal Proceeds or Interest Proceeds then on deposit in the Collection Account; provided that Interest Proceeds shall not be applied to pay such amounts unless, after giving effect to such payment, there shall be sufficient Interest Proceeds available in the Interest Collection Account to make all payments of interest in accordance with the Priority of Payments on the next Payment Date, with any remaining unpaid amounts to be paid out of Principal Proceeds and Interest Proceeds thereafter received in the Transaction Accounts until paid in full, and all amounts that continue to be owing on and after the next Payment Date shall be payable under the Priority of Payments. (d) Portfolio LTV Prepayment. The Borrower shall make all Portfolio LTV Prepayments as set forth in the Margining Agreement. 2.10. [Reserved] 2.11. General Provisions Regarding Payments. (a) All payments by the Borrower shall be made in USD, in same day funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition not later than 3:00 p.m. (New York City time) on the date due therefor. For purposes of computing interest and fees, funds deposited after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day. 66 (b) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest hereunder or of Ancillary Amounts hereunder. (c) Except as otherwise provided herein, all payments under this Agreement shall be made on the Payment Dates in accordance with the Priority of Payments. (d) If an Event of Default or a failure to repay the Obligations in full by the Maturity Date shall have occurred and not otherwise been waived or cured, or pursuant to any sale of, any collection from, or other realization upon all or any part of the Collateral, all payments or proceeds received by Agents in respect of any of the Obligations shall be applied in accordance with the Enforcement Priority of Payments. 2.12. Ratable Sharing. The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Transaction Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code or under analogous provisions of any other Debtor Relief Law, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of fees and other amounts then due and owing to such Lender hereunder or under the other Transaction Documents (collectively, the “Aggregate Amounts Due” to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.12 shall not be construed to apply to (1) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (2) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it. 2.13. Making or Maintaining Loans. (a) Inability to Determine Applicable Interest Rate. If the Administrative Agent or any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Loans, that by reason of circumstances affecting the relevant interbank market, adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of “Benchmark”, the Administrative Agent shall on such date give notice to the Borrower and each Lender of such determination, whereupon (i) such Loans shall bear interest at the applicable Base Rate plus the Spread until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist or a Benchmark Replacement has been 67 selected, and (ii) any Funding Notice given by the Borrower with respect to such Loans shall be deemed to be rescinded by the Borrower or, at the election of the Borrower, a request that such Loans be made bearing interest based on the applicable Base Rate instead of such applicable interest rate. (b) Illegality or Impracticability of Loans. If on any date (i) any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining, converting to or continuation of its Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) Administrative Agent is advised in writing by the Requisite Lenders (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining, converting to or continuation of their Loans has become impracticable, as a result of contingencies occurring after the Closing Date which materially and adversely affect the relevant interbank market or the position of the Lenders in that interbank market, then, and in any such event, such Lenders (or in the case of the preceding clause (i), such Lender) shall be an “Affected Lender” and such Affected Lender shall on that day give notice (by e-mail or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). If the Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from Lenders constituting Requisite Lenders pursuant to clause (ii) of the preceding sentence, then (A) the obligation of the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make additional Loans shall be suspended until such time as such circumstances cease to exist (at which time such notice shall be withdrawn by each Affected Lender); (B) to the extent such determination by the Affected Lender relates to a Loan then being requested by the Borrower pursuant to a Funding Notice, such Funding Notice shall be deemed to be rescinded by the Borrower (or, at the election of the Borrower, be deemed to be a request that such Loan be made bearing interest based on the applicable Base Rate); (C) the Lenders’ (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding Loans that bear interest based on the applicable interest rate (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (D) the Affected Loans shall automatically convert into Loans that bear interest at the applicable Base Rate plus the Spread per annum on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Loan then being requested by the Borrower pursuant to a Funding Notice, the Borrower shall have the option, subject to the provisions of Section 2.13(c), to rescind such Funding Notice as to all Lenders by giving written or telephonic notice (promptly confirmed by delivery of written notice thereof) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender). (c) Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to Lenders of funds borrowed by it to make or carry its Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain as a result of any of the following (each, a “Breakage Event”): (1) if for any reason (other than a default by such Lender) a borrowing of any Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing; (2) if any prepayment or other principal payment of any of the Loans on a date prior to the last day of an Interest Period applicable to that Loan; or 68 (3) if any prepayment of any of its Loans is not made on any date specified in a notice of prepayment given by the Borrower. (d) Booking of Loans. Any Lender may make, carry or transfer Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender. (e) Assumptions Concerning Funding of Loans. Calculation of all amounts payable to a Lender under this Section 2.13 and under Section 2.14 shall be made as though such Lender had actually funded each of its relevant Loans through the purchase of a deposit relating to such Loans bearing interest at the applicable interest rate in an amount equal to the amount of such Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such deposit relating to such Loans from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided that each Lender may fund each of its Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.13 and under Section 2.14. 2.14. Increased Costs; Capital Adequacy. (a) Compensation for Increased Costs and Taxes. Subject to the provisions of Section 2.15 (which shall be controlling with respect to the matters covered thereby), if any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law: (1) subjects such Lender (or its applicable lending office) or any company controlling such Lender to any additional Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; (2) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, liquidity, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Loans that are reflected in the determination of the interest rates) or any company controlling such Lender; or (3) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or any company controlling such Lender or such Lender’s obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or in a lump sum or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that such compensation shall be due and payable only if such Lender is charging similarly situated borrowers for similar costs, damages, losses or expenses at such time. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.14(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error. (b) Capital Adequacy and Liquidity Adjustment. If any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (1) any Change in Law regarding capital adequacy or liquidity or (2) compliance by any Lender (or its applicable lending office) or any company controlling such Lender with any Change in Law regarding capital adequacy or liquidity, has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender’s Loans, or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling company could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such controlling company with regard to capital adequacy and liquidity), then from time to time, within five Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower 69 shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling company on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.14(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error. (c) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). 2.15. Taxes; Withholding, Etc. (a) Payments to Be Free and Clear. All sums payable by or on behalf of any Credit Party hereunder and under the other Transaction Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax, unless such deduction or withholding is required by law. (b) Withholding of Taxes. If any Credit Party or any other Person (acting as a withholding agent) is (in such withholding agent’s reasonable good faith discretion) required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to the Administrative Agent or any Lender under any of the Transaction Documents: (1) the Borrower shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it; (2) the Borrower shall pay, or cause to be paid, any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender; (3) and, if such Tax is an Indemnified Tax, unless otherwise provided in this Section 2.15, the sum payable by such Credit Party in respect of which the relevant deduction or withholding is required shall be increased to the extent necessary to ensure that, after the making of that deduction or withholding (including any such deductions or withholdings applicable to additional amounts payable under this Section 2.15), the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction or withholding been made; and (4) within thirty days after the payment of any Tax which it is required by clause (2) above to pay, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by the relevant taxing authority evidencing such payment, a copy of the return reporting such payment or other evidence of such deduction or withholding and of the remittance thereof to the relevant taxing or other authority reasonably satisfactory to the Administrative Agent. (c) Evidence of Exemption from U.S. Withholding Tax. Each Lender that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) (a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to such an exemption. Each Lender that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax 70 treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, two executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, two executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) two executed copies of Internal Revenue Service Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or (4) to the extent a Foreign Lender is not the beneficial owner, two executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, two executed copies of IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.15(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to the Administrative Agent for transmission to the Borrower two new copies of Internal Revenue Service Form W-9 (or any successor form) properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Borrower to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax or backup withholding tax with respect to payments to such Lender under the Transaction Documents, or notify the Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence. (d) FATCA. Each Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the Closing Date. (e) Payment of Other Taxes. Without limiting the provisions of Section 2.15(b), the Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. The Borrower shall deliver to the Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to the Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes. (f) Borrower Indemnity. The Borrower shall indemnify the Agents and any Lender for the full amount of Taxes for which additional amounts are required to be paid pursuant to Section 2.15(b) arising in connection with payments made under this Agreement or any other Transaction Document (including any such Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) paid or payable by the Administrative Agent or Lender or any of their respective Affiliates and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Credit Party shall be conclusive absent 71 manifest error. Such payment shall be due within ten days of such Credit Party’s receipt of such certificate. (g) Lender Indemnity. Each Lender shall severally indemnify each Agent for (1) Taxes for which additional amounts are required to be paid pursuant to Section 2.15(b) arising in connection with payments made under this Agreement or any other Transaction Document (including any such Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) attributable to such Lender (but only to the extent that the Borrower has not already indemnified such Agent therefor and without limiting the obligation of the Borrower to do so); (2) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.6(g)(1) relating to the maintenance of a Participant Register and (3) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Such payment shall be due within ten days of such Lender’s receipt of such certificate. Each Lender hereby authorizes the Collateral Agent or the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by such Agent to such Lender from any other source against any amount due to an Agent under this paragraph (g). (h) Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document. 2.16. Obligation to Mitigate. Each Lender agrees that, if such Lender requests payment under Section 2.13, 2.14 or 2.15, then such Lender will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to make, issue, fund or maintain its Credit Extensions or Commitments, including any Affected Loans, through another office of such Lender if, as a result thereof, if, as determined by such Lender in its sole discretion, (i) the additional amounts payable to such Lender pursuant to Section 2.13, 2.14 or 2.15, as the case may be, in the future would be eliminated or reduced and (ii) the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other office pursuant to this Section 2.16 unless the Borrower agrees to pay all 72 incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.16 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error. 2.17. Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default shall have occurred and be continuing other than a Default or Event of Default that has arisen due to such Lender becoming a Defaulting Lender), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a Deposit Account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, so long as no Default or Event of Default shall have occurred and be continuing other than a Default or Event of Default that has arisen due to such Lender becoming a Defaulting Lender, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans and (y) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the applicable Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. 2.18. Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, if: (a) (1) any Lender (an “Increased-Cost Lender”) shall give notice to the Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.13, 2.14 or 2.15, (2) the circumstances which have caused such Lender to be an Affected Lender or 73 which entitle such Lender to receive such payments shall remain in effect, and (3) such Lender shall fail to withdraw such notice within five Business Days after the Borrower’s request for such withdrawal; or (b) during the Availability Period, any Lender shall become a Defaulting Lender, and such Defaulting Lender shall fail to cure the default pursuant to Section 2.17(b) within five Business Days after the Borrower’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 11.5(b), the consent of the Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained, then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), the Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 11.6 and the Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender, a Non-Consenting Lender or a Defaulting Lender; provided that: (1) on the date of such assignment, the Replacement Lender shall pay to the Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of such Terminated Lender and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender hereunder; (2) on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender (unless such Terminated Lender is a Defaulting Lender) pursuant to Section 2.13(c), 2.14 or 2.15; or otherwise as if it were a prepayment; (3) such assignment does not conflict with applicable law; (4) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter; and (5) if such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 11.6. If a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 11.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 11.6. Any removal of Goldman Sachs or its successor as a Defaulting Lender pursuant to this Section 74 shall also constitute the removal of Goldman Sachs or its successor as the Calculation Agent pursuant to Section 10.7. 2.19. Obligations Absolute. The Borrower hereby waives, for the benefit of each Agent and the Lenders (hereinafter, the “Beneficiaries”): (1) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (2) any defense based upon any Beneficiary’s errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith; (3) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of the Borrower’s obligations hereunder, (ii) the benefit of any statute of limitations affecting the Borrower’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (4) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and any right to consent to any thereof; and (5) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof. 2.20. Benchmark Replacement. Notwithstanding anything herein to the contrary, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace any Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at the Reference Time on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Requisite Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this paragraph will occur prior to the applicable Benchmark Transition Start Date. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary in this Agreement, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. The Administrative Agent will promptly notify the Borrower, the Bank Parties and the Lenders of (a) any occurrence of a Benchmark Transition Event, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (b) the implementation of any Benchmark Replacement, (c) the effectiveness of any Benchmark Replacement Conforming Changes and (d) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this paragraph including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this paragraph. For the avoidance of doubt, the Administrative Agent must approve the Benchmark Replacement for use under this Agreement and, during any Benchmark Unavailability Period, the replacement rate will be the Base Rate. 2.21. Disputes. (a) If the Borrower in good faith and in writing (a “Dispute Notice”): 75

(1) disputes the Asset Current Price of one or more Collateral Obligations (other than in the case of Syndicated Collateral Obligations, solely following a Value Adjustment Event), as determined by the Calculation Agent as of any Business Day (each, a “Disputed Collateral Obligation”), and set forth in such Dispute Notice a higher valuation proposed by the Collateral Manager in respect of such Disputed Collateral Obligation; or (2) disputes the calculation of a Borrowing Base Deficiency and sets forth in such Dispute Notice the calculation proposed by the Collateral Manager in respect thereof; in each case within five Business Days of the calculation of such amounts by the Calculation Agent, then for so long as such dispute (each a “Dispute”) is continuing (and provided that no Event of Default occurs or is then continuing), upon the request of the Borrower, the Calculation Agent, the Administrative Agent and the Borrower will work together in good faith to resolve such Dispute. (b) Subject to clause (c), while such Dispute with respect to an Asset Current Price is pending, such Asset Current Price shall be as determined by the Calculation Agent. (c) The Borrower may dispute the Asset Current Price of any Disputed Collateral Obligation by the foregoing procedure: (1) With respect to any Disputed Collateral Obligation, the Borrower may, within five (5) Business Days of receipt of notice from the Administrative Agent of the revised Asset Current Price for such Collateral Obligation, provide, (x) with respect to any Collateral Obligation that is not a Syndicated Collateral Obligation, a Firm Bid from at least one Approved Broker Dealer or Approved Creditworthy Third Party (other than Goldman Sachs & Co. LLC, the Collateral Manager or any of their Affiliates) for the full amount of each Disputed Collateral Obligation and, (y) with respect to any Collateral Obligation that is a Syndicated Collateral Obligation, two Firm Bids from different Approved Broker Dealers or Approved Creditworthy Third Parties (other than Goldman Sachs & Co. LLC, the Collateral Manager or any of their Affiliates) for the full amount of each Disputed Collateral Obligation. (2) For each such Disputed Collateral Obligation, the Asset Current Price shall be, (x) for any Collateral Obligation that is a Syndicated Collateral Obligation, the average of the two such Firm Bids and, (y) for any Collateral Obligation that is not a Syndicated Collateral Obligation, such Firm Bid (in each case for at least so long as such Firm Bid remains a Firm Bid). (d) Nothing in this Section shall relieve the Borrower of its obligations to comply with its obligations under the Margining Agreement based upon (x) the Asset Current Prices applicable from time to time as provided hereunder and under the Margining Agreement and (y) all other determinations made by the Calculation Agent hereunder and under any of the other Transaction Documents. (e) The Administrative Agent (for itself and on behalf of the Lenders) agrees that, if: (1) any Dispute continues unresolved for more than seven Business Days; and (2) the relevant Borrower Entity Disposes of the relevant Disputed Collateral Obligation in accordance with the terms and conditions set forth herein and in the other Transaction Documents (and, if (I) any consent of the Administrative Agent or one or more Lenders is required for such removal or transfer and (II) the Borrower requests the 76 Administrative Agent or the Lenders to consent to the Disposal of such Disputed Collateral Obligation pursuant to the terms and conditions set forth in Section 8, then the Administrative Agent shall (on behalf of the Lenders) give its consent to such transfer and removal), then the Disposal of such Disputed Collateral Obligation pursuant to clause (2) shall be deemed to resolve such Dispute for purposes hereof as of the date on which the Administrative Agent gives such consent. (f) The Administrative Agent may, in its sole discretion, revise the Asset Current Price of any Collateral Obligation following the written request of the Borrower. SECTION 3. CONDITIONS PRECEDENT 3.1. Initial Credit Date. The obligation of each Lender to enter into this Agreement and make a Credit Extension on the Initial Credit Date is subject to the satisfaction, or waiver in accordance with Section 11.5, of the following conditions on or before the Initial Credit Date (or earlier time specified): (a) Transaction Documents. The Administrative Agent shall have received sufficient copies of each Transaction Document (other than the Bank Party Fee Letter) as the Administrative Agent shall request, executed and delivered by each Credit Party and each other Person party thereto. (b) Organizational Documents; Incumbency. The Administrative Agent shall have received, in respect of each Credit Party, (1) sufficient copies of each Organizational Document as the Administrative Agent shall request, and, to the extent applicable, certified as of the Closing Date or a recent date prior thereto by the appropriate Governmental Authority; (2) signature and incumbency certificates of the officers of such Credit Party; (3) resolutions of the Board of Directors or similar governing body of such Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (4) a good standing certificate from the applicable Governmental Authority of such Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated the Closing Date or a recent date prior thereto; (5) signature and incumbency certificates of one or more officers of the Borrower who are authorized to execute Funding Notices delivered under this Agreement and (6) such other documents as the Administrative Agent may reasonably request. (c) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Transaction Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Transaction Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired. (d) Collateral Obligations. The Schedule of Collateral Obligations, in form and substance satisfactory to the Administrative Agent, shall have been received by the Administrative Agent. 77 (e) Collateral. In connection with the creation in favor of the Collateral Agent, for the benefit of Secured Parties, of a valid, perfected First Priority security interest in the personal property Collateral, each Grantor shall have delivered to the Administrative Agent: (1) evidence satisfactory to the Administrative Agent of the compliance by each Grantor of their obligations under the Pledge and Security Agreement, the Equity Pledge Agreement and the other Collateral Documents (including their obligations to execute or authorize, as applicable, and deliver Financing Statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein); (2) opinions of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) with respect to the creation of and perfection of the security interest in favor of the Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Grantor or any personal property Collateral is located as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent; (3) a certificate of an Authorized Officer of each Grantor, dated as of the Closing Date, to the effect that, in the case of each Collateral Obligation pledged for inclusion in the Collateral on the Closing Date and immediately prior to the delivery thereof on the Closing Date: (A) subject to Permitted Liens, such Grantor has (or will have upon Acquisition) good and marketable title to such Collateral Obligation free and clear of any liens, claims, encumbrances or defects of any nature whatsoever except (i) for those that are being released on the Closing Date, (ii) for those encumbrances arising from due bills, if any, with respect to interest, or a portion thereof, accrued on such Collateral Obligation prior to the Closing Date and owed by such Grantor to the seller of such Collateral Obligation or (iii) those Granted pursuant to the Transaction Documents; (B) such Grantor has Acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in paragraph (A) above; (C) such Grantor has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to the Transaction Documents; (D) such Grantor has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Collateral Agent; (E) subject to Permitted Liens, upon Grant by such Grantor and the taking of the relevant actions contemplated by the Collateral Documents, the Collateral Agent has a perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof; (F) each Collateral Obligation owned or Committed to be Acquired by such Grantor is listed in the Schedule of Collateral Obligations, and the information set forth with respect to such Collateral Obligation in the Schedule of Collateral Obligations is correct; 78 (G) [reserved]; and (H) each Collateral Obligation satisfies the requirements of the definition of “Collateral Obligation” and “Collateral Portfolio Requirements”. (f) Existing Wells Facility. The Agents and Lenders and their respective counsel shall have received (1) a letter agreement dated on or about the Closing Date with respect to the payoff and termination of the Existing Wells Facility and the release of all security interests granted thereunder, which letter agreement shall have been duly executed by the parties thereto and shall be in form and substance satisfactory to the Administrative Agent and (2) copies of all proper financing statement amendments (or the equivalent thereof in any applicable foreign jurisdiction) necessary to evidence the termination and release of all security interests and other rights of any Person in the Collateral previously granted by the Borrower or any transferor under the Existing Wells Facility or otherwise. (g) Opinions of Counsel. The Agents and Lenders and their respective counsel shall have received executed copies of opinions of Dechert LLP, counsel to the Borrower, the Collateral Manager, the Equity Holder and Limited Guarantor dated the Closing Date; each in form and substance reasonably satisfactory to the Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to the Agents and Lenders). (h) Agent Opinions of Counsel. The Agents and Lenders and their respective counsel shall have received executed copies of opinions of Seward & Kissel LLP, counsel to the Collateral Agent, the Collateral Administrator and the Collateral Custodian, dated the Closing Date. (i) Fees. The Borrower shall have paid to each Agent and Lender the fees payable on or before the Initial Credit Date referred to in Section 2.7 and all expenses payable pursuant to Section 11.2 that have accrued to the Initial Credit Date. (j) No Litigation. There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of the Administrative Agent, singly or in the aggregate, materially impairs any of the other transactions contemplated by the Transaction Documents or that could have a Material Adverse Effect. (k) Patriot Act. At least 10 days prior to the Closing Date or such shorter period of time as agreed by the Lenders in writing, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) the “PATRIOT Act”). (l) Accounts. Evidence of the establishment of each of the Transaction Accounts. (m) Lien Release. Evidence satisfactory to the Administrative Agent in its sole discretion of the release of Loan Obligations owned or to be acquired by the Borrower from any existing Lien. (n) Legal Fees. The fees and expenses of Cleary Gottlieb Steen and Hamilton LLP, special New York counsel for the Administrative Agent, and Seward & Kissel LLP, counsel to the Collateral Agent, the Collateral Administrator and the Collateral Custodian, incurred in connection with the preparation and execution of this Agreement and the transactions contemplated hereby, shall have been paid on or before the Initial Credit Date. 79

(o) Other Matters. Such other documents as the Administrative Agent may reasonably require; provided that nothing in this clause shall imply or impose a duty on the Administrative Agent to so require. 3.2. Conditions to Each Credit Extension. (a) Conditions Precedent. The obligation of each Lender to make any Loan on any Credit Date, including the Initial Credit Date, are subject to the satisfaction, or waiver in accordance with Section 11.5, of the following conditions precedent: (1) the Administrative Agent and the Lenders shall have received a fully executed and delivered Funding Notice relating thereto; (2) the principal amount of the Loans to be made in such Credit Extension shall not exceed the undrawn Commitments as at the related Credit Date; and, after giving effect to such Credit Extension, (x) the Loan Amount does not exceed the Adjusted Maximum Facility Amount at such time and (y) the Loan Amount does not exceed the Borrowing Base Amount at such time; (3) as of such Credit Date, the representations and warranties contained herein and in the other Transaction Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (4) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default; (5) the Escrowed Assignment Agreement Documents for the relevant Collateral Obligations have been received (in the manner and to the extent provided in Section 6.7); and (6) after the making of such Loan and the deposit of any portion thereof into the Unfunded Reserve Account, the amount on deposit therein is at least equal to the amount specified in clause (II) of the definition of Unfunded Reserve Required Amount. Any Agent or the Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing conditions precedent in clauses (1)-(6) if, in the good faith judgment of such Agent or the Requisite Lender such request is warranted under the circumstances and such information is requested from the Borrower in writing (an “Additional Information Request”) no later than 5:00 p.m. (New York City time) on the date the applicable Funding Notice is received. (b) Deemed Representations. Each borrowing of a Loan hereunder shall constitute a representation and warranty by the Borrower as of the applicable Credit Date that the conditions contained in Section 3.2(a) have been satisfied except as otherwise acknowledged by the Administrative Agent. 3.3. First Amendment Date. 80 The amendments to the Existing Credit Agreement set forth in this Agreement shall become effective as of the date upon which each of the following conditions precedents shall be satisfied or waived: (a) Execution. The Administrative Agent shall have received executed counterparts of this Amendment. (b) Costs and Expenses. The Borrower shall have paid to each Agent and Lender the fees payable on or before the First Amendment Date referred to in Section 2.7 and all reasonable and documented out-of-pocket costs and expenses of the Lenders, the Administrative Agent and the Bank Parties incurred in connection with this Agreement payable pursuant to Section 11.2, including without limitation all reasonable and documented fees and out-of-pocket expenses of counsel to the Lenders, counsel to the Administrative Agent and counsel to the Bank Parties. (c) Certain Documents. The Administrative Agent shall have received each of the following, unless otherwise agreed by the Administrative Agent: (i) a certificate of an Authorized Officer of the Borrower certifying (i) as to its organizational or constitutional documents, (ii) as to its resolutions or other action of its board of directors, manager or members approving this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in this Agreement and the other Transaction Documents to which it is a party are true and correct in all material respects as of the First Amendment Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (iv) to its knowledge, that no Default or Event of Default has occurred and is continuing, and (v) as to the incumbency and specimen signature of each of its Authorized Officers authorized to execute this Agreement and the other Transaction Documents to which it is a party; (ii) legal opinions (addressed to each of the Secured Parties) of counsel to the Borrower covering customary corporate matters under New York. Maryland and Delaware law and such other matters as the Administrative Agent and its counsel shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent; (iii) the executed Lender Fee Letter, dated as of the date hereof; (iv) the executed Administrative Agent Fee Letter, dated as of the date hereof; (v) the executed Omnibus Amendment and Affirmation (the “Omnibus Amendment and Affirmation”), dated as of the First Amendment Date, by and among New Mountain Private Credit Fund, the Borrower, the Collateral Administrator, the Collateral Agent and the Administrative Agent; (vi) a certificate of an Authorized Officer of New Mountain Private Credit Fund certifying (i) as to its organizational or constitutional documents, (ii) as to its resolutions or other action of its board of directors, manager or members approving the Omnibus Amendment and Affirmation and (iii) as to the incumbency and specimen signature of each of its Authorized Officers authorized to execute the Omnibus Amendment and Affirmation; and (vii) such other instruments, certificates and documents from the Credit Parties as the Administrative Agent and the Lenders shall have reasonably requested. 81 SECTION 4. REPRESENTATIONS AND WARRANTIES In order to induce the Agents and the Lenders to enter into this Agreement and to induce the Lenders to make each Credit Extension to be made thereby, the Borrower represents and warrants to each Agent and Lender, on the Closing Date, on the First Amendment Date and on each Credit Date, that the following statements are true and correct: 4.1. Organization; Requisite Power and Authority; Qualification. Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect. 4.2. Equity Interests; Ownership; Collateral Obligations (a) The Equity Interests of each Borrower Entity have been duly authorized and validly issued and are fully paid and non-assessable. As of the Closing Date, other than any capital commitments or other rights of a member or other equity holder as of the Closing Date to make capital contributions to the Borrower, there is no existing option, warrant, call, right, commitment or other agreement to which any Borrower Entity is a party requiring, and there is no membership interest or other Equity Interests of any Borrower Entity outstanding which upon conversion or exchange would require, the issuance by such Borrower Entity of any additional membership interests or other Equity Interests of it or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of such Person. (b) Appendix C-1 correctly sets forth the ownership interest of the Borrower in its Subsidiaries, if any, as of the Closing Date. (c) Appendix C-2 correctly sets forth a true, correct and complete list of all Collateral Obligations owned by the Borrower Entities as of the Closing Date. (d) Appendix C-3 correctly sets forth a true, correct and complete list of all Collateral Obligations owned by the Borrower Entities as of the First Amendment Date. 4.3. Due Authorization The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary action on the part of each of Credit Party that is a party thereto. 4.4. No Conflict The execution, delivery and performance by each Credit Party of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by the Transaction Documents do not and will not (a) violate (1) any provision of any law or any governmental rule or regulation applicable to it (except, in the case of the Equity Holder, to the extent such violation would not reasonably be expected to result in a Material Adverse Effect), (2) any of its Organizational Documents or (3) any order, judgment or decree of any court or other agency of government binding on it or its properties (except, in the case of the Equity Holder, to the extent such violation would not reasonably be expected to result in a Material Adverse Effect); (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of its contractual obligations 82 (except, in the case of the Equity Holder, to the extent such conflict, breach or default would not reasonably be expected to result in a Material Adverse Effect); (c) result in or require the creation or imposition of any Lien upon any of its properties or assets (other than any Liens created under any of the Transaction Documents in favor of Collateral Agent for the benefit of the Secured Parties and any other Permitted Liens); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any contractual obligation, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders. 4.5. Governmental Consents The execution, delivery and performance by each Credit Party of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by the Transaction Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date or, in the case of the Equity Holder, the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect. 4.6. Binding Obligation Each Transaction Document to which each Credit Party is a party has been duly executed and delivered by such Credit Party and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. 4.7. Adverse Proceedings, Etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. No Credit Party (a) is in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. 4.8. Payment of Taxes. Except as otherwise permitted hereunder, all U.S. federal and other material Tax returns and reports required to be filed by any Credit Party have been timely filed, and all U.S. federal and other material Taxes that are due and payable and all assessments, fees and other governmental charges upon the Credit Parties and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. There is no proposed material Tax assessment against any Credit Party that is not being actively contested by such Credit Party in good faith and by appropriate proceedings and for which adequate reserves are not being maintained in accordance with GAAP. 4.9. Properties Each Grantor has (or will have upon Acquisition) good, sufficient and legal title to its properties and assets. Except as permitted by this Agreement, all such properties and assets are (or will be upon Acquisition) free and clear of Liens other than Permitted Liens. No Grantor owns or leases any real estate. 83

4.10. No Defaults No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its contractual obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect. 4.11. Material Contracts No Material Contracts are in effect as of the Closing Date. 4.12. Governmental Regulation No Credit Party (other than the Equity Holder) is required to register as an investment company under the Investment Company Act. The business and other activities of the Credit Parties, including the making of the Loans hereunder, the application of the proceeds thereof and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Transaction Documents, do not result in a violation or breach in any material respect of the provisions of the Investment Company Act or any rules, regulations or orders issued by the Securities and Exchange Commission thereunder, in each case that are applicable to the Credit Parties.” of a “registered investment company” as such terms are defined in the Investment Company Act. 4.13. Federal Reserve Regulations; Exchange Act No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No portion of the proceeds of any Credit Extension shall be used in any manner, whether directly or indirectly, that causes or could reasonably be expected to cause, such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors or to violate the Exchange Act. 4.14. Employee Benefit Plans Neither the Equity Holder, the Borrower nor any of its Subsidiaries maintains or contributes to any Pension Plan or Multiemployer Plan. No ERISA Event has occurred, when taken together with all other such ERISA Events for which liability is reasonably expect to occur, would reasonably be expected to result in a Material Adverse Effect. The assets of the Borrower are not treated as “plan assets” for purposes of Section 3(42) of ERISA. 4.15. Solvency Each Credit Party is and, upon the incurrence of any Obligation by any Credit Party on any date on which this representation and warranty is made, will be, on a consolidated basis with its consolidated group (if applicable), solvent. 4.16. Compliance with Statutes, Etc. Each Credit Party is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. 4.17. Disclosure 84 No representation or warranty of any Credit Party (other than with respect to projections, forward-looking information, general economic data and general industry information) contained in any Transaction Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower, in the case of any document not furnished by it or any information obtained by such Credit Party from an obligor or other unaffiliated third party) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Administrative Agent or the Lenders for use in connection with the transactions contemplated hereby, immediately after giving effect to the delivery of any Financial and Other Information and any and all updates and deliveries to the Administrative Agent or Lenders from time to time. 4.18. Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act No Credit Party nor any of its directors, officers or, to the knowledge of the Borrower, employees, agents, advisors or Affiliates is subject to any sanctions or economic embargoes administered or enforced by the U.S. Department of State or the U.S. Department of Treasury (including the Office of Foreign Assets Control), or any other applicable sanctions authority (collectively, “Sanctions”, and the associated laws, rules, regulations and orders, collectively, “Sanctions Laws”). Each Credit Party and their respective directors, officers and, to the knowledge of the Borrower, employees, agents, advisors and Affiliates is in compliance, in all material respects, with (a) all Sanctions Laws, (b) the United States Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws, rules, regulations and orders (collectively, “Anti-Corruption Laws”) and (c) the PATRIOT Act and any other applicable terrorism and money laundering laws, rules, regulations and orders. No part of the proceeds of the Loans will be used, lent, contributed, or otherwise made available, directly or, to the knowledge of the Borrower, indirectly, (A) for the purpose of financing or funding or facilitating any activities or business of or with any Person or in any country or territory that at such time is the subject of any Sanctions or in any other manner that would violate Sanctions Laws;, (B) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law. The Borrower shall not permit any Person or any country or territory that at such time is the subject of any Sanctions to have any direct or indirect interest in or connection to any funds repaid or remitted by the Borrower in connection with this Agreement that would result in a violation of Sanctions Laws by, or a restriction on the use of such funds with respect to, any Person participating in the transactions contemplated hereby. 4.19. Special Purpose Entity Requirements Since its formation, the Borrower has always complied with, and is currently in compliance with the special purpose entity requirements set forth in its limited liability company agreement (as such may be amended and restated on the date hereof) and Section 5.3 of this Agreement. SECTION 5. COVENANTS The Borrower covenants and agrees that, until payment in full of all Obligations (other than contingent obligations for which no claim has been asserted) (or so long as any Commitment is in 85 effect), the Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants set forth in this Section 5. 5.1. Compliance with Laws, Etc. The Borrower will (and will cause its Subsidiaries to) comply in all material respects with applicable laws, rules, regulations, writs, judgments, injunctions, decrees, awards and orders with respect to it, its business and its properties. The Borrower will (and will cause its Subsidiaries to) comply in all material respects with all Material Contracts and all other material contractual and other obligations. 5.2. Maintenance of Books and Records. Each Borrower Entity shall maintain and implement administrative and operating procedures reasonably necessary in the performance of its obligations under the Transaction Documents to which it is a party, and the Borrower shall keep and maintain, or cause its Board of Directors to keep or maintain at all times, or cause to be kept and maintained at all times in the registered office of the Borrower specified in its respective Constitutive Documents, all documents, books, records, accounts and other information as are required under applicable law. 5.3. Existence of Borrower, Etc. (a) The Borrower shall take all reasonable steps to maintain its identity as a separate legal entity from that of its members. The Borrower shall keep its principal place of business at the address specified on Appendix B. The Borrower will always maintain at least one Independent Manager (it being understood that the Borrower shall not be in violation of this requirement after the earlier of an Independent Manager resigned or becoming deceases, incapacitated or disabled so long as a new Independent Manager is appointed within 10 days after the Borrower has actual knowledge or receives written notice thereof). (b) The Borrower shall: (1) [Reserved]; (2) file its own tax returns, if any, as may be required under applicable law (to the extent (x) not part of a consolidated group filing a consolidated return or returns or (y) not treated as a division for tax purposes of another taxpayer) and pay any taxes so required to be paid under applicable law; (3) not commingle its assets with assets of any other person; (4) conduct its business in its own name and strictly comply with all organizational formalities necessary to maintain its separate existence (and the Borrower hereby represents that all such formalities have been complied with since the Borrower’s formation); (5) maintain books and records separate from any other Person; (6) maintain separate financial statements (it being understood that, if the Borrower’s financial statements are part of a consolidated group with its Affiliates, then any such consolidated statements shall contain a note indicating the Borrower’s separateness from any such Affiliates and that its assets are not available to pay the debts of such Affiliate); (7) pay its own liabilities only out of its own funds; 86 (8) maintain an arm’s-length relationship with its Affiliates, including by not entering into any transaction with any Affiliate other than (A) the Transaction Documents and (B) transactions on terms that are no less favorable than those obtainable in an arm’s length transaction with a wholly unaffiliated Person and on terms that are fair and equitable to the Borrower under all the facts or circumstances under applicable law; (9) hold itself out as a separate Person (except to the extent treated as a disregarded entity for U.S. tax purposes), and not hold out its credit or assets as being available to satisfy the obligations of others; (10) pay its fair and reasonable share of overhead for shared office space, if any; (11) use separate stationery, invoices and checks and not of any other entity (unless such entity is clearly designated as being the Borrower’s agent); (12) not pledge its assets as security for the obligations of any other person; (13) correct any known misunderstanding regarding its separate identity; (14) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; (15) not take any Material Action without the unanimous affirmative vote of each member of its board of managers, including, in all cases, the Independent Manager; and (16) not have any employees. (c) The Borrower shall cause each of its Subsidiaries to adhere to the requirements of paragraphs (a) and (b) above, mutatis mutandis. 5.4. Protection of Collateral. (a) Each Borrower Entity shall from time to time execute and deliver all such supplements and amendments hereto and all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Secured Parties hereunder and under the other Transaction Documents (provided that the Borrower shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 5.5 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3 (each such Opinion of Counsel, a “Lien Opinion”) to determine what actions are reasonably necessary, and shall be fully protected in so relying on such a Lien Opinion, unless the Borrower has knowledge that the procedures described in any such Lien Opinion are no longer adequate to maintain such perfection and priority) and to: (1) Grant more effectively all or any portion of the Collateral; (2) maintain or preserve the lien (and the priority thereof) under the Collateral Documents and the other Transaction Documents to which it is a party or to carry out more effectively the purposes hereof and thereof; (3) perfect, publish notice of or protect the validity of any Grant made or to be made by the Collateral Documents; 87

(4) enforce any of the Pledged Obligations or other instruments or property included in the Collateral; (5) preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral and the Collateral Agent against the claims of all persons and parties; (6) pay any and all taxes levied or assessed upon all or any part of the Collateral and use its commercially reasonable efforts to minimize taxes and any other costs arising in connection with its activities; and (7) give, execute, deliver, file and/or record any Financing Statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to the Collateral Documents or under the other Transaction Documents or to enable the Collateral Agent to exercise and enforce its rights hereunder and thereunder with respect to such pledge and security interest, and hereby authorizes the Collateral Agent to file Financing Statements listing ‘all assets’ of the debtor (or words of similar effect) in the collateral description of such Financing Statements. The Borrower Entities hereby designate the Collateral Agent as the agent and attorney-in-fact for the Borrower Entities to file, upon Borrower Order, any Financing Statement, continuation statement or other instrument required pursuant to this Section 5.4; provided that such appointment shall not impose upon the Collateral Agent any of the Borrower Entities’ obligations under this Section 5.4. The Borrower Entities shall cause to be filed one or more continuation statements under the applicable UCC (it being understood that the Borrower Entities (and to the extent the Collateral Agent takes any action, the Collateral Agent) shall be entitled to rely upon an Opinion of Counsel, including a Lien Opinion, as to the need to file such Financing Statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made). (b) The Collateral Agent shall not (1) except in accordance with Section 6.8(a), (b) or (c), as applicable, remove any portion of the Collateral that consists of Cash or is evidenced by an instrument, certificate or other writing (A) from the jurisdiction in which it was held at the date the most recent Lien Opinion was delivered pursuant hereto or (B) from the possession of the Person who held it on such date or (2) cause or permit ownership or the pledge of any portion of the Collateral that consists of book entry securities to be recorded on the books of a Person (A) located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such date or (B) other than the Person on whose books such ownership or pledge was recorded at such date, unless the Collateral Agent shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Agreement with respect to such property will continue to be maintained after giving effect to such action or actions. 5.5. Opinions as to Collateral. On or before the fifth anniversary of the Closing Date, upon the written request of the Administrative Agent, the Borrower shall furnish to the Collateral Agent and the Administrative Agent a New York law opinion (and a law opinion for each other jurisdiction that is relevant to the Collateral Agent’s security interest in the Collateral) relating to the security interests granted by the Grantors to the Collateral Agent under the Transaction Documents, stating that, as of the date of each such opinion, the lien and security interest created by the Transaction Documents with respect to the Collateral remain in effect and that no further action (other than as specified in any such opinion) needs to be taken to ensure the continued effectiveness of such lien over the next year (a “UCC Opinion”). The Lenders shall at all times have the right (at their sole cost and expense) to procure additional UCC Opinions on behalf of the 88 Borrower. The Borrower Entities and the Collateral Manager shall cooperate in good faith with the Lenders in procuring all such UCC Opinions. 5.6. Performance of Obligations. (a) If an Event of Default shall have occurred and be continuing, no Borrower Entity nor the Collateral Manager shall take any action that would release any principal obligor from any of such principal obligor’s covenants or obligations under any Underlying Instrument, except in connection with the restructuring, default, waiver or amendment of any Collateral; provided that the Requisite Lenders shall have consented to such action. (b) The Borrower Entities may contract with other Persons, including the Collateral Manager and the Collateral Administrator, for the performance of actions and obligations to be performed by the Borrower Entities hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in the Collateral Management Agreement by the Collateral Manager and the Collateral Administration Agreement by the Collateral Administrator. Notwithstanding any such arrangement, the Borrower Entities shall remain primarily liable with respect thereto. In the event of any such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the relevant Borrower Entities; and the Borrower will punctually perform, and use its commercially reasonable efforts to cause the Collateral Manager or such other Person to perform, all of their obligations and agreements contained in the Collateral Management Agreement, the Collateral Administration Agreement or such other agreement. (c) Each Borrower Entity agrees to comply in all material respects with all requirements applicable to it set forth in any Opinion of Counsel obtained pursuant to any provision of this Agreement including satisfaction of any event identified in any Opinion of Counsel as a prerequisite for the obtaining or maintaining by the Collateral Agent of a perfected security interest in any Collateral Obligation, Eligible Investment or other Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable. 5.7. Negative Covenants. (a) No Borrower Entity will: (1) sell, transfer, assign, participate, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (by security interest, lien (statutory or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise) (or permit such to occur or suffer such to exist), any part of the Collateral, except as expressly permitted by the Transaction Documents; (2) claim any credit on, or make any deduction from, the principal or interest payable or amounts distributable in respect of the Loans (other than amounts withheld in accordance with the Code or any other applicable law) or assert any claim against any present or future Lender by reason of the payment of any taxes levied or assessed upon any part of the Collateral (other than taxes levied or assessed in respect of amounts required to be deducted or withheld from the principal or interest payable in respect of the Obligations); (3) (A) incur or assume or guarantee any indebtedness or any contingent obligations, other than the Obligations and the other agreements and transactions expressly contemplated hereby and thereby or (B) issue any additional securities (other than the issuance of its equity on the Closing Date), it being understood that receipt of 89 additional capital contributions by the Borrower from the Equity Holder (without issuance of additional securities or interests in the Borrower) is not prohibited by this clause (B); (4) (A) permit the validity or effectiveness of the Collateral Documents or any other Transaction Document or any Grant thereunder to be impaired, or permit the liens under the Transaction Documents to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Transaction Document, except as may be expressly permitted hereby, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (including any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise, other than the liens under any the Transaction Documents) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the Proceeds thereof (except for Permitted Liens), or (C) take any action that would cause the liens under the Transaction Documents not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except as may be expressly permitted hereby (including Permitted Liens or in connection with a disposition of Collateral required hereby); (5) make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of the Transaction Documents; (6) become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease (other than in accordance with the Transaction Documents); (7) enter into any transaction with any Affiliate other than (A) the Transaction Documents and (B) transactions on terms that are no less favorable than those obtainable in an arm’s length transaction with a wholly unaffiliated Person and on terms that are fair and equitable to the Borrower under all the facts or circumstances under applicable law; (8) other than WF Account Permitted Use, maintain any bank accounts or securities accounts other than the Transaction Accounts; (9) change its name without (A) receiving the prior written consent of Administrative Agent, (B) delivering to the Collateral Agent and Administrative Agent notice thereof and (C) receiving an Opinion of Counsel that such name change will not adversely affect the Collateral Agent’s lien or the interest under the Collateral Documents of the Secured Parties or the Collateral Agent; (10) fail to pay any tax, assessment, charge or fee with respect to the Collateral, or fail to defend any action, if such failure to pay or defend will adversely affect the priority or enforceability of the lien over the Collateral created by the Transaction Documents; (11) other than the Transaction Documents and agreements involving Acquisitions and sales relating to the Collateral Portfolio having customary purchase and sale terms, enter into any agreement or contract with any Person unless such contract or agreement contains “limited recourse” and “non-petition” provisions, (x) which limited recourse provisions provide that the obligations of the Borrower Entities are limited recourse obligations, payable solely from the Collateral in accordance with the terms of this Agreement and the other Transaction Documents and (y) which non-petition provisions provide that, prior to the date that is one year and one day after all Obligations 90 have been paid in full (or, if longer, the applicable preference period under applicable insolvency law), such Person shall not take any action or institute any proceeding against any Borrower Entity under any insolvency law applicable to it or which would be reasonably likely to cause it to be subject to, or seek protection of, any such insolvency law; provided that such Person shall be permitted to become a party to and to participate in any Proceeding or action under any such insolvency law that is initiated by any other Person other than one of its Affiliates; (12) amend any Transaction Document without the prior written consent of the Requisite Lenders; (13) amend any limited recourse or non-petition provisions of any agreement; (14) acquire any assets or take any action that would require it to register as an “investment company” under the Investment Company Act; (15) enter into any transaction other than on arm’s length terms and at market rates other than as expressly permitted pursuant to this Agreement and the other Transaction Documents; (16) have any Subsidiaries, other than wholly owned Subsidiaries that are (x) other Borrower Entities and (y) Permitted Additional Subsidiaries; (17) enter into any transaction in violation of the Equity Holder Conflicts Policy; or (18) pay distributions on its equity interests other than in accordance with the terms of this Agreement and its Constitutive Documents. (b) No Borrower Entity nor the Collateral Manager on their behalf shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral except as expressly permitted or required by the Transaction Documents. 5.8. No Consolidation. No Borrower Entity shall consolidate or merge with or into any other Person or, other than the security interest Granted to the Collateral Agent pursuant to the Transaction Documents, convey or transfer its properties and assets substantially as an entirety to any Person. 5.9. No Other Business; Etc. The Borrower shall not engage in any business or activity other than borrowing the Loans pursuant to this Agreement and Acquiring, owning, holding, selling, pledging, contracting for the management of and otherwise dealing with Collateral Obligations and other Collateral in connection therewith and such other activities which are necessary, required or advisable to accomplish the foregoing; provided that the Borrower shall be permitted to enter into any additional agreements expressly permitted by this Agreement. No other Borrower Entity shall engage in any business or activity other than holding Collateral Obligations, pledging such Collateral Obligations under the Collateral Documents and entering into, performing its obligations under, the Transaction Documents to which it is a party and other documents and agreements contemplated thereby and/or incidental thereto. No Borrower Entity shall amend, or permit the amendment of, its Constitutive Documents without prior written consent of the Requisite Lenders. 5.10. Compliance with Collateral Management Agreement. 91

The Borrower agrees to perform all actions required to be performed by it, and to refrain from performing any actions prohibited under, the Collateral Management Agreement. The Borrower also agrees to take all actions as may be necessary to ensure that all of the Borrower's representations and warranties made pursuant to the Collateral Management Agreement are true and correct as of the date thereof and continue to be true and correct for so long as any Loans are outstanding. The Borrower further agrees not to authorize or otherwise to permit the Collateral Manager to act in contravention of the representations, warranties and agreements of the Collateral Manager under the Collateral Management Agreement or hereunder. Neither the Borrower nor the Collateral Manager shall terminate the Collateral Management Agreement or select a replacement collateral manager, in each case without the prior consent of the Administrative Agent (which consent may not be unreasonably withheld, conditioned or delayed), provided that the Collateral Manager may resign its role as Collateral Manager in accordance with the terms and conditions expressly set forth in the Collateral Management Agreement. 5.11. Certain Tax Matters. (a) Each Borrower Entity will pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income before any penalty or fine accrues thereon, and all claims for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto unless the same are being contested in good faith by appropriate proceedings which stay the enforcement of such Lien and for which adequate reserves in accordance with GAAP are being maintained by such Borrower Entity. (b) The Borrower will be treated as of the date of its formation as, and for so long as any amounts remain outstanding hereunder will remain, a disregarded entity for U.S. federal income tax purposes and will not take any action nor recognize any transfer of interests in the Borrower that would cause the Borrower to become treated other than as a disregarded entity, the Borrower intends that the income from the Borrower’s assets will be treated as income of its sole owner for United States federal income tax purposes and it will not take any action inconsistent with such intention, and the Borrower will procure that its sole owner complies with any United States federal withholding tax obligations imposed on it. 5.12. Certain Regulations. Each of the Borrower Entities and the Collateral Manager understands that Executive Orders issued by the President of the United States of America, Federal regulations administered by OFAC and other federal laws prohibit, among other things, U.S. persons or persons under jurisdiction of the United States from engaging in certain transactions with, the provision of certain services to, and making certain investments in, certain foreign countries, territories, entities and individuals, and that the lists of prohibited countries, territories, entities and individuals can be found on, among other places, the OFAC website at www.treas.gov/ofac. Accordingly, each of the Borrower Entities and the Collateral Manager covenant that it has, and each of the Borrower Entities and the Collateral Manager represents that it has, policies and procedures designed to comply with the prohibitions and restrictions mandated by OFAC and all other sanctions laws and regulations in the jurisdictions in which the Collateral Manager operates. None of the Borrower Entities, any of their Affiliates, the Collateral Manager, any of its Subsidiaries or, to the best of the Collateral Manager’s knowledge, any of their respective owners, directors or officers over which the Collateral Manager has control is, or is acting on behalf of, a country, territory, entity or individual named on such lists; and none of the Borrower Entities, any of their Affiliates, the Collateral Manager, any of its Subsidiaries or, to the best of the Collateral Manager’s knowledge, owners, directors or officers over which the Collateral Manager has control is a natural person or entity with whom dealings with U.S. persons or persons under the jurisdiction of the United States are prohibited under any OFAC regulation or other applicable federal law or acting on behalf of such a person or entity. To the best of the Collateral Manager’s knowledge, no Borrower Entity owns, and the Collateral Manager will not knowingly cause any Borrower Entity to own or Acquire, any security issued by, or interest in, any country, territory, or entity whose direct ownership by U.S. persons or persons 92 under the jurisdiction of the U.S. would be or is prohibited under any OFAC regulation or other applicable federal law. 5.13. Transaction Data Room The Borrower shall at all times maintain a Transaction Data Room, and shall cause to be maintained therein electronic copies of all documents and other information required by this Agreement and other Transaction Documents to be maintained therein. 5.14. Financial and Other Information; Notices. (a) Specified Information. The Borrower shall deliver the documents and information detailed in Schedule A (the “Specified Information”) to the Administrative Agent and the Lenders on or prior to the date required pursuant to Schedule A. (b) Notice of Default. Promptly upon any Borrower Entity obtaining knowledge (1) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to a Borrower Entity with respect thereto; or (2) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, the Borrower shall deliver to the Administrative Agent and the Lenders a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Default, Event of Default, default, event or condition, and what action the Borrower Entities have taken, are taking and propose to take with respect thereto. (c) Notice of Litigation. Promptly upon any Borrower Entity obtaining knowledge of (1) any Adverse Proceeding not previously disclosed in writing by the Borrower to Lenders, or (2) any material development in any such Adverse Proceeding that, in the case of either clause (1) or (2), if adversely determined could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, the Borrower shall deliver to the Administrative Agent and the Lenders written notice thereof together with such other information as may be reasonably available to the Borrower Entities to enable Lenders and their counsel to evaluate such matters. (d) Notice of Value Adjustment Event. Promptly upon any Borrower Entity obtaining knowledge of the occurrence of any Value Adjustment Event, the Borrower shall deliver to the Administrative Agent written notice thereof. 5.15. Inspections, Etc. (a) Each Credit Party will permit any authorized representatives designated by the Administrative Agent or any Lender to (1) visit and inspect any of the properties of any Credit Party to inspect, copy and take extracts from its financial and accounting records, and to discuss its affairs, finances and accounts with its officers and independent public accountants and (2) to inspect the Collateral Obligations and related Underlying Instruments selected by the Administrative Agent or the Requisite Lenders in their sole and absolute discretion and, in connection therewith, to investigate any or all of the following with respect to any Collateral Obligation: (i) all matters relating to the title of Borrower Entities with respect to such Collateral Obligations; (ii) the perfection of the Collateral Agent’s security interest in the Collateral under the Collateral Documents; and (iii) the existence of any litigation or other similar proceeding relating to the Collateral Obligations to which a Credit Party is a party, either as plaintiff or defendant, all upon reasonable notice and at such reasonable times during normal business hours and subject to applicable law and the rights of the relevant Credit Party under the applicable Underlying Instruments; provided that, in the absence of an Event of Default, (x) the Credit Parties shall not be required to reimburse the Administrative Agent and Lenders for more than one inspection in any 93 period of twelve consecutive fiscal months and (y) there shall be no more than one inspection in any period of twelve consecutive fiscal months. (b) Each Credit Party will, upon the request of the Requisite Lenders, participate in a meeting of the Administrative Agent and the Lenders: (1) once during each calendar year, to be held at the Collateral Manager’s corporate offices (or at such other location as may be requested by the Administrative Agent or the Requisite Lenders that is reasonably acceptable to the Borrower) at such time as may be agreed to by the Borrower, the Administrative Agent and the Requisite Lenders; and (2) if an Event of Default has occurred and is then continuing, at such other times as may be reasonably requested by any Lender, to be held at the Collateral Manager’s corporate offices (or at such other location as may be requested by such Lender that is reasonably acceptable to the Borrower). (c) Each inspection, investigation, visitation or other meeting referred to in clause (b) above shall be at the Lenders’ own cost and expense; provided that, if an Event of Default has occurred and is continuing, then each such inspection, investigation, visitation or other meeting will be at the expense of the Borrower. 5.16. [Reserved] 5.17. Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations. The Borrower will ensure that, as of each date of determination, the Unfunded Exposure Amount with respect to all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations does not exceed the difference of (1) the Adjusted Maximum Facility Amount minus (2) the Loan Amount. SECTION 6. ACCOUNTS; ACCOUNTINGS AND RELEASES. 6.1. Collection of Money. Except as otherwise expressly provided herein, the Collateral Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Collateral Agent pursuant to this Agreement and the other Transaction Documents, including all payments due on the Collateral, in accordance with the terms and conditions of such Collateral. The Collateral Agent shall segregate and hold all such money and property received by it in the Transaction Accounts for the Secured Parties and shall apply it as provided in this Agreement and the other Transaction Documents. The accounts established by the Collateral Agent pursuant to this Agreement may include any number of sub accounts deemed necessary by the Collateral Agent or requested by the Borrower (or the Collateral Manager on its behalf) for convenience in administering the Transaction Accounts and the Collateral Obligations (including, for the avoidance of doubt, separate subaccounts for each Specified Currency). Each Transaction Account shall be established and maintained (a) with a federal or state-chartered depository institution with a long term senior unsecured debt rating of at least, (1) if such institution is the Bank, "Ba1" by Moody’s or (2) otherwise, “A1” by Moody’s, and if such institution’s long-term rating falls below "Ba1" or “A1” by Moody’s, as applicable, (i) the Collateral Agent shall notify the Administrative Agent and the Borrower of such downgrade and, (ii) unless the Administrative Agent 94 and the Borrower consent to such institution retaining its eligibility to maintain such Transaction Accounts, the assets held in such Transaction Account shall be transferred within 60 calendar days to another institution that has a long term senior unsecured debt rating of at least "A1" by Moody’s or (b) with respect to securities accounts, in segregated trust accounts with the corporate trust department of a federal or state-chartered deposit institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b). Such institution shall have a combined capital and surplus of at least U.S.$50,000,000. The Accounts Securities Intermediary may employ, as subcustodians for any Pledged Obligations (and Interest Proceeds and Principal Proceeds thereon) denominated in a Specified Currency other than USD (if applicable), subcustodians and other securities depositories, clearing agencies and clearing systems (each, an “Intermediary” and, collectively, “Intermediaries”). The Accounts Securities Intermediary shall identify on its books as belonging to the applicable Borrower Entity (subject to the lien of Western Alliance Trust Company, N.A., as Collateral Agent on behalf of the Secured Parties) any of the Pledged Obligations of such Borrower Entity held by an Intermediary. The Accounts Securities Intermediary may hold any such Pledged Obligations (and related Interest Proceeds and Principal Proceeds) with one or more Intermediaries in each case in a single account with such Intermediary that is identified as belonging to the Accounts Securities Intermediary for the benefit of its customers; provided that the records of the Accounts Securities Intermediary with respect to any such Pledged Obligations and related Interest Proceeds and Principal Proceeds which are property of a Borrower Entity maintained in such account shall identify by book-entry those Pledged Obligations and proceeds thereof as belonging to such Borrower Entity. All investment or application of funds in accordance with Section 6.2 or 6.3 shall be made pursuant to a Borrower Order (which may be in the form of standing instructions) executed by an Authorized Officer of the Collateral Manager. The Borrower shall at all times direct the Collateral Agent or the Accounts Securities Intermediary, as applicable to, and, upon receipt of such Borrower Order, the Collateral Agent or the Accounts Securities Intermediary shall, invest or cause the investment of, pending application in accordance with Section 6.2 or 6.3, all funds received into the Transaction Accounts (other than the Payment Account and the Collateral Account) during a Due Period (except when such funds shall be required to be disbursed hereunder), and amounts received in prior Due Periods and retained in any Transaction Account, as so directed, in Eligible Investments. If, prior to the occurrence of an Event of Default, the Borrower shall not have given any such investment directions, the Collateral Agent shall seek instructions from the Borrower within three Business Days after transfer of such funds to the applicable Transaction Account. If the Collateral Agent does not thereupon receive written instructions from the Borrower within five Business Days after transfer of such funds to such Transaction Account, it shall invest and reinvest the funds held in such Transaction Account, as fully as practicable, but only in one or more Eligible Investments maturing (as selected by the Collateral Manager in a writing delivered to the Collateral Agent) no later than the third Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Bank, in which event such Eligible Investments may mature up to the Business Day preceding such Payment Date. After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall invest and reinvest, or cause the investment or reinvestment of, such monies as fully as practicable in Eligible Investments (as selected by the Collateral Manager in a writing delivered to the Collateral Agent) maturing not later than the earlier of (1) 30 days after the date of such investment or (2) the third Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Bank, in which event such Eligible Investments may mature on the Payment Date. All interest and other income from such Eligible Investments shall be deposited into the applicable Transaction Accounts and transferred to the Interest Collection Account, and any gain realized from such investments shall be credited to the Interest Collection Account, and any loss resulting from such investments shall be charged to the Interest Collection Account. In the absence of any direction (including a standing direction) from the Collateral Manager the Collateral Agent shall hold uninvested any amounts held as USD and on deposit in any Transaction Account. Except as otherwise provided herein, the Collateral Agent shall not in any way be held liable by reason of any insufficiency of funds in any Transaction Account resulting from any loss relating to any such investment; and the Collateral 95

Agent shall not be under any obligation to invest any funds held hereunder except as otherwise expressly set forth herein. If any amounts received by any Borrower Entity (other than the Borrower) are to be included as Interest Proceeds or Principal Proceeds for distribution on a Payment Date or other application by the Collateral Agent permitted by this Agreement and the other Transaction Documents, the Borrower shall cause such other Borrower Entities to remit to the Collateral Agent on the Borrower’s behalf any such Interest Proceeds or Principal Proceeds received by such entity, which remittance shall, for amounts intended to be distributed on a Payment Date, occur not later than the Business Day immediately succeeding the end of the related Due Period (or, to the extent that any such amounts are intended for any other application under this Agreement and the other Transaction Documents, such remittance shall occur sufficiently in advance of such anticipated application as may be reasonably necessary). For the avoidance of doubt, any such amounts received by such other Borrower Entities on or prior to the Determination Date shall be treated as having been received during the related Due Period, notwithstanding the remittance to the Collateral Agent as instructed by and in consultation with the Collateral Manager of such amounts occurs following such Determination Date as described above. The Collateral Agent shall not have any liability for any failure to remit Interest Proceeds or Principal Proceeds on a Payment Date (or otherwise apply any such amounts in accordance with this Agreement and the other Transaction Documents) due to a failure or delay on the part of any such other Borrower Entity to timely remit such amounts to the Collateral Agent on behalf of the Borrower. If the Borrower receives Cash denominated in currency that is not a Specified Currency (regardless of source), the Collateral Agent, when and as directed by the Borrower (or the Collateral Manager on its behalf), shall convert such amounts into USD at the prevailing spot rate of exchange at the time of such conversion. The Borrower Entities shall bear all risks of investing in Pledged Obligations denominated in a foreign currency. It is understood and agreed that any foreign exchange transaction effected by the Collateral Agent may be entered with the Bank or its affiliates acting as principal or otherwise through customary banking channels. The Collateral Agent shall be entitled at all times to comply with any legal or regulatory requirements applicable to currency or foreign exchange transactions. The Borrower acknowledges that the Collateral Agent or any affiliates of the Collateral Agent involved in any such foreign exchange transactions may make a margin or banking income from foreign exchange transactions entered into pursuant to this section for which they shall not be required to account to the Borrower or any of its Affiliates. The Collateral Agent shall have no liability for any losses included in or resulting from the rates obtained in any such exchange transaction in the absence of its own gross negligence, willful misconduct, fraud or bad faith. The Collateral Agent, within one Business Day after becoming aware of the receipt of any Distribution or other Proceeds that is not Cash, shall so notify the Borrower and the Collateral Manager on behalf of the Borrower and the Borrower shall, within 10 Business Days of receipt of such notice from the Collateral Agent, sell such Distributions or other Proceeds for Cash in an arm’s length transaction and deposit the Proceeds thereof in the Interest Collection Account or Principal Collection Account, as relevant, for investment pursuant to Section 6.2; provided that the Borrower need not sell such Distributions or other Proceeds if it delivers an Officer’s Certificate to the Collateral Agent certifying that such Distributions or other Proceeds constitute Collateral Obligations or Eligible Investments and that all steps necessary to cause the Collateral Agent to have a perfected lien therein that is of first priority, free of any adverse claim or the legal equivalent thereof (subject to Permitted Liens), as applicable, have been taken. The Collateral Agent shall give the Borrower and the Administrative Agent notice as soon as practicable under the circumstances if it becomes aware that any Transaction Account or any funds on deposit therein, or otherwise to the credit of any Transaction Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Borrower Entities shall not have any legal, equitable or beneficial interest in any Transaction Account other than in accordance 96 with the provisions of this Agreement and the Securities Account Control Agreement. At all times, all Transaction Accounts shall remain at an institution that satisfies the requirements of Section 6.1. 6.2. Collection Accounts. (a) Interest Collection Account. The Borrower shall, on or prior to the Closing Date, establish at the Accounts Securities Intermediary a USD-denominated segregated trust account in the name “New Mountain Guardian III SPV, L.L.C., subject to the lien of Western Alliance Trust Company, N.A., as Collateral Agent on behalf of the Secured Parties”, which shall together be designated as the Interest Collection Account, which shall be held by the Accounts Securities Intermediary in accordance with the Securities Account Control Agreement into which the Borrower shall, from time to time, deposit all Interest Proceeds to the applicable Interest Collection Account except as otherwise provided in this Section 6. In addition, the Borrower may, but under no circumstances shall be required to, deposit or cause to be deposited from time to time such monies in the Interest Collection Account as it deems, in its sole discretion, to be advisable. On the Determination Date preceding each Payment Date (or at any time at the direction of the Administrative Agent, if an Event of Default has occurred and is continuing), the Collateral Agent shall cause, at the direction of the Borrower (or the Collateral Manager on its behalf) (or if no such direction is provided by the Borrower or the Collateral Manager, at the direction of the Administrative Agent, if any) certain amounts in a Specified Currency in the Interest Collection Account and such subaccounts (and in each other such account) received during the related Due Period to be converted to USD or another Specified Currency, as applicable, and shall cause the proceeds of such conversion to be deposited in the Interest Collection Account or the applicable subaccounts for application on such Payment Date pursuant to the terms and conditions set forth herein. For the avoidance of doubt, Interest Proceeds received during a Due Period and committed to be converted by the related Determination Date as described above shall continue to be treated as having been received in such Due Period, notwithstanding that the settlement of the currency exchange may occur after such Determination Date (provided that such settlement occurs no later than the Business Day immediately preceding the related Payment Date). Pursuant to a Borrower Order, the Borrower (or the Collateral Manager on its behalf) may from time to time direct, with 2 Business Days’ prior notice, the Collateral Agent to convert any such non-USD amounts into USD or vice versa and for the proceeds of such conversion to be deposited in the Interest Collection Account or the applicable subaccounts for application pursuant to the terms and conditions set forth herein, and at any time, if an Event of Default has occurred and is continuing, the Collateral Agent may (at the direction of the Administrative Agent) convert any or all of such non-USD amounts into USD or vice versa for application hereunder. To the extent that any Interest Proceeds are received in a Specified Currency other than USD, the Collateral Agent will cause such Interest Proceeds to be deposited in the subaccount of the Interest Collection Account established for such currency (or in such other account as the Collateral Agent may have established to hold such currency for purposes of this Agreement and the other Transaction Documents). All monies deposited from time to time in the Interest Collection Account pursuant to this Agreement shall be held by the Collateral Agent as part of the Collateral and shall be applied to the purposes provided herein. Subject to Section 6.3(a), all property in the Interest Collection Account, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Agreement, and any income or other gain realized from such investments, shall be held by the Accounts Securities Intermediary in the Interest Collection Account as part of the Collateral subject to disbursement and withdrawal solely as provided in this Section 6.2 and Section 6.3(a). (b) Principal Collection Account. The Borrower shall, prior to the Closing Date, establish at the Accounts Securities Intermediary a USD-denominated segregated trust account in the name “New Mountain Guardian III SPV, L.L.C., subject to the lien of Western Alliance Trust Company, N.A., as Collateral Agent on behalf of the Secured Parties”, which shall together be designated as the Principal Collection Account, which shall be held by the Accounts Securities Intermediary in accordance 97 with the Securities Account Control Agreement. Any and all funds at any time on deposit in, or otherwise to the credit of, the Principal Collection Account shall be held by the Collateral Agent for the benefit of the Secured Parties. The proceeds of all Loans made hereunder (unless expressly permitted to be otherwise applied in accordance with the terms and conditions of this Agreement) and all Principal Proceeds shall be deposited into the applicable Principal Collection Account; provided that, during the Amortization Period, all Principal Proceeds in respect of Revolving Collateral Obligations (up to the Unfunded Exposure Amount) shall be immediately transferred to the Unfunded Reserve Account. All such funds, together with any Eligible Investments made with such funds, shall be held by the Accounts Securities Intermediary in the Principal Collection Account as part of the Collateral subject to disbursement and withdrawal solely as provided in this Section 6.2(b) and Section 6.3(a) below. Any income or other gain realized from Eligible Investments in the Principal Collection Account shall be transferred to the Interest Collection Account and disbursed and withdrawn in accordance with Section 6.2. So long as no Event of Default shall have occurred and be continuing hereunder, upon the receipt of a Borrower Order, the Accounts Securities Intermediary shall reinvest funds on deposit in the Principal Collection Account in Collateral Obligations as permitted under and in accordance with the requirements of Section 8 and such Borrower Order. In addition, the Borrower may, but under no circumstances shall be required to, deposit or cause to be deposited from time to time such monies in the Principal Collection Account as it deems, in its sole discretion, to be advisable. To the extent that any Principal Proceeds are received in a Specified Currency other than USD (if applicable), the Collateral Agent will cause such Principal Proceeds to be deposited in the subaccount of the Principal Collection Account established for such currency (or in such other account as the Collateral Agent may have established to hold such currency for purposes of this Agreement and the other Transaction Documents). On the Determination Date preceding each Payment Date (or at any time at the direction of the Administrative Agent, if an Event of Default has occurred and is continuing), the Collateral Agent shall cause, at the direction of the Borrower (or the Collateral Manager on its behalf) (or if no such direction is provided by the Borrower or the Collateral Manager, at the direction of the Administrative Agent) certain amounts in a Specified Currency in the Principal Collection Account and such subaccounts (and in each other such account) received during the related Due Period to be converted to USD or another Specified Currency, as applicable, and shall cause the proceeds of such conversion to be deposited in the Principal Collection Account or the applicable subaccounts for application on such Payment Date pursuant to the terms and conditions set forth herein. For the avoidance of doubt, Principal Proceeds received during a Due Period and committed to be converted by the related Determination Date as described above shall continue to be treated as having been received in such Due Period, notwithstanding that the settlement of the currency exchange may occur after such Determination Date (provided that such settlement occurs no later than the Business Day immediately preceding the related Payment Date). Pursuant to a Borrower Order, the Borrower (or the Collateral Manager on its behalf) may from time to time direct the Collateral Agent to convert any such non-USD amounts into USD or vice versa and for the proceeds of such conversion to be deposited in the Principal Collection Account for application pursuant to the terms and conditions set forth herein, and at any time, if an Event of Default has occurred and is continuing, the Collateral Agent may (at the direction of the Administrative Agent) convert any or all of such non-USD amounts into USD or vice versa for application hereunder. 6.3. Other Transaction Accounts. (a) Payment Account. The Borrower shall, on or prior to the Closing Date, establish at the Accounts Securities Intermediary a segregated trust account in the name “New Mountain Guardian III SPV, L.L.C., subject to the lien of Western Alliance Trust Company, N.A., as Collateral Agent on behalf of the Secured Parties”, which shall be designated as the Payment Account, which shall be held by the Accounts Securities Intermediary in accordance with the Securities Account Control Agreement. Any and 98 all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held by the Collateral Agent for the benefit of the Secured Parties. To the extent that any amounts to be held in the Payment Account are denominated in a Specified Currency other than USD, the Collateral Agent will cause such amounts to be deposited in the subaccount of the Payment Account established for such currency (or in such other account as the Collateral Agent may have established to hold such currency for purposes of this Agreement and the other Transaction Documents). Except as provided in the Priority of Payments and in this Section 6.3, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay the interest on and the principal of and other amounts owing in respect of the Loans in accordance with the provisions of this Agreement and, upon Borrower Order to pay Administrative Expenses (which Borrower Order shall be deemed to be provided for Administrative Expenses identified in the Monthly Report) and other amounts specified in the Priority of Payments in accordance with the Priority of Payments and Section 12. The Collateral Agent shall cause the transfer to the respective Payment Account, for application pursuant to the Priority of Payments, on the first Business Day preceding each Payment Date, or, if such funds are permitted to be available in the Interest Collection Account or the Principal Collection Account, as the case may be, on the Business Day preceding each Payment Date pursuant to Section 6.1 of any amounts then held in Cash in (1) the Interest Collection Account and (2) the Principal Collection Account (other than (x) Cash that the Borrower is permitted to and elects to retain in such account for subsequent reinvestment in Collateral Obligations and, (y) during the Amortization Period, any Principal Proceeds in respect of Revolving Collateral Obligations to be transferred to the Unfunded Reserve Account pursuant to Section 6.2(b)) and any Reinvestment Income on amounts in the Principal Collection Account, other than Proceeds received after the end of the Due Period with respect to such Payment Date. (b) [reserved]. (c) Margin Account. The Borrower shall, on or prior to the Closing Date, establish at the Accounts Securities Intermediary a segregated trust account in the name “New Mountain Guardian III SPV, L.L.C., subject to the lien of Western Alliance Trust Company, N.A., as Collateral Agent on behalf of the Secured Parties”, which shall be designated as the Margin Account, which shall be held by the Accounts Securities Intermediary in accordance with the Securities Account Control Agreement, into which the Borrower shall deposit cash in U.S. dollars from time to time as required pursuant to the Margining Agreement. Any and all funds at any time on deposit in, or otherwise to the credit of, the Margin Account shall be held by the Collateral Agent for the benefit of the Secured Parties. The only withdrawals from the Margin Account shall be (1) if at any time any Event of Default has occurred and is continuing, for application under the Enforcement Priority of Payments at the direction of the Requisite Lenders and (2) if no Default or Event of Default or Collateral Deficit has occurred or would result therefrom, for transfer to the Principal Collection Account or remittance to the Equity Holder as provided in the Margining Agreement. On the Business Day prior to the Maturity Date, the Collateral Agent shall remit the balance on deposit in the Margin Account to the Principal Collection Account for application as Principal Proceeds. (d) The Unfunded Reserve Account. The Borrower shall, on or prior to the Closing Date, establish at the Accounts Securities Intermediary a USD-denominated segregated trust account in the “New Mountain Guardian III SPV, L.L.C., subject to the lien of Western Alliance Trust Company, N.A., as Collateral Agent on behalf of the Secured Parties”, which shall together be designated as the Unfunded Reserve Account, which shall be held by the Accounts Securities Intermediary in accordance with the Securities Account Control Agreement. Amounts in the Unfunded Reserve Account will be 99 invested in overnight funds that are Eligible Investments in accordance with the written instructions of the Borrower (or the Collateral Manager on its behalf) (which may be in the form of standing instructions). On each Payment Date and in connection with a Credit Extension for the payment of any portion of the Unfunded Exposure Amount on a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, the Borrower (or the Collateral Manager on its behalf) shall on such Payment Date or on such date the related Funding Notice is provided to the Administrative Agent instruct the Collateral Agent to withdraw funds from the Principal Collection Account for deposit into the Unfunded Reserve Account (or direct in the related Funding Notice that proceeds from the Credit Extension be deposited into the Unfunded Reserve Account), to the extent required so that the amount of funds on deposit in the Unfunded Reserve Account is equal to the amount specified in clause (II) of the definition of Unfunded Reserve Required Amount with respect to such Unfunded Exposure Amount. During the Availability Period , fundings of Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations shall be made using, first, amounts on deposit in the Unfunded Reserve Account (in an amount equal to the amount on deposit therein with respect to such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation), then second, solely to the extent available hereunder, borrowing of Loans under Section 2 in compliance with this Agreement, and then third, available Principal Proceeds and fourth, deposits by the Borrower of cash from other sources into the Unfunded Reserve Account. Amounts on deposit in the Unfunded Reserve Account will be available solely to cover drawdowns on Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations; provided that, to the extent that the aggregate amount of funds on deposit therein during the Availability Period exceeds the amount specified in clause (II) of the definition of Unfunded Reserve Required Amount, then provided no Event of Default has occurred and is continuing, the Borrower or the Collateral Manager on behalf of the Borrower shall direct the Collateral Agent to remit such excess to the Principal Collection Account. Notwithstanding anything to the contrary herein, if, (x) on the last day of the Availability Period or (y) if directed by the Requisite Lenders, upon the occurrence of an Event of Default, the amount in the Unfunded Reserve Account is less than the Unfunded Exposure Amount (such amount, the “Unfunded Reserve Account Shortfall”), (1) first, the Borrower may, in its discretion, transfer one or more Delayed Drawdown Collateral Obligations and/or Revolving Collateral Obligations to the Equity Holder pursuant to Section 8.6(a), (2) second, the Borrower shall be deemed to have been given a Loan in an amount equal to the lesser of (i) the remaining portion of such Unfunded Reserve Account Shortfall (if any) and (ii) the remaining undrawn Commitment (in each case as of such date), and the proceeds of which Loan shall be deposited in the Unfunded Reserve Account and the terms and conditions of which shall be identical to the terms and conditions of the Loans made pursuant to Section 2 and (3) third, (i) the Borrower shall deposit cash from other sources into the Unfunded Exposure Account in the amount of any remaining Unfunded Reserve Account Shortfall and (ii) the Borrower may deposit cash from other sources into the Unfunded Exposure Account, reducing the deemed Loan Amount incurred pursuant to the foregoing clause (2) to the excess, if any, of the Unfunded Exposure Amount over the amount in the Unfunded Reserve Account after giving effect to such deposits. (e) Collateral Account. The Borrower shall, on or prior to the Closing Date, establish at the Accounts Securities Intermediary a USD-denominated segregated trust account in the name “New Mountain Guardian III SPV, L.L.C., subject to the lien of Western Alliance Trust Company, N.A., as Collateral Agent on behalf of the Secured Parties”, which shall be designated as the Collateral Account, which shall be held by the Accounts Securities Intermediary in accordance with the Securities Account Control Agreement into which the Borrower shall from time to time deposit Collateral. All Collateral deposited from time to time in the Collateral Account pursuant to this Agreement shall be held by the Collateral Agent as part of the Collateral and shall be applied to the purposes provided herein. Funds in the Collateral Account will remain uninvested. 6.4. Reports by Collateral Agent. 100 The Collateral Agent shall make available in a timely fashion to the Borrower and the Collateral Manager any information regularly maintained by the Collateral Agent and the Collateral Administrator that the Borrower or the Collateral Manager may from time to time reasonably request with respect to the Pledged Obligations or the Transaction Accounts reasonably needed to complete the Daily Report, Monthly Report or any Additional Report or to provide any other information reasonably available to the Collateral Agent by reason of its acting as Collateral Agent hereunder and required to be provided by Section 6.5 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement. The Collateral Agent or the Collateral Administrator shall, in a timely fashion, forward to the Borrower and the Collateral Manager copies of notices and other writings received by it, in its capacity as Collateral Agent or the Collateral Administrator, as applicable, hereunder, from the obligor or other Person with respect to any Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation advising the holders of such obligation of any rights that the holders might have with respect thereto (including notices of calls and redemptions thereof) as well as all periodic financial reports received from such obligor or other Person with respect to such obligation and Clearing Agencies with respect to such obligor. The Borrower and the Collateral Manager shall likewise cooperate by providing in a timely fashion to the Collateral Agent and the Collateral Administrator such information in such party’s possession as maintained or reasonably available to it hereunder in respect of the Pledged Obligations or otherwise reasonably necessary to permit the Collateral Agent or the Collateral Administrator, as applicable, to perform its duties hereunder and, with respect to the Collateral Administrator, under the Collateral Administration Agreement. Commencing two Business Days after the Closing Date, the Collateral Agent shall prepare and deliver to the Administrative Agent on each Business Day a trade reconciliation statement (as of the close of business on the prior Business Day) setting forth the information specified in Section 6.5(a), including a list of each Commitment by a Borrower Entity to Acquire or Dispose of any Collateral Obligation that has not yet settled, including for each such Commitment the identity of the seller or purchaser of such Collateral Obligation, the date of the related trade ticket, the expected settlement date and such other information relating thereto as the Administrative Agent may reasonably request. Nothing in this Section 6.4 shall be construed to impose upon the Collateral Agent or the Collateral Administrator any duty to prepare any report or statement required under Section 6.5 or to calculate or compute information required to be set forth in any such report or statement other than to provide information regularly maintained by the Collateral Agent by reason of its acting as Collateral Agent hereunder. 6.5. Accountings. (a) Daily. On each Business Day, commencing on the seventh Business Day following the Initial Credit Date (including each day on which a Monthly Report or Valuation Report is delivered), the Borrower shall compile, or cause to be compiled, a report (the “Daily Report”) and then provide or make available such Daily Report by electronic mail to the Collateral Agent, the Collateral Administrator, the Collateral Manager, the Administrative Agent and the Lenders. Each Daily Report shall contain the following information and instructions with respect to the Collateral, determined (or identified by the Borrower to the Collateral Administrator) as of the close of business on the immediately preceding Business Day: (i) the Aggregate Principal Amount of the Collateral Obligations and the Eligible Investments then owned by the Borrower Entities; (ii) for each Collateral Obligation and Eligible Investment then owned by the Borrower Entities: (1) the owner of such Collateral Obligation or Eligible Investment; and 101 (2) the Principal Balance; currency; the annual interest rate (including the basis for such rate); maturity date (including the later date if such maturity date is extended); issuer; where such issuer is organized; and the CUSIP, LIN or other security identifier, if any, thereof; (iii) a list of each Collateral Obligation that each Borrower Entity has Committed to Acquire but for which the related settlement has not yet occurred (and, for each, the purchase price to be reflected on the books and records of such Borrower Entity for such Collateral Obligation); (iv) a list of each Collateral Obligation that each Borrower Entity has Committed to sell but for which the related settlement has not yet occurred (and, for each, the purchase price to be received by such Borrower Entity for such Collateral Obligation); (v) the Balance on deposit in each Specified Currency in each Transaction Account (and, for the avoidance of doubt, each sub-account thereof); and (vi) such other information as the Administrative Agent may reasonably request regarding the Collateral. (b) Monthly. Commencing in January 2024, (i) in the case of a month in which there is no Payment Date, not later than the 15th day of such month (or, if such day is not a Business Day, the next succeeding Business Day) and (ii) in the case of a month in which there is a Payment Date, one Business Day prior to each Payment Date, the Borrower shall compile, or cause to be compiled, a report (the “Monthly Report”) and the Borrower shall then provide or make available such Monthly Report to the Collateral Agent, the Collateral Administrator, the Collateral Manager, the Administrative Agent and each Lender, provided that a Monthly Report may be provided to any such party by posting such Monthly Report on the Collateral Agent’s website and providing access thereto to such parties. For the avoidance of doubt, any Monthly Report to be provided in a month in which there is a Payment Date may be combined with the related Valuation Report. The Monthly Report shall contain the following information and instructions with respect to the Collateral, determined (or identified by the Borrower to the Collateral Administrator) determined as of (1) in the case of a month in which there is no Payment Date, the last Business Day of the immediately preceding month and (2) in the case of a month in which there is a Payment Date, the Determination Date for such Payment Date: With respect to the Collateral Portfolio: (i) the Aggregate Principal Amount of the Collateral Obligations and the Eligible Investments; (ii) the Principal Balance, currency, annual interest rate (including the basis for such rate), maturity date (including the later date if such maturity date is extended), issuer of each Collateral Obligation and Eligible Investment and where the issuer of each Collateral Obligation and Eligible Investment is organized, as the case may be; the CUSIP, LIN or any other security identifier, if any, of each Collateral Obligation and Eligible Investment, as the case may be; (iii) an indication as to the classification of such Collateral Obligation (i.e., first lien, etc.); and whether such Collateral Obligation has been designated as a “Private Asset” or a “Non-Private Asset” pursuant to the terms of this Agreement; (iv) the owner of such Collateral Obligation; (v) the nature, source and amount of any Proceeds in each of the Transaction Accounts including the Interest Proceeds and Principal Proceeds (stating separately the amount 102 of Sale Proceeds), received since the date of determination of the last Monthly Report, all in the Specified Currencies in which such amounts are denominated; (vi) the number, identity and, if applicable, principal amount of any Collateral that was released for sale or other disposition (specifying the category of permitted sales under which it falls and whether such Collateral Obligation or other property is subject to a Value Adjustment Event or is an Ineligible Asset) and the number, identity and, if applicable, par value of Collateral Acquired by the Borrower Entities since the date of determination of the last Monthly Report (or, in the case of the first Monthly Report, since the Initial Credit Date); (vii) (a) the identity of each Collateral Obligation as to which a Value Adjustment Event has occurred since the date of determination of the last Monthly Report (or, in the case of the first Monthly Report, since the Initial Credit Date) and the date on which such Value Adjustment Event occurred, (b) the identity of each Collateral Obligation as to which a Value Adjustment Event has occurred as of the date of determination of the current Monthly Report (or, in the case of the first Monthly Report, as of the Initial Credit Date), the date on which such Value Adjustment Event occurred and the market value of such Collateral Obligation as of the date of determination of the current Monthly Report and (c) the Aggregate Principal Amount of all such Collateral Obligations; (viii) the Acquisition or sale price of each item of Collateral Acquired by each Borrower Entity, in each case since the date of determination of the last Monthly Report (or, in the case of the first Monthly Report, since the Initial Credit Date) and the identity of the purchasers or sellers thereof, if any, which are Affiliated with the Borrower or the Collateral Manager; (ix) (A) the identity and Principal Balance of each Collateral Obligation that was upgraded or downgraded since the most recent Monthly Report (or, in the case of the first Monthly Report, since the Initial Credit Date) and (B) the Aggregate Principal Amount of Collateral Obligations that were (1) upgraded and (2) downgraded, respectively since the most recent Monthly Report (or, in the case of the first Monthly Report, since the Initial Credit Date); (x) for each Collateral Obligation in the Collateral Portfolio, a calculation of each Financial Ratio as of such date of determination and for each prior Financial Ratio Test Period, all in form and detail reasonably satisfactory to the Administrative Agent; (xi) for each Collateral Obligation that is a Delayed Drawdown Collateral Obligation or a Revolving Collateral Obligation, the Unfunded Exposure Amount; and (xii) such other information as the Collateral Agent, Collateral Manager, the Administrative Agent or the Requisite Lenders may reasonably request regarding the Loans and the Collateral therefor. (c) Payment Date Accounting. The Borrower shall compile or cause to be compiled a report (the “Valuation Report”) and the Borrower shall then provide, or cause to be provided, such Valuation Report to the Collateral Agent (who shall make such Valuation Report available to the Administrative Agent and the Lenders by access to its website or by email upon written request therefor) not later than one Business Day prior to the related Payment Date (or, with respect to the Maturity Date, on the Payment Date). The Valuation Report shall contain the following information: (i) the Aggregate Principal Amount of the Collateral Obligations as of the close of business on such Determination Date, after giving effect to (A) Proceeds received on the Collateral Obligations with respect to the related Due Period and the reinvestment of such 103

Proceeds in Collateral Obligations or Eligible Investments during such Due Period and (B) the release of any Collateral Obligations during such Due Period; (ii) the aggregate outstanding principal balance of the Loans, as an aggregate Dollar figure and as a percentage of the original aggregate outstanding principal balance of the Loans at the beginning of the Due Period, the amount of principal payments to be made on the Loans on the next Payment Date, the amount of any overdue interest and the aggregate outstanding principal balance of the Loans as a Dollar figure and as a percentage of the original aggregate outstanding principal balance, in each case after giving effect to the principal payments, if any, for such Payment Date; (iii) the amount of Accrued Interest payable to the Lenders for such Payment Date (and the components thereof under Section 2.5) and the amount of Interest Proceeds and Principal Proceeds payable to the Equity Holder (in each case determined as of the related Determination Date); (iv) the amount of Principal Proceeds to be applied pursuant to clause (1) of the Principal Priority of Payments (in each case determined as of the related Determination Date); (v) the Administrative Expenses payable for such Payment Date on an itemized basis (determined as of the related Determination Date); (vi) for the Interest Collection Account: (1) the Balance on deposit in the Interest Collection Account at the end of the related Due Period, in each Specified Currency and the Balance in Dollars after the conversion under Section 6.2(a); (2) the amounts payable from the Interest Collection Account (through a transfer to the Payment Account) pursuant to subclauses (1) through (9) of the Interest Priority of Payments and subclauses (1) through (6) of the Principal Priority of Payments for such Payment Date, in each case in each Specified Currency; and (3) the Balance remaining in the Interest Collection Account immediately after all payments and deposits to be made on such Payment Date (determined as of the related Determination Date); (vii) for the Principal Collection Account: (1) the Balance on deposit in the Principal Collection Account at the end of the related Due Period, in each Specified Currency and the Balance in Dollars after the conversion under Section 6.2(a); (2) the amounts, if any, payable from the Principal Collection Account (through a transfer to the Payment Account) as Interest Proceeds pursuant to the Interest Priority of Payments and as Principal Proceeds pursuant to the Principal Priority of Payments for such Payment Date (in each case determined as of the related Determination Date), in each Specified Currency; and (3) the Balance remaining in the Principal Collection Account immediately after all payments and deposits to be made on such Payment Date (determined as of the related Determination Date), in each Specified Currency; 104 (viii) the amount of unpaid interest, if any, with respect to any Loans (in each case determined as of the related Determination Date), in each Specified Currency; (ix) the Principal Payments received during the related Due Period, in each Specified Currency; (x) the Principal Proceeds received during the related Due Period, in each Specified Currency; (xi) the Interest Proceeds received during the related Due Period, in each Specified Currency; (xii) the amounts payable pursuant to each subclause of the Interest Priority of Payments and the Principal Priority of Payments on the related Payment Date in each Specified Currency (in each case determined as of the related Determination Date); and (xiii) such other information as the Collateral Agent, Collateral Manager or the Administrative Agent may reasonably request regarding the Loans and the Collateral therefor. Upon receipt of each Monthly Report, the Collateral Agent shall compare the information contained therein to the information contained in its records with respect to the Collateral and shall, within three Business Days after receipt of such Monthly Report, notify the Borrower and the Collateral Manager if the information contained in the Monthly Report does not conform to the information maintained by the Collateral Agent in its records and detail any discrepancies. If any discrepancy exists, the Collateral Agent and the Borrower, or the Collateral Manager on behalf of the Borrower, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Borrower shall appoint, within five Business Days, an Independent accountant to review such Monthly Report and the Collateral Agent’s records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Collateral Agent’s records, the Monthly Report or the Collateral Agent’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Agreement. (d) Payment Date Instructions. Each Monthly Report shall constitute instructions to the Collateral Agent to withdraw on the related Payment Date from the Payment Account and pay or transfer the amounts set forth in such report in the manner specified, and in accordance with the priorities established, in the Priority of Payments. (e) Valuation Report/Monthly Report/Daily Report. Notwithstanding any provision to the contrary contained in this Agreement, (i) the Borrower may prepare (or cause to be prepared) a separate Daily Report for each of the Collateral Obligations and Eligible Investments owned by the Borrower and each other Borrower Entity, and any such reports provided for any Business Day shall collectively constitute the “Daily Report” for such day; and (ii) in the case of a month in which there is a Payment Date, the Borrower, or the Collateral Administrator on behalf of the Borrower, need not compile a separate Monthly Report and Valuation Report but may in lieu thereof compile a combined report that contains the information, determined as of the Determination Date, required by Section 6.5(b) and Section 6.5(c). Such combined report shall otherwise be subject to all of the requirements set forth in the first paragraphs of Section 6.5(b) and Section 6.5(c). Except as otherwise expressly stated, information in such reports as to any asset shall be in the Specified Currency of such asset. (f) Distribution of Reports. The Collateral Agent will make the Monthly Report and the Valuation Report available via its internet website. The Collateral Agent’s internet website shall initially be located at “https://trustconnect.westernalliancetrust.com”. Assistance in using the website can be obtained by contacting the Collateral Agent’s Corporate Trust Office. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Collateral Agent shall have the right to 105 change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Collateral Agent shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Collateral Agent’s internet website, the Collateral Agent may require registration and the acceptance of a disclaimer. The Collateral Agent shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Monthly Report and the Valuation Report which the Collateral Agent disseminates in accordance with this Agreement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion. 6.6. Additional Reports. In addition to the information and reports specifically required to be provided pursuant to the terms of this Agreement, the Borrower (at its expense), or the Collateral Manager on behalf of the Borrower, shall compile and the Borrower shall then provide the Administrative Agent and the Lenders (upon request of the Requisite Lenders), with all information or reports delivered to the Collateral Agent hereunder, and such additional information as the Administrative Agent or the Requisite Lenders may from time to time reasonably request and the Borrower shall reasonably determine may be obtained and provided without unreasonable burden or expense (the “Additional Reports”). Such a request from a Lender (or its designee) may be submitted directly to the Collateral Agent and then such request shall be forwarded to the Borrower for processing. 6.7. Delivery of Pledged Obligations; Custody Documents; Etc. (a) The Collateral Agent shall credit all Collateral Obligations and Eligible Investments Acquired by the Borrower in accordance with this Agreement and Cash to the relevant Transaction Account established and maintained pursuant to this Section 6, as to which in each case the Collateral Agent and the Borrower shall have entered into the Securities Account Control Agreement. (b) Each time that the Borrower, or the Collateral Manager on behalf of the Borrower, shall direct or cause the Acquisition of any Collateral Obligation or Eligible Investment, the Borrower or the Collateral Manager on behalf of the Borrower shall, if such Collateral Obligation or Eligible Investment has not already been transferred to the relevant Transaction Account, cause such Collateral Obligation or Eligible Investment to be delivered. The security interest of the Collateral Agent in the funds or other property utilized in connection with such Acquisition shall, immediately and without further action on the part of the Collateral Agent, thereupon be released. The security interest of the Collateral Agent shall nevertheless come into existence and continue in such Collateral Obligation or Eligible Investment so Acquired, including all rights of the Borrower in and to any contracts related to and proceeds of such Collateral Obligation or Eligible Investment. (c) Without limiting the foregoing, the Borrower, or the Collateral Manager on behalf of the Borrower, will use its commercially reasonable efforts to direct the Accounts Securities Intermediary to take such different or additional action as may be necessary in order to maintain the perfection or priority of the security interest in the event of any change in applicable law or regulation, including Articles 8 and 9 of the UCC. (d) In addition to the steps specified in subclauses (b) and (c) above, the Borrower or the Collateral Manager (at the sole cost and expense of the Borrower) on behalf of the Borrower will use commercially reasonable efforts to take all actions necessary or advisable under the laws of the applicable jurisdiction of organization of the Borrower to protect the security interest of the Collateral Agent. (e) For each Collateral Obligation owned by a Borrower Entity on the Initial Credit Date, such Borrower Entity shall: 106 (1) prepare, execute and deliver (and procure execution by the other parties required to execute and deliver the same) to the Collateral Custodian, promptly following the Initial Credit Date (and in any case within ten (10) Business Days of receipt of the relevant forms from the Administrative Agent), the Escrowed Assignment Agreement Documents for such Collateral Obligation, to be held by the Collateral Custodian pending the assignment of Collateral Obligation in connection with the exercise of remedies by the Collateral Agent or the Requisite Lenders under the Transaction Documents. (2) direct all the obligors and agents, as applicable, on all Collateral Obligations to make all payments under the relevant Underlying Instruments in respect of such Collateral Obligations directly to the applicable Transaction Accounts; (3) deliver copies of a Document Checklist for such Collateral Obligation, all related Underlying Instruments and other related Custody Documents to the Collateral Custodian on behalf of the Secured Parties; provided that: (i) (x) with respect to Collateral Obligations other than Originated Collateral Obligations, items referenced in clause (a) of the definition of “Underlying Instruments” shall be delivered on the Initial Credit Date and (y) with respect to Originated Collateral Obligations, items in clause (a) of the definition of “Underlying Instruments” shall be delivered within five Business Days of the Initial Credit Date; (ii) items referenced in clause (b) of the definition of “Underlying Instruments” shall be delivered promptly upon receipt by a Borrower Entity or the Collateral Manager; and (iii) items referenced in clause (c) of the definition of “Underlying Instruments” shall be delivered upon request by the Requisite Lenders to the extent that a Borrower Entity or the Collateral Manager has received such items. To the extent not otherwise provided in clause (3) above, the Preliminary Documentation Package for each Collateral Obligation shall be delivered to the Collateral Custodian on or prior to the date on which the Borrower funds the Acquisition of such Collateral Obligation (whether with funds on deposit in the Transaction Accounts or with the proceeds of any borrowing under the Transaction Documents); and the Additional Documentation shall be delivered to the Collateral Custodian within five Business Days after the date on which the Borrower funds the Acquisition of such Collateral Obligation. For all purposes hereof and the other Transaction Documents, the Borrower Entities and the Collateral Manager will be deemed to have satisfied their obligations to deliver such Documentation Package, all Underlying Instruments and other related Custody Documents under this clause (e) to the Collateral Custodian to the extent such material has been made available to the Collateral Agent and the Collateral Custodian in the Transaction Data Room, except that any original executed note as described in clause (a) of the definition of Preliminary Documentation Package and Escrowed Assignment Agreement Documents shall be physically delivered to the Collateral Custodian. The Collateral Agent shall have no responsibility to receive or maintain in its possession any physical copies thereof. (f) For each Collateral Obligation Acquired by a Borrower Entity after the Initial Credit Date, such Borrower Entity shall: (1) prepare, execute and deliver (and procure execution by the other parties required to execute and deliver the same) to the Collateral Custodian, promptly following the date on which such Borrower Entity Acquires such Collateral Obligation (and in any case within ten (10) Business Days of receipt of the relevant form from the Administrative Agent), the Escrowed Assignment Agreement Documents for such Collateral Obligation, to be held by the Collateral Custodian pending the assignment of Collateral Obligation in 107 connection with the exercise of remedies by the Collateral Agent or the Requisite Lenders under the Transaction Documents; (2) direct all the obligors and agents, as applicable, on all Collateral Obligations to make all payments under the relevant Underlying Instruments in respect of such Collateral Obligations directly to the applicable Transaction Accounts; (3) make available a Document Checklist for such Collateral Obligation, copies of all related Underlying Instruments and other related Custody Documents to the Collateral Custodian on behalf of the Secured Parties; provided that: (i) (x) with respect to Collateral Obligations other than Originated Collateral Obligations, items referenced in clause (a) of the definition of “Underlying Instruments” shall be delivered on the date on which such Borrower Entity Acquires such Collateral Obligation and (y) with respect to Originated Collateral Obligations, items referenced in clause (a) of the definition of “Underlying Instruments” shall be delivered within five Business Days after the date on which such Borrower Entity Acquires such Collateral Obligation; (ii) items referenced in clause (b) of the definition of “Underlying Instruments” shall be delivered promptly upon receipt by the Borrower or the Collateral Manager; and (iii) items referenced in clause (c) of the definition of “Underlying Instruments” shall be delivered upon request by the Requisite Lenders to the extent that the Borrower or the Collateral Manager has received such items. For all purposes hereof and the other Transaction Documents, the Borrower Entities and the Collateral Manager will be deemed to have satisfied their obligations to deliver such Document Checklists, all Underlying Instruments and other related Custody Documents under this clause (f) to the Collateral Custodian to the extent such material has been made available to the Collateral Agent and the Collateral Custodian in the Transaction Data Room. The Collateral Agent shall have no responsibility to receive or maintain in its possession any physical copies thereof. (g) From time to time at the reasonable request of the Requisite Lenders, each Borrower Entity agree to execute and deliver to the Collateral Agent new or refreshed Escrowed Assignment Agreement Documents for all or such portion of the Collateral Obligations as the Requisite Lenders may specify in such request (it being understood that no more than one request may be made in any calendar year unless an Event of Default shall have occurred and be continuing at the time of such request). 6.8. Custodianship and Release of Collateral. (a) Subject to Section 8, each Borrower Entity may, by Borrower Order delivered to the Collateral Agent (or to the Collateral Custodian, as applicable, and subject to the provisions of Section 14(o)) prior to the settlement date for any sale of a Collateral Obligation or Ineligible Asset, direct the Collateral Agent (or the Collateral Custodian, as applicable) to release such Collateral Obligation and, upon receipt of such Borrower Order, if the sale of such Collateral Obligation or Ineligible Asset is in compliance with the restrictions on sale and the other terms in Section 8 (which certification shall be deemed to have been provided upon delivery of the related Borrower Order) and the Administrative Agent has consented to such sale pursuant to Section 8), the Collateral Agent (or the Collateral Custodian, as applicable) shall deliver (or cause the delivery of) any such Collateral Obligation, if in physical form, duly endorsed to the broker or purchaser designated in such Borrower Order or against receipt of the sales price therefor as set forth in such Borrower Order; provided that the Collateral Agent may deliver (or cause the delivery of) any such Collateral Obligation in physical form for examination in 108 accordance with street delivery custom, and the Lien of the Collateral Agent shall be automatically released from such Collateral Obligation or Ineligible Asset without further action upon receipt of the Sale Proceeds. (b) Subject to Section 8, each Borrower Entity may, by Borrower Order delivered to the Collateral Agent prior to the date set for redemption or payment in full of a Pledged Obligation or other item of Collateral and certifying that such Collateral Obligation is being redeemed or paid in full, direct the Collateral Agent, or at the Collateral Agent’s instructions, the Accounts Securities Intermediary, to deliver such Collateral Obligation, if in physical form, duly endorsed, to cause it to be presented, or otherwise appropriately deliver or present such security or debt obligation, to the appropriate paying agent therefor or other Person responsible for payment thereon on or before the date set for redemption or payment, in each case against receipt of the redemption price or payment in full thereof. If an Event of Default has occurred and is continuing at the time of such direction, the Collateral Agent, if so directed by the Requisite Lenders, shall disregard such direction. (c) Subject to Section 8, each Borrower Entity may, by Borrower Order, delivered to the Collateral Agent prior to the date set for an exchange, tender or sale, certifying that a Collateral Obligation is subject to an Offer and setting forth in reasonable detail the procedure for response to such Offer, direct the Collateral Agent or, at the Collateral Agent’s instructions, the Accounts Securities Intermediary, to deliver such security or debt obligation, if in physical form, duly endorsed, or, if such security is a Collateral Obligation for which a Security Entitlement has been created in a Transaction Account, to cause it to be delivered, or otherwise appropriately deliver or present such security or debt obligation, in accordance with such Borrower Order, in each case against receipt of payment therefor, and the Lien of the Collateral Agent shall be automatically released from such Collateral Obligation without further action upon receipt of the applicable exchange, tender or Sale Proceeds. If an Event of Default has occurred and is continuing at the time of such direction, the Collateral Agent, if so directed by the Requisite Lenders, shall disregard such direction. (d) The Collateral Agent shall deposit any proceeds received from the disposition of a Pledged Obligation of the Borrower in the Principal Collection Account and/or the Interest Collection Account, as the case may be, unless directed to simultaneously applied to the purchase of substitute Collateral Obligations or Eligible Investments as permitted under and in accordance with this Section 6 and Section 8. (e) Upon satisfaction of any of the conditions set forth in this Section 6.8 for the sale or release of a Collateral Obligation in whole, the Borrower (or the Collateral Manager on its behalf) shall, by delivery to the Collateral Agent and the Collateral Custodian of a request for release substantially in the form of Exhibit D (with a copy to the Lenders) (which may be delivered concurrently with the Borrower Order delivered pursuant to Section 6.7(a)), direct the release of the related Custody Documents for such Collateral Obligation which are held by the Collateral Agent or the Collateral Custodian in physical custody pursuant to Section 6.6. Upon receipt of such direction, the Collateral Agent or the Collateral Custodian shall release the related Custody Documents to the Borrower (or the Collateral Manager on its behalf) (or as otherwise provided in the related release request) and the Borrower (or the Collateral Manager on its behalf) will not be required to return the related Custody Documents to the Collateral Agent or the Collateral Custodian. Written instructions as to the method of shipment and shipper(s) the Collateral Agent or the Collateral Custodian is directed to utilize in connection with the transmission of Custody Documents in the performance of the Collateral Agent’s or the Collateral Custodian’s duties hereunder shall be delivered by the Borrower (or the Collateral Manager on its behalf) to the Collateral Agent or the Collateral Custodian prior to any shipment of any Custody Documents hereunder. If the Collateral Agent or the Collateral Custodian does not receive such written instruction from the Borrower (or the Collateral Manager on its behalf), the Collateral Agent or the Collateral Custodian shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Collateral Manager shall arrange for the provision of such services at the sole cost and expense of the Borrower and shall maintain such insurance against loss or damage to the Custody Documents as the Collateral Manager deems appropriate. 109 6.9. Procedures Relating to the Establishment of Transaction Accounts Controlled by the Collateral Agent. (a) Notwithstanding any term in this Agreement to the contrary and notwithstanding the terms of Part 5 of Article 8 of the UCC, to the extent applicable, with respect to Collateral Obligations delivered to the Collateral Agent, any custodian acting on its behalf, or the Bank acting as Accounts Securities Intermediary pursuant to the provisions of this Agreement, such Person shall be obligated to receive and hold until released pursuant to the terms of this Agreement and the Collateral Documents the items delivered or caused to be delivered to it by the Borrower Entities or the Collateral Manager, and to hold the same in its custody in accordance with the terms of this Agreement and the Collateral Documents but shall have no further obligation with respect to, or be obligated to take (or to determine whether there has been taken) any action in connection with the delivery of such Collateral Obligations. Without limiting the foregoing, in no instance shall the Collateral Agent, any such custodian or the Bank acting as Accounts Securities Intermediary be under any duty or obligation to examine the underlying credit agreement, loan agreement, participation agreement, indenture, trust agreement or similar instrument that may be applicable to any Collateral Obligation in order to determine (or otherwise to determine under applicable law) whether sufficient actions have been taken and documents delivered (including any requisite obligor or agent bank consents, notices or filings) in order to properly assign, transfer, or otherwise convey title to such Collateral Obligations. In connection with the delivery of any Collateral Obligation, the Borrower Entities or the Collateral Manager shall send to the Collateral Agent and the Collateral Administrator a trade ticket or transmittal letter (in form and content mutually reasonably acceptable to them), which shall, at a minimum (in addition to other appropriate information with regard to the subject Collateral Obligation as may be mutually agreed upon between the Collateral Administrator and the Collateral Manager), (i) specify the Acquisition price for such Collateral Obligation, and (ii) identify the Collateral Obligation and its material amount, payment and interest rate terms. Each of the Collateral Agent, any custodian acting on its behalf, the Collateral Administrator and the Bank acting as Accounts Securities Intermediary shall be entitled to assume the genuineness, validity and enforceability of each such note, certificate, instrument and agreement delivered to it in connection with the delivery of a Collateral Obligation, and to assume that each is what it purports on its face to be, and to assume the genuineness and due authority of all signatures appearing thereon. (b) Nothing in this Section 6 shall impose upon the Accounts Securities Intermediary the duties, obligations or liabilities of the Collateral Agent; and nothing herein shall impose upon the Collateral Agent the duties, obligations or liabilities of the Accounts Securities Intermediary. SECTION 7. APPLICATION OF MONIES Notwithstanding any other provision in this Agreement, but subject to the other subsections of this Section 7 and Section 12, on each Payment Date, the Collateral Agent shall disburse amounts transferred to the Payment Account from the applicable Transaction Accounts as follows and for application by the Collateral Agent in accordance with the following priorities (collectively, the “Priority of Payments”): (a) Interest Priority of Payments. On each Payment Date (unless an Event of Default has occurred and is then continuing) the Collateral Agent shall disburse amounts transferred to the Payment Account pursuant to Sections 6.3(a) constituting Interest Proceeds (as set forth on the Monthly Report for such Payment Date) for application in accordance with the following priorities (the “Interest Priority of Payments”): (1) to the payment of taxes of any Borrower Entity, if any, and any governmental fee, including all filing, registration and annual return fees payable by them (in each case, excluding any Specified Payment Amounts for such Payment Date); 110 (2) to the payment of accrued and unpaid Administrative Expenses constituting fees of the Bank Parties under the Transaction Documents and reimbursement of expenses (including indemnity payments) of the Bank Parties pursuant to the terms of the Transaction Documents; provided that total payments pursuant to this subclause (2) shall not exceed, on any Payment Date, the Administrative Expense Cap for such Payment Date; (3) to pay the Collateral Management Fees to the Collateral Manager and any Successor Management Fees to any Successor Collateral Manager; provided that (x) the aggregate amounts payable under this clause (3) on any Payment Date and under clause (1) of the Principal Priority of Payments with respect thereto shall not exceed USD 250,000; and (y) no Collateral Management Fee or Successor Management Fee will be payable under this clause (3) on any Payment Date to the extent that remaining amounts available to be applied under clauses (4) through (10) below will be insufficient to cover such amounts in full; (4) to the payment (in the order set forth in the definition of Administrative Expenses), of (a) first, remaining accrued and unpaid Administrative Expenses (other than indemnity payments) of the Borrower including other amounts payable by the Borrower to the Collateral Manager under the Collateral Management Agreement (excluding any Collateral Management Fees or Successor Management Fees), and to the Bank Parties constituting Administrative Expenses (including indemnity payments) not paid pursuant to subclause (2) above, and (b) second, remaining accrued and unpaid Administrative Expenses of the Borrower constituting indemnity payments; provided that such payments pursuant to this subclause (4) shall not exceed an amount equal on any Payment Date (when taken together with any Administrative Expenses (other than those paid and applied to the cap amount specified in clause (2) above) paid during the period since the preceding Payment Date or, in the case of the first Payment Date, the Closing Date) to the Administrative Expense Cap for such Payment Date; (5) to the payment of accrued and unpaid interest (pro rata, based on amounts due), Ancillary Amounts (pro rata, based on each Lender’s Pro Rata Share) and other amounts due and payable on the Loans (in each case other than principal of the Loans) (pro rata, based on amounts due); (6) (x) if a Clean-Up Call Event has occurred and is continuing, all available amounts to the outstanding principal of the Loans (pro rata, based on Loan Amount outstanding) and then the other Obligations (pro rata, based on amounts due) until the Obligations are repaid in full or (y) if a Clean-Up Call Event has not occurred or is not continuing and the 90% Condition is in effect, 90% of all available amounts at this step to the repayment of the outstanding principal of the Loans; (7) for deposit into the Unfunded Reserve Account until the amount on deposit therein equals the amount specified in clause (II) of the definition of Unfunded Reserve Required Amount; (8) if a Collateral Deficit exists, to the Margin Account until such Collateral Deficit has been cured; (9) so long as (1) no Default or Event of Default has occurred and is continuing (or would result therefrom) and (2) the BDC Condition is satisfied, to the Equity Holder as a Permitted RIC Distribution as directed by the Collateral Manager; (10) to the payment (a) first, pari passu, of any accrued and unpaid fees and expenses of the Bank Parties; and (b) second, in the order set forth in the definition of 111

Administrative Expenses, of any accrued and unpaid Administrative Expenses of the Borrower (including, for the avoidance of doubt, (x) indemnities and amounts payable by the Borrower to the Bank Parties and (y) indemnities and amounts payable by the Borrower to the Collateral Manager under the Collateral Management Agreement (other than any Collateral Management Fee or Successor Management Fee)), in each case to the extent not paid pursuant to subclauses (2), (3) and (4) above; (11) to pay the Collateral Management Fees to the Collateral Manager and any Successor Management Fees to any Successor Collateral Manager, in each case to the extent not paid in full under clause (3) above; (12) to the payment of the Specified Payment Amounts (if any) for such Payment Date; and (13) the balance of Interest Proceeds, upon the direction of the Borrower (or the Collateral Manager on its behalf) (a) with notice to the Administrative Agent, to the Borrower for payment as an Equity Distribution to the Equity Holder or (b) to be treated as Designated Principal Proceeds hereunder. (b) Principal Priority of Payments. On each Payment Date (unless an Event of Default has occurred and is then continuing), in each case after giving effect to the application of the Interest Priority of Payments on such Payment Date, the Collateral Agent shall disburse amounts transferred to the Payment Account pursuant to Section 6.3(a) constituting Principal Proceeds (as set forth on the Monthly Report for such Payment Date) for application in accordance with the following priorities (the “Principal Priority of Payments”): (1) to the payment of the amounts referred to in subclauses (1) through (5) of the Interest Priority of Payments (in the order of priority set forth therein), but only to the extent not paid in full thereunder; (2) if such Payment Date is during the Amortization Period, an amount (in relation to any Payment Date the “Mandatory Prepayment Amount”) equal to the Required Principal Amortization Amount for such Payment Date to the repayment of the Loans in a mandatory prepayment pursuant to Section 2.9 (pro rata, based on Loan Amount outstanding) until the Loans are repaid in full; provided that if the amount on deposit in the Unfunded Reserve Account equals or exceeds the amount of outstanding Loans, the Borrower (or the Collateral Manager on its behalf) may elect to withdraw such amounts from the Unfunded Reserve Account and repay the Loans in full pursuant to this clause (2); (3) if a Clean-Up Call Event has occurred and is continuing, to the outstanding principal of the Loans (pro rata, based on Loan Amount outstanding) and then the other Obligations (pro rata, based on amounts due) until the Obligations are repaid in full; (4) [Reserved]; (5) if a Collateral Deficit exists, to the Margin Account until such Collateral Deficit has been cured; (6) if such Payment Date is during the Reinvestment Period, (w) to the Acquisition of Collateral Obligations or to the Principal Collection Account for investment in Eligible Investments pending Acquisition of Collateral Obligations at a later date, in each case in accordance with this Agreement; (x) for deposit into the Unfunded Reserve Account until the amount on deposit therein equals the amount specified in clause (II) of 112 the definition of Unfunded Reserve Required Amount; (y) to the repayment of the Loans in a voluntary prepayment pursuant to Section 2.8 (pro rata, based on Loan Amount outstanding) and (z) so long as the Equity Distribution Test is satisfied after giving effect to such Equity Distribution, to the Equity Holder as an Equity Distribution; (7) to the amounts referred to in subclauses (10) and (11) of the Interest Priority of Payments (in the order of priority set forth therein), but only to the extent not paid in full thereunder; (8) to the payment of the Specified Payment Amounts (if any) for such Payment Date, in each case to the extent not paid pursuant to the Interest Priority of Payments; and (9) to the Borrower for distribution to the Equity Holder as a dividend payment thereon or as a final distribution in redemption thereof, as applicable. (c) Enforcement Priority of Payments. If an Event of Default or a failure to repay the Obligations in full by the Maturity Date has occurred and is continuing, all Interest Proceeds, Principal Proceeds and any other available funds in the Transaction Accounts (other than the Unfunded Reserve Account) will be distributed in the following order of priority (the “Enforcement Priority of Payments”): (1) to the payment (a) first, of the amounts referred to in subclauses (1) through (2) of the Interest Priority of Payments (in the order of priority set forth therein); and (b) second, to the Bank Parties, the Collateral Custodian and the Administrative Agent constituting Administrative Expenses (including indemnity payments, but excluding Excluded Payments) not paid pursuant to subclause (a) above due to the application of the caps set forth in subclause (2) of the Interest Priority of Payments without regard to the Administrative Expense Cap; (2) to the payment (a) first, of accrued and unpaid interest (pro rata, based on amounts due), Ancillary Amounts (pro rata, based on each Lender’s Pro Rata Share) and other amounts due and payable on the Loans (in each case other than principal of the Loans) (pro rata, based on amounts due), (b) second, of principal of the Loans (pro rata, based on Loan Amount outstanding), until the Loans have been repaid in full, (c) third, for deposit into the Unfunded Reserve Account until the amount on deposit therein equals the amount specified in clause (II) of the definition of Unfunded Reserve Required Amount, (d) fourth to the payment of any other Obligations the outstanding (pro rata, based on amounts due), and (e) fifth, to the amount referred to in subclause (9) of the Interest Priority of Payments (in the order of priority set forth therein); (3) to pay the Collateral Management Fees to the Collateral Manager and any Successor Management Fees to any Successor Collateral Manager, in each case to the extent not theretofore paid in full; (4) to the payment of all Extraordinary Expense Amounts (if any) not theretofore paid; and (5) the balance of such funds, if any, to the Borrower for distribution to the Equity Holder as a final distribution in redemption thereof, as applicable. (d) Other Provisions. Without limiting the foregoing: (1) Not later than 12:00 p.m., (New York City time), on the Business Day preceding each Payment Date, the Borrower shall, pursuant to Section 6.3(a), direct the Collateral Agent to transfer into the Payment Account Cash (to the extent of funds then 113 on deposit in the other Transaction Accounts) an amount sufficient to pay the amounts described in the Priority of Payments required to be paid on such Payment Date. (2) If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Borrower pursuant to Section 6.6, the Collateral Agent shall make the disbursements called for in the order and according to the priority set forth under the Priority of Payments, subject to Section 12 of the Agreement, to the extent funds are available therefor and such failure to pay shall not be an Event of Default unless specifically set forth herein. (3) To the extent directed by the Administrative Agent, amounts to be applied under this section may be applied in the currency in which such funds are then denominated or may be converted to USD or another Specified Currency at the Current FX Rate as directed by the Administrative Agent. (4) Notwithstanding anything to the contrary contained herein, other payments expressly permitted to be made hereunder on dates other than Payment Dates, or otherwise than in accordance with the Priority of Payments, may be made to the extent so expressly provided herein. (e) Interim Distributions. Notwithstanding anything to the contrary contained herein, amounts on deposit in the Collection Accounts (regardless of whether such amounts are Interest Proceeds or Principal Proceeds) may be distributed at the request of the Borrower for distribution to the Equity Holder as an Equity Distribution (including a Permitted RIC Distribution) on a Monthly Interim Payment Date prior to the end of the Availability Period or, if such Equity Distribution is a Permitted RIC Distribution, after the end of the Availability Period if: (1) the Borrower has given not less than three Business Days prior written notice thereof to the Collateral Agent, the Collateral Administrator and the Administrative Agent (which written notice the Administrative Agent will promptly transmit by electronic means to each applicable Lender), specifying in such notice the proposed date of such distribution and the amount thereof; (2) in the case of Interest Proceeds, the Borrower certifies in such notice that, after giving effect to such distribution and all prior distributions pursuant to this Section 7(e)(2) since the immediately preceding Payment Date (or, the Closing Date, if no Payment Date has yet occurred), the Interest Proceeds remaining in the Interest Collection Account will be equal to or exceed the aggregate amounts necessary to pay all amounts payable pursuant to subclauses (1) through (12) in the Interest Priority of Payments on the immediately succeeding Payment Date; (3) in the case of Principal Proceeds, the Borrower certifies in such notice that, after giving effect to such distribution and all prior distributions pursuant to this Section 7(e)(3) since the immediately preceding Payment Date (or, the Closing Date, if no Payment Date has yet occurred), the Principal Proceeds remaining in the Principal Collection Account will be equal to or exceed the aggregate amounts necessary to pay all amounts payable pursuant to subclauses (1) through (8) in the Principal Priority of Payments on the immediately succeeding Payment Date; and (4) the Equity Distribution Test shall be satisfied after giving effect to such Equity Distribution; (5) in the case of a Permitted RIC Distribution, the amount of Permitted RIC Distributions made in any 90 calendar day period shall not exceed U.S.$1,500,000 (or 114 such higher amount as agreed by the Administrative Agent in writing (including via email) in its reasonable discretion); and (6) in the case of a Permitted RIC Distribution, the BDC Condition is satisfied. SECTION 8. SALE OF COLLATERAL OBLIGATIONS; SUBSTITUTION; AMENDMENTS 8.1. Sales of Collateral Obligations. (a) Sales. A Borrower Entity or the Collateral Manager on its behalf may Dispose (or direct the Collateral Agent, on behalf of a Borrower Entity, to Dispose) of any Collateral Obligation at any time without the consent of any Person; provided that, (1) if an Event of Default has occurred and is continuing (or will occur or be continuing after giving effect to such sale and the application of the proceeds thereof), the consent of the Administrative Agent must be obtained prior to such Disposition (in its sole and absolute discretion) unless such Collateral Obligation is an Unsettled Sale Asset and (2) if either (x) the proceeds to be received by the Borrower Entities from such Disposition would be less than the related Individual Realization Application Amount, (y) the Collateral Portfolio Requirements would not be satisfied on a pro forma basis after giving effect to such transfer and this failure would result in a Borrowing Base Deficiency or (z) such Disposition is a cashless transfer to the Equity Holder or an Affiliate thereof, the consent of the Administrative Agent must be obtained prior to such Disposition (in its sole and absolute discretion). (b) Limit on Affiliate Sales. Notwithstanding the foregoing, the Aggregate Principal Amount of all Collateral Obligations (other than Warranty Collateral Obligations) Disposed of to the Equity Holder or any Affiliate thereof pursuant to this Section 8.1 shall not in aggregate exceed 20% of the Equity Holder Purchased Loan Balance measured as of the date of such Disposition; provided that the Aggregate Principal Amount of all Collateral Obligations that are Defaulted Obligations (other than Warranty Collateral Obligations) Disposed of to the Equity Holder or any Affiliate thereof pursuant to this Section 8.1 shall not exceed 10% of the Equity Holder Purchased Loan Balance measured as of the date of such Distribution. (c) Application of Sale Proceeds and Principal Proceeds. All Sale Proceeds and Principal Proceeds shall be applied in accordance with the Priority of Payments applicable thereto on the next succeeding Payment Date. During the Reinvestment Period, amounts received in the Principal Collection Account, or deposited in the Principal Collection Account under the Principal Priority of Payments, may be applied to the Acquisition of Collateral Obligations (or may be deposited in or retained in the Principal Collection Account for investment in Eligible Investments pending Acquisition of Collateral Obligations) in each case in accordance with this Agreement. After the Reinvestment Period, no Principal Proceeds may be reinvested by a Borrower Entity in Collateral Obligations at any time. (d) Sales of Eligible Investments. Except as otherwise expressly provided herein, none of the Borrower Entities, the Collateral Manager or the Collateral Agent may at any time sell or permit the sale of any Eligible Investment (other than an Rule 2a7 money market fund) if the applicable Borrower Entity or the Collateral Manager determines that both (x) such Eligible Investment will sell at a price that is below such Borrower Entity’s purchase price of such Eligible Investment and (y) such Disposition will result in a Borrowing Base Deficiency. (e) Collateral Acquisition and Disposition Terms. Any transaction involving the Acquisition or sale of Collateral effected under this Agreement shall be conducted on arm’s length terms no less favorable to a Borrower Entity than terms prevailing in the market (as determined by the Collateral Manager in its business judgment, such judgment not to be called into questions by the 115 occurrence of subsequent events). All sales of Collateral Obligations or any portion thereof pursuant to this Section 8.1 shall be for Cash on a non-recourse basis to the relevant Borrower Entity. (f) Sales Prior to Stated Maturity. On or prior to the date that is two Business Days prior to the Scheduled Maturity Date, but no earlier than the date that is 90 Business Days prior to the Scheduled Maturity Date, the Borrower (or the Collateral Manager on its behalf) shall sell, or cause the sale of, all Collateral Obligations and other securities at a price, in the aggregate, equal to or greater than the then outstanding Obligations (and any Obligations expected to be outstanding as of the Scheduled Maturity Date) as determined by the Administrative Agent in good faith (the “Minimum Price”), and in each case the Collateral Agent shall sell such Collateral Obligations and such other securities in accordance with the direction of the Borrower (or the Collateral Manager on its behalf). The settlement dates for any such sales of Collateral Obligations and other securities shall be no later than two Business Days prior to the Scheduled Maturity Date. For the avoidance of doubt, sales under this Section 8.1(f) need not satisfy the requirements of Section 8.1(a) so long as the price of all sales hereunder in the aggregate is equal to or greater than the Minimum Price; however, if an Event of Default has occurred and is continuing (or will occur or be continuing after giving effect to such sale and the application of the proceeds thereof), the consent of the Administrative Agent must be obtained prior to any sale pursuant to this Section 8.1(f). (g) Reinvestment in Collateral Obligations. Whenever the Collateral Manager is required to use commercially reasonable efforts to direct the reinvestment of Sale Proceeds or Principal Proceeds on behalf of a Borrower Entity under this Section 8.1, such reinvestment shall be subject to market conditions and the availability and suitability of available investments. (h) Certain Lender Consents after Event of Default, Etc. Following the occurrence and continuation of an Event of Default or the occurrence and continuation of “Cause” under the Collateral Management Agreement (and after the application of any cure or grace periods), the Collateral Manager shall obtain the written consent of the Requisite Lenders before acting on behalf of, or otherwise directing, any Borrower Entity, the Collateral Agent or any other person in connection with a sale of Collateral Obligations pursuant to any provision of this Agreement. 8.2. Trading Restrictions. (a) In connection with the Acquisition of a Collateral Obligation (whether by purchase, origination, receipt of a contribution thereof or otherwise) and prior to entering into a Commitment to Acquire such Collateral Obligation, each Borrower Entity (and the Collateral Manager on behalf of such Borrower Entity), shall comply with the following procedure: (i) each proposed Acquisition of a Collateral Obligation shall be submitted in writing for approval to the Administrative Agent, and each such submission shall either: (x) certify that such Collateral Obligation will upon its Acquisition satisfy each of the elements in the definition of such term, satisfies each of the Collateral Obligation Criteria and satisfies each of the Collateral Portfolio Requirements; or (y) identify each element in the definition of “Collateral Obligation” or in the “Collateral Obligation Criteria” that is not met (with a description in reasonable detail of each such deviation) and each of the Collateral Portfolio Requirements that would not be met after giving effect to such Acquisition; (ii) (x) the Administrative Agent shall specify whether, as to the Lenders, such Collateral Obligation is a “Private Asset” or a “Non-Private Asset” (in the Lenders’ sole and absolute discretion); (y) the Collateral Manager shall specify whether, as to the Borrower and its Affiliates, such Collateral Obligation is a “Private Asset” or a “Non-Private Asset” (in its sole and 116 absolute discretion); and (z) if and only if both the Lenders and the Collateral Manager have designated such Collateral Obligation as a “Private Asset”, then such Collateral Obligation shall be designated as a “Private Asset” hereunder (and, in all other cases, such Collateral Obligation shall be designated as a “Non-Private Asset” hereunder); (iii) the following information with respect to such Collateral Obligation (collectively, the “Diligence Information”), together with a Document Checklist for such Collateral Obligation, shall have been delivered to the Collateral Custodian and made available to the Lenders (it being understood that compliance with any applicable confidentiality restrictions will be required before such delivery, and the Collateral Manager will use its commercially reasonable efforts to enable the Lenders to deliver applicable confidentiality agreements or otherwise to comply with such restrictions): (w) (1) with respect to Collateral Obligations that are not Originated Collateral Obligations, (I) copies of all related documents referenced in clause (a) of the definition of “Underlying Instrument” relating to such Collateral Obligation and any related intercreditor agreement or other agreement among lenders and (II) a statement identifying any rights of first refusal, rights of first offer, last looks, drag along rights or tag along rights (in each case however designated or defined, and whether in the underlying instruments governing such obligation, in any intercreditor agreement or agreement among lenders relating to such obligation or otherwise) that exist in favor of any other holder of such obligation or any other Person and (2) with respect to Originated Collateral Obligations, (I) copies of all related Draft Instruments and the IC Memorandum relating to such Collateral Obligations and (II) a statement identifying any rights of first refusal, rights of first offer, last looks, drag along rights or tag along rights (in each case however designated or defined, and whether in the underlying instruments governing such obligation, in any intercreditor agreement or agreement among lenders relating to such obligation or otherwise) that exist under the draft documentation in favor of any other holder of such obligation or any other Person; (x) solely to the extent in the Borrower’s or the Collateral Manager’s possession, with respect to Collateral Obligations that are not Originated Collateral Obligations, copies of all related documents referenced in clauses (b) and (c) of the definition of “Underlying Instrument” relating to such Collateral Obligation (provided that such documents shall not be deemed to be Custody Documents hereunder); (y) solely to the extent in the Borrower’s or the Collateral Manager’s possession, all appraisal or valuation reports conducted by third parties as may be reasonably requested by the Administrative Agent (provided that such documents shall not be deemed to be Custody Documents hereunder); and (z) solely to the extent in the Borrower’s or the Collateral Manager’s possession, all other information customary and typical in performing a detailed credit analysis and as may be reasonably requested by the Administrative Agent, including corporate organization charts of the obligors (to the extent available to the Borrower or the Collateral Manager) and information concerning the relationship of such obligor to the Borrower and the Collateral Manager and their respective Affiliates (provided that such documents shall not be deemed to be Custody Documents hereunder); (iv) upon receipt of the request for approval and all Diligence Information, within five Business Days, the Administrative Agent shall either (x) approve the Acquisition of such Proposed Collateral Obligation (and, in connection with such approval, determine the Assigned 117 Price, Advance Rate, Original Asset Amount, GICS Classifications (in consultation with the Borrower) and Initial FX Rate for such Collateral Obligation as of the approval date and the Additional Value Adjustment Events (if any) for such Collateral Obligation), or (y) reject the Acquisition of such Collateral Obligation (any such rejected Acquisition, a “Rejected Acquisition”); provided that the rejection of a Proposed Collateral Obligation which does not, as determined by the Administrative Agent, satisfy the Collateral Obligation Criteria at the time of such proposal (other than obtaining the consent of the Administrative Agent) shall not be considered a Rejected Acquisition; (v) at the time of such Acquisition, the Borrower Entities shall comply with their respective obligations under Section 6.7(e) or (f), as applicable; and (vi) unless otherwise expressly consented to by the Administrative Agent, each Collateral Portfolio Requirement will be satisfied (or, if any such requirement was not satisfied immediately prior to such Acquisition or Commitment to be Acquired), such requirement or test will be maintained or improved after giving effect to the Acquisition). For all purposes hereof and the other Transaction Documents, the Borrower Entities and the Collateral Manager will be deemed to have satisfied their obligations to deliver and make available Diligence Information to the Collateral Custodian under clause (iii) above to the extent such material has been made available to the Collateral Custodian in the Transaction Data Room. Upon reasonable request by the Borrower, the Calculation Agent shall from time to time provide to the Borrower its good faith estimate of the expected Assigned Price of any potential Collateral Obligation. The Administrative Agent will be deemed to have waived any of the requirements in the definition of “Collateral Obligation” and any deviation from the Collateral Portfolio Requirements if (and only if) (1) each such deviation or non-compliance is expressly disclosed to the Lenders in writing pursuant to Section 8.2(a)(i) and (2) after receipt of such writing, the Administrative Agent have expressly consented in writing to the Acquisition of such Collateral Obligation hereunder. For the avoidance of doubt, no Collateral Obligations shall be Acquired by the Borrower unless consent of the Administrative Agent (in its sole and absolute discretion) has been obtained therefor. (b) In connection with the holding of a Collateral Obligation by a Borrower Entity, and for as long as such Collateral Obligation remains part of the Collateral Portfolio, such Borrower Entity, or the Collateral Manager on its behalf, shall use commercially reasonable efforts to provide: (i) upon request of the Requisite Lenders, as soon as practically available, to the Collateral Custodian (to be held by the Collateral Custodian hereunder on behalf of the Secured Parties as “Custody Documents”) all amendments, modifications and supplements of and all waivers in respect of each Underlying Instrument; and (ii) in connection with the delivery of any items as described in clause (1) above, an updated Document Checklist for such Collateral Obligation. (c) Notwithstanding anything to the contrary herein, for the avoidance of doubt, there shall be no reinvestment in any Collateral Obligations after the end of the Reinvestment Period. (d) Notwithstanding anything to the contrary herein, no Borrower Entity (nor the Collateral Manager on its behalf) will at any time Commit to Acquire any Collateral Obligation unless at the time of such Commitment the Borrower, in its commercially reasonable judgment, believes there is or will be an amount of funds on deposit in the Principal Collection Account in the relevant currency, together with amounts that may be borrowed hereunder in compliance with the terms and conditions set forth herein, that is equal to or greater than the full amount required by the relevant Borrower Entity to 118 Acquire such Collateral Obligation (and all other Collateral Obligations that the Borrower Entities have Committed to Acquire but that have not yet settled). (e) In connection with the Acquisition of any Collateral Obligation after the Initial Credit Date, the Borrower (or the Collateral Manager on its behalf) shall deliver to the Collateral Agent an Officer’s certificate certifying that such Acquisition complies with this Section 8.2 (determined as of the date that the Borrower Commits to make the acquisition); provided that such requirement shall be satisfied, and such certification shall be deemed to have been made in respect of such Acquisition, by the delivery to the Collateral Agent of a Borrower Order or other direction or a trade ticket in respect thereof that is provided by an Authorized Officer of the Collateral Manager. 8.3. Affiliate Transactions. No Borrower Entity will have the right or ability to sell to an Affiliate any Collateral Obligation except for (a) required repurchase obligations pursuant to the Sale and Contribution Agreements (any such repurchase, “Permitted Repurchases”), or (b) sales to Affiliates conducted on terms and conditions consistent with those of an arm’s length transaction at fair market value, provided that the Borrower has provided notice to the Lenders setting forth the price at which such Collateral Obligation is proposed to be sold. No Borrower Entity will have the right or ability to Acquire Collateral Obligations from any Affiliate except for Acquisitions from Affiliates conducted on terms and conditions consistent with those of an arm’s length transaction at fair market value. Neither the Collateral Agent nor the Collateral Administrator shall have any obligation to verify compliance with this Section 8.3. 8.4. Purchase and Delivery of Collateral Obligations and Other Actions. (a) Investment in Collateral Obligations. The Borrower Entities (or the Collateral Manager on their behalf) shall seek to invest the net proceeds of borrowings hereunder in Collateral Obligations in accordance with the provisions hereof and of the other Transaction Documents. Subject to the provisions of this Section 8.4, all or any portion of such net proceeds may be applied prior to the end of the Reinvestment Period to Acquire a Collateral Obligation or one or more Eligible Investments for inclusion in the Collateral upon: (i) in the case of an Acquisition of a Collateral Obligation, compliance with the conditions to Acquire such Collateral Obligation on this Section 8; and (ii) receipt by the Collateral Agent and the Collateral Administrator of a Borrower Order with respect thereto directing the Collateral Agent to pay out the amount specified therein against delivery of the Collateral Obligations or Eligible Investments specified therein. (b) Investment in Eligible Investments. Any portion of the net proceeds of any Loans hereunder that is not invested in Collateral Obligations by at 3:00 p.m., New York City time, on any Business Day during the Reinvestment Period shall, on the next succeeding Business Day or as soon as practicable thereafter, be invested in Eligible Investments as directed by the Collateral Manager in writing (which may be in the form of standing instructions). (c) Schedule of Collateral Obligations. The Borrower shall cause to be delivered to the Collateral Agent, the Collateral Administrator, the Administrative Agent and the Lenders, as promptly as practicable on or after each Acquisition of Collateral Obligations, either an amended Schedule of Collateral Obligations or a list of Collateral Obligations setting forth all Collateral Obligations Acquired by the Borrower Entities on or prior to such date, which schedule or list shall supersede any prior Schedule of Collateral Obligations delivered hereunder and which schedule or list shall include all Collateral Obligations held as of such date. 8.5. Amendments to Underlying Instruments. 119

(a) In the performance of its obligations hereunder, so long as no Event of Default shall have occurred and be continuing, the Borrower (or the Collateral Manager on its behalf) may enter into any amendment, modification or waiver of, consent or supplement to, or inaction with respect to any Underlying Instrument (each, an “Amendment”); provided that: (1) [reserved] (2) if, in the Borrower’s commercially reasonable discretion, such Amendment constitutes a Material Modification, (A) the Borrower shall use commercially reasonable efforts to have delivered to the Administrative Agent promptly (and in any case within five Business Days of knowledge thereof) notice thereof, including a summary of such Amendment, and to the extent provided to the Borrower, copies of the near-final draft documentation (each, a “Material Modification Draft Amendment Package”); and (B) following receipt of such notice, (x) the Administrative Agent may provide written notice to the Borrower that the Administrative Agent has determined that such Amendment is a Value Adjustment Event with respect to the related Collateral Obligation; or (y) if the Administrative Agent has not responded within 5 Business Days, then such Amendment shall be deemed not to be a Value Adjustment Event with respect to the related Collateral Obligation. (3) if, in the Borrower’s commercially reasonable discretion, such Amendment does not constitute a Material Modification, the Borrower shall use commercially reasonable efforts to have delivered to the Administrative Agent promptly (and in any case within five Business Days of knowledge thereof) notice thereof, along with a summary of such Amendment (each, a “Non-Material Modification Draft Amendment Package” and, together with any Material Modification Draft Amendment Package, a "Draft Amendment Package"). (b) If an Event of Default has occurred and is continuing, the Borrower (or the Collateral Manager on its behalf) may not enter into any Material Modification unless the Administrative Agent has otherwise consented to such Amendment in its sole and absolute discretion. If an Event of Default has occurred and is continuing or would result from any such Amendment, the Adjusted Balance of any Collateral Obligation that is the subject of a Material Modification for which the Administrative Agent has not granted its consent shall be determined by the Administrative Agent in its sole discretion. (c) The Borrower (i) shall deliver executed copies of all Amendments to the Administrative Agent within 10 Business Days of the Borrower’s receipt of the executed version thereof, and if such copies have not been delivered within 10 Business Days, the Adjusted Balance of the applicable Collateral Obligation shall be determined by the Administrative Agent in its sole discretion (and shall not be subject to a Dispute) until such time as such copies are delivered, and (ii) such executed documentation shall be consistent in all material respect with the documentation included in the Draft Amendment Package; otherwise, the Administrative Agent may, in its reasonable discretion, deem any changes thereto to be Material Modifications (and such Amendment shall therefore be deemed to be a Value Adjustment Event). Notwithstanding the foregoing provisions in this Section 8.5, the Borrower may extend the delivery dates for underlying deliverables (i.e. financial statements, officer certificates and similar 120 documentary items) under the Underlying Instruments for each Collateral Obligation, in each case up to a maximum of 5 days, without the consent of the Administrative Agent. 8.6. One-Time Portfolio Transfers. (a) On the last day of the Availability Period, so long as no Borrowing Base Deficiency, Default or Event of Default has occurred and is continuing or would result therefrom, Borrower may transfer one or more Revolving Collateral Obligations or Delayed Drawdown Collateral Obligations in the Collateral Portfolio to the Equity Holder without regard to the limitations on affiliate sales set forth in Section 8.1(b) and Section 8.3. (b) On or about the First Amendment Date, so long as no Borrowing Base Deficiency, Default or Event of Default has occurred and is continuing or would result therefrom, Borrower may transfer any or all of the Revolving Collateral Obligations or Delayed Drawdown Collateral Obligations set forth in Appendix D to the Equity Holder without regard to the limitations on affiliate sales set forth in Section 8.1(b) and Section 8.3. SECTION 9. EVENTS OF DEFAULT If any one or more of the following conditions or events shall occur (each, an “Event of Default”): (a) Failure to Make Payments When Due. Failure by the Borrower to pay: (1) any principal of any Loan at the Legal Maturity Date; or (2) any Mandatory Prepayment Amount from funds available therefor in accordance with the Priority of Payments, including the failure to pay on principal of the Loans in an amount equal to the Required Principal Amortization Amount for such Payment Date; or (3) any amount payable in connection with a Portfolio LTV Prepayment pursuant to Section 2.9(d) on or before the applicable due date; or (4) any amount payable in connection with a Clean-Up Call Prepayment pursuant to Section 2.9(b) on or before the applicable due date; or (5) when due any installment of principal of any Loan (in each case, whether by notice of voluntary prepayment or otherwise, but excluding payments referred to in clauses (1) through (4) above or prepayments for which notice of such prepayment was conditional or notice of such prepayment was revoked by the Borrower) within two Business Days after the notice of prepayment was submitted; or (6) any interest on any Loan, any Ancillary Amount or any fee or any other amount due hereunder (other than payment of amounts under the Margining Agreement) within five Business Days after the date due (or, in the case of a default in payment resulting solely from an administrative error or omission by the Collateral Agent, such default continues for a period of seven or more Business Days after the Collateral Agent receives written notice of or a Trust Officer has knowledge of such administrative error or omission); or (7) the failure on any Payment Date to disburse amounts available in the Payment Account in excess of $25,000 in accordance with the Priority of Payments and continuation of such failure for a period of 10 Business Days (provided that, if such failure results solely from an administrative error or omission by the Collateral Agent, 121 such default continues for a period of 10 or more Business Days after the Collateral Agent receives written notice of or a Trust Officer has knowledge of such administrative error or omission); (b) Breach of Certain Covenants. Failure of any Credit Party: (1) to deliver cash to the Margin Account in the amount(s) and within the time period set forth in the Margining Agreement; or (2) to perform or comply with any term or condition contained in Section 2.3, Section 5.3, Section 5.7, Section 5.8, Section 5.9, Section 5.10, Section 5.14(b) or (c), or Section 8; or (c) Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by or on behalf of any Credit Party in any Transaction Document or in any statement or certificate at any time given by or on behalf of any Credit Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made and such failure shall not have been remedied or waived within 30 days after the earlier of (1) an Authorized Officer of such Credit Party obtaining actual knowledge of such false statement or (2) receipt by the Borrower and the Collateral Manager of written notice from the Administrative Agent or any Lender of such false statement; or (d) Other Defaults Under Transaction Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Transaction Documents, other than any such term referred to in any other paragraph of this Section 9, and such default shall not have been remedied or waived within 30 calendar days after the earlier of (1) an Authorized Officer of such Credit Party obtaining knowledge of such default or (2) receipt by the Borrower and the Collateral Manager of notice from the Administrative Agent or any Lender of such default; or (e) Involuntary Bankruptcy; Appointment of Receiver, Etc. (1) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Credit Party in an involuntary case under any Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (2) an involuntary case shall be commenced against any Credit Party under any Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party, and any such event described in this clause (e) shall continue for 60 days without having been dismissed, bonded or discharged; or (f) Voluntary Bankruptcy; Appointment of Receiver, Etc. (1) Any Credit Party shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Credit Party shall make any assignment for the benefit of creditors; or (2) any Credit Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Credit Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in clause (e) above; or 122 (g) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of 60 days; or (h) Collateral Documents, Etc. At any time after the execution and delivery thereof, (1) any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of the Collateral Agent or any other Secured Party to take any action within its control; or (2) any Credit Party shall contest the validity or enforceability of any Transaction Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Transaction Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents; or (i) Investment Company. Any Borrower Entity or the portfolio of Collateral becomes an “investment company” required to be registered under the Investment Company Act and such status continues unremedied for 45 days; or (j) ERISA. The Equity Holder or the Borrower maintains or contributes to any Pension Plan or Multiemployer Plan; or an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; or (k) Financial Covenant. Failure of the Limited Guarantor to satisfy Section 3.4 of the Limited Guaranty. (l) Collateral Manager-Related Events, Etc. A Cause Event shall occur; or the Collateral Manager shall for any reason tender its resignation, or be removed with or without cause, under the Collateral Management Agreement or as manager to the Equity Holder; or (m) Information Delivery. The Borrower fails to comply with any obligation to deliver Specified Information, and with respect to a failure that is capable of being remedied, such failure shall continue unremedied for a period of five or more Business Days; or (n) Subsidiaries. Any Borrower Entity (other than the Borrower) ceases to be a direct wholly owned Subsidiary of the Borrower; or (o) Defaulted Asset Sale Failure. A Defaulted Asset Sale Failure shall occur; or (p) Deposit of Collections. The Borrower fails to promptly (but in no event later than five (5) Business Days after receipt and identification of such amounts as Proceeds) deposit or cause to be deposited into the Collection Account any and all interest Proceeds or Principal Proceeds received by the Borrower, the Collateral Manager or any of their Affiliates. (q) Change in Control. (1) Failure of the Equity Holder at any time to hold, directly, 100% of the issued and outstanding equity interests of the Borrower (other than pursuant to a transfer of such equity interests to an Affiliate of the Equity Holder with respect to which the Administrative Agent has given its prior written consent), or (2) New Mountain Finance Advisers, L.L.C. or an Affiliate thereof ceases to be the investment adviser to, and otherwise control the investment management and investment policies of, the Equity Holder; or (r) Independent Manager. Failure by the Borrower to maintain at least one Independent Manager (it being understood that the Borrower shall not be in default under this clause (r) 123 after the earlier of an Independent Manager resigned or becoming deceases, incapacitated or disabled so long as a new Independent Manager is appointed within 10 days after the Borrower has actual knowledge or receives written notice thereof). THEN, (1) upon the occurrence of any Event of Default described in Section 9 (e) or 9(f), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) the Requisite Lenders, upon notice to the Borrower by the Administrative Agent (A) the Commitments, if any, of each Lender shall immediately terminate and (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (A) the unpaid principal amount of and accrued interest on the Loans, and (B) all other Obligations, and the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to and subject to the terms and limitations of the Collateral Documents; provided that if an Early Payment Date Rescission occurs, acceleration as a result of non-payment of amounts due solely as a result of such Early Repayment Date shall be rescinded and annulled; provided further (for the avoidance of doubt) that no such rescission shall affect any other Default or impair any right consequent thereon. SECTION 10. THE AGENTS 10.1. Appointment of Agents. (a) Goldman Sachs is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Goldman Sachs to act as Syndication Agent in accordance with the terms hereof and the other Transaction Documents. The Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, Goldman Sachs, in its capacity as Syndication Agent, shall not have any obligations but shall be entitled to all benefits of this Section 10. The Syndication Agent may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and the Borrower. (b) GS ASL LLC is hereby appointed the Administrative Agent hereunder and under the other Transaction Documents and each Lender hereby authorizes GS ASL LLC to act as the Administrative Agent in accordance with the terms hereof and the other Transaction Documents. (c) Western Alliance Trust Company, N.A. is hereby appointed the Collateral Agent hereunder and under the other Transaction Documents to which the Collateral Agent is a party, and each Lender hereby authorizes it to act as Collateral Agent in accordance with the terms hereof and thereof. Western Alliance Trust Company, N.A. is hereby appointed the Collateral Administrator hereunder and under the other Transaction Documents to which the Collateral Administrator is a party, and each Lender hereby authorizes it to act as Collateral Administrator in accordance with the terms hereof and thereof. (d) Goldman Sachs is hereby appointed the Calculation Agent hereunder and under the other Transaction Documents and each Lender hereby authorizes Goldman Sachs to act as the Calculation Agent in accordance with the terms hereof and the other Transaction Documents (e) Each Agent hereby agrees to act in its capacity as such upon the express provisions contained herein and the other Transaction Documents to which it is a party, as applicable. The provisions of this Section 10 are solely for the benefit of Agents and the Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions of this Section 10. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not 124 assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Credit Party. No implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Transaction Document or otherwise exist against any Agent. It is understood and agreed that the use of the term “agent” herein or in any Transaction Documents (or any other similar term) with reference to the Calculation Agent, the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Collateral Administrator or the Accounts Securities Intermediary is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The permissive authorizations, entitlements, powers and rights granted to the Agents in the Transaction Documents shall not be construed as duties. 10.2. Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Transaction Documents to which it is a party as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Transaction Documents to which it is a party, and each Agent shall not be liable except for the performance of such duties and responsibilities as are express specified herein and therein. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees, and no Agent shall be responsible for any misconduct or negligence on the part of any such agent or employee appointed by it with due care. No Agent shall have, by reason hereof or any of the other Transaction Documents, a fiduciary relationship in respect of any Lender or any other Person; and nothing herein or any of the other Transaction Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Transaction Documents except as expressly set forth herein or therein. The Agents shall not be liable for any action taken or not taken by them (1) at the direction of the Borrower or the Collateral Manager as provided in this Agreement or the other Transaction Documents, (2) with the consent of or at the request or direction of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agents shall believe in good faith shall be necessary, to give such request or direction hereunder), or, solely with respect to the Collateral Agent, the Collateral Custodian or the Collateral Administrator, with the consent of or at the direction of the Administrative Agent or (3) in the absence of their own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final non-appealable judgment. The Lenders hereby direct each of the Agents, as applicable, to execute and deliver the Transaction Documents to which they are a party, respectively, on or prior to the Closing Date and to execute and deliver additional Transaction Documents from time to time (upon written direction by the Requisite Lenders). It is hereby expressly acknowledged and agreed that, in taking any of the foregoing actions, the Agents are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Transaction Documents, the Agents each shall have all of the rights, immunities, indemnities and other protections granted to them under this Agreement (in addition to those that may be granted to them under the terms of such other agreement or agreements). 10.3. General Immunity. (a) No Agent shall be responsible to any Person for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Transaction Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any 125 Credit Party to any Agent or any Lender in connection with the Transaction Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Transaction Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof. (b) No Agent nor any of its officers, partners, directors, employees or agents shall be liable for any action taken or omitted by any Agent under or in connection with any of the Transaction Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Transaction Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Requisite Lenders (or such other Lenders as may be required to give such instructions hereunder) or, solely with respect to the Collateral Agent, the Collateral Custodian or the Collateral Administrator instructions in respect thereof from the Administrative Agent and, upon receipt of such instructions from the Requisite Lenders (or such other Lenders, as the case may be) or the Administrative Agent, such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under any Debtor Relief Law. Without prejudice to the generality of the foregoing, (1) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any resolution, officer’s certificate, opinion of counsel, certificate of auditors or any other certificate, statement, communication, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for such Agent or any Credit Party), accountants, experts and other professional advisors selected by it; and (2) no Lender or any other person shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Transaction Documents in accordance with the instructions of the Requisite Lenders (or such other Lenders as may be required to give such instructions hereunder) or the Administrative Agent. Any electronically signed document delivered via email, facsimile or other electronic transmission method from a person purporting to be an Authorized Officer shall be considered signed or executed by such Authorized Officer on behalf of the applicable party. The Agents shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. For all purposes herein and the Transaction Documents, the Collateral Agent may accept and act upon instructions and consents provided by the Administrative Agent as if such instructions and consents were provided by the Requisite Lenders directly. (c) Each Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Transaction Document by or through any one or more sub-agents appointed by such Agent, provided that the Administrative Agent may do so only with the consent of the Borrower (not to be unreasonably withheld). Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates (each also a “sub-agent”). The exculpatory, indemnification and other provisions of this Section 10 shall apply to any Affiliates, receivers, delegates or sub-agents of the Agents and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein (in the case of the Syndication Agent) as well as any other activities as the Agents. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 10 shall apply to any such sub-agent, receiver or delegate and to the Affiliates of any such sub-agent, receiver or delegate, and shall apply to their respective activities as sub-agent, receiver or delegate as if such 126 sub-agent, receiver or delegate and its respective Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Agents and each receiver and delegate, (1) such sub-agent, receiver or delegate shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (2) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, receiver or delegate, and (3) such sub-agent, receiver or delegate shall only have obligations to the respective Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent, receiver or delegate. The Agents shall not be responsible for the conduct of such sub-agents, receivers, delegates or attorneys appointed by them with due care. (d) No Agent shall be deemed to have knowledge of any Make-Whole Event, Default or Event of Default unless and until written notice describing such circumstance or event is given to an Authorized Officer of such Agent by the Borrower or a Lender and states that it is a notice of such circumstance or event. In the absence of receipt of such notice, each Agent may conclusively assume that there is no Make-Whole Event, Default or Event of Default. Upon receipt of any such notice, the relevant Agent shall have no duty or obligation in connection therewith unless and until directed by the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agents shall believe in good faith shall be necessary, to give such direction hereunder) or, with respect to directions to the Collateral Agent, the Collateral Custodian or the Collateral Administrator, the Administrative Agent. No Agent shall have any duty to take any action to determine whether any such circumstance or event has occurred. Except as expressly provided herein, delivery of reports, documents and other information to any Agent is for informational purposes only and such Agent’s receipt of the foregoing shall not constitute constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein or any other related document. Except with respect to written notices of Defaults and Events of Default of which an Authorized Officer of the applicable Agent has actual knowledge, information contained in notices, reports or other documents delivered to such Agent and other publicly available information shall not constitute actual or constructive knowledge. In the absence of receipt of such notice or knowledge, the applicable Agent may conclusively assume that there is no Default or Event of Default. Knowledge of notices or other documents delivered to any Agent in any capacity shall not constitute knowledge of or delivery to (1) such Agent in any other capacity under the Transaction Documents or to any Affiliate or other division of such Agent or (2) any other Agent. The Collateral Agent, the Collateral Custodian and the Collateral Administrator shall not have any duty, obligation or liability to access the Transaction Data Room unless directed to do so by the Requisite Lenders or the Administrative Agent. (e) The powers conferred on the Collateral Agent under the Transaction Documents are solely to protect the Secured Parties’ interests in the Collateral, shall not impose any duty upon the Collateral Agent to exercise any such powers and are subject to the provisions of this Agreement. Neither the Collateral Agent nor the Collateral Administrator nor any of their respective officers, directors, employees or agents shall be responsible for any act or failure to act, except for gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Neither the Collateral Agent nor the Collateral Administrator shall have any responsibility for taking any necessary steps to protect, preserve or exercise rights against any Person with respect to any of the Collateral (except to the extent expressly required in this Agreement and the other Transaction Documents to which it is a party) and in the case of the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it to the Borrower in accordance with the terms and conditions set forth herein and in the other Transaction Documents. (f) Notwithstanding any provision of this Agreement or the other Transaction Documents to the contrary, no Agent shall have any obligation to take any discretionary action under this Agreement or any Transaction Document and before taking or omitting any action to be taken or omitted 127 by an Agent under the terms of this Agreement and the other Transaction Documents, such Agent may seek the written direction of the Requisite Lenders or, solely with respect to direction to a Bank Party, the Administrative Agent (which written direction may be in the form of an e-mail), and such Agent shall be entitled to rely (and shall be fully protected in so relying) upon such direction. The Agents shall not be liable with respect to any action taken or omitted to be taken by it in accordance with such direction. In absence of such direction with respect to any action or inaction, such Agent shall be entitled to refrain from such action unless and until such Agent shall have received such direction, and such Agent shall not incur liability to any Person by reason of so refraining. In the absence of an express statement in the Transaction Documents regarding which Lender shall direct in any circumstance, the direction of the Requisite Lenders shall apply and be sufficient for all purposes. Any provision of this Agreement or the other Transaction Documents authorizing any Agent to take any action shall not obligate such Agent to take such action. (g) No Agent shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by the Person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Collateral Agent herein or pursuant to the Transaction Documents have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority. No Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall any Agent be responsible or liable for any failure to monitor or maintain any portion of the Collateral or to protect against any diminution in value of the Collateral. (h) No Agent shall be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Borrower, any Affiliate thereof or any other Person. Without limiting the generality of the foregoing, in no event shall any Agent have any responsibility or liability with respect to any instrument, certificate or report furnished pursuant to the Transaction Documents, or with respect to any calculations not expressly to be determined by such Agent. (i) No Agent shall ever be required to use, risk, or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers under this Agreement or under the other Transaction Documents (and, without limiting the foregoing, no Agent, in its capacity as such, shall have any obligation to grant any credit extension or to make any advance hereunder). In no event shall any Agent be liable, directly or indirectly, for any special, punitive, indirect or consequential damages (including lost profits), even if such Agent has been advised of the possibility of such damages and regardless of the form of action. No Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters. (j) Each Agent shall be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive written direction of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agents shall believe in good faith shall be necessary, to give such advice or concurrence hereunder or thereunder) or, solely with respect to a Bank Party, the Administrative Agent (and shall not be liable for any loss or expense that arises as a result of its failure to act while awaiting such advice or concurrence) and, if it so requests, it shall first be indemnified to its satisfaction by the Requisite Lenders (or such other Lenders) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take, or omitting to take any such action. 128 (k) Each Agent shall be entitled to consult with and rely upon advice of counsel concerning legal matters and such advice shall be full protection and authorization for any action taken or omitted by such Agent in good faith thereon. (l) In connection with the delivery of any information to any Agent by the Collateral Manager, a Borrower Entity or any other Person to be used by such Agent in connection with the preparation or distribution of calculations or reports or the performance or other duties under the Transaction Documents, such Agent is entitled to conclusively rely on the accuracy of any such information and shall not be required to investigate or reconfirm its accuracy and shall not be liable in any manner whatsoever for any errors, inaccuracies or incorrect information resulting from the use of such information. (m) If any Agent shall require any information to perform its duties under the Transaction Documents, the Borrower shall provide, or shall instruct the Collateral Manager to provide, such information to such Agent promptly upon request, in each case so long as such information is within the possession of the Borrower or the Collateral Manager and is able to be delivered without breaching any obligations of confidentiality or other contractual or similar restrictions. (n) At any time and from time to time, the Collateral Agent or the Collateral Administrator may request information from the Administrative Agent as to the identity of the Requisite Lenders or any other Lender, and the Administrative Agent will endeavor to provide such information reasonably promptly. The Collateral Agent and the Collateral Administrator shall be entitled to fully rely on such information from the Administrative Agent and the Collateral Agent and the Collateral Administrator shall have no duty, obligation or liability with respect to the identity or amount of Loans held by any Lender or the calculation of the Requisite Lenders. Without limiting the foregoing, the Collateral Agent shall be entitled to request and receive from the Administrative Agent all necessary information in respect of each Lender for purposes of making distributions to such Lender hereunder. The Collateral Agent shall have no liability for any failure or delay in taking any action hereunder as a result of a failure or delay on the part of the Administrative Agent (or the related Lender) to provide such information to the Collateral Agent. (o) Each Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such Agent and conforming to the requirements of this Agreement. (p) No Agent shall be liable for an error of judgment made in good faith unless it shall be finally proved that the Agent was negligent in ascertaining the pertinent facts. (q) No Agent shall have any duty (1) to see to any recording, filing, or depositing of this Agreement or any Transaction Documents referred to herein or any Financing Statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (2) to see to any insurance or (3) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied in connection with this Agreement (except as set forth in Section 2.15). (r) No Agent nor any of its officers or employees shall be required to ascertain whether any borrowing hereunder (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Borrower is a party (whether or not the Agent is also a party to such other agreement). (s) No Agent shall be required to give any bond or surety in respect of the execution of this Agreement. 129 (t) No Agent shall be obligated to monitor or confirm, on a continuing basis or otherwise, any Person’s compliance with the covenants described herein with respect to any reports or other documents filed under this Agreement or any other related document. (u) No Agent shall be under any obligation to exercise any of the rights vested in it by this Agreement or to enforce any remedy or realize upon any of the Collateral unless (1) it has been directed to take such action by the Administrative Agent or the Requisite Lenders, and (2) it has been offered security or indemnity satisfactory to it against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) that might be incurred by it in compliance with such request or direction. No Agent shall be held liable for any action or inaction taken in accordance with the directions of the Administrative Agent or the Requisite Lenders. (v) No Agent shall be liable for the actions or omissions of the Collateral Manager, and without limiting the foregoing, no Agent shall (except to the extent expressly provided in this Agreement) be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or the Collateral Management Agreement, or to verify or independently determine the accuracy of information received by it from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Collateral and no Agent shall have any additional duties following the resignation or removal of the Collateral Manager. (w) No Agent shall have any obligation to determine: (i) if a Collateral Obligation meets the criteria or eligibility restrictions imposed by this Agreement or other Transaction Document or (ii) whether the conditions specified in the definition of “Delivered” under the Pledge and Security Agreement have been complied with. (x) In making or disposing of any investment permitted by this Agreement, the Collateral Agent is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, whether it or such Affiliate is acting as a subagent of the Collateral Agent or for any third person or dealing as principal for its own account. If otherwise qualified an Eligible Investment, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder. 10.4. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans (if any), each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include any such Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with any Credit Party or any of their respective Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to Lenders. 10.5. Lenders’ Representations, Warranties and Acknowledgment. (a) Each Lender represents and warrants that it has made its own independent investigation, without reliance upon any Agent or any other Person, of the financial condition and affairs of the Credit Parties in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Credit Parties. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any investigation or appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, and 130 no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders. (b) Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement and funding its Loans on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Transaction Document and each other document required to be approved by the Requisite Lenders or Lenders or delivered to any Agent, as applicable, on the Closing Date. Each Lender hereby represents and warrants to the Borrower that it is a Qualified Purchaser. 10.6. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share (or, if no Loans or Commitments are outstanding, the Pro Rata Share most recently in effect), severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Transaction Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement, the other Transaction Documents or the use of proceeds thereof, including the enforcement of this Agreement or any other Transaction Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that (1) in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and (2) this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence. The foregoing shall survive the termination of this Agreement and the resignation or removal of an Agent. 10.7. Successor Calculation Agent, Administrative Agent and Collateral Agent. (a) The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Agents, the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Agents, the Borrower and the Administrative Agent and signed by the Requisite Lenders. The Requisite Lenders shall have the right to appoint a financial institution to act as the Administrative Agent hereunder, subject to (unless an Event of Default has occurred and is continuing) the consent of the Borrower, and the Administrative Agent’s resignation shall become effective, and the Administrative Agent shall be discharged from its obligations and duties hereunder, on the earliest of (1) 30 days after delivery of the notice of resignation or removal (regardless of whether a successor has been appointed or not), (2) the acceptance of appointment by such successor Administrative Agent by the Requisite Lenders or (3) such other date, if any, agreed to by the Requisite Lenders. If the Requisite Lenders shall not have appointed a successor Administrative Agent with the consent of the Borrower (if so required) by the end of the period specified above, then the Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent and the resigning or removed Administrative Agent shall promptly transfer to such successor Administrative Agent all records and other documents necessary or appropriate in connection with the 131 performance of the duties of the successor Administrative Agent under the Transaction Documents. After any resigning or removed Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder. (b) The Collateral Agent and the Collateral Administrator (each, a “Specified Person”) may resign at any time by giving prior written notice thereof to the Lenders, the Administrative Agent and the Borrower, and each Specified Person may be removed at any time upon at least 30 days’ notice with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and such Specified Person signed by the Requisite Lenders. The Requisite Lenders shall have the right to appoint a financial institution (or, in the case of the Collateral Administrator, another entity acceptable to them) as a successor Specified Person hereunder, subject to (unless an Event of Default has occurred and is continuing) the consent of the Borrower, and each Specified Person’s resignation shall become effective, and such Specified Person shall be discharged from its obligations and duties hereunder, on the earliest of (1) 30 days after delivery of the notice of resignation or removal (regardless of whether a successor been appointed or not), (2) the acceptance of appointment by such successor Specified Person (which shall be no earlier than 30 days after delivery of such notice of resignation or removal unless agreed to by the Requisite Lenders and the removed Specified Person) or (3) such other date, if any, agreed to by the Requisite Lenders and the removed Specified Person. Until a successor Specified Person is appointed, any Collateral or other property held by a Specified Person on behalf of the Secured Parties under any of the Transaction Documents shall continue to be held by the resigning or removed Specified Person as bailee until such time as a successor Specified Person is appointed (all costs and expenses incurred by such resigning or removed Specified Person for holding such Collateral shall be paid by the Borrower). Each Specified Person shall have the right, at the cost and expense of the Borrower, to petition a court of competent jurisdiction regarding the delivery of any Collateral or other property it holds as bailee. Upon the acceptance of any appointment as Specified Person hereunder by a successor Specified Person, such successor Specified Person shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Specified Person under this Agreement and the Transaction Documents, and the resigning or removed Specified Person shall promptly (x) transfer to such successor Specified Person all Collateral or other property held hereunder or under the Transaction Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Specified Person under this Agreement and the Transaction Documents, and (y) execute and deliver to such successor Specified Person or otherwise authorize the filing of such amendments to Financing Statements, and take such other actions, as may be requested by the Requisite Lenders (and at the cost and expense of the Borrower) in connection with the assignment to such successor Specified Person of the security interests created under the Transaction Documents. After any resigning or removed Specified Person’s resignation or removal hereunder as such Specified Person, the provisions of this Agreement and the Transaction Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Transaction Documents while it was such Specified Person hereunder. (c) The Calculation Agent shall have the right to resign at any time by giving prior written notice thereof to the Agents, the Lenders and the Borrower, and the Calculation Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Agents, the Borrower and the Calculation Agent and signed by the Requisite Lenders. The Requisite Lenders shall have the right to appoint a financial institution to act as the Calculation Agent hereunder, subject to (unless an Event of Default has occurred and is continuing) the consent of the Borrower, and the Calculation Agent’s resignation shall become effective, and the Calculation Agent shall be discharged from its obligations and duties hereunder, on the earliest of (1) 30 days after delivery of the notice of resignation or removal (regardless of whether a successor has been appointed or not), (2) the acceptance of appointment by such successor Calculation Agent by the Requisite Lenders or (3) such other date, if any, agreed to by the Requisite Lenders. If the Requisite Lenders shall not have appointed a successor Calculation Agent with the consent of the Borrower (if so required) by the end of the period specified above, then the Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the resigning Calculation Agent. Upon 132 the acceptance of any appointment as the Calculation Agent hereunder by a successor Calculation Agent, that successor Calculation Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Calculation Agent and the resigning or removed Calculation Agent shall promptly transfer to such successor Calculation Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Calculation Agent under the Transaction Documents. After any resigning or removed Calculation Agent’s resignation or removal hereunder as the Calculation Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Calculation Agent hereunder. (d) Any Person into which any Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Agent shall be a party, or any Person succeeding to the corporate trust services business of such Agent shall be the successor of such Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto. 10.8. Collateral Documents. (a) Agents under Collateral Documents. Each Secured Party hereby further authorizes the Collateral Agent on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of Secured Parties with respect to the Collateral and the Collateral Documents. Subject to Section 11.5, without further written consent or authorization from any Secured Party, the Administrative Agent and/or the Collateral Agent (at the direction of the Administrative Agent) is authorized to and shall execute any documents or instruments requested by either (1) the Borrower (and at the cost and expense of the Borrower) in connection with an Acquisition or Disposition of assets permitted by this Agreement and the release of any Lien encumbering any item of Collateral that is the subject of such Disposition or (2) or otherwise consented to by the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agents shall believe in good faith shall be necessary, to give such request or direction hereunder) in connection with any other Disposition of assets in accordance with this Agreement; provided that, in the case of clause (1), the Borrower shall deliver a certificate signed by an Authorized Officer of the Borrower to the Administrative Agent and the Collateral Agent stating that such Acquisition or Disposition of assets is permitted by this Agreement and the Transaction Documents and that the release of the Lien on such Collateral is authorized by the Transaction Documents (which certificate shall be deemed to have been provided upon the delivery by the Borrower (or the Collateral Manager on its behalf) of a Borrower Order in respect of such Acquisition or Disposition), and in the case of clause (2), the Borrower shall deliver a certificate signed by an Authorized Officer of the Borrower to the Administrative Agent and the Collateral Agent stating that such consent of the Requisite Lenders has been received. The Collateral Agent shall have no obligation to review or verify whether the Borrower or the Collateral Manager on its behalf has obtained and delivered (or made available to the Transaction Data Room) the necessary Diligence Information and other Custody Documents required for purchases of Collateral Obligations hereunder, and the Collateral Agent shall have no obligation to maintain the Transaction Data Room on behalf of the Borrower. (b) Right to Realize on Collateral. Notwithstanding anything contained in the Transaction Documents to the contrary, the Credit Parties, the Agents and each other Secured Party hereby agree that (1) no Secured Party (other than the Collateral Agent) shall have any right to realize upon any of the Collateral, it being understood and agreed that all such powers, rights and remedies hereunder and under any of the Transaction Documents may be exercised solely by the Collateral Agent (at the written direction of the Requisite Lenders) for the benefit of the Secured Parties in accordance with the terms hereof and thereof, and (2) in the event of a foreclosure or similar enforcement action by the Collateral Agent (at the written direction of the Requisite Lenders) on any of the Collateral pursuant to a public or private sale or other Disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or under any analogous provisions of any other Debtor Relief Law), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or such other Debtor Relief Law) may be the purchaser or licensor of any or all of such Collateral at any such Disposition and the 133 Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Requisite Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such Disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such Disposition. (c) Release of Collateral, Termination of Transaction Documents; Etc. Notwithstanding anything to the contrary contained herein or any other Transaction Document, when all Obligations (other than contingent Obligations for which no claim has been asserted) have been paid in full and all Commitments have terminated or expired (as evidenced by an executed payoff letter in substantially the form of Exhibit G (which the Administrative Agent shall cooperate with Borrower reasonably and in good faith to prepare and execute) and confirmation from the Administrative Agent of the receipt of such payoff amounts), the security interest created hereunder and under the other Collateral Documents and all guarantee obligations under the Transaction Documents shall automatically terminate and the Collateral Agent shall (at the sole cost and expense of the Borrower) take such actions as shall be requested in writing by the Borrower to effect such release of its security interest in all Collateral and to release all guarantee obligations provided for in any Transaction Document. The Borrower shall prepare any such documentation at its expense and shall be responsible for the costs and expenses of the Collateral Agent (including legal fees and expenses) in connection with any release under this clause (c). Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Credit Party or any substantial part of its property, or otherwise, all as though such payment had not been made. 10.9. Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without duplication of the provisions of Section 2.15(g), if the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. 10.10. Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (a) to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that complies with such rule’s disclosure requirements for entities representing more than one creditor; 134 (b) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Transaction Documents allowed in such judicial proceeding); and (c) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Agents under the Transaction Documents. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Agents, their agents and counsel, and any other amounts due to the Agents under the Transaction Documents out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize any Agent to vote in respect of the claim of any Lender in any such proceeding. SECTION 11. MISCELLANEOUS 11.1. Notices. (a) Notices Generally. Any notice or other communication herein required or permitted to be given to a Credit Party, the Collateral Agent or the Administrative Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Transaction Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to the Administrative Agent in writing. Except as otherwise set forth in Section 3.2(b) or paragraph (b) below, each notice hereunder shall be in writing and may be personally served or sent by electronic mail or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of electronic mail or .pdf or similar files, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that (1) no notice to any Agent shall be effective until received by such Agent; (2) any such notice or other communication shall at the request of the Administrative Agent be provided to any sub-agent appointed pursuant to Section 10.3(c) as designated by the Administrative Agent from time to time; and (3) any such notice or other communication to the Administrative Agent, Collateral Agent, Collateral Custodian or Collateral Administrator may be made via SWIFT. (b) Electronic Communications. (1) Notices and other communications to any Agent and Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Agent or any Lender pursuant to Section 2 if such Person has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to 135 procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (x) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (y) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (x) of notification that such notice or communication is available and identifying the website address therefor. (2) Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction. (3) The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications. In no event shall the Agent Affiliates have any liability to the Borrower or the other Credit Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Credit Party’s or the Administrative Agent’s transmission of communications through the Platform. (4) Each Credit Party, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies. 11.2. Expenses. Whether or not the initial Credit Extension is made hereunder, the Borrower agrees to pay promptly (a) all the actual, reasonable and documented costs and out-of-pocket expenses incurred in connection with the negotiation, preparation and execution of the Transaction Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for the Borrower and the other Credit Parties; (c) the actual, reasonable and documented fees, expenses and disbursements of counsel to the Agents (in each case not including allocated costs of internal counsel, but including special New York counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and administration of the Transaction Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower; (d) all the actual, reasonable and documented costs and out-of-pocket expenses of creating, perfecting, recording, maintaining and preserving Liens in favor of the Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and 136 disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or the Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual, reasonable and documented costs and out-of-pocket expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the actual, reasonable and documented costs and out-of-pocket expenses (including the reasonable fees, out-of-pocket expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Collateral Agent, the Collateral Custodian, the Collateral Administrator and their respective counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual, reasonable and documented costs and out-of-pocket expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the transactions contemplated by the Transaction Documents and any consents, amendments, waivers or other modifications thereto and (h) after the occurrence of a Default or an Event of Default, all actual, reasonable and documented costs and out-of-pocket expenses, including reasonable attorneys’ fees (not including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and the Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Transaction Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings. This Section 11.2 shall survive the termination of the Agreement and the resignation or removal of the Agents. 11.3. Indemnity. (a) In addition to the payment of expenses pursuant to Section 11.2, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and each of their respective officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates (each, an “Indemnitee”), from and against any and all Indemnified Liabilities pursuant to the Priority of Payments. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 11.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them pursuant to the Priority of Payments. This Section 11.3(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, or similar amounts arising from any non-Tax claim. (b) To the fullest extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against each Lender and each Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or any Loan, or the use of the proceeds thereof. None of any Lender or any Agent or any of their respective Affiliates, directors, employees, attorneys, agents or sub-agents shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby. (c) The Borrower also agrees that no Lender or Agent nor their respective Affiliates, directors, employees, attorneys, agents or sub-agents will have any liability to the Borrower or any person asserting claims on behalf of or in right of the Borrower or any other person in connection with or as a result of this Agreement or any Transaction Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof or any act or omission or event occurring in 137 connection therewith, in each case, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrower or its affiliates, shareholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Lender or Agent or their respective Affiliates, directors, employees, attorneys, agents or sub-agents in performing its obligations under this Agreement or any Transaction Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided that in no event will such Lender or Agent, or their respective Affiliates, directors, employees, attorneys, agents or sub-agents have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Lender’s or Agent’s, or their respective Affiliates’, directors’, employees’, attorneys’, agents’ or sub-agents’ activities related to this Agreement, any Transaction Document, or any agreement or instrument contemplated hereby or thereby or referred to herein or therein. (d) This Section 11.3 shall survive the termination of the Agreement and the resignation or removal of the Agents. 11.4. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Specified Credit Party at any time or from time to time subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Specified Credit Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness at any time held or owing by such Lender to or for the credit or the account of any Specified Credit Party against and on account of the obligations and liabilities of any Specified Credit Party to such Lender hereunder and under the Transaction Documents, including all claims of any nature or description arising out of or connected hereto and participations therein or with any other Transaction Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured; provided that, if any Defaulting Lender shall exercise any such right of setoff, (1) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Sections 2.12 and 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section 11.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. 11.5. Amendments and Waivers. (a) Requisite Lenders’ and Collateral Manager Consent. Subject to the additional requirements of Sections 11.5(b) and 11.5(c) and the proviso below, no amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by the Borrower therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders and the Collateral Manager; provided that (i) the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any other Transaction Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Requisite Lenders stating that the Requisite Lenders object to such 138 amendment and (ii) the Administrative Agent may, in its sole and absolute discretion, consent to any action or omission as set forth in this Agreement and may grant waivers, concessions and other indulgences in accordance with the terms of this Agreement. (b) Unanimous Lenders’ Consent. Without the written consent of each Lender, no amendment, modification, termination, or consent shall be effective if the effect thereof would: (1) extend the scheduled final maturity of any Loan or Note; (2) waive, reduce or postpone any scheduled repayment (but not prepayment); (3) reduce the rate of interest on any Loan, any fee or any Ancillary Amount payable to such Lender hereunder; (4) extend the time for payment of any such interest, fees or other Ancillary Amount payable to such Lender; (5) reduce the principal amount of any Loan; (6) amend, modify, terminate or waive any provision of this Section 11.5(b), Section 11.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required; (7) amend the definition of “Advance Rate”, “Borrowing Base Amount”, “Collateral Obligation”, “Collateral Obligation Criteria”, “Collateral Portfolio Requirements”, “Pro Rata Share”, “Requisite Lenders” or “Spread” herein; or amend the definition of “Borrowing Base Deficiency” or “Cash Payment Threshold” in the Margining Agreement; (8) release all or substantially all of the Collateral except as expressly provided in the Transaction Documents and except in connection with a “credit bid” undertaken by the Collateral Agent at the direction of the Requisite Lenders pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or other analogous Debtor Relief Law or other sale or disposition of assets in connection with an enforcement action with respect to the Collateral permitted pursuant to the Transaction Documents (in which case only the consent of the Requisite Lenders will be needed for such release); or (9) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Transaction Document. (c) Other Consents. Except as set forth in clause (a) above, no amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Credit Party therefrom, shall amend, modify, terminate or waive any provision of this Agreement as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent, as applicable. (d) Execution of Amendments, Etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance 139 with this Section 11.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party. (e) Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender. 11.6. Successors and Assigns; Participations. (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. Neither the Borrower’s rights or obligations hereunder nor any interest therein may be assigned or delegated by the Borrower without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Register. The Borrower, the Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 11.6(d). Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to the Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the related “Assignment Effective Date”. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments) to any Eligible Assignee upon the receipt of consent of the Administrative Agent (each such consent not to be unreasonably withheld or delayed); provided that: (1) each such assignment pursuant to this Section 11.6(c) shall be in an aggregate amount of not less than the lesser of (I) $2,500,000, (II) such lesser amount as agreed to by the Borrower and Administrative Agent or (III) the aggregate amount of the Loans and any related Commitments of the assigning Lender; and (2) no consent of the Administrative Agent or the Borrower shall be required for any assignment by Goldman Sachs (x) pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement) or (y) to any Affiliate of Goldman Sachs, and 140 (3) except as set forth in (2) above, the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing, (y) the proposed assignee is a Person that, at the time of the assignment, is a Lender or (z) the proposed assignee is Goldman Sachs or an Affiliate of Goldman Sachs at a time when neither Goldman Sachs nor an Affiliate of Goldman Sachs is a Lender and neither Goldman Sachs nor an Affiliate of Goldman Sachs was, immediately prior to ceasing to be a Lender hereunder, a Defaulting Lender. (d) Mechanics. (1) Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.15(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to Goldman Sachs or any Affiliate thereof or (z) in the case of an assignee that is already a Lender or is an affiliate of a Lender or a Person under common management with a Lender). (2) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans. Notwithstanding the foregoing, if any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. (e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the First Amendment Date or as of the Assignment Effective Date that (1) it is an Eligible Assignee (or, if not an Eligible Assignee, that it is both an Accredited Investor and a Qualified Purchaser and the assignment to it is permitted under this Section 11.6); (2) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; (3) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 11.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control); and (4) it will not provide any information obtained by it in its capacity as a Lender to the Equity Holder or any Affiliate of the Equity Holder. 141 (f) Effect of Assignment. Subject to the terms and conditions of this Section 11.6, as of the Assignment Effective Date (1) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (2) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 11.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided that, anything contained in any of the Transaction Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (3) the Commitments shall be modified to reflect any Commitment of such assignee; and (4) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new outstanding Loans of the assignee and/or the assigning Lender. (g) Participations. (1) Each Lender shall have the right at any time to sell one or more participations to any Person (other than any Ineligible Assignee (except for following the occurrence and during the continuance of an Event of Default), a Credit Party, any Affiliate of a Credit Party or any Natural Person) in all or any part of its Commitments, Loans or in any other Obligation. Each Lender that sells a participation pursuant to this Section 11.6(g) shall, acting solely for U.S. federal income tax purposes as a non-fiduciary agent of the Borrower, maintain a register on which it records the name and address of each participant and the principal amounts (and stated interest) of each participant’s participation interest with respect to the Loans (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitment, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation with respect to the Loan for all purposes under this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register. (2) The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan, or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) 142 consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under the Collateral Documents (in each case, except as expressly provided in the Transaction Documents) supporting the Loans hereunder in which such participant is participating. (3) The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.13(c), 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided that (x) a participant shall not be entitled to receive any greater payment under Section 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after such participant acquired the participation or unless the sale of the participation to such participant is made with the Borrower’s prior written consent; (y) a participant shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrower, to comply with Section 2.15 as though it were a Lender; and (z) except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to the Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 11.4 as though it were a Lender, provided that such participant agrees to be subject to Section 2.12 as though it were a Lender. (h) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 11.6 any Lender may assign, pledge and/or grant a security interest in all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A and any operating circular issued by such Federal Reserve Bank; provided that (1) no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and (2) in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder. 11.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. 11.8. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.13(c), 2.14, 2.15, 10, 11.2, 11.3, 11.4 and 11.22 and the agreements of Lenders set forth in Sections 2.15 and 10.6 shall survive the payment of the Loans, and the termination hereof. 11.9. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Transaction Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any 143 other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Transaction Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy. 11.10. Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent, on behalf of Lenders), or any Agent or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred. 11.11. Severability. In case any provision in or obligation hereunder or under any other Transaction Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. 11.12. Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Transaction Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose. 11.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect. 11.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. 11.15. CONSENT TO JURISDICTION. 144 SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER TRANSACTION DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE (SUBJECT TO CLAUSE (E) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY TRANSACTION DOCUMENT OR AGAINST ANY COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT. The Borrower Entities hereby appoint and consent to CT Corporation System (the “Process Agent”), as their agent upon whom process or demands may be served in any action arising out of or based on this Agreement or the transactions contemplated hereby. The Borrower Entities may at any time and from time to time vary or terminate the appointment of such process agent or appoint an additional process agent; provided that the Borrower Entities will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Borrower Entities in respect of this Agreement may be served. If at any time the Borrower Entities shall fail to maintain any required office or agency in the Borough of Manhattan, The City of New York, or shall fail to furnish the Agents with the address thereof, notices and demands may be served on a Borrower Entity by mailing a copy thereof by registered or certified mail or by overnight courier, postage prepaid, to such Borrower Entity at its address specified herein. 11.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 11.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE 145 OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. 11.17. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Obligations are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. 11.18. Effectiveness; Counterparts. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Administrative Agent of written notification of such execution and authorization of delivery thereof. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. 11.19. PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act. 11.20. Electronic Execution of Assignments. The words “execution”, “signed”, “signature”, and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Any electronically signed document delivered via email, facsimile or other electronic communication from a person purporting to be an Authorized Officer shall be considered signed or executed by such Authorized Officer on behalf of the applicable party. The Bank Parties shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic 146 signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. 11.21. No Fiduciary Duty. Each Agent, Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates. Each Credit Party agrees that nothing in the Transaction Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (a) the transactions contemplated by the Transaction Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (b) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Transaction Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto. 11.22. Judgment Currency. (a) The Credit Parties’ obligations hereunder and under the other Transaction Documents to make payments in each Specified Currency (each, for purposes herein, the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Secured Party entitled thereto of the full amount of the Obligation Currency expressed to be payable to it under this Agreement or the other Transaction Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the applicable exchange rate thereof as of the day on which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”). (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Credit Parties jointly and severally covenant and agree to pay, or cause to be paid, and each jointly and severally indemnifies the Secured Parties for such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency that could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date. The foregoing indemnity shall constitute a separate and independent obligation of the Credit Parties and shall survive any termination of this Agreement and the other Transaction Documents, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. 147

(c) For purposes of determining any rate of exchange for this Section 11.22, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency. 11.23. Confidentiality (a) The Collateral Agent, the Collateral Administrator, the Collateral Custodian, the Administrative Agent and each Lender will maintain the confidentiality of all Confidential Information to protect Confidential Information delivered to such Person; provided that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 11.23 and to the extent such disclosure is reasonably required for the administration of this Agreement and the other Transaction Documents, the matters contemplated hereby or the investment represented by the Loans; (ii) such Person’s legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 11.23 and to the extent such disclosure is reasonably required for the administration of this Agreement, the matters contemplated hereby or the investment represented by the Loans; (iii) any other Lender, or any of the other parties to this Agreement, the Collateral Management Agreement or the other Transaction Documents; (iv) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person in the course of any routine examination by such authority; (v) any other Person with the consent of the Borrower and the Collateral Manager; (vi) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process upon prior notice to the Borrower and the Collateral Manager (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party upon prior notice to the Borrower and the Collateral Manager (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies with respect to the Obligations, this Agreement or the other Transaction Documents or (E) in the Collateral Agent’s, the Collateral Custodian’s, the Collateral Administrator’s or the Administrative Agent’s performance of its obligations under this Agreement, the Collateral Administration Agreement or other Transaction Document; (vii) any Person of the type that would be, to such Person’s knowledge, permitted to acquire Loans in accordance with the requirements of Section 11.6 to which such Person sells or offers to sell any such Loan or any part thereof (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 11.23); and (viii) with respect to any Collateral Obligation, any actual or prospective transferee of such Collateral Obligation (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 11.23 with respect to such Confidential Information or has otherwise agreed to be bound by all applicable confidentiality restrictions applicable to such Confidential Information in the Underlying Instruments relating to such Collateral Obligation). Each Lender agrees that it shall use the Confidential Information for the sole purpose of making an investment in the Loans or administering its investment in the Loans; and that the Collateral Agent, the Collateral Administrator and the Administrative Agent shall neither be required nor authorized to disclose to Lenders any Confidential Information in violation of this Section 11.23. In the event of any required disclosure of the Confidential Information by such Lender, such Lender agrees to use reasonable efforts to protect the confidentiality of the Confidential Information. For the avoidance of doubt, nothing in this agreement prevents an individual from communicating directly with any regulator or law enforcement authority about a possible violation of law or regulation. (b) For the purposes of this Section 11.23, “Confidential Information” means information delivered to the Collateral Agent, the Collateral Custodian, the Collateral Administrator, the Administrative Agent or any Lender by or on behalf of the Borrower Entities or the Collateral Manager in connection with and relating to the transactions contemplated by or otherwise pursuant to this Agreement; provided that such term does not include information that: (i) was publicly known or otherwise known to the Collateral Agent, the Collateral Custodian, the Collateral Administrator, the 148 Administrative Agent or such Lender or beneficial owner prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Collateral Agent, the Collateral Administrator, the Administrative Agent or any Lender or any person acting on behalf of the Collateral Agent, the Collateral Custodian, the Collateral Administrator, the Administrative Agent or any Lender; (iii) otherwise is known or becomes known to the Collateral Agent, the Collateral Custodian, the Collateral Administrator, the Administrative Agent or any Lender other than (x) through disclosure by or on behalf of a Borrower Entity or the Collateral Manager or (y) to the knowledge of the Collateral Agent, the Collateral Custodian, the Collateral Administrator, the Administrative Agent or Lender, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Borrower Entities or the Collateral Manager or a contractual duty to the Borrower Entities or the Collateral Manager; or (iv) is allowed to be treated as non-confidential by consent of the Borrower Entities and the Collateral Manager. 11.24. Effect of Amendment and Restatement On the First Amendment Date, subject to satisfaction of the conditions in Section 3.3, the Existing Credit Agreement shall be amended and restated in its entirety. The parties hereto acknowledge and agree that (i) this Agreement and the other Transaction Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the obligations, security interests and Liens under the Existing Credit Agreement as in effect immediately prior to the First Amendment Date, which remain outstanding and in effect and (ii) such obligations, security interests and Liens (as amended and restated hereby) are in all respects continuing. The Borrower, by its execution of this Agreement, (a) confirms its obligations under the Collateral Documents, (b) confirms that its obligations under the Existing Credit Agreement as amended hereby are entitled to the benefits of the pledges and guarantees, as applicable, set forth in the Collateral Documents, (c) confirms that its obligations under the Existing Credit Agreement as amended hereby constitute "Secured Obligations" (as defined in the Collateral Documents) and (d) agrees that the Existing Credit Agreement as amended hereby is the "Credit Agreement" under and for all purposes of the Collateral Documents. The Lenders, by their execution of this Agreement, hereby authorize and direct the Collateral Administrator, the Collateral Agent and the Collateral Custodian to execute and deliver this amendment and restatement to the Existing Credit Agreement. 11.25. Administrative Agent and Calculation Agent (a) The parties hereto acknowledge and agree that, other than as set forth in Section 11.25(b), GS ASL LLC is the successor in interest to Goldman Sachs of its rights, interests and obligations in its roles as Administrative Agent and all Transaction Documents are hereby amended to delete all references to Goldman Sachs in its role as Administrative Agent, and insert GS ASL LLC in lieu thereof. (b) The parties hereto acknowledge and agree that, notwithstanding GS ASL LLC’s succession to the role of Administrative Agent described in Section 11.25(a) and the amendments made thereby, Goldman Sachs shall continue, on and after the First Amendment Date, in its role as Calculation Agent and all Transaction Documents are hereby amended to delete all references to the Administrative Agent in its role as Calculation Agent (or similar language), and insert Goldman Sachs in lieu thereof. The parties further acknowledge and agree that all the benefits, rights, protections, immunities and indemnities provided to the Calculation Agent under this Agreement are enjoyed by the Calculation Agent under the other Transaction Documents. 11.26. New Mountain Private Credit Fund as successor by merger to New Mountain Guardian III BDC, L.L.C. The parties hereto acknowledge and agree that, upon the effectiveness of the merger on the First Amendment Date of New Mountain Guardian III BDC, L.L.C., a Delaware limited liability company, with and into New Mountain Private Credit Fund, a Maryland statutory trust, with New Mountain Private Credit Fund continuing as the surviving company, (1) New Mountain Private Credit 149 Fund succeeded to all of the rights and obligations of New Mountain Guardian III BDC, L.L.C. set forth in the Existing Credit Agreement, herein and in all other Transaction Documents and (2) all references herein and in all other Transaction Documents to New Mountain Guardian III BDC, L.L.C. in any role hereunder or thereunder (including as Equity Holder, Limited Guarantor, Collateral Manager, Seller and “Pledging Party” under the Equity Pledge Agreement) shall be deemed to be references to New Mountain Private Credit Fund. The Lenders, by their execution of this Agreement, hereby authorize and direct the Collateral Administrator, the Collateral Agent and the Administrative Agent to execute and deliver the Omnibus Amendment and Affirmation. SECTION 12. SUBORDINATION (a) Anything in this Agreement or the other Transaction Documents to the contrary notwithstanding, the Borrower agrees for the benefit of the Lenders and the Agents that the rights of the Equity Holder to distributions by the Borrower and in and to the Collateral, including any payment from Proceeds of Collateral, shall be subordinate and junior to the Obligations, to the extent and in the manner set forth in this Agreement including as set forth in Section 7 and hereinafter provided. If any Event of Default has occurred and has not been cured or waived, and notwithstanding anything contained in Section 7 to the contrary, interest on and principal of and other amounts owing in respect of the Loans and all other Obligations shall be paid in full in Cash (in order of priority) before any further payment or distribution is made on account of the Equity Holder. (b) If notwithstanding the provisions of this Agreement, any holder of any Subordinate Interests shall have received any payment or distribution in respect of such Subordinate Interests contrary to the provisions of this Agreement, then, unless and until either the Obligations shall have been paid in full in Cash in accordance with this Agreement, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Collateral Agent, which shall pay and deliver the same to the Lenders in accordance with this Agreement; provided that, if any such payment or distribution is made other than in Cash, it shall be held by the Collateral Agent as part of the Collateral and subject in all respects to the provisions of this Agreement, including this Section 12. (c) The Borrower agrees with all Lenders that the Borrower shall not demand, accept, or receive any payment or distribution in respect of such Subordinate Interests in violation of the provisions of this Agreement, including this Section 12. Nothing in this Section 12 shall affect the obligation of the Borrower to pay holders of Subordinate Interests. (d) In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Lender under this Agreement, subject to the terms and conditions of this Agreement, a Lender or Lenders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Lender, the Borrower or any other Person, except for any liability to which such Lender may be subject to the extent the same results from such Lender’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Agreement. SECTION 13. ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT (a) The Borrower, in furtherance of the covenants of this Agreement and as security for the Obligations and the performance and observance of the provisions hereof and of the other Transaction Documents, hereby assigns, transfers, conveys and sets over to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower’s estate, right, title and interest in, to and under the Collateral Management Agreement (except as set forth in the second proviso of this Section 13(a)), 150 including (1) the right to give all notices, consents and releases thereunder, (2) the right to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (3) the right to receive all notices, accountings, consents, releases and statements thereunder and (4) the right to do any and all other things whatsoever that the Borrower is or may be entitled to do thereunder; provided that, notwithstanding anything herein to the contrary, the Collateral Agent shall not have the authority to execute any of the rights set forth in subclauses (1) through (4) above or may otherwise arise as a result of the grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived; provided that the assignment made hereby does not include an assignment of the Borrower’s right to terminate the Collateral Manager pursuant to Section 14 of the Collateral Management Agreement or any other provision contained therein (unless a Cause Event and an Event of Default has occurred and is continuing). (b) The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Borrower under the provisions of the Collateral Management Agreement, nor shall any of the obligations contained in the Collateral Management Agreement be imposed on the Collateral Agent. (c) Upon the repayment of the Obligations in full and the release of the Collateral from the lien of the Collateral Documents, this assignment and all rights herein assigned to the Collateral Agent for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Collateral Agent in, to and under the Collateral Management Agreement shall revert to the Borrower and no further instrument or act shall be necessary to evidence such termination and reversion. (d) The Borrower represents that it has not executed any other assignment of the Collateral Management Agreement. (e) The Borrower agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Borrower will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Collateral Agent may specify or as may be required to maintain the perfection thereof. (f) The Borrower hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following: (1) The Collateral Manager consents to the provisions of this assignment and agrees to perform any provisions of this Agreement applicable to the Collateral Manager subject to the terms of the Collateral Management Agreement. (2) The Collateral Manager acknowledges that, except as otherwise set forth in clause (a) above, the Borrower is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Collateral Agent for the benefit of the Secured Parties. (3) The Collateral Manager shall deliver to the Collateral Agent and the Collateral Administrator duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Borrower pursuant to the Collateral Management Agreement. (4) Neither the Borrower nor the Collateral Manager will enter into any agreement amending, modifying or terminating the Collateral Management Agreement without (x) complying with the applicable provisions of the Collateral Management Agreement, and (y) the consent of the Requisite Lenders. 151

(5) Except as otherwise set forth herein and therein, the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Borrower for the non-payment of the Collateral Management Fees or Successor Management Fees, or other amounts payable by the Borrower to the Collateral Manager under the Collateral Management Agreement prior to the date which is one year and one day (or, if longer, the applicable preference period) after the payment in full of the Loans; provided that nothing in this Section 13 shall preclude, or be deemed to stop, the Collateral Manager (x) from taking any action prior to the expiration of the aforementioned one year and one day (or longer) period in (A) any case or proceeding voluntarily filed or commenced by the Borrower or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Collateral Manager or its Affiliates or (y) from commencing against the Borrower or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding. (6) The Collateral Manager irrevocably submits to the non-exclusive jurisdiction of any federal or New York state court sitting in the Borough of Manhattan in The City of New York in any action or Proceeding arising out of or relating to the Loans or this Agreement, and the Collateral Manager irrevocably agrees that all claims in respect of such action or Proceeding may be heard and determined in such federal or New York state court. The Collateral Manager irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or Proceeding. The Collateral Manager irrevocably consents to the service of any and all process in any action or Proceeding by the mailing or delivery of copies of such process to it at the office of the Collateral Manager provided for herein. The Collateral Manager agrees that a final judgment in any such action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. (g) If both a Cause Event and an Event of Default at any time occurs and is continuing, the Borrower shall, upon the written direction of the Requisite Lenders, remove the Collateral Manager as the Borrower’s collateral manager pursuant to the terms of the Collateral Management Agreement. As used herein, “Cause Event” means an event that shall have occurred by reason of (1) the conviction (or plea of no contest) for a felony of the Collateral Manager, (2) the conviction (or plea of no contest) for a felony of an officer or a member of the board of directors (or other analogous body) of the Collateral Manager, if the employment or other affiliation of such Person so convicted is not terminated by the Collateral Manager within 30 days of such conviction and the Requisite Lenders vote thereafter to invoke this termination provision, or (3) the Collateral Manager or an officer or a member of the board of directors of the Collateral Manager has engaged in gross negligence or willful misconduct with respect to the Borrower that has resulted in a material adverse effect on the Borrower or the Collateral Obligations, or has committed a knowing material violation of securities, each as determined by a final decision of a court or binding arbitration decision unless, in the case of such natural persons, their employment or other affiliation with the Collateral Manager is terminated or suspended within 30 days after discovery by the Collateral Manager. The Collateral Manager shall promptly provide written notice to the Collateral Agent and the Administrative Agent upon the occurrence of a Cause Event, and the Administrative Agent shall promptly notify the Lenders thereafter. 152 (h) If the Collateral Manager is terminated due to a Cause Event or pursuant to Section 12 of the Collateral Management Agreement, the Borrower will act at the direction of the Requisite Lenders to appoint a successor manager. SECTION 14. COLLATERAL CUSTODIAN (a) Initial Collateral Custodian. The role of Collateral Custodian with respect to the Custody Documents shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 14. Each of the Borrower and the Lenders hereby designate and appoint the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof. (b) Successor Collateral Custodian. Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent (acting at the direction of the Requisite Lenders) of the designation of a successor Collateral Custodian pursuant to the provisions of clause (i) below, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder. (c) Appointment. The Borrower and each of the Lenders hereby appoint Western Alliance Trust Company, N.A. to act as Collateral Custodian, for the benefit of the Secured Parties. The Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein. (d) Duties. From the Closing Date until its resignation pursuant to clause (n) below or its removal pursuant to clause (i) below, the Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations: (1) The Collateral Custodian shall at all times hold all Custody Documents Delivered (as defined in the Pledge and Security Agreement) in physical form at one of its offices in the United States (for purposes hereof, the “Custodial Office”); provided that, for the avoidance of doubt, the only Custody Documents required to be held in physical custody by the Collateral Custodian under this Agreement are the Escrowed Assignment Agreement Documents. The Collateral Custodian may change the Custodial Office at any time and from time to time upon notice to the Borrower, the Collateral Manager, the Collateral Agent and the Administrative Agent, provided that the replacement Custodial Office shall be an office of the Collateral Custodian located in the United States. All Custody Documents held by the Collateral Custodian shall be available for inspection by the Administrative Agent upon prior written request and during normal business hours of the Collateral Custodian. Any such inspection shall occur no earlier than five Business Days after such inspection is requested and the costs of such inspection shall be borne by the requesting party. The Administrative Agent (including its representatives and designees) may not request more than two inspections per year or, if an Event of Default has occurred and is continuing no more than once a month. Notwithstanding anything to the contrary herein, the Collateral Custodian shall not be required to hold or accept custody of any Custody Document hereunder to the extent such Custody Document is of a type not approved for deposit into the custodial vault of the Collateral Custodian; provided that (1) the Collateral Custodian notifies the Collateral Manager and the Lenders prior to refusing to hold such documents and (2) the failure of the Collateral Custodian to accept and hold such documents shall not result in a default or an Event of Default with respect to the Borrower hereunder (provided that copies of such documents shall have been delivered by the Borrower to or otherwise made available to the Administrative Agent). For the avoidance of doubt, the Collateral 153 Custodian shall not be required to review or provide any certifications in respect of the Custody Documents provided to it. (2) In taking and retaining custody of any such Custody Documents, the Collateral Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that (x) the Collateral Custodian makes no representations as to the existence, perfection, enforceability or priority of any Lien on such Custody Documents or the instruments therein or as to the adequacy or sufficiency of such Custody Documents; and (y) the Collateral Custodian’s duties shall be limited to those expressly contemplated herein. (3) All Custody Documents required to be held by the Collateral Custodian shall be kept in fire resistant vaults, rooms or cabinets at the Custodial Office and shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Collateral Custodian shall segregate such Custody Documents on its inventory system and will not commingle any such physical Custody Documents with any other files of the Collateral Custodian other than those, if any, relating to the Borrower and its Affiliates and Subsidiaries. (4) Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Custodian shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility. The Collateral Custodian shall not be deemed to assume any obligations or liabilities of the Borrower or Collateral Manager hereunder or under any other Transaction Document. (5) The Collateral Custodian shall have no obligation to review or verify whether the Borrower or the Collateral Manager on its behalf has obtained and delivered (or made available to the Transaction Data Room) the necessary Diligence Information and other Custody Documents required for purchases of Collateral Obligations hereunder, and the Collateral Custodian shall have no obligation to maintain the Transaction Data Room on behalf of the Borrower. (e) Event of Default. After the occurrence and during the continuance of an Event of Default, the Collateral Custodian agrees to cooperate with the Administrative Agent and the Collateral Agent (acting at the direction of the Requisite Lenders) to deliver any Escrowed Assignment Agreement Documents to the Collateral Agent and in order to take any action that the Requisite Lenders deem necessary or desirable in order for the Collateral Agent to perfect, protect or more fully evidence the security interests granted by the Borrower Entities under the Transaction Documents, or to enable any of them to exercise or enforce any of their respective rights hereunder. If the Collateral Custodian receives instructions from the Collateral Agent, the Collateral Manager or the Borrower which conflict with any instructions received by the Requisite Lenders (or the Administrative Agent on their behalf) after the occurrence and during the continuance of an Event of Default, the Collateral Custodian shall rely on and follow the instructions given by the Requisite Lenders. After the occurrence and during the continuance of an Event of Default, the Collateral Custodian agrees to cooperate with the Administrative Agent and the Collateral Agent (acting at the direction of the Requisite Lenders) (pursuant to a written request in the form of Exhibit D) as requested in order to take any action that the Requisite Lenders deem necessary or desirable in order for the Collateral Agent to perfect, protect or more fully evidence the security interests granted by the Borrower Entities under the Transaction Documents, or to enable any of them to exercise or enforce any of their respective rights hereunder. 154 (f) Requisite Lenders. The Requisite Lenders may direct the Collateral Custodian to take any action incidental to its duties hereunder. With respect to other actions that are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Requisite Lenders; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Requisite Lenders, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any applicable law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). If the Collateral Custodian requests the consent of the Requisite Lenders and the Collateral Custodian does not receive a consent (either positive or negative) from the Requisite Lenders within 10 Business Days of its receipt of such request, then the Requisite Lenders shall be deemed to have declined to consent to the relevant action. The Collateral Custodian may accept and act upon directions provided by the Administrative Agent as if such directions were provided by the Requisite Lenders directly. The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless an Authorized Officer of the Collateral Custodian has knowledge of such matter or written notice thereof is received by the Collateral Custodian. (g) Merger/Consolidation. Any Person (a) into which the Collateral Custodian may be merged or consolidated, (b) that may result from any merger or consolidation to which the Collateral Custodian shall be a party or (c) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement. (h) Compensation. As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to compensation as set forth in the Bank Party Fee Letter. The Collateral Custodian’s entitlement to receive such compensation shall cease on the earlier to occur of: (a) its removal as Collateral Custodian pursuant to clause (i) below, (b) its resignation as Collateral Custodian pursuant to clause (n) below or (c) the termination of this Agreement; provided that, for the avoidance of doubt, the Collateral Custodian shall remain entitled to receive, as and when such amounts are payable under the terms of this Agreement, any compensation accrued prior to the release of all Custody Documents from the custody of the Collateral Custodian. (i) Removal. The Collateral Custodian may be removed, with or without cause, by the Requisite Lenders by notice (with a copy to the Borrower and the Collateral Manager) given in writing to the Collateral Custodian (the “Collateral Custodian Termination Notice”); provided that, notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity (and, for the avoidance of doubt, so long as it continues to act in such capacity, shall continue to receive the compensation and any other amounts to which it is entitled to receive in such capacity under the terms of this Agreement and the Bank Party Fee Letter) until a successor Collateral Custodian has been appointed (with the consent of the Borrower so long as no Event of Default has occurred and is continuing) and has agreed to act as Collateral Custodian hereunder. (j) Reliance. The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any written notice, instruction, statement, certificate, request, waiver, consent, instrument, opinion, report, letter or other paper, electronic transmission or document furnished to it in accordance with this Agreement, which it in good faith reasonably believes to be genuine and that has been signed or presented by the proper party (which in the case of any instruction from or on behalf of the Borrower shall be an Authorized Officer) or parties in the absence of its gross negligence, willful 155 misconduct or bad faith of its duties hereunder. The Collateral Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement certificate, request, waiver, consent, opinion, report, electronic transmission, receipt or other paper or document, provided that, if the form thereof is specifically prescribed by the terms of this agreement, the Collateral Custodian shall examine the same to determine whether it substantially conforms on its face to the requirements set forth herein. Any electronically signed document delivered via email, facsimile or other electronic communication from a person purporting to be an Authorized Officer shall be considered signed or executed by such Authorized Officer on behalf of the applicable party. The Collateral Custodian shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon the written instructions of the Requisite Lenders in the absence of its gross negligence, willful misconduct, bad faith or reckless disregard of its duties hereunder. (k) Rights of the Collateral Custodian. The Collateral Custodian may consult counsel selected with due care and shall not be liable for any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel. The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its own willful misconduct, bad faith, or gross negligence. The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it. The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian. The duties, obligations and responsibilities of the Collateral Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Collateral Custodian. Any permissive right of the Collateral Custodian to take any action hereunder shall not be construed as a duty. The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder. It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral. (l) Request for Directions. In case any reasonable question arises as to its duties hereunder, the Collateral Custodian may request instructions from the Requisite Lenders, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Requisite Lenders. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Requisite Lenders. In no event shall the Collateral Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action. (m) Responsibilities. The Collateral Custodian shall have no responsibilities or duties with respect to any Custody Document while such Custody Document is not in its possession. The Collateral Custodian may act or exercise its duties or powers hereunder either directly or, by or through its agents or attorneys, and the Collateral Custodian shall not be liable or responsible for the negligence or misconduct of any non-Affiliated agent or non-Affiliated attorney appointed with due care by it. If the Collateral Custodian is prevented from fulfilling its obligations under this Agreement as a result of governmental or regulatory actions, government regulations, fires, strikes, accidents, acts of God or other causes beyond the control of the Collateral Custodian, the Collateral Custodian shall use commercially reasonable efforts to mitigate the effects of such circumstances and resume performance 156 as soon as reasonably possible, and the Collateral Custodian’s obligations shall be suspended for a reasonable time during which such conditions exist. (n) Resignation. The Collateral Custodian may resign and be discharged from its duties or obligations hereunder by giving not less than 90 days written notice thereof to the Requisite Lenders (with a copy to the Collateral Manager and the Borrower) and with the consent of the Requisite Lenders. Upon receiving notice of such resignation, the Requisite Lenders shall promptly appoint a successor Collateral Custodian (with the consent of the Borrower) by written instrument, in duplicate, executed by the Requisite Lenders, one copy of which shall be delivered to the Collateral Custodian so resigning and one copy to the successor Collateral Custodian, together with a copy to the Borrower, the Collateral Manager, the Collateral Agent and the Administrative Agent. Upon the effective date of such resignation, or if the Requisite Lenders give the Collateral Custodian written notice of an earlier termination hereof, the Collateral Custodian shall (i) be reimbursed for any reasonable and documented costs and expenses the Collateral Custodian may incur in connection with the termination of its duties under this Agreement and (ii) deliver all of the Custody Documents in the possession of Collateral Custodian to the successor Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Custodian may not resign prior to a successor Collateral Custodian being appointed. For the avoidance of doubt, the Collateral Custodian shall be entitled to receive, as and when such amounts are payable in accordance with this Agreement and any compensation accrued through the effective date of its resignation pursuant to and in accordance with this Section 14. (o) Release of Custody Documents. Upon satisfaction of any of the conditions set forth in Section 6.8 for the sale or release of a Collateral Obligation in whole, the Collateral Manager shall, by delivery to the Collateral Custodian of a request for release substantially in the form of Exhibit D (with a copy to the Lenders) (which may be delivered concurrently with the Borrower Order delivered pursuant to Section 6.7(a) and which request for release shall be deemed a certification that such conditions for release have been satisfied), direct the release of the related Custody Documents for such Collateral Obligation which are held by the Collateral Custodian in physical custody pursuant to this Section 14. Upon receipt of such direction, the Collateral Custodian shall release the related Custody Documents to the Collateral Manager (or as otherwise provided in the related release request) and the Collateral Manager will not be required to return the related Custody Documents to the Collateral Custodian. Written instructions as to the method of shipment and shipper(s) the Collateral Custodian is directed to utilize in connection with the transmission of Custody Documents in the performance of the Collateral Custodian’s duties under this clause (o) shall be delivered by the Collateral Manager to the Collateral Custodian prior to any shipment of any Custody Documents hereunder. If the Collateral Custodian does not receive such written instruction from the Collateral Manager, the Collateral Custodian shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Collateral Manager shall arrange for the provision of such services at the sole cost and expense of the Borrower and shall maintain such insurance against loss or damage to the Custody Documents as the Collateral Manager deems appropriate. Except as otherwise expressly provided above in this clause (o), Escrowed Assignment Agreement Documents shall be released by the Collateral Custodian only in connection with sales of Collateral Obligations pursuant to the exercise of remedies under the Collateral Documents (and in each case only upon written direction therefor from the Requisite Lenders). (p) Collateral Custodian as Agent. The Collateral Custodian agrees that, with respect to any Custody Documents at any time or times in its possession, the Collateral Custodian shall be the agent of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC. (q) Indemnity. The Borrower agrees to indemnify and hold harmless the Collateral Custodian and its directors, officers, employees, agents and assigns from and against any and all 157 Indemnified Liabilities. This clause (q) shall survive the termination of this Agreement and the resignation or removal of the Collateral Custodian hereunder. [Remainder of page intentionally left blank] 158 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above. NEW MOUNTAIN PRIVATE CREDIT FUND SPV I, L.L.C., as Borrower By: ______________________________________ Name: Title: GOLDMAN SACHS BANK USA, as Syndication Agent By: _____________________________ Name: Title: GOLDMAN SACHS BANK USA, as Calculation Agent By: _____________________________ Name: Title: GOLDMAN SACHS BANK USA, as Lender By: _____________________________ Name: Title: GS ASL LLC, as Administrative Agent By: _____________________________ Name: Title: Signature Page to First Amended and Restated Credit Agreement

EMPLOYERS REASSURANCE CORPORATION, as Lender

By: Goldman Sachs Asset Management, L.P., as Investment Manager

By: ______________________________
Name:
Title:

PROTECTIVE LIFE INSURANCE COMPANY, as Lender

By: Goldman Sachs Asset Management, L.P., as Investment Manager

By: ______________________________
Name:
Title:

MIDLAND NATIONAL LIFE INSURANCE COMPANY, as Lender

By: Goldman Sachs Asset Management, L.P., as Investment Manager

By: ______________________________
Name:
Title:

INSURANCE COMPANY OF THE WEST, as Lender

By: Goldman Sachs Asset Management, L.P., as Investment Manager

By: ______________________________
Name:
Title:

Signature Page to First Amended and Restated Credit Agreement

WESTERN ALLIANCE TRUST COMPANY, N.A., as
Collateral Custodian

By: ______________________________
Name:
Title:

WESTERN ALLIANCE TRUST COMPANY, N.A., as
Collateral Agent

By: ______________________________
Name:
Title:

WESTERN ALLIANCE TRUST COMPANY, N.A., as
Collateral Administrator

By: ______________________________
Name:
Title:

Signature Page to First Amended and Restated Credit Agreement

APPENDIX A

Lenders and Commitments

Lender	Commitment	Pro Rata Share	Loan Amount of Existing Loans (as of First Amendment Date)
Goldman Sachs Bank USA	U.S.$488,750,000.00	75.19%	U.S.$355,439,365.08
Midland National Life Insurance Company	U.S.$97,500,000.00	15.00%	U.S.$70,906,062.60
Insurance Company of the West	U.S.$18,750,000.00	2.88%	U.S.$13,635,781.27
Employers Reassurance Corporation	U.S.$15,000,000.00	2.31%	U.S.$10,908,625.02
Protective Life Insurance Company	U.S.$30,000,000.00	4.62%	U.S.$21,817,250.03
Totals:	U.S.$650,000,000.00	100%	U.S.$472,707,084.00

A-1

APPENDIX B

Notice Addresses

THE CREDIT PARTIES:

Borrower
New Mountain Private Credit Fund SPV I, L.L.C.
1633 Broadway, 48th Floor,
New York, NY 10019

Limited Guarantor
New Mountain Private Credit Fund
1633 Broadway, 48th Floor,
New York, NY 10019

OTHER PARTIES:

GOLDMAN SACHS BANK USA,
as Lender:

c/o Goldman, Sachs & Co.
30 Hudson Street, 4th Floor Jersey City, NJ 07302

Facsimile:	212-428-4534
E-mail:	gs-pfi-mo-confidential@gs.com gs-sfl-desk@ny.email.gs.com gs-PFI-Servicing@ny.email.gs.com
Attention:	Operations

INSURANCE COMPANY OF THE WEST, as Lender:

c/o Goldman Sachs Asset Management, L.P.
Attn: Corporate Actions - Asset Servicing Loans
2001 Ross Avenue, 32th Floor
Dallas, Texas, 75201
Email: AM-Pvt-Documentation@gs.com; gsd.link@gs.com

EMPLOYERS REASSURANCE CORPORATION,
as Lender:

c/o Goldman Sachs Asset Management, L.P.
Attn: Corporate Actions - Asset Servicing Loans
2001 Ross Avenue, 32th Floor
Dallas, Texas, 75201
Email: gsd.link@gs.com

PROTECTIVE LIFE INSURANCE COMPANY,
as Lender:

c/o Goldman Sachs Asset Management, L.P.
Attn: Corporate Actions - Asset Servicing Loans
2001 Ross Avenue, 32th Floor
Dallas, Texas, 75201
Email: AM-Pvt-Documentation@gs.com

B-1

MIDLAND NATIONAL LIFE INSURANCE COMPANY, as Lender: c/o Goldman Sachs Asset Management, L.P. Attn: Corporate Actions - Asset Servicing Loans 2001 Ross Avenue, 32th Floor Dallas, Texas, 75201 Email: gsd.link@gs.com GOLDMAN SACHS BANK USA, as Calculation Agent: c/o Goldman, Sachs & Co. 30 Hudson Street, 4th Floor Jersey City, NJ 07302 Facsimile: 212-428-4534 E-mail: gs-pfi-mo-confidential@gs.com gs-sfl-desk@ny.email.gs.com gs-PFI-Servicing@ny.email.gs.com Attention: Operations And, with respect to each Dispute, with copies to: Email: gs-repo-disputes@gs.com gs-sfl-desk@ny.email.gs.com Attention: GS Credit and Facsimile: 212-428-4534 Email: gs-sctabs-reporting@ny.email.gs.com gs-sfl-desk@ny.email.gs.com Attention: PFI Middle Office GS ASL LLC, as Administrative Agent: c/o Goldman, Sachs & Co. 30 Hudson Street, 4th Floor Jersey City, NJ 07302 Facsimile: 212-428-4534 E-mail: gs-pfi-mo-confidential@gs.com gs-sfl-desk@ny.email.gs.com gs-PFI-Servicing@ny.email.gs.com Attention: Operations And, with respect to each Dispute, with copies to: Email: gs-repo-disputes@gs.com gs-sfl-desk@ny.email.gs.com Attention: GS Credit and B-2 Facsimile: 212-428-4534 Email: gs-sctabs-reporting@ny.email.gs.com gs-sfl-desk@ny.email.gs.com Attention: PFI Middle Office Western Alliance Trust Company, N.A., as Collateral Agent, Collateral Custodian and Collateral Administrator Western Alliance Trust Company, N.A. One East Washington Street, Ste 1400 Phoenix, AZ 85004 Attention: Corporate Trust – New Mountain Guardian III Email: NewMountain_GuardianIII@westernalliancetrust.com With copies to (which shall not constitute notice): Western Alliance Trust Company, N.A. 800 Town & Country – Ste. 400 Houston, TX 77024 Attn: Corporate Trust – New Mountain Guardian III Western Alliance Trust Company, N.A. 1 E. Washington Street, Ste 1400 Phoenix, AZ 85004 Attention: General Counsel B-3 APPENDIX C-1 Borrower Subsidiaries None C-1-1 APPENDIX C-2 List of Collateral Obligations [To be separately provided] C-2-1

APPENDIX C-3 C-3-1 65.8% Obligor Name FORTIS SOLUTIONS GROUP LLC 62.9% AVALARA, INC. FS WHITEWATER BORROWER, LLC 65.9% 65.1% AMERIVET PARTNERS MANAGEMENT INC GALWAY BORROWER LLC 60.4% BEACON POINTE HARMONY, LLC 50.0% GC WAVES HOLDINGS, INC. 67.5% 67.0% ACI Group Holdings, Inc. GS ACQUISITIONCO, INC. 63.8% BUSINESSOLVER.COM, INC. Advance Rate HUSKIES PARENT, INC. 67.5% 57.0% ANAPLAN, INC. ICIMS, INC. 58.0% 65.3% CALABRIO INC 63.3% IG INVESTMENTS HOLDINGS, LLC 67.5% 65.2% List of Collateral Obligations IMO INVESTOR HOLDINGS, INC. 59.8% CFS MANAGEMENT, LLC INFOGAIN CORPORATION 58.0% 67.0% APPRISS HEALTH KASEYA INC. 63.8% CG GROUP HOLDINGS, LLC 50.0% KELE HOLDCO, INC. 52.5% 67.5% AI ALTIUS HOLDCO LIMITED KPSKY ACQUISITION INC. 65.0% DAXKO ACQUISITION CORPORATION LEGAL SPEND HOLDINGS, LLC 64.4% 67.5% ARISGLOBAL LLC MINISTRY BRANDS HOLDINGS, LLC 67.5% 61.6% DCA INVESTMENT HOLDING LLC 67.5% MRI SOFTWARE LLC 58.4% 58.7% AAH TOPCO., LLC NMC CRIMSON HOLDINGS, INC. 64.0% DECA DENTAL HOLDINGS LLC OA BUYER, INC. 65.2% 66.9% ASTON FINCO S.A R.L. OB HOSPITALIST GROUP, INC. 60.3% DIAMONDBACK ACQUISITION, INC. 40.0% OCALA BIDCO, INC. 56.2% 50.0% ALLWORTH FINANCIAL, L.P. PDQ.COM CORPORATION 67.0% DOCS, MSO, LLC 65.0% PIONEER BUYER I, LLC (AKA PARADIGM) 65.2% 50.0% AUCTANE INC. PROJECT ESSENTIAL BIDCO, INC. 67.5% 50.0% FORESIDE FINANCIAL GROUP LLC 53.5% B-2 64.1% SUN ACQUIRER CORP. SAFETY BORROWER HOLDINGS LLC 64.2% 67.3% THERAPY BRANDS HOLDINGS LLC 40.0% TIGERCONNECT, INC. 11 SMILE DOCTORS LLC 50.0% RELATIVITY ODA LLC 65.4% TRINITY AIR CONSULTANTS HOLDINGS CORPORATION RADWELL PARENT, LLC 67.5% 67.5% Wealth Enhancement Group, LLC SPECIALTYCARE, INC. 60.0% 60.6% APPENDIX D D-1 168,428.8 0 55.00% Allworth Financial Group, L.P. 1 0 0.00 LX199543 Daxko Acquisition Corporation Daxko Allworth 1,331,151.2 5 5 0.00 Portfolio Company 1,331,151.2 5 LX208789 85.00% 1,572,643.5 0 58.00% Avalara, Inc. 0.00 1 Avalara 1 1 0.00 LX205196 2,165,354.4 9 DOCS, MSO, LLC DOCS 0.00 1,976,556.5 8 1,572,643.5 0 0.00 2,165,354.4 9 1,976,556.5 8 LX201733 100.00% 98.75% 65.00% 100.00% 0.00 50.00% Par Amount 1 2 0.00 LX199367 60.00% Foreside Financial Group, LLC Foreside AAH Topco, LLC 1,790,203.4 3 6 0.00 0.00 1,790,203.4 3 LX201715 90.00% # 58.00% Beacon Pointe Harmony, LLC 0.00 Beacon Pointe 1 3 Alliance Animal Health LX206359 736,119.07 Fortis Solutions Group, LLC 3 Fortis 0.00 3,789,277.9 3 Funded Amount 250,062.3 4 736,119.07 3,539,215.5 9 LX203147 90.00% 100.00% 58.00% 2,427,106.3 1 130,532.5 4 58.00% AmeriVet Partners Management, Inc. 1 4 0.00 LX199474 Fortis Solutions Group, LLC Fortis AmeriVet 2,928,168.5 8 7 585,633.7 2 0.00 2,342,534.8 6 LX203510 90.00% 1,213,795.4 4 58.00% Legal Spend Holdings, LLC 305,700.8 0 Unfunded Amount Bottomline 1 5 0.00 LX201614 4,156,086.1 5 FS WhiteWater Borrower, LLC 2,427,106.3 1 WhiteWater 0.00 2,383,783.7 8 1,213,795.4 4 0.00 4,156,086.1 5 2,383,783.7 8 Asset Identifier 90.00% 80.00% 60.00% 85.00% 0.00 50.00% 95.00% 1 6 0.00 LX198773 50.00% Galway Borrower LLC EPIC Assigne d Value 1,893,597.0 4 8 0.00 0.00 1,893,597.0 4 LX200979 90.00% 65.00% 58.00% Businessolver.com, Inc. 0.00 Businessolver 1 7 Certain Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations LX185755 3,581,026.1 8 GS AcquisitionCo, Inc. 4 insightsoftware 856,701.8 5 2,362,424.1 9 0.00 0.00 2,724,324.3 3 2,362,424.1 9 LX194801 80.00% 100.00% 58.00% Advanc e Rate 0.00 65.00% Bamboo Health Holdings, LLC 1 8 556,856.2 0 LX207456 iCIMS, Inc. iCIMS Appriss Health 2,522,696.3 3 9 756,808.8 9 Obligor Name 1,765,887.4 4 LX194392 90.00% 312,500.00 55.00% Calabrio, Inc. 374,620.4 0 2 Calabrio 1 9 0.00 LX252814 720,091.11 IG Investments Holdings, LLC Borrowing Base Amount Insight Global 308,610.4 8 3,102,654.6 8 312,500.00 0.00 411,480.63 3,102,654.6 8 LX191550 100.00% 99.23% 60.00% 99.00% 0.00 55.00% B-2 Kaseya 2 1 2 8 1,581,941.5 8 LX200245 Portfolio Company Pioneer Buyer I, LLC (aka Paradigm) 398,662.5 8 Paradigm Software LX197042 4,008,597.3 0 1,183,279.0 0 0.00 4,008,597.3 0 90.00% 99.00% Infogain Corporation 55.00% 50.00% 0.00 # 178,917.7 7 2 9 Infogain LX194367 Project Essential Bidco, Inc. 2 0 ARCOS 2 4 2,259,493.6 7 1,853,506.0 3 0.00 LX201667 2,259,493.6 7 Par Amount 80.00% Ministry Brands 50.00% 0.00 0.00 Ministry Brands LX204848 3 0 677,966.10 LX203305 1,853,506.0 3 Radwell Parent, LLC 0.00 Radwell 187,266.67 677,966.10 0.00 96.00% 187,266.67 85.00% 98.50% IMO Investor Holdings, Inc. 60.00% 60.00% 0.00 67.00% 0.00 3 1 Funded Amount LX203306 Radwell Parent, LLC 0.00 Radwell 2 5 449,400.00 IMO 0.00 LX200977 449,400.00 98.50% Notorious Topco, LLC 60.00% Asset Identifier 0.00 Beauty Industry Group 2 2 3 2 3,613,913.2 1 LX238529 629,798.22 Relativity ODA LLC 0.00 Relativity LX205704 1,439,393.9 4 3,613,913.2 1 0.00 Unfunded Amount 1,439,393.9 4 0.00% 98.75% Kaseya Inc. 55.00% 50.00% 0.00 37,787.89 0.00 3 3 Kaseya LX197810 Safety Borrower Holdings LLC Samba Safety 2 6 511,672.53 1,481,465.3 9 127,918.1 4 LX202442 383,754.39 592,010.33 95.00% OA Buyer, Inc. 60.00% 307,652.5 6 72,913.34 Office Ally Assigne d Value 3 4 5,959,414.4 8 LX202946 1,173,812.8 3 TigerConnect, Inc. 0.00 TigerConnect 85.00% 2,629,867.0 8 5,959,414.4 8 0.00 90.00% 2,629,867.0 8 100.00% 90.00% Obligor Name 55.00% 65.00% 0.00 50.00% 0.00 3 5 50.00% LX196654 Trinity Air Consultants Holdings Corporation 138,316.5 1 Trinity Consultants 2 7 726,716.68 Advanc e Rate 0.00 LX198729 726,716.68 100.00% OB Hospitalist Group LLC 65.00% 16,059.85 0.00 OB Hospitalist 2 3 3 6 2,523,324.8 4 LX183048 Wealth Enhancement Group, LLC 0.00 WEG LX205705 1,884,906.6 1 2,523,324.8 4 0.00 1,884,906.6 1 90.00% 100.00% Kaseya Inc. 60.00% 58.00% 0.00 Borrowing Base Amount 0.00

B-3 SCHEDULE A B-1 (2) Date by which to be delivered Unaudited quarterly financial statements of the Limited Guarantor Within 60 days after the end of each fiscal quarter of the Limited Guarantor (other than the last fiscal quarter of each fiscal year); provided, that the financial statements required to be delivered pursuant to this clause (2) which are made available via EDGAR, or any successor system of the U.S. Securities Exchange Commission, in the Limited Guarantor’s quarterly report on Form 10-Q, shall be deemed delivered on the date such documents are made so available. (3) (1) Such other financial or other information with respect to the Credit Parties (to the extent in the Borrower’s or Collateral Manager’s possession or control) as any Lender may reasonably request from time to time, subject to any applicable contractual confidentiality restrictions. Within the greater of five Business Days after request by a Lender or such time as may be commercially reasonable for the Borrower to prepare and deliver such information Audited consolidated annual financial statements of the Limited Guarantor (4) Within 120 days of the end of the Limited Guarantor’s fiscal year; provided, that the financial statements required to be delivered pursuant to this clause (1) which are made available via EDGAR, or any successor system of the U.S. Securities Exchange Commission, in the Limited Guarantor’s quarterly report, as applicable, on Form 10-K, shall be deemed delivered on the date such documents are made so available. For each Non-Private Asset, all compliance certificates, financial statements and Material Amendment Information, in each case made available, or received by or on behalf of the related obligors or any administrative agents or servicers (or analogous representatives), to, or from, as applicable, public-side lenders under the related Underlying Instruments. Form/Document/ Certificate Within ten Business Days after the date on which such information is received by the relevant Borrower Entity or, in the case of financial statements for Syndicated Collateral Obligations, after the date on which such information is requested by the Administrative Agent (it being understood that compliance with any applicable confidentiality restrictions will be required before such delivery, and the Borrower (or the Collateral Manager or any of its affiliates, on its behalf) will use its best efforts to enable the Lenders to deliver applicable confidentiality agreements or otherwise to comply with such restrictions). Such information shall be made available in the Transaction Data Room. A-2 A copy of each Commitment to Acquire a Collateral Obligation entered into by any Borrower Entity from time to time Within three Business Days following execution. Such Commitment shall be made available in the Transaction Data Room. (5) (6) (8) With respect to each Collateral Obligation, the Collateral Manager’s determination of the value thereof. For each Collateral Obligation, Draft Instruments, IC Memorandum, Underlying Instruments and other Diligence Information delivered to the Collateral Custodian hereunder or otherwise requested by any Lender, provided in each case that such documents are in the possession of the Borrower, its Collateral Manager or another Borrower Entity. Promptly following finalization of the Collateral Manager's determination, provided that such valuation shall be made on at least a quarterly basis. For each Private Asset, all compliance certificates, financial statements and Material Amendment Information, in each case made available, or received by or on behalf of the related obligors or any administrative agents or servicers (or analogous representatives), to, or from, as applicable, private-side lenders under the related Underlying Instruments. At the times required for delivery of such material to the Collateral Custodian hereunder or five Business Days following a request by a Lender, as applicable. Such material shall be made available in the Transaction Data Room. (9) Compliance Certificate No later than the date on which the Monthly Report is delivered in the calendar month following each Compliance Certificate Calculation Date Within ten Business Days after the date on which such information is received by the relevant Borrower Entity or, in the case of financial statements for Syndicated Collateral Obligations, after the date on which such information is requested by the Administrative Agent, provided that (x) if such information is not delivered to private-side lenders within ten Business Days after the date on which such information is required to be delivered to such private-side lenders under such Underlying Instruments, the Borrower shall use commercially reasonable efforts to promptly obtain such information; and (y) compliance with any applicable confidentiality restrictions will be required before such delivery, and the Borrower (or the Collateral Manager or any of its affiliates on its behalf) will use its best efforts to enable the Lenders to deliver applicable confidentiality agreements or otherwise to comply with such restrictions). Such information shall be made available in the Transaction Data Room. (7) SCHEDULE B GICS Classifications B-1

EXHIBIT A Form of Funding Notice GS ASL LLC, as Administrative Agent c/o Goldman Sachs & Co. LLC 200 West Street New York, NY 10282 Fax: (212) 428-4534 Email: GS-PFI-Servicing@gs.com; GS-SFL-DESK@gs.com Attn: Legal Department With a copy to: Western Alliance Trust Company, N.A., as Collateral Agent One East Washington Street, Ste 1400 Phoenix, AZ 85004 Attention: Corporate Trust – New Mountain Guardian III Email: NewMountain_GuardianIII@westernalliancetrust.com With copies to (which shall not constitute notice): Western Alliance Trust Company, N.A. 800 Town & Country – Ste. 400 Houston, TX 77024 Attn: Corporate Trust – New Mountain Guardian III Western Alliance Trust Company, N.A. 1 E. Washington Street, Ste 1400 Phoenix, AZ 85004 Attention: General Counsel Funding Notice [__________ __], 20[__] Reference is made to the First Amended and Restated Credit Agreement dated as of December 17, 2024 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”) by and among NEW MOUNTAIN PRIVATE CREDIT FUND SPV I, L.L.C., as borrower (the “Borrower”); the lenders party thereto from time to time (the “Lenders”); GOLDMAN SACHS BANK USA, as syndication agent; GOLDMAN SACHS BANK USA, as calculation agent; GS ASL LLC, as administrative agent (in such capacity, the “Administrative Agent”); Western Alliance Trust Company, N.A., as collateral agent (in such capacity, the “Collateral Agent”); Western Alliance Trust Company, N.A., as collateral custodian (in such capacity, the “Collateral Custodian”); and Western Alliance Trust Company, N.A. as collateral administrator (the “Collateral Administrator”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement. Pursuant to Section 2.1 (Loans and Commitments) of the Credit Agreement, the Borrower desires that the Lenders make Loans to the Borrower in accordance with the applicable terms and conditions of the Credit Agreement (the “Credit Extension”) on [__________ __], 20[__] (the “Credit Date”) in U.S. Dollars in the amount of $[__________]. The Borrower hereby certifies that: (a) the principal amount of the Loans to be made in the Credit Extension shall not exceed the undrawn Commitments as at such Credit Date; and, after giving effect to such Credit A-1 Extension, (x) the Loan Amount does not exceed the Adjusted Maximum Facility Amount at such time and (y) the Loan Amount does not exceed the Borrowing Base Amount at such time; (b) as of the Credit Date, the representations and warranties contained in the Credit Agreement and in the other Transaction Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (c) as of the Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default; and (d) after the making of such Loan and the deposit of any portion thereof into the Unfunded Reserve Account, the amount on deposit therein is at least equal to the amount specified in clause (II) of the definition of Unfunded Reserve Required Amount. The accounts to which the proceeds of the Loans requested on the Credit Date are to be made available by Administrative Agent to the Borrower will be determined pursuant to the terms of the Credit Agreement. Date: [mm/dd/yy] NEW MOUNTAIN PRIVATE CREDIT FUND SPV I, L.L.C., as Borrower By: ______________________________________ Name: Title: A-2 EXHIBIT B-1 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the First Amended and Restated Credit Agreement dated as of December 17, 2024 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among NEW MOUNTAIN PRIVATE CREDIT FUND SPV I, L.L.C., as borrower (the “Borrower”); the lenders party thereto from time to time (the “Lenders”); GOLDMAN SACHS BANK USA, as syndication agent; GOLDMAN SACHS BANK USA, as calculation agent; GS ASL LLC, as administrative agent (in such capacity, the “Administrative Agent”); WESTERN ALLIANCE TRUST COMPANY, N.A., as collateral agent (in such capacity, the “Collateral Agent”); WESTERN ALLIANCE TRUST COMPANY, N.A., as collateral custodian (in such capacity, the “Collateral Custodian”); and WESTERN ALLIANCE TRUST COMPANY, N.A. as Collateral Administrator (in such capacity, the “Collateral Administrator”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement. Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Borrower with a properly completed and duly executed certificate of its non-United States Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. [NAME OF LENDER] By: ____________________________ Name: Title: Date: [__________ __], 20[__] B-1-1 EXHIBIT B-2 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the First Amended and Restated Credit Agreement dated as of December 17, 2024 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among NEW MOUNTAIN PRIVATE CREDIT FUND SPV I, L.L.C., as borrower (the “Borrower”); the lenders party thereto from time to time (the “Lenders”); GOLDMAN SACHS BANK USA, as syndication agent; GOLDMAN SACHS BANK USA, as calculation agent; GS ASL LLC, as administrative agent (in such capacity, the “Administrative Agent”); WESTERN ALLIANCE TRUST COMPANY, N.A., as collateral agent (in such capacity, the “Collateral Agent”); WESTERN ALLIANCE TRUST COMPANY, N.A., as collateral custodian (in such capacity, the “Collateral Custodian”); and WESTERN ALLIANCE TRUST COMPANY, N.A. as Collateral Administrator (in such capacity, the “Collateral Administrator”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement. Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (d) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with a properly completed and duly executed certificate of its non-United States Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. [NAME OF PARTICIPANT] By: ____________________________ Name: Title: Date: [__________ __], 20[__] B-2-1

EXHIBIT B-3 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the First Amended and Restated Credit Agreement dated as of December 17, 2024 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among NEW MOUNTAIN PRIVATE CREDIT FUND SPV I, L.L.C., as borrower (the “Borrower”); the lenders party thereto from time to time (the “Lenders”); GOLDMAN SACHS BANK USA, as syndication agent; GOLDMAN SACHS BANK USA, as calculation agent; GS ASL LLC, as administrative agent (in such capacity, the “Administrative Agent”); WESTERN ALLIANCE TRUST COMPANY, N.A., as collateral agent (in such capacity, the “Collateral Agent”); WESTERN ALLIANCE TRUST COMPANY, N.A., as collateral custodian (in such capacity, the “Collateral Custodian”); and WESTERN ALLIANCE TRUST COMPANY, N.A. as Collateral Administrator (in such capacity, the “Collateral Administrator”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement. Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. [NAME OF PARTICIPANT] By: ____________________________ Name: Title: Date: [__________ __], 20[__] B-3-1 EXHIBIT B-4 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the First Amended and Restated Credit Agreement dated as of December 17, 2024 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among NEW MOUNTAIN PRIVATE CREDIT FUND SPV I, L.L.C., as borrower (the “Borrower”); the lenders party thereto from time to time (the “Lenders”); GOLDMAN SACHS BANK USA, as syndication agent; GOLDMAN SACHS BANK USA, as calculation agent; GS ASL LLC, as administrative agent (in such capacity, the “Administrative Agent”); WESTERN ALLIANCE TRUST COMPANY, N.A., as collateral agent (in such capacity, the “Collateral Agent”); WESTERN ALLIANCE TRUST COMPANY, N.A., as collateral custodian (in such capacity, the “Collateral Custodian”); and WESTERN ALLIANCE TRUST COMPANY, N.A. as Collateral Administrator (in such capacity, the “Collateral Administrator”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement. Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to the Credit Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. [NAME OF LENDER] By: ____________________________ Name: Title: Date: [__________ __], 20[__] B-4-1 EXHIBIT C C-1 3. Borrower: NEW MOUNTAIN PRIVATE CREDIT FUND SPV I, L.L.C. 4. 2. Administrative Agent: 1. GS ASL LLC, as the administrative agent under the Credit Agreement Assignee: 5. Markit Entity Identifier (if any): Credit Agreement: Assignor: First Amended and Restated Credit Agreement dated as of December 17, 2024 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among NEW MOUNTAIN PRIVATE CREDIT FUND SPV I, L.L.C. as borrower (the “Borrower”); the lenders party thereto from time to time (the “Lenders”); GOLDMAN SACHS BANK USA, as syndication agent; GOLDMAN SACHS BANK USA, as calculation agent; GS ASL LLC, as administrative agent (in such capacity, the “Administrative Agent”); WESTERN ALLIANCE TRUST COMPANY, N.A., as collateral agent (in such capacity, the “Collateral Agent”); WESTERN ALLIANCE TRUST COMPANY, N.A., as Collateral Custodian (in such capacity, the ”Collateral Custodian”); and WESTERN ALLIANCE TRUST COMPANY, N.A. as Collateral Administrator (the “Collateral Administrator”). 6. Assigned Interest[s]: Form of Assignment Agreement This Assignment and Assumption Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor. C-5 $ S Name: Amount of Commitment / Loans Assigned Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] 7. Notice and Wire Instructions: Title: ASSIGNEE [NAME OF ASSIGNOR] Notices: _________________________ _________________________ _________________________ Attention: Telecopier: with a copy to: _________________________ _________________________ _________________________ Attention: Telecopier: Wire Instructions: [NAME OF ASSIGNEE] Percentage Assigned of Commitment / Loans1 [NAME OF ASSIGNEE] Notices: _________________________ _________________________ _________________________ Attention: Telecopier: with a copy to: _________________________ _________________________ _________________________ Attention: Telecopier: Wire Instructions: By: The terms set forth in this Assignment are hereby agreed to: ASSIGNOR Name: [NAME OF ASSIGNOR] Title: $ By: Aggregate Amount of Commitment / Loans / for all Lenders 1 Set forth, to at least 9 decimals, as a percentage of the Commitment / Loans of all Lenders thereunder.

C-5 NEW MOUNTAIN PRIVATE CREDIT FUND SPV I, L.L.C., Name: [Consented to:]2 BORROWER: By: Title: 2 To the extent required under Section 11.6(c) of the Credit Agreement. ANNEX 1 STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION AGREEMENT 1. Representations and Warranties. 1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document. 1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, including the delivery of such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters pursuant to Section 2.15(c) of the Credit Agreement, (ii) it is not a Natural Person, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Schedule A (Financial and Other Information) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached to this Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender. 2. Payments. All payments with respect to the Assigned Interests shall be made on the Effective Date as follows: 2.1 From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other C-4 amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee. 3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof. In connection with any dispute arising hereunder or in connection with this Assignment, each party hereto consents and submits to the exclusive jurisdiction of any federal court of the United States of America sitting in the Borough of Manhattan or, if that court does not have subject matter jurisdiction, in any state court located in the city and county of New York. [remainder of page intentionally blank] C-5 EXHIBIT D D-1 Collateral Obligation In connection with such release, the Collateral Manager further directs that such Custody Documents be delivered to the following address: Delivery Instructions – Address Needed Form of Request for Release of Custody Documents Western Alliance Trust Company, N.A. One East Washington Street, Ste 1400 Phoenix, AZ 85004 Attention: Corporate Trust – New Mountain Guardian III Email: NewMountain_GuardianIII@westernalliancetrust.com With copies to (which shall not constitute notice): Western Alliance Trust Company, N.A. 800 Town & Country – Ste. 400 Houston, TX 77024 Attn: Corporate Trust – New Mountain Guardian III Western Alliance Trust Company, N.A. 1 E. Washington Street, Ste 1400 Phoenix, AZ 85004 Attention: General Counsel RE: The First Amended and Restated Credit Agreement dated as of December 17, 2024 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among NEW MOUNTAIN PRIVATE CREDIT FUND SPV I, L.L.C., as borrower (the “Borrower”); the lenders party thereto from time to time (the “Lenders”); GOLDMAN SACHS BANK USA, as syndication agent; GOLDMAN SACHS BANK USA, as calculation agent; GS ASL LLC, as administrative agent (in such capacity, the “Administrative Agent”); WESTERN ALLIANCE TRUST COMPANY, N.A., as collateral agent (in such capacity, the “Collateral Agent”); WESTERN ALLIANCE TRUST COMPANY, N.A., as collateral custodian (in such capacity, the “Collateral Custodian”); and WESTERN ALLIANCE TRUST COMPANY, N.A. as Collateral Administrator (the “Collateral Administrator”). Ladies & Gentleman: Pursuant to [Section 6.8(e) (Custodianship and Release of Collateral)] [Section 14(e) (Collateral Custodian – Event of Default)] [Section 14(o) (Collateral Custodian – Release of Custody Documents)] of the Credit Agreement, the undersigned (the “Requesting Party”) hereby directs the release of the Custody Documents related to the Collateral Obligations listed below; the terms defined therein and not otherwise defined herein being used herein as therein defined.

D-2 Title: The Requesting Party hereby certifies that the conditions set forth in the Credit Agreement for the foregoing release of Custody Documents are satisfied. [GS ASL LLC, as Administrative Agent Date:]4 Name: CC: The Administrative Agent and the Lenders under the Credit Agreement]3 By: 3 Insert for releases requested by the Collateral Manager under Section 6.8(e) or Section 14(o) of the Credit Agreement 4 Insert for releases requested by the Administrative Agent under Section 14(e) of the Credit Agreement New Mountain Private Credit Fund, as Collateral Manager Date: By: Name: Title: EXHIBIT E Form of Promissory Note $[____________] [____________], 20[__] FOR VALUE RECEIVED, the undersigned, New Mountain Private Credit Fund SPV I, L.L.C., a Delaware limited liability company (the “Borrower”), promises to pay, without offset or counterclaim, to [____________] (hereinafter, together with its successors in title and permitted assigns, the “Lender”) in care of the Administrative Agent to the Administrative Agent’s address at 30 Hudson Street, 4th Floor, Jersey City, NJ 07302, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of [____________] Dollars ($[____________]) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the First Amended and Restated Credit Agreement, dated as of December 17, 2024 (as it may be amended, restated, supplemented or otherwise modified, the "Credit Agreement") by and among the Borrower; the lenders party thereto from time to time; GS ASL LLC, as administrative agent (in such capacity, the "Administrative Agent"); GOLDMAN SACHS BANK USA, as calculation agent and as syndication agent; Western Alliance Trust Company, N.A., as collateral agent (in such capacity, the “Collateral Agent”) and collateral administrator and Western Alliance Trust Company, N.A., as collateral custodian. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in Section 1 of the Credit Agreement shall be applicable to this Note. The Borrower promises to pay (a) principal at the times provided in the Credit Agreement and (b) interest from the date hereof on the principal amount unpaid at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Late charges and other charges and default rate interest shall be paid by the Borrower in accordance with the terms and conditions of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower in the absence of manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower. Payments of both principal and interest are to be made in the currency in which such Loan was made and as specified in the Credit Agreement in immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement. This Note is issued pursuant to, and is entitled to the benefits of, and is subject to, the provisions of the Credit Agreement and the other Transaction Documents. The principal of this Note may be prepaid in whole or in part without premium or penalty (in accordance with the provisions of Section 2.8 of the Credit Agreement) in the manner and to the extent specified in the Credit Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrower are full recourse obligations of the Borrower. In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement. The Borrower and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive presentment for payment, demand protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note (except for notices expressly required by the E-1 Credit Agreement), and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice. THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. [Signature Page to Follow] E-2 IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered in its name as of the date first above written. NEW MOUNTAIN PRIVATE CREDIT FUND SPV I, L.L.C., as Borrower By: ______________________________________ Name: Title: E-3

EXHIBIT F F-1 Collateral Obligation Description of Value Adjustment Event Form of Compliance Certificate COMPLIANCE CERTIFICATE [date] Reference is made to the First Amended and Restated Credit Agreement dated as of December 17, 2024 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among NEW MOUNTAIN PRIVATE CREDIT FUND SPV I, L.L.C., as borrower (the “Borrower”); the lenders party thereto from time to time (the “Lenders”); GOLDMAN SACHS BANK USA, as calculation agent and as syndication agent; GS ASL LLC, as administrative agent (in such capacity, the “Administrative Agent”); WESTERN ALLIANCE TRUST COMPANY, N.A., as collateral agent (in such capacity, the “Collateral Agent”); WESTERN ALLIANCE TRUST COMPANY, N.A., as collateral custodian (in such capacity, the “Collateral Custodian”); and WESTERN ALLIANCE TRUST COMPANY, N.A. as Collateral Administrator (in such capacity, the “Collateral Administrator”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement. This Compliance Certificate is with respect to the Compliance Certificate Calculation Date of [•], 20[•]. Pursuant to the provisions of Section 5.14 of the Credit Agreement, the undersigned, solely in his/her capacity as an Authorized Officer, hereby certifies that, except as identified directly below, as at such Compliance Certificate Calculation Date and the date of this certificate no Value Adjustment Events have occurred. [•] Steps the Borrower Entities and the Collateral Manager have taken and expect to take with respect thereto [•] [•] Each of the undersigned hereby certifies to the Lenders, Administrative Agent, the Collateral Administrator, the Collateral Agent, the Collateral Custodian and the other Secured Parties that all of the foregoing information and all of the information set forth on the attached Schedule A is true, complete and accurate in all material respects as of the date hereof. It is understood and acknowledged that the undersigned is executing this certificate not in an individual capacity but solely as a director or officer of [the Equity Holder as sole member of] the Borrower, and is without any personal liability as to the matters contained in this certificate. IN WITNESS WHEREOF, each of the undersigned has caused this Compliance Certificate to be duly executed as of the date first written above. NEW MOUNTAIN PRIVATE CREDIT FUND SPV I, L.L.C., as Borrower By: ______________________________________ Name: Title: D-2 EXHIBIT G Form of Payoff Letter [____________], 20[__] NEW MOUNTAIN PRIVATE CREDIT FUND SPV I, L.L.C. 1633 Broadway, 48th Floor, New York, NY 10019 New Mountain Private Credit Fund 1633 Broadway, 48th Floor, New York, NY 10019 Re: Payoff of Credit Agreement Ladies and Gentlemen: Reference is hereby made to (i) the First Amended and Restated Credit Agreement dated as of December 17, 2024 (as amended, modified, extended, restated, replaced, or supplemented prior to the date hereof, the “Credit Agreement”) by and among New Mountain Private Credit Fund SPV I, L.L.C., as borrower (the “Borrower”); the lenders party thereto from time to time (the “Lenders”); Goldman Sachs Bank USA, as syndication agent; Goldman Sachs Bank USA, as calculation agent; GS ASL LLC, as administrative agent (in such capacity, the “Administrative Agent”); Western Alliance Trust Company, N.A., as collateral agent (in such capacity, the “Collateral Agent”); Western Alliance Trust Company, N.A., as collateral custodian (in such capacity, the “Collateral Custodian”); and Western Alliance Trust Company, N.A. as Collateral Administrator (in such capacity, the “Collateral Administrator”), (ii) the Limited Guaranty and (iii) the Equity Pledge Agreement. The Capitalized terms used herein without definition have the meanings given to them in the Credit Agreement. This letter agreement is to acknowledge your request for a payoff balance of all Obligations and liabilities of the Credit Parties under or in respect of the Credit Agreement and the other Transaction Documents. 1. Upon receipt by the applicable party (as set forth in Annex A hereto) (x) by 5:00 p.m. (New York City time) on [____________] (the “Payoff Date”) of the aggregate amount of $[____________] (such amount, together with interest and fees in the amount of $[____________] for each day after the Payoff Date that payment is received (the “Per Diem”), the “Payoff Amount”; provided, any such payment received after 5:00 p.m. (New York City time) on any Business Day (including the Payoff Date) shall be deemed to have been received on the next Business Day), which amount represents the Obligations outstanding under the Transaction Documents (the calculation of which is more fully set forth on Annex A hereto); and (y) of a fully-executed counterpart of this letter agreement signed by the Credit Parties (the time at which all of the foregoing conditions set forth in clauses (x) and (y) of this sentence are satisfied is herein referred to as the “Payoff Effective Time”), Agent hereby acknowledges and agrees that: a. all Obligations owing by the Credit Parties to each Agent and the Lenders under the Credit Agreement and the other Transaction Documents shall be thereupon satisfied in full; b. the Credit Agreement, the Limited Guaranty and each of the other Transaction Documents shall thereupon automatically, and without and further action by any party, terminate and be of no further force or effect, other than those provisions therein that expressly survive termination, and no Agent, nor any Lender shall have any further obligation to make any Credit Extension or other financial accommodation to any Credit Party; G-1 c. all Liens in favor of the Collateral Agent for the benefit of the Secured Parties on any of the assets and property of the Credit Parties in any manner securing the Obligations (collectively, the “Property”) shall automatically, and without and further action by any party, be thereupon terminated and released and be of no further force and effect; and d. Thereupon the Collateral Agent and/or Collateral Custodian, as applicable, (i) (x) authorizes the Credit Parties (or their designee) to file the UCC termination statements attached hereto as Annex B and (y) shall execute and deliver to the Credit Parties, as applicable, such intellectual property releases, securities account control agreement termination letters, releases, reconveyances and other documentation reasonably requested by the Credit Parties and appropriate to effectuate the agreement in clause (c) above with respect to any Liens on the Property in favor of Collateral Agent for the benefit of the Secured Parties; (ii) shall deliver to the Credit Parties via overnight courier to the address set forth in the Credit Agreement any original stock certificates and other instruments constituting Property in the Collateral Agent or Collateral Custodian’s possession; and (iii) shall take such further action as the Credit Parties may reasonably request from time to time in order to effectuate the provisions of this clause (d). Immediately upon the receipt of the Payoff Amount, each Agent and Lender hereby acknowledges and agrees that the Termination Date shall have occurred, all Obligations shall have been paid in full, the Commitments shall have been terminated, and each Agent and Lender hereby consents to the amendment of each of the Organizational Documents of the Credit Parties to remove or otherwise modify any special purpose provisions, including, but not limited to, amendments to remove any provisions concerning any independent manager or director of any Credit Party. Each Agent and Lender hereby authorizes each independent manager or director of each Credit Party to consent, acknowledge or otherwise affirm each amendment concerning the removal of such independent manager or director. 2. This letter agreement shall expire and be of no further force or effect if the Payoff Amount not received in the account set forth on Annex A hereto by 5:00 p.m. (New York City time) on [____________]. 3. The Credit Parties hereby (a) agree to reimburse the Bank Parties for all reasonable and documented out-of-pocket costs and expenses incurred by the Bank Parties in connection with the matters referred to clause 1(d) above (including those incurred after the Payoff Effective Time), and (b) acknowledge that Collateral Agent’s execution of and/or delivery of any documents releasing any Lien in any Property as set forth herein is made without recourse, representation, warranty or other assurance of any kind by Collateral Agent or any other Secured Party as to any Secured Party’s rights in any collateral security for amounts owing under the Transaction Documents, the condition or value of any Collateral, or any other matter. 4. The Payoff Amount shall be sent by one or more federal funds wire transfers in accordance with the wire instructions set forth on Annex A hereto. 5. The Credit Parties hereby agree that notwithstanding anything herein, in the Credit Agreement or any other Transaction Document to the contrary, (a) the Credit Parties shall not request any Credit Extension or other financial accommodation pursuant to any Transaction Document, and no Agent or Lender shall be obligated to make any Credit Extension or other financial accommodation pursuant to any Transaction Document, in each case, on or after the date hereof unless the Payoff Effective Time does not occur and this letter agreement expires pursuant to paragraph 2 above, (b) the Obligations and liabilities of the Credit Parties to each Agent and the Lenders under or in respect of the Transaction Documents insofar as such Obligations and liabilities expressly survive termination of the Transaction Documents shall continue in full force and effect in accordance with their terms, and (c) if any payment at any time made to any Agent or any Lender on account of any amount owing under the Credit Agreement (including all or any portion of the Payoff Amount) is ever voided, rescinded, set aside or must otherwise be returned G-2 or repaid by such Agent or such Lender, whether in bankruptcy, reorganization, insolvency or similar proceedings involving any Credit Party or otherwise, then such amount and the Obligations and liabilities of the Credit Parties under the Credit Agreement and the other Transaction Documents shall immediately be reinstated with full force and effect solely with respect to such amounts described in this clause 5(c), without need for any action by any Person, and shall be enforceable against the Credit Parties and their successors and assigns as if such portion of such payment had never been made. 6. Upon the Payoff Effective Time, each Credit Party hereby releases each Agent and each Lender, their respective Affiliates and their respective officers, directors, employees, shareholders, agents, partners, trustees and representatives as well as their respective successors and assigns from any and all claims, obligations, rights, causes of action and liabilities, of whatever kind or nature, whether known or unknown, whether foreseen or unforeseen, arising on or before the Payoff Effective Time, that the Credit Parties ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, which are based upon, arise under or are in any way related to any Transaction Document. For the avoidance of doubt, the release described in this clause 6 shall not apply to any claims (of the type described in the foregoing sentence) arising after the Payoff Effective Time, which are based upon, arise under or are in any way related to the performance by any Agent’s or any Lender’s responsibilities under this letter. 7. No Credit Party may assign its rights, duties or obligations under this letter agreement without the prior written consent of the Administrative Agent. The undersigned parties have signed below to indicate their agreement to be bound by the terms and conditions of this letter agreement. This letter agreement may be executed in any number of counterparts (any of which may be delivered by email or other electronic transmission), each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument. THIS LETTER AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. [Remainder of Page Intentionally Blank] G-3 Very truly yours, GOLDMAN SACHS BANK USA, as Calculation Agent and Syndication Agent By: Name: Title: GS ASL LLC, as Administrative Agent By: Name: Title: WESTERN ALLIANCE TRUST COMPANY, N.A., as Collateral Agent, Collateral Custodian, Collateral Administrator and Accounts Securities Intermediary By: _____________________________ Name: Title: [____________], as Lender By: _____________________________ Name: Title: Accepted and Agreed to by the Credit Parties: New Mountain Private Credit Fund SPV I, L.L.C. By: ______________________________________ Name: Title: New Mountain Private Credit Fund By: ______________________________________ Name: Title: $[____________] Interest: [____________]: $[____________] $[____________] Principal: Other fees and expenses: $[____________] Ancillary Amounts: $[____________] Legal fees and expenses: $[____________] $[____________] Annex A Calculation of Payoff Amount and Wire Instructions Payoff Amount (before giving effect to any Per Diem): Total: $[____________] Agent Fees: Per Diem: $[____________] Wire instructions: The Payoff Amount (including any applicable Per Diem), shall be remitted by wire transfer of immediately available funds as follows: (a) $[____________] shall be remitted by wire transfer to the following account: [____________] (b) $[____________] shall be remitted by wire transfer to the following account: [____________] (c) $[____________] shall be remitted by wire transfer to the following account: [____________] (d) $[____________] shall be remitted by wire transfer to the following account: [____________]

Annex B UCC Terminations Attached.